UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Sentio Healthcare Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common	stock, par value $0.01 per share, of Sentio Healthcare Properties, Inc. (the “Company”);
Series C preferred stock, par value $0.01 per share, of the Company; and
Series B preferred units of Sentio Healthcare Properties OP, L.P. (the “Company Operating Partnership”).

(2)	Aggregate number of securities to which transaction applies:

11,546,503 shares of common stock of the Company issued and outstanding as of June 5, 2017;
1,000 shares of Series C preferred stock of the Company; and
15,830,938 Series B preferred units of the Company Operating Partnership issued and outstanding as of June 5, 2017.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001159 by the proposed maximum aggregate value of the transaction of $406,797,336, which has been calculated as the sum of (A) the maximum aggregate cash consideration of $172,252,373 to be paid to the holders of 11,546,503 shares of the Company’s common stock, representing approximately $14.92 per share of such common stock; plus (B) the maximum aggregate consideration of $3,328,424 payable pursuant to the contingent value rights to be distributed to the holders of the Company’s common stock, representing an approximately $0.29 per share of such common stock; plus (C) the aggregate cash consideration of $100,000 to be paid to the holder of 1,000 shares of the Company’s Series C preferred stock, representing $100 per share of such Series C preferred stock; plus (D) the maximum aggregate cash consideration of $226,054,788 to be paid to the holder of 15,830,938 Series B preferred units of the Company Operating Partnership, representing approximately $14.28 per such Series B preferred unit; plus (E) the maximum aggregate consideration of $5,061,751 payable pursuant to the contingent value rights to be distributed to the holder of the Series B preferred units, representing approximately $0.32 per such Series B preferred unit.

(4)	Proposed maximum aggregate value of transaction:

$406,797,336

(5)	Total fee paid:
$47,147.81

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUBJECT TO COMPLETION — DATED [__], 2017

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

[__], 2017

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), to be held on [__] at [__] [a.m./p.m.], local time, at the corporate office of the Company, 189 South Orange Ave, Suite 1700, Orlando, Florida 32801. At the special meeting, you will be asked to consider and vote on the merger of the Company with and into KAREP Acquisitions Vehicle, LLC (“Merger Sub”), a wholly owned subsidiary of KAREP Master JV, LLC (“Parent”), which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2017 and as may be amended from time to time, among the Company, Sentio Healthcare Properties OP, L.P. (the “Company Operating Partnership”), Parent, Merger Sub, and Sentio Investments, LLC (solely in its capacity as the Stockholders’ Representative), which we refer to as the “Merger Agreement.”

If the merger is completed, each outstanding share of common stock of the Company will be converted into, and cancelled in exchange for, the right to receive, without interest and less any applicable withholding taxes, (i) no less than $14.37 per share in cash; (ii) up to an additional $0.55 per share in cash based upon final pricing calculations pursuant to the terms of the Merger Agreement; and (iii) one contingent value right per share, representing the right to receive up to an additional $0.29 per share in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger. The resulting range of total consideration to be received by the holders of shares of common stock of the Company following the closing of the merger is between $14.37 and $15.21 per share (subject to certain increases under the terms of the Merger Agreement). The amount of cash to be received in connection with the closing of the merger will be set by the Parent and the Company at least two business days prior to the special meeting of the Company’s stockholders (the “Calculation Date”). On the Calculation Date, the Company intends to announce the amount of cash per share of common stock to be received in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”). All reports that the Company files with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed. Each holder of the Company’s common stock may also ascertain the amount of cash per share to be received by calling the proxy solicitor for the merger, Broadridge Financial Solutions, Inc., toll-free at [ ˜ ] on the Calculation Date. In addition, following the effective time of the merger (the “Effective Time”), the Company’s transfer agent will mail to each holder that held common stock of the Company at the Effective Time a letter setting forth the amount of cash per share to be received in connection with the closing of the merger and the maximum amount payable pursuant to each contingent value right.

If the merger is completed, each outstanding share of Series C preferred stock of the Company will be converted into, and cancelled in exchange for, the right to receive in cash $100 (the actual issuance price of such share), without any interest thereon and subject to any applicable withholding tax. In addition, the Company Operating Partnership will redeem all of its outstanding Series B preferred units for the consideration described in the enclosed proxy statement.

After careful consideration, the independent directors committee of the board of directors of the Company unanimously recommended to the board of directors of the Company the merger, the Merger Agreement and the other transactions contemplated thereby for approval and adoption and directed that the Merger Agreement be submitted to the board of directors for consideration. The board of directors subsequently unanimously approved the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the merger, and determined and declared that the merger, substantially upon and in accordance with the terms and conditions of the Merger Agreement, and the other transactions contemplated by the Merger Agreement, are advisable, fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement.

The merger and the other transactions contemplated by the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock of the Company voting together as a single class, as of the record date for the special meeting. In connection with the transactions contemplated by the Merger Agreement, Parent and Sentinel RE Investment Holdings LP (“Sentinel”) have entered into a voting agreement pursuant to which Sentinel has agreed to vote to approve the merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained in the voting agreement. As of the date of the Merger Agreement, Sentinel owned 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis), which is a sufficient number of shares of capital stock of the Company to approve the merger without the affirmative vote of any other stockholders of the Company. Accordingly, assuming the voting agreement is not terminated and our board of directors does not change its recommendation of the merger in accordance with the Merger Agreement prior to the special meeting and the special meeting is held, approval of the merger at the special meeting is assured.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about the Company from us or from documents we have filed with the SEC. All reports that the Company files with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed.

You are encouraged to vote regardless of the number of shares of common stock or Series C preferred stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the merger and the other transactions contemplated by the Merger Agreement.

On behalf of the board of directors, thank you for your continued support.

Sincerely,

[SIGNATURE]

John Mark Ramsey
President and Chief Executive Officer

This proxy statement is dated [__], 2017 and is first being mailed to our stockholders on or about [__], 2017.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [__], 2017

To the Stockholders of Sentio Healthcare Properties, Inc.:

You are cordially invited to attend a special meeting of stockholders of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), to be held on [__] at [__] [a.m./p.m.], local time, at the corporate office of the Company, 189 South Orange Ave, Suite 1700, Orlando, Florida 32801. The special meeting is being held to consider and vote on a proposal to approve the merger of the Company with and into KAREP Acquisitions Vehicle, LLC (“Merger Sub”), a wholly owned subsidiary of KAREP Master JV, LLC (“Parent”), which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2017, and as may be amended from time to time, among the Company, Sentio Healthcare Properties OP, L.P. (the “Company Operating Partnership”), Parent, Merger Sub, and Sentio Investments, LLC (solely in its capacity as the Stockholders’ Representative), which we refer to as the Merger Agreement.

The foregoing item of business is more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on [__], 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof.

After careful consideration, the independent directors committee of the board of directors of the Company unanimously recommended to the board of directors of the Company the merger, the Merger Agreement and the other transactions contemplated thereby for approval and adoption and directed that the Merger Agreement be submitted to the board of directors for consideration. The board of directors subsequently unanimously approved the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the merger, and determined and declared that the merger, substantially upon and in accordance with the terms and conditions of the Merger Agreement, and the other transactions contemplated by the Merger Agreement, are advisable, fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

All holders of record of our common stock and Series C preferred stock as of the record date, which was the close of business on [__], 2017, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting.

The merger and the other transactions contemplated by the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock of the Company voting together as a single class, as of the record date for the special meeting. In connection with the transactions contemplated by the Merger Agreement, Parent and Sentinel RE Investment Holdings LP (“Sentinel”) have entered into a voting agreement pursuant to which Sentinel has agreed to vote to approve the merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained in the voting agreement. As of the date of the Merger Agreement, Sentinel owned 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis), which is a sufficient number of shares of capital stock of the Company to approve the merger without the affirmative vote of any other stockholders of the Company. Accordingly, assuming the voting agreement is not terminated and our board of directors does not change its recommendation of the merger in accordance with the Merger Agreement prior to the special meeting and the special meeting is held, approval of the merger at the special meeting is assured.

You are encouraged to vote regardless of the number of shares of common stock or Series C preferred stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock or Series C preferred stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our corporate secretary, or by voting in person at the special meeting.

Holders of our common stock and Series C preferred stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Broadridge Financial Solutions, Inc., toll-free at [ ˜ ].

BY ORDER OF THE BOARD OF DIRECTORS

[SIGNATURE]

John Mark Ramsey
President and Chief Executive Officer

Orlando, Florida
[__], 2017

i

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to the merger of Sentio Healthcare Properties, Inc. with and into KAREP Acquisitions Vehicle, LLC, which we refer to as the merger, and certain related transactions. This summary does not contain all of the information about the merger and related transactions contemplated by the Merger Agreement that is important to you. As a result, to understand the merger and the related transactions fully and for a more complete description of the terms of the merger and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about [__], 2017.

The Parties to the Merger (page 17)

Sentio Healthcare Properties, Inc.

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

Sentio Healthcare Properties, Inc., which we refer to as “we,” “our,” “us,” or “the Company,” was formed on October 16, 2006 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. We are a public, non-listed real estate investment trust which invests exclusively in healthcare-related real estate, with a portfolio of 34 properties including senior housing communities and medical office buildings in 16 states across the United States. Our portfolio offers diversity in many areas including asset type, geographic location, operators and payor mix. We have elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2008. Since inception, our business has been managed by an external advisor and we have no direct employees; all management and administrative personnel responsible for conducting our business are employed by our external advisor.

Sentio Healthcare Properties OP, L.P.

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

Sentio Healthcare Properties OP, L.P., which we refer to as “the Company Operating Partnership,” was formed as a Delaware limited partnership on October 17, 2006. We are the sole general partner of the Company Operating Partnership and have control over its affairs. The Company Operating Partnership owns, either directly or indirectly through subsidiaries, all of our assets. We conduct substantially all of our operations through the Company Operating Partnership.

Sentio Investments, LLC

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

Sentio Investments, LLC, which we refer to as the “Advisor” or the “Stockholders’ Representative,” is a Florida limited liability company that has served as our external advisor since January 1, 2012. Subject to certain restrictions and limitations, the Advisor is responsible for conducting our operations and managing our portfolio of real estate and real estate-related assets. In addition, to the extent we make additional investments, the Advisor is responsible for identifying and making acquisitions and investments on our behalf. Our Advisor has contractual and fiduciary responsibilities to us and our stockholders. The Advisor is led by industry veterans committed to offering flexible real estate capital solutions for medical facility and senior housing developers and owner operators. Over the past few years, the Advisor’s principals have executed over $800 million in healthcare investments across U.S. markets. Collectively, the Advisor’s principals have over 40 years of experience acquiring, asset managing, and divesting healthcare real estate. The Company and the Advisor are parties to an Advisory Agreement, dated January 1, 2013, last renewed by that Renewal Agreement dated December 22, 2016, and as amended by that certain Transition to Internal Management Agreement, dated February 10, 2013, by and among the Company, the Company Operating Partnership, the Advisor and Sentinel, as amended (the “Advisory Agreement”). Additionally, pursuant to the Merger Agreement, the Advisor will be appointed as the representative of the Company’s stockholders with respect to, among other things, indemnification claims under the Merger Agreement.

KAREP Master JV, LLC

1 Town Center Road, Suite 300

Boca Raton, FL 33486

(561) 300-6200

1

KAREP Master JV, LLC, which we refer to as “Parent,” is a Delaware limited liability company and a wholly-owned subsidiary of Kayne Anderson Capital Advisers, L.P. Parent was formed solely for purposes of facilitating Kayne Anderson Capital Advisers, L.P.’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation, activities undertaken in connection with the transactions contemplated by the Merger Agreement and the creation of certain other wholly-owned subsidiaries of Parent.

KAREP Acquisitions Vehicle, LLC

1 Town Center Road, Suite 300

Boca Raton, FL 33486

(561) 300-6200

KAREP Acquisitions Vehicle, LLC, which we refer to as “Merger Sub,” is a Delaware limited liability company and a wholly owned subsidiary of Parent. Merger Sub was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation, activities undertaken in connection with the transactions contemplated by the Merger Agreement and the creation of certain wholly-owned subsidiaries of Merger Sub. Pursuant to the Merger Agreement, on the closing date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving entity, which we sometimes refer to as the “Surviving Entity.”

The Special Meeting (page 19)

The Proposal

The special meeting of our stockholders will be held on [__] at [__] [a.m./p.m.], local time, at the corporate office of the Company, 189 South Orange Ave, Suite 1700, Orlando, Florida 32801. At the special meeting, holders of our common stock, par value $0.01 per share (which we refer to as our common stock), and holders of our Series C preferred stock, par value $0.01 per share (which we refer to as our Series C preferred stock), will be asked to consider and vote on a proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

We do not expect that any matter other than the proposal set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement or adjournment of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Stockholders Entitled to Vote, Record Date, Notice and Quorum

All holders of record of our common stock and Series C preferred stock as of the record date, which was the close of business on [__], 2017, are entitled to receive notice of, attend and vote their shares at the special meeting or any postponement or adjournment of the special meeting. On the record date, there were 11,546,503 shares of common stock outstanding and entitled to vote at the special meeting and 1,000 shares of Series C preferred stock outstanding and entitled to vote at the special meeting.

Each holder of our common stock will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. Each share of our Series C preferred stock is entitled to one vote for each share of As-Converted Common Stock (defined below) held by such holder on each matter properly brought before the special meeting on which the Series C preferred stock is entitled to vote. “As-Converted Common Stock” means, as of any determination date and with respect to any holder, the number of shares of common stock then held by such holder and its affiliates after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into our common stock (including, without limitation, the Series B preferred units of the Company Operating Partnership), but without giving effect to any limitations on such conversion or exchange applicable as a result of ownership and transfer restrictions set forth in our charter. As of the record date, the issued and outstanding Series C preferred stock entitled to vote at the special meeting represented 15,830,938 shares of As-Converted Common Stock. Thus, on matters in which the holders of our common stock and our Series C preferred stock are entitled to vote together as a single class, such as the matter proposed at the special meeting, the Series C preferred stockholder holds a majority of the votes entitled to be cast.

The presence in person or by proxy of the holders of the common stock and the Series C preferred stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

2

Required Vote

Completion of the merger requires approval of the merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock voting together as a single class, as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes entitled to be cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

As of the record date, our directors and executive officers did not own and were not entitled to vote any shares of common stock or Series C preferred stock at the special meeting. However, Sentinel, an entity controlled by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), owns 100% of the issued and outstanding Series C preferred stock and is a significant equity holder of the Company. Sentinel has entered into a voting agreement (the “Voting Agreement”) with Parent pursuant to which Sentinel has agreed to vote in favor of the merger at the special meeting subject to certain terms and conditions contained in the Voting Agreement. Billy Butcher, who has served as one of our KKR-selected directors since March 12, 2013, is an executive of KKR. Additionally, Peter Sundheim, who has served as one of our KKR-selected directors since November 5, 2015, is an executive of KKR.

Proxies; Revocation

Any of our stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the special meeting in person. If the shares of our stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the special meeting.

The Merger (page 22)

At the Effective Time the Company will merge with and into Merger Sub, a wholly owned subsidiary of Parent. As a result of the merger, the Company will cease, with Merger Sub surviving the merger as the surviving entity in the merger, sometimes being referred to herein as the “Surviving Entity”, such that following the merger, the Surviving Entity will be a wholly owned subsidiary of Parent.

Consideration to be Received in the Merger (page 63)

At the Effective Time, each share of our common stock issued and outstanding will be converted into, and cancelled in exchange for, the right to receive (i) no less than $14.37 per share in cash; (ii) up to an additional $0.55 per share in cash based upon final pricing calculations pursuant to the terms of the Merger Agreement; and (iii) one contingent value right (“Contingent Value Right”) per share, representing the right to receive up to an additional $0.29 per share of our common stock in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger. The amount of cash to be received in connection with the closing of the merger will be set by Parent and the Company on the Calculation Date. On the Calculation Date, the Company intends to announce the amount of cash per share of our common stock to be received in a Current Report on Form 8-K that will be filed with the SEC. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed. Each holder of our common stock may also ascertain the amount of cash per share to be received by calling the proxy solicitor for the merger, Broadridge Financial Solutions, Inc., toll-free at [ ˜ ] on the Calculation Date. In addition, following the Effective Time, the Company’s transfer agent will mail to each holder that held our common stock at the Effective Time a letter setting forth the amount of cash per share to be received in connection with the closing of the merger and the maximum amount payable pursuant to each Contingent Value Right.

Additionally, at the Effective Time, each share of our Series C preferred stock issued and outstanding will be converted into, and cancelled in exchange for, the right to receive in cash $100, the actual issuance price of such share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to such share), without any interest thereon and subject to any applicable withholding tax. As of the record date, Sentinel held all of the outstanding Series C preferred stock of the Company. The aggregate consideration to be paid to Sentinel for its ownership of our Series C preferred stock is referred to herein as the “Aggregate Preferred Merger Consideration” and is $100,000.

Immediately after the Effective Time, the Company Operating Partnership will redeem all of its outstanding Series B preferred units for (i) the Aggregate Cash OP Series B Preferred Units Consideration (as defined below) and (ii) 57.78% of the total number of Contingent Value Rights to be distributed representing the right to receive up to $5,061,751 (subject to possible increases under the terms of the Merger Agreement), in each case as determined in accordance with the merger consideration allocation agreement (the “Merger Consideration Allocation Agreement”) described below. See “Related Agreements—Merger Consideration Allocation Agreement” for a description of the Merger Consideration Allocation Agreement. As of the record date, Sentinel held all of the issued and outstanding Series B preferred units of the Company Operating Partnership. The aggregate cash amount payable to Sentinel as the only holder of Series B preferred units is referred to herein as the “Aggregate Cash OP Series B Preferred Units Consideration.” As the only holder of the Series B preferred units, it is estimated that Sentinel will receive between $216,355,482 and $226,054,788 in cash as the Aggregate Cash OP Series B Preferred Units Consideration, with an initial estimate of $221,205,135 calculated as of the date of the Merger Agreement based on an initial estimated closing date of July 31, 2017.

3

The aggregate cash consideration to be paid in respect of the merger by the Parent Parties is referred to herein as the “Aggregate Cash Merger Consideration.” For the estimated amounts of the Aggregate Cash Merger Consideration the Company’s stockholders will receive under different assumptions, see “The Merger Agreement—Consideration to be Received in the Merger—Estimated Payments of Cash Merger Consideration to Company Stockholders”.

Recommendation of Our Board of Directors (page 37)

After careful consideration, the independent directors committee of our board of directors unanimously recommended to the board of directors the merger, the Merger Agreement and the other transactions contemplated thereby for approval and adoption and directed that the Merger Agreement be submitted to the board of directors for consideration. The board of directors subsequently unanimously approved the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the merger, and determined and declared that the merger, substantially upon and in accordance with the terms and conditions of the Merger Agreement, and the other transactions contemplated by the Merger Agreement, are advisable, fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement.

Opinions of Our Financial Advisors (page 40)

Opinions of Robert A. Stanger & Co., Inc.

In connection with the proposed merger, on May 3, 2017, Robert A. Stanger & Co., Inc. (“Stanger”) rendered to the independent directors committee of our board of directors two oral opinions, subsequently confirmed in writing and based upon and subject to the limitations and assumptions set forth in its written opinions, that (i) the Common Merger Consideration (as defined below) to be received by the holders of the Company’s common stock, excluding Sentinel and the Advisor, pursuant to the Merger Agreement is fair to the holders of the Company’s common stock, from a financial point of view; and (ii) (A) the consideration payable to Sentinel, for its Series B preferred units of the Company Operating Partnership and Series C preferred stock of the Company, including the number of Contingent Value Rights to be distributed to Sentinel, and (B) the promote payment payable to the Advisor and the number of Contingent Value Rights to be distributed to the Advisor, in each case pursuant to the Merger Consideration Allocation Agreement, taken as a whole, is fair from a financial point of view to the holders of the Company’s common stock, excluding Sentinel and the Advisor.

The full text of Stanger’s written opinions, each dated May 3, 2017, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinions, are attached to this proxy statement as Annex B and Annex C. The summary of the Stanger opinions provided in this proxy statement is qualified in its entirety by reference to the full text of the written opinions. Stanger’s advisory services and opinions were provided for the information and assistance of the independent directors committee of our board of directors in connection with its consideration of the proposed merger, and the opinions do not constitute a recommendation as to how any holder of shares of the Company’s common stock or any holder of units of the Company Operating Partnership should vote with respect to the proposed merger or any other matter.

Opinion of UBS Securities LLC

On May 3, 2017, at a meeting of our board of directors held to evaluate the merger and the Merger Agreement and the transactions contemplated thereby, the Company’s financial advisor, UBS Securities LLC (“UBS”), delivered to our board of directors an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated May 3, 2017, to the effect that, as of that date and based on and subject to various assumptions made, matters considered, and qualifications and limitations described in its written opinion, the Common Merger Consideration to be received by the holders of the Company’s common stock, other than Sentinel, KKR, the Advisor, and their respective affiliates, in the merger was fair, from a financial point of view, to such holders.

The full text of UBS’s opinion describes the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference. The summary of UBS’s opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS’s written opinion. Holders of the Company’s common stock are encouraged to read UBS’s opinion carefully in its entirety. UBS’s opinion was provided for the benefit of the board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Common Merger Consideration to be received by the holders of the Company’s common stock, other than Sentinel, KKR, the Advisor, and their respective affiliates, in the merger from a financial point of view, and does not address any other aspect of the merger or any related transaction. UBS’s opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger or any related transaction. UBS’s opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the merger or any related transaction.

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Financing of the Merger (page 56)

The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt of any financing. Parent has delivered to the Company a commitment letter from Citigroup Global Markets Inc. and Capital One, National Association, in the amount of $500 million to fund the merger and pay related transaction costs, fees and expenses. In addition, Kayne Anderson Real Estate Partners IV, L.P. and Kayne Anderson Real Estate Partners V, L.P. have delivered to the Company a letter confirming capital commitments in an amount equal to the total enterprise value, plus transaction expenses, less the debt commitment (currently estimated to be $359 million), with an additional contingency amount equal to $50 million that may be drawn to satisfy Parent’s and Merger Sub’s obligations under the Merger Agreement. We have agreed to provide, and to cause our subsidiaries and their respective subsidiaries to use commercially reasonable efforts to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement—Covenants and Agreements—Financing.”

Interests of Certain Directors and Officers in the Merger (page 56)

Our executive officers and members of our board of directors may be deemed to have interests in the merger that are in addition to or different from yours, including the following:

•	Sentinel, a significant equity holder of the Company has entered into the Voting Agreement with Parent pursuant to which Sentinel has agreed to vote in favor of the merger at the special meeting subject to certain terms and conditions contained in the Voting Agreement. In connection with the merger, Sentinel will receive, (i) as the only holder of our Series C preferred stock, $100,000 in cash as the Aggregate Preferred Merger Consideration, and (ii) as the holder of the Series B preferred units of the Company Operating Partnership, (A) an amount estimated to be between $216,355,482 and $226,054,788 in cash as the Aggregate Cash OP Series B Preferred Units Consideration and (B) 57.78% of the total number of Contingent Value Rights to be distributed representing the right to receive up to $5,061,751 (subject to possible increases under the terms of the Merger Agreement). Sentinel is an entity controlled by KKR. Billy Butcher has been a KKR-selected director of the Company since March 12, 2013 and is an executive of KKR. Additionally, Peter Sundheim has been a KKR-selected director of the Company since November 5, 2015 and is an executive of KKR.

•	John Mark Ramsey, our Chief Executive Officer, President and a member of our board of directors, is also the Chief Executive Officer and co-founder of the Advisor. Spencer Smith, our Chief Financial Officer, Treasurer and Secretary, is also an executive officer and an employee of the Advisor. In connection with the closing of the merger, the Advisor will receive (i) a promote payment of between $4,697,186 and $5,483,061 (the “Promote Payment”), (ii) 4.22% of the Contingent Value Rights to be distributed representing the right to receive up to $369,825 (subject to possible increases under the terms of the Merger Agreement), and (iii) a $3 million fee in connection with the successful completion of a liquidity event for our stockholders due upon the termination of the Advisory Agreement. Additionally, pursuant to the terms of the Merger Agreement, the Advisor will be appointed as the Stockholders’ Representative to, among other things, represent the stockholders in connection with any indemnification claims by Parent and Merger Sub under the Merger Agreement. The Stockholders’ Representative will receive an aggregate of $240,000 as compensation for its services as the Stockholders’ Representative under the terms and provisions of the Merger Agreement.

Our board of directors and independent directors committee are each aware of these interests and considered them among other matters in approving the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. (See “The Merger—Interests of Our Directors and Executive Officers in the Merger”).

Conditions to Completion of the Merger (page 71)

The completion of the merger is subject to certain conditions, including, among other things: (i) approval of the merger by the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series C preferred stock (on an as-converted basis) entitled to vote upon the transactions, voting together as a single class (“Requisite Stockholder Approval”); (ii) the absence of any law, injunction or order of any governmental authority prohibiting the merger; (iii) the receipt by Parent of an opinion from DLA Piper LLP regarding the status of the Company as a REIT; and (iv) other customary closing conditions set forth in the Merger Agreement. While it currently is anticipated that the merger will be completed by [ ˜ ], 2017, and no later than October 30, 2017, unless extended pursuant to the terms of the Merger Agreement, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development, or change will not transpire that could delay or prevent these conditions from being satisfied.

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Non-Solicitation by the Company of Competing Proposals (page 75)

The Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specific transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, the Company and its representatives may respond to an unsolicited written Competing Proposal (as defined below) or terminate the Merger Agreement and enter into another acquisition agreement that constitutes a Superior Proposal (as defined below). Upon entering into a definitive agreement in response to a Superior Proposal following the procedure requirements in the Merger Agreement, we will be obligated to pay a termination fee to Parent as described below under “The Merger Agreement—Termination Payments; Parent Expense Reimbursement.”

Termination of the Merger Agreement (page 80)

Termination by Mutual Agreement

The Merger Agreement may be terminated by mutual written consent of the parties.

Termination by Either Party

The Merger Agreement may be terminated by either party if:

•	prior to the Effective Time, the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements under the Merger Agreement, which breach or failure to perform (i) will result in any of the conditions to closing not being satisfied or (ii) in the case of a breach by Parent or Merger Sub, that would reasonably be expected to prevent, or materially impair or delay, the ability of either Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the merger and other transactions contemplated by the Merger Agreement; in each case if such breach is not curable prior to October 30, 2017 (the “Outside Date”), or as further extended pursuant to the Merger Agreement, or if curable prior to the Outside Date, has not been cured within the earlier of (x) thirty calendar days after the receipt of notice thereof by the defaulting party from the non-defaulting party or (y) three business days before the applicable Outside Date, provided that the terminating party must not be in material breach of any representation, warranty, covenant or agreement under the Merger Agreement;

•	the merger is not effected by the original Outside Date and the terminating party’s failure to fulfill its obligations under the Merger Agreement has not been the cause of, or resulted in, the closing of the merger not occurring prior to the Outside Date; provided that (i) if all conditions to closing have been waived or satisfied except that any consent or approval of a governmental entity identified in the Company disclosure letter has not been obtained as of the Outside Date, then the Outside Date will be extended for an additional ninety days, and if such consent or approval has not been obtained at the end of the additional 90-day period, then the applicable condition to closing will be deemed satisfied and Parent will be obligated to effect the closing and (ii) if an arbitrator is engaged pursuant to the Merger Agreement prior to the Outside Date, the Outside Date will be extended through the end of the engagement of the arbitrator and for a sufficient time thereafter for the special meeting to be held plus three business days;

•	a final and non-appealable order, decree or ruling has been issued prohibiting the merger in a jurisdiction that is material to the business of the Company and the terminating party has used reasonable best efforts to prevent entry of and to remove such order, decree or ruling; or

•	the Requisite Stockholder Approval is not obtained at the special meeting.

Termination by the Company

The Merger Agreement may be terminated by the Company if:

•	prior to the receipt of the Requisite Stockholder Approval, our board of directors authorizes the Company to enter into another acquisition agreement that constitutes a Superior Proposal and that was not the result of a breach by the Company in any material respect of the no-shop provisions of the Merger Agreement and the Company Termination Fee (discussed below) is paid to Parent; or

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•	(i) all of the mutual conditions, Parent’s and Merger Sub’s conditions to the closing of the transactions contemplated by the Merger Agreement have been satisfied or waived in writing by Parent and Merger Sub as of the closing of the merger, (ii) the Company has irrevocably notified Parent in writing that the Company’s conditions to the closing have been satisfied or that Company is willing to waive any unsatisfied Company’s conditions in order to consummate the merger, and (iii) the merger has not been consummated within three business days after the delivery of such notice; provided that no party will be permitted to terminate the Merger Agreement prior to the end of the third business day following delivery of such notice.

Termination by Parent

The Merger Agreement may be terminated by the Parent if prior to the receipt of the Requisite Stockholder Approval, our board of directors has effected a Company Adverse Recommendation Change or Change of Recommendation; provided that Parent’s termination right will expire ten business days after Parent receives a written notice from the Company regarding such change.

Termination Payments; Parent Expense Reimbursement (page 81)

The Company will be required to pay Parent a termination payment in the amount of $14,640,269 (the “Company Termination Fee”), if the Merger Agreement is terminated under certain circumstances described in detail under “The Merger Agreement—Termination Payments; Parent Expense Reimbursement.”

In addition, if the Merger Agreement is terminated by (i) Parent pursuant to the Company’s material breach of any representation, warranty, covenant, or agreement under the Merger Agreement or (ii) either party if the Requisite Stockholder Approval is not obtained, the Company will pay, within two business days of such termination, to Parent an amount equal to Parent’s actual out-of-pocket expense incurred in connection with the transactions contemplated by the Merger Agreement, not to exceed $8.7 million (the “Parent Expense Reimbursement”); provided that if the Company Termination Fee of $14,640,269 is payable, the Parent Expense Reimbursement will be deducted from the Company Termination Fee to be paid by the Company.

Parent will be required to pay a termination payment, and will cause the escrow agent to release to the Company, an amount of $25 million (the “Parent Termination Fee”) within two business days of termination if the Merger Agreement is validly terminated by the Company pursuant to Parent’s material breach of any representation, warranty, covenant, or agreement under the Merger Agreement, which breach was not curable or cured within the required timeline, as well as under certain other circumstances described in detail under “The Merger Agreement—Termination Payments; Parent Expense Reimbursement.”

Voting Agreement (page 83)

As a condition and inducement to Parent’s willingness to enter into the Merger Agreement, simultaneous with the execution of the Merger Agreement, Sentinel and Parent have entered into the Voting Agreement pursuant to which Sentinel has agreed to vote to approve the merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained in the Voting Agreement. As of the date of the Merger Agreement, Sentinel owned 100% of the total issued and outstanding Series B preferred units of the Company Operating Partnership and 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis). If there is a Change of Recommendation, then Sentinel will be committed to vote only such number of shares equal to 35% of the voting rights of the outstanding shares of our common stock and our Series C preferred stock. For a more complete discussion of the Voting Agreement, see “Related Agreements—Voting Agreement.”

Contingent Value Rights Agreement (page 84)

As a condition to closing of the merger, Parent, the Stockholders’ Representative, Sentinel, and Phoenix Transfer, Inc. as the rights agent and initial registrar, are required to execute and deliver a contingent value rights agreement (the “Contingent Value Rights Agreement”), which will govern, among other things, the registration and administration of Contingent Value Rights received by holders of our common stock, the holders of the Series B preferred units of the Company Operating Partnership, and the Advisor as part of the merger consideration and the subsequent distribution of payments to such holders of Contingent Value Rights. In the merger, Parent will distribute to holders of our common stock one Contingent Value Right for each share of common stock outstanding immediately prior to the Effective Time (other than shares of common stock cancelled in accordance with the Merger Agreement). Each Contingent Value Right will represent the right to receive up to an additional $0.29 per share of our common stock in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger. The Contingent Value Rights to be distributed will represent the right to receive up to $8.76 million (as may be increased as described below), consisting of $8 million to be deposited into the indemnity escrow fund (the “Indemnity Escrow Fund”) and $760,000 of the Stockholders’ Representative expense fund (the “Representative Fund”) to the extent any such amount remains unused, with the Indemnity Escrow Fund subject to a further $3,726,098 increase if the Company’s partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) are not sold prior to the Calculation Date. In connection with the merger, Parent will also distribute a number of Contingent Value Rights to the holder of Series B preferred units of the Company Operating Partnership and the Advisor, such that each will hold 57.78% and 4.22%, respectively, of the aggregate number of Contingent Value Rights to be distributed, representing the right to receive up to $5,061,751 and $369,825, respectively (as may be increased under the terms of the Merger Agreement). For a more complete discussion of the Contingent Value Rights Agreement, see “Related Agreements—Contingent Value Rights Agreement.”

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Indemnity Escrow Agreement (page 85)

As a condition to closing, Parent, the Stockholders’ Representative, and First American Title Insurance Company as the indemnity escrow agent (the “Indemnity Escrow Agent”) will enter into an escrow agreement (the “Indemnity Escrow Agreement”). The Indemnity Escrow Agreement will govern the administration and release of the Indemnity Escrow Fund of $8 million during the 36-month indemnity escrow period after closing of the merger (the “Indemnity Escrow Period”) in connection with the Company’s post-closing indemnification obligations under the Merger Agreement. The Indemnity Escrow Fund is subject to a further $3,726,098 increase if the Company’s partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) are not sold prior to the Calculation Date. For a more complete discussion of the Indemnity Escrow Agreement, see “Related Agreements—Indemnity Escrow Agreement.”

Merger Consideration Allocation Agreement (page 86)

Simultaneously with the execution of the Merger Agreement, the Company, the Company Operating Partnership, Sentinel, the Advisor, and Parent entered into the Merger Consideration Allocation Agreement which confirmed, among other things, the (1) amount Sentinel will receive as consideration for its outstanding Series B preferred units of the Company Operating Partnership and the mechanism for how such units will be redeemed; (2) amount Sentinel will receive as consideration for its outstanding Series C preferred stock of the Company; (3) amounts the Advisor will be entitled to receive in connection with the consummation of the merger; and (4) allocation of Contingent Value Rights among the holders of our common stock, Sentinel and the Advisor. The parties entered into the Merger Consideration Allocation Agreement to agree upon and fix each of the foregoing amounts as of the Calculation Date. For a more complete discussion of the Merger Consideration Allocation Agreement, see “Related Agreements—Merger Consideration Allocation Agreement.” For the estimated amounts of the Aggregate Cash Merger Consideration the Company’s stockholders will receive under different assumptions, see “The Merger Agreement—Consideration to be Received in the Merger—Estimated Payments of Cash Merger Consideration to Company Stockholders.”

Regulatory Matters (page 57)

The merger may require certain regulatory approvals with respect to the licensing of certain facilities owned and operated by the Company. The Company and Parent are currently evaluating which approvals will be required, but do not anticipate that they will hinder, delay or restrict completion of the merger. It is possible, however, that one or more of the regulatory approvals related to licensing at the facilities owned by the Company will not be obtained on a timely basis or at all. Parent may delay the closing for a period of up to 90 days in the event regulatory approvals for licensing of facilities located in Colorado, New Jersey and Texas have not been obtained as of the time all other closing conditions have been satisfied or waived. Under the Merger Agreement, the Company and Parent have each agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the merger and the other transactions contemplated by the Merger Agreement, including obtaining all healthcare regulatory approvals that may be required in connection with the consummation of the merger and other transactions contemplated by the Merger Agreement.

Material U.S. Federal Income Tax Consequences to Holders of Our Common Stock (page 58)

The receipt of the merger consideration for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a holder of our common stock will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration the holder receives and the holder’s adjusted tax basis in our common stock. In addition, under certain circumstances, we may be required to withhold a portion of the merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as FIRPTA). Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Deregistration of Our Common Stock (page 62)

Our shares of common stock are not listed on a national security exchange and there is no public trading market for our common stock. If the merger is completed, our common stock will be deregistered under the Exchange Act.

No Dissenters’ Rights of Appraisal (page 87)

Holders of our common stock and Series C preferred stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless the board of directors, upon the affirmative vote of a majority of the board of director, determines that the rights apply. Our board of directors has made no such determination.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

Q:	What is the proposed transaction?

A:	The proposed transaction is a merger of the Company with and into Merger Sub, a wholly owned subsidiary of Parent, and other transactions contemplated by the Merger Agreement. Once the merger and the other transactions contemplated by the Merger Agreement have been approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity. For additional information about the merger, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:	What will the holders of our common stock receive in the merger?

A:	If the merger is completed, each outstanding share of common stock of the Company will be converted into, and cancelled in exchange for, the right to receive, without interest and less any applicable withholding taxes, (i) no less than $14.37 per share in cash; (ii) up to an additional $0.55 per share in cash based upon final pricing calculations pursuant to the terms of the Merger Agreement; and (iii) one Contingent Value Right per share, representing the right to receive up to an additional $0.29 per share in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger. The resulting range of total consideration to be received by the holders of shares of common stock of the Company following the closing of the merger is between $14.37 and $15.21 per share (subject to certain increases under the terms of the Merger Agreement). The amount of cash to be received in connection with the closing of the merger will be set by Parent and the Company on the Calculation Date, which is a date that is at least two business days prior to the special meeting called to approve the merger. On the Calculation Date, the Company intends to announce the amount of cash per share of our common stock to be received in a Current Report on Form 8-K that will be filed with the SEC. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed. Each holder of our common stock may also ascertain the amount of cash per share to be received by calling the proxy solicitor for the merger, Broadridge Financial Solutions, Inc., toll-free at [ ˜ ] on the Calculation Date. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed. In addition, following the Effective Time, the Company’s transfer agent will mail to each holder that held our common stock at the Effective Time a letter setting forth the amount of cash per share to be received in connection with the closing of the merger and the maximum amount payable pursuant to each Contingent Value Right. For the estimated amounts of the Aggregate Cash Merger Consideration the Company’s stockholders will receive under different assumptions, see “The Merger Agreement—Consideration to be Received in the Merger—Estimated Payments of Cash Merger Consideration to Company Stockholders.”

Q:	What will Series C preferred stockholders receive in the merger?

A:	If the merger is completed, each outstanding share of Series C preferred stock of the Company will be converted into, and cancelled in exchange for, the right to receive in cash $100 (the actual issuance price of such share), without any interest thereon and subject to any applicable withholding tax. As of the record date, Sentinel, an entity controlled by KKR, owned all of the outstanding Series C preferred stock. As the holder of our Series C preferred stock, Sentinel will receive an aggregate amount of $100,000 in cash.

Q:	What will the Series B preferred units of the Company Operating Partnership receive in the merger?

A:	Immediately following the Effective Time, the Company Operating Partnership will redeem all of its outstanding Series B preferred units for (i) the Aggregate Cash OP Series B Preferred Units Consideration as described below and (ii) 57.78% of the total number of Contingent Value Rights to be distributed representing the right to receive up to $5,061,751 (subject to possible increases under the terms of the Merger Agreement), in each case as determined in accordance with the Merger Consideration Allocation Agreement. The Aggregate Cash OP Series B Preferred Units Consideration is estimated to be between $216,355,482 and $226,054,788, with an initial estimate of $221,205,135 calculated as of the date of the Merger Agreement based on an initial estimated closing date of July 31, 2017. As of the record date, Sentinel owned all of the outstanding Series B preferred units of the Company Operating Partnership. Sentinel has agreed to the calculation of the Aggregate Cash OP Series B Preferred Units Consideration and the number of Contingent Value Rights to be received pursuant to the Merger Consideration Allocation Agreement.

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Q:	Will the Company pay any dividends with respect to the common stock and Series C preferred stock pending the merger?

A:	Pursuant to the Merger Agreement and the Merger Consideration Allocation Agreement, pending the closing of the merger, the Company is obligated to continue to declare and pay customary dividends with respect to the common stock and Series C preferred stock through the actual closing date of the merger. Such dividends will only be paid if, and when, declared by our board of directors.

Q:	Will the Company Operating Partnership pay any distributions with respect to its Series B preferred units pending the merger?

A:	Pursuant to the Merger Agreement and the Merger Consideration Allocation Agreement, pending the closing of the merger, the Company Operating Partnership is obligated to continue to declare and pay customary distributions with respect to its Series B Preferred Units through the actual closing date of the merger.

Q:	When do you expect the merger to be completed?

A:	We currently anticipate that the closing of the merger will occur by [ ˜ ], 2017 and no later than October 30, 2017, unless the closing date is extended pursuant to the Merger Agreement as described herein. If the holders of our common stock vote to approve the merger and the other transactions contemplated by the Merger Agreement, and assuming that the other conditions to the merger are satisfied or waived, it is anticipated that the merger will be completed as soon as practicable following the special meeting.

Q:	If the merger is completed, how do I obtain the merger consideration for my shares of common stock?

A:	Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the merger consideration. Shortly after the merger is completed (but no later than two days after the completion of the merger), you will receive a letter of transmittal describing (i) how you may exchange your shares of common stock for the merger consideration and (ii) the amount per share to be received and the maximum amount each Contingent Value Right will represent.

Q:	What happens if the merger is not completed?

A:	If the merger and the other transactions contemplated by the Merger Agreement are not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their stock pursuant to the Merger Agreement. Instead, we will remain a public company and our common stock will continue to be registered under the Exchange Act. Upon a termination of the Merger Agreement, under certain circumstances, we will be required to pay Parent the Company Termination Fee of $14,640,269 or Parent Expense Reimbursement of not to exceed $8.7 million as described below. In certain other circumstances, Parent will be required to pay us the Parent Termination Fee of $25 million as described below upon termination of the Merger Agreement. For more information, see “The Merger Agreement—Termination of the Merger Agreement.”

Q:	When and where is the special meeting?

A:	The special meeting will be held on [__] at [__] [a.m./p.m.], local time, at the corporate office of the Company, 189 South Orange Ave, Suite 1700, Orlando, Florida 32801.

Q:	Who can vote and attend the special meeting?

A:	All holders of record of our common stock and Series C preferred stock as of the record date, which was the close of business on [__], 2017, are entitled to receive notice of, attend and vote their shares at the special meeting or any postponement or adjournment of the special meeting. Each holder of our common stock will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. The holder of each share of our Series C preferred stock is entitled to one vote for each share of As-Converted Common Stock held by such holder on each matter properly brought before the special meeting on which the Series C preferred stock is entitled to vote. As of the record date, the issued and outstanding Series C preferred stock entitled to vote at the special meeting represented 15,830,938 shares of As-Converted Common Stock. Thus, on matters in which the holders of our common stock and our Series C preferred stock are entitled to vote together as a single class, such as the matter proposed at the special meeting, the Series C preferred stockholder holds a majority of the votes entitled to be cast.

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Q:	What vote is required to approve the merger and the other transactions contemplated by the Merger Agreement?

A:	Approval of the merger and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock voting together as a single class, as of the record date for the special meeting. In connection with the transactions contemplated by the Merger Agreement, Parent and Sentinel have entered into the Voting Agreement pursuant to which Sentinel has agreed to vote to approve the merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained in the Voting Agreement. As of the date of the Merger Agreement, Sentinel owned 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis), which is a sufficient number of shares of capital stock of the Company to approve the merger without the affirmative vote of any other stockholders of the Company. Accordingly, assuming the Voting Agreement is not terminated and our board of directors does not change its recommendation of the merger in accordance with the Merger Agreement prior to the special meeting and the special meeting is held, approval of the merger at the special meeting is assured.

Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast on the matter rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares of common stock or Series C preferred stock in one of the ways described below as soon as possible.

Q:	How do I cast my vote?

A:	If you are a holder of our common stock or our Series C preferred stock of record on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling [_____] or on the Internet at [_____]. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided. If you attend the special meeting in person, you may request a ballot when you arrive.

Q:	How do I cast my vote if my common stock is held of record in “street name”?

A:	If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to approve the merger and the other transactions contemplated by the Merger Agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger and the other transactions contemplated by the Merger Agreement.

Q:	How will proxy holders vote my shares of common stock or Series C preferred stock?

A:	If you properly authorize a proxy prior to the special meeting, your shares of common stock or Series C preferred stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any postponement or adjournment of the special meeting.

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Q:	What happens if I sell my common stock or Series C preferred stock before the special meeting?

A:	If you held shares of common stock or Series C preferred stock on the record date but transfer them prior to the Effective Time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for such shares. The right to receive such consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:	Will I be able to trade a Contingent Value Right that I receive in connection with the merger?

A:	No. The Contingent Value Rights will not be listed on any exchange or otherwise freely tradeable, and Parent will be required to recognize the transfer of Contingent Value Rights only in very limited circumstances. For additional information, see “Related Agreements—Contingent Value Rights Agreement.”

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own common stock or Series C preferred stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Is the merger expected to be taxable to holders of our common stock?

A:	Yes. The receipt of the merger consideration for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a holder of our common stock will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration the holder receives and the holder’s adjusted tax basis in our common stock. In addition, under certain circumstances, we may be required to withhold a portion of the merger consideration under applicable tax laws, including pursuant to FIRPTA. See “The Merger—Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the merger to holders of our common stock. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	What rights do I have if I oppose the merger?

A:	Holders of our common stock and Series C preferred stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise any such rights unless the board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. See “No Dissenters’ Rights of Appraisal.”

Q:	Where can I find the voting results of the special meeting?

A:	We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed.

Q:	Can I participate if I am unable to attend the special meeting?

A:	If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet. The special meeting will not be broadcast telephonically or over the Internet.

Q:	Have any stockholders already agreed to approve the merger?

A:	Yes. In connection with the transactions contemplated by the Merger Agreement, Parent and Sentinel have entered into the Voting Agreement pursuant to which Sentinel has agreed to vote to approve the merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained in the Voting Agreement. As of the date of the Merger Agreement, Sentinel owned 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis). For additional information, see “Related Agreements—Voting Agreement.”

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Q:	Where can I find more information about the Company?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of solicitation of proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies for a fee of $[ ˜ ], plus reimbursement of out-of-pocket expenses[ and we have agreed to indemnify Broadridge Financial Solutions, Inc. against certain losses, costs and expenses]. We also will request persons, firms, fiduciaries and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	Who can help answer my other questions?

A:	If after reading this proxy statement you have more questions about the special meeting or the merger, you should contact us at:

Sentio Healthcare Properties, Inc.

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

Attention: Investor Services

(407) 999-7679

You may also contact Broadridge Financial Solutions, Inc., our proxy solicitor, as follows:

[ ˜ ]

On the Calculation Date, we intend to announce the amount of cash per share of our common stock to be received in connection with the closing of the merger in a Current Report on Form 8-K that will be filed with the SEC. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed. Each holder of our common stock may also ascertain the amount of cash per share to be received by calling the proxy solicitor for the merger, Broadridge Financial Solutions, Inc., toll-free at [ ˜ ] on the Calculation Date.

If your broker holds your shares, you should also contact your broker for additional information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (which we refer to as the Securities Act), and Section 21E of the Exchange Act). These forward-looking statements include, among others, statements about the expected benefits of the merger, the expected timing and completion of the merger and the future business, performance and opportunities of the Company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:

•	the ability of the Company to obtain required stockholder or regulatory approvals required to consummate the merger;

•	the satisfaction or waiver of other conditions to closing in the Merger Agreement or the failure of the merger to close for any other reason;

•	unanticipated difficulties or expenditures relating to the merger;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger and the Merger Agreement;

•	potential difficulties in employee retention by the Advisor as a result of the announcement and pendency of the merger;

•	our exclusive remedy against the counterparties to the Merger Agreement with respect to any breach of the Merger Agreement being to seek payment by Parent of a termination fee in the amount of $25 million, which may not be adequate to cover our damages;

•	the restriction on our activities due to operating covenants in the Merger Agreement during the pendency of the merger;

•	the effect of the announcement of the proposed merger on our relationships with our operators, lenders, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the failure of properties to perform as we expect;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	legislative or regulatory changes, including changes to the laws governing the taxation of REITs;

•	our failure to obtain, renew, or extend necessary financing;

•	conflicts of interest arising out of our relationships with the Advisor and its affiliates;

•	risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

•	increases in interest rates, operating costs, or greater than expected capital expenditures;

•	changes to U.S. generally accepted accounting principles (“GAAP”); and

•	our ability to qualify as a REIT.

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While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

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PROPOSAL:

PROPOSAL TO APPROVE THE MERGER

We are asking the holders our common stock and Series C preferred stock to vote on a proposal to approve the merger of Sentio Healthcare Properties, Inc. with and into Merger Sub and the other transactions contemplated by the Merger Agreement.

For detailed information regarding this proposal, see the information about the merger and the Merger Agreement throughout this proxy statement, including the information set forth in the sections entitled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Approval of the proposal to approve the merger and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock of Sentio Healthcare Properties, Inc. voting together as a single class, as of the record date for the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal, your shares of common stock or Series C preferred stock will be voted in accordance with the recommendation of our board of directors. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, the merger cannot be completed.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

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THE PARTIES TO THE MERGER

Sentio Healthcare Properties, Inc.

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

Sentio Healthcare Properties, Inc., which we refer to as “we,” “our,” “us,” or “the Company,” was formed on October 16, 2006 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. We are a public, non-listed real estate investment trust which invests exclusively in healthcare-related real estate, with a portfolio of 34 properties including senior housing communities and medical office buildings in 16 states across the United States. Our portfolio offers diversity in many areas including asset type, geographic location, operators and payor mix. We have elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2008. Since inception, our business has been managed by an external advisor and we have no direct employees; all management and administrative personnel responsible for conducting our business are employed by our external advisor. Additional information about us is available on our website at www.sentiohealthcareproperties.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. For additional information about us and our business, please refer to “Where You Can Find More Information.”

Sentio Healthcare Properties OP, L.P.

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

Sentio Healthcare Properties OP, L.P., which we refer to as “the Company Operating Partnership,” was formed as a Delaware limited partnership on October 17, 2006. We are the sole general partner of the Company Operating Partnership and have control over its affairs. The Company Operating Partnership owns, either directly or indirectly through subsidiaries, all of our assets. We conduct substantially all of our operations through the Company Operating Partnership.

Sentio Investments, LLC

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

(407) 999-7679

Sentio Investments, LLC, which we refer to as the “Advisor” or the “Stockholders’ Representative,” is a Florida limited liability company that has served as our external advisor since January 1, 2012. Subject to certain restrictions and limitations, the Advisor is responsible for conducting our operations and managing our portfolio of real estate and real estate-related assets. In addition, to the extent we make additional investments, the Advisor is responsible for identifying and making acquisitions and investments on our behalf. Our Advisor has contractual and fiduciary responsibilities to us and our stockholders. The Advisor is led by industry veterans committed to offering flexible real estate capital solutions for medical facility and senior housing developers and owner operators. Over the past few years, the Advisor’s principals have executed over $800 million in healthcare investments across U.S. markets. Collectively, the Advisor’s principals have over 40 years of experience acquiring, asset managing, and divesting healthcare real estate. The Company and the Advisor are parties to an Advisory Agreement. Additionally, pursuant to the Merger Agreement, the Advisor will be appointed as the representative of the Company’s stockholders with respect to, among other things, indemnification claims under the Merger Agreement.

KAREP Master JV, LLC

1 Town Center Road, Suite 300

Boca Raton, FL 33486

(561) 300-6200

KAREP Master JV, LLC, which we refer to as “Parent,” is a Delaware limited liability company and a wholly-owned subsidiary of Kayne Anderson Capital Advisers, L.P. Parent was formed solely for purposes of facilitating Kayne Anderson Capital Advisers, L.P.’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation, activities undertaken in connection with the transactions contemplated by the Merger Agreement and the creation of certain other wholly-owned subsidiaries of Parent.

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KAREP Acquisitions Vehicle, LLC

1 Town Center Road, Suite 300

Boca Raton, FL 33486

(561) 300-6200

KAREP Acquisitions Vehicle, LLC, which we refer to as “Merger Sub,” is a Delaware limited liability company and a wholly owned subsidiary of Parent. Merger Sub was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation, activities undertaken in connection with the transactions contemplated by the Merger Agreement and the creation of certain wholly-owned subsidiaries of Merger Sub. Pursuant to the Merger Agreement, on the closing date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving entity, which we sometimes refer to as the “Surviving Entity.”

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THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be exercised at a special meeting to be held on [__] at [__] [a.m./p.m.], local time, at the corporate office of the Company, 189 South Orange Ave, Suite 1700, Orlando, Florida 32801. The purpose of the special meeting is for you to consider and vote on a proposal to approve the merger of the Company with and into Merger Sub and the other transactions contemplated by the Merger Agreement.

We are not aware of any other business to be acted upon at the special meeting or any postponement or adjournment thereof. If, however, other matters are properly brought before the special meeting or any postponement or adjournment thereof, the persons named as proxies will vote on those matters in their discretion. The affirmative vote of holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock voting together as a single class, must approve the merger and the other transactions contemplated by the Merger Agreement for the merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Stockholders Entitled to Vote, Record Date, Notice and Quorum

All holders of record of our common stock and Series C preferred stock as of the record date, which was the close of business on [__], 2017, are entitled to receive notice of, attend and vote their shares at the special meeting or any postponement or adjournment of the special meeting. On the record date, there were 11,546,503 shares of common stock outstanding and entitled to vote at the special meeting and 1,000 shares of Series C preferred stock outstanding and entitled to vote at the special meeting.

Each holder of our common stock will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. The holder of each share of our Series C preferred stock is entitled to one vote for each share of As-Converted Common Stock held by such holder on each matter properly brought before the special meeting on which the Series C preferred stock is entitled to vote. As of the record date, the issued and outstanding Series C preferred stock entitled to vote at the special meeting represented 15,830,938 shares of As-Converted Common Stock. Thus, on matters in which the holders of our common stock and our Series C preferred stock are entitled to vote together as a single class, such as the matter proposed at the special meeting, the Series C preferred stockholder holds a majority of the votes entitled to be cast.

The presence in person or by proxy of the holders of the common stock and the Series C preferred stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Completion of the merger requires approval of the merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock voting together as a single class, as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes entitled to be cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

In connection with the transactions contemplated by the Merger Agreement, Parent and Sentinel have entered into the Voting Agreement pursuant to which Sentinel has agreed to vote to approve the merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained in the Voting Agreement. As of the date of the Merger Agreement, Sentinel owned 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis), which is a sufficient number of shares of capital stock of the Company to approve the merger without the affirmative vote of any other stockholders of the Company. Accordingly, assuming the Voting Agreement is not terminated and our board of directors does not change its recommendation of the merger in accordance with the Merger Agreement prior to the special meeting and the special meeting is held, approval of the merger at the special meeting is assured.

As of the record date, our directors and executive officers did not own and were not entitled to vote any shares of common stock or Series C preferred stock at the special meeting. However, Sentinel, an entity controlled by KKR, owns 100% of the issued and outstanding Series C preferred stock and is a significant equity holder of the Company. Sentinel has entered into the Voting Agreement with Parent pursuant to which Sentinel has agreed to vote in favor of the merger at the special meeting, subject to certain terms and conditions contained in the Voting Agreement. Billy Butcher, who has served as one of our KKR-selected directors since March 12, 2013, is an executive of KKR. Additionally, Peter Sundheim, who has served as one of our KKR-selected directors since November 5, 2015, is an executive of KKR.

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Votes cast by proxy or in person at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of common stock and Series C preferred stock represented at the special meeting, in person or by proxy.

How to Authorize a Proxy

Holders of record of our common stock and Series C preferred stock may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares of common stock or Series C preferred stock as described above as promptly as possible.

Proxies and Revocation

If you authorize a proxy, your shares of common stock or Series C preferred stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of common stock or Series C preferred stock will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

You may revoke your proxy at any time, but only before the proxy statement is voted at the special meeting, in any of three ways:

•	by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy statement that is being revoked to our Secretary at 189 South Orange Ave., Suite 1700, Orlando, Florida 32801;

•	by delivering to our Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of common stock or Series C preferred stock; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own shares of common stock or Series C preferred stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

We do not expect that any matter other than the proposal set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement or adjournment of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Solicitation of Proxies

We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies for a fee of $[ ˜ ], plus reimbursement of out-of-pocket expenses[ and we have agreed to indemnify Broadridge Financial Solutions, Inc. against certain losses, costs and expenses]. We also will request persons, firms, fiduciaries and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

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Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock or Series C preferred stock are not present at the special meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the merger and the other transactions contemplated by the Merger Agreement will not be approved at the special meeting when convened on [__], 2017, or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the special meeting) by the chairman of the meeting for any reason.

Postponements

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of the holders of our common stock or Series C preferred stock to a date not more than 120 days after the original record date.

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THE MERGER

Introduction

Under the terms of the Merger Agreement, the Company, the Company Operating Partnership (the Company Operating Partnership together with the Company, the “Company Parties”), Parent, Merger Sub (Merger Sub together with Parent, the “Parent Parties”) and the Advisor, Sentio Investments, LLC, solely in its capacity as the Stockholders’ Representative, entered into the Merger Agreement pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will be merged with and into Merger Sub. Upon completion of the merger, the separate existence of the Company will cease, with Merger Sub surviving the Merger.

Background of the Merger

Our board of directors has periodically, and in the ordinary course of business, evaluated and considered a variety of strategic opportunities as part of its long term strategy to maximize the Company’s stockholder value. The strategic alternatives reviewed by our board of directors from time to time include the possibility of (i) internalizing the management of the Company, (ii) listing the Company’s common stock on a national securities exchange, (iii) the sale or merger of the Company in a transaction that would provide the Company’s stockholders with a combination of cash and/or securities of another company, (iv) the sale of all or substantially all of the Company’s assets for cash or other consideration, (v) raising additional capital to recapitalize the Company or acquire additional assets and (vi) continuing as an independent company.

As part of its ongoing evaluation of the strategic alternatives available to maximize the Company’s stockholder value, in April 2015, our board of directors engaged Goldman, Sachs & Co. (“Goldman Sachs”) to conduct a review of the various potential strategic alternatives available to the Company. Also at that time, the independent directors committee of our board of directors engaged Stanger to advise it in connection with the review of the various strategic alternatives. As part of this evaluation, our board of directors ran a process to explore the potential sale of the Company. Over a period of several months, the financial advisors, at the direction of our board of directors, reached out to numerous third parties that could have potentially had an interest in exploring further a strategic transaction involving the sale of the Company. The third parties included listed REITs, non-traded REITs, and private equity funds that had invested in healthcare real estate, including Kayne Anderson Real Estate Advisors, LLC (“KAREP”). Of the parties contacted, 21 parties entered into a confidentiality agreement with the Company, each of which contained a standstill agreement that terminated at the earlier of (i) a specified period of time or (ii) upon the announcement by the Company of a change of control transaction. As part of this strategic process, KAREP IV SL REIT, LLC, an affiliate of KAREP, executed a confidentiality agreement on October 15, 2015 and was subsequently granted access to a data room containing certain non-public information regarding the Company; however, without conducting any significant due diligence, KAREP later informed the Company that KAREP would be unwilling to participate further in the process at that time.

While the strategic process to explore the potential sale of the Company resulted in some initial non-binding indications of interest, none of these indications resulted in a firm offer from a third party and none of the indications were at a price our board of directors believed was sufficient to continue to explore the sale of the Company at that time. In February 2016, our board of directors elected to terminate the formal exploration of a strategic transaction involving the sale of the Company and the Company terminated the engagements of both Goldman Sachs and Stanger; however, our board of directors acknowledged that as part of its ongoing effort to maximize stockholder value, the Company would be open to a potential strategic transaction related to the sale of the Company that might arise in the future. As part of this decision, our board of directors directed the Advisor to focus on improving operations within the portfolio of assets currently owned by the Company, including by working to stabilize assets that were recently opened, completing assets that were under development and consolidating the number of external operating partners used by the Company.

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During 2016, the Company also explored the potential acquisition of other assets as well as the acquisition of another whole company. In April 2016, the Company was contacted by representatives of a non-traded REIT regarding the sale process being undertaken by such company. As part of this process, the Company submitted a non-binding indication of interest but the other company ultimately announced that it was suspending its exploration of a strategic sale process.

Also during 2016, the Company entered into numerous confidentiality agreements with third parties with respect to various potential strategic alternatives, including the recapitalization of the Company, purchasing additional properties, selling specific assets (which included obtaining indications of value from third parties with respect to certain properties of the Company) and the sale of the Company as a whole. Based on the indications of value of certain properties of the Company, our board of directors determined it was in the best interests of the Company to keep the assets of the portfolio together, rather than exploring the sale of certain properties. Furthermore, and as part of the ongoing exploration of these various strategic transactions, the Company met with representatives of various third parties and shared and received materials subject to the confidentiality agreements entered into with each of these parties. During this time, the Company also explored further the possible listing of the Company’s common stock and the Advisor worked with a financial advisor regarding potential listing scenarios, which scenarios were presented to our board of directors in November 2016. At that time our board of directors resolved to continue to explore other strategic alternatives rather than pursue further the listing of the Company’s common stock at that time.

In June 2016, KAREP approached the Company and expressed interest in evaluating the Company portfolio of assets and provided an initial indication of gross real estate value. KAREP had been included in the strategic process involving the sale of the Company undertaken in 2015 and had signed a confidentiality agreement as noted above, but had neither submitted an indication of interest nor conducted significant due diligence at that time. Following KAREP’s renewed interest in the Company, the Company subsequently provided additional confidential information to KAREP to assist in its due diligence of the assets of the Company. From July 2016 until January 2017, KAREP conducted limited diligence with respect to the Company and its portfolio of properties.

Also in June 2016, the Company began working with UBS, which made preliminary introductions to a number of non-US parties regarding potential investment in the Company. In November 2016, the Company formally engaged UBS to explore potential strategic alternatives, primarily focused on a potential recapitalization of the Company through non-US capital sources or the sale of the Company to non-US parties. As part of this process, the Company prepared a confidential information memorandum to be distributed to the non-US parties contacted by UBS. Over the next several months, at the direction of the Company, UBS contacted several non-US parties and the Company signed confidentiality agreements with several of these parties. The representatives of the Advisor also met with representatives of some of these parties.

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In August 2016, the Company executed a confidentiality agreement with a publicly traded healthcare REIT and provided summary information about the Company’s portfolio of assets and the historical financial performance of the Company. The publicly traded healthcare REIT subsequently indicated they were focused on triple net assets, rather than assets held in a REIT Investment Diversification and Empowerment Act, or RIDEA, structure, and declined to explore any further a strategic transaction involving the Company at that time.

On December 8, 2016, KAREP provided a draft letter of intent to the Company, which included an initial indication of a gross asset value of $805 million for all of the real estate assets of the Company. This initial proposal from KAREP was predicated on a traditional real estate acquisition structure and did not represent a proposal to purchase the entire Company. The proposal assumed KAREP would purchase a 100% interest in all real estate assets in which the Company had a direct or indirect ownership interest, including the real estate assets in the Company’s joint ventures. The proposal from KAREP also included a post-closing indemnity obligation on the part of the Company and included purchase price adjustments for various matters.

On December 14, 2016, our board of directors held a meeting to discuss the letter of intent received from KAREP with respect to the purchase of the assets of the Company, including a discussion regarding the potential benefits of such a transaction to the Company’s stockholders. Representatives of Latham & Watkins LLP (“Latham & Watkins”), the legal counsel to the independent directors committee of our board of directors, and representatives of the Advisor, attended the meeting at the invitation of our board of directors. During the meeting, representatives of the Advisor presented to our board of directors a summary of the letter of intent received from KAREP. In addition, representatives of Latham & Watkins presented to our board of directors a presentation related to the duties of our board of directors under Maryland law in evaluating the letter of intent and also outlined various considerations with respect to the asset sale structure proposed by KAREP, including potential delay in the Company’s stockholders receiving the proceeds from the sale, the cost of maintaining the Company’s legal existence for a significant period of time following the closing of the proposed transaction, and the lack of closing certainty of the proposed transaction based on the terms proposed by KAREP. Latham & Watkins also discussed with our board of directors the possibility of KAREP obtaining representation and warranty insurance to protect KAREP from breaches of the representations and warranties of the Company in the definitive purchase agreement rather than having a separate post-closing indemnity as proposed by KAREP. Following the presentations and discussions, our board of directors discussed various concerns with respect to the letter of intent submitted by KAREP, including the likely negative impact that an asset sale structure would have on the Company’s stockholders and the lack of closing certainty that existed under the KAREP proposal because of a due diligence out contained in the proposal. Following an extensive discussion regarding the merits of the letter of intent from KAREP, including the proposed purchase price and the numerous negative implications with respect to the proposed asset sale structure, our board of directors instructed the Advisor to go back to KAREP regarding various aspects of the proposal contained in the letter of intent, including by requiring a transaction structure that involved the sale of the whole Company and pushing for a higher equity purchase price.

24

Following the meeting of our board of directors, representatives of the Advisor had numerous discussions with representatives of KAREP regarding the transaction being proposed by KAREP. During the course of these discussions, KAREP agreed to alter the structure of the proposed transaction to a purchase of the entire Company and indicated that KAREP would obtain representation and warranty insurance, but that KAREP required the stockholders of the Company or some credit worthy entity to be responsible for KAREP’s deductible under the insurance policy, which deductible was estimated to be $12 million.

On December 28, 2016, our board of directors held a meeting with representatives of the Advisor and Latham & Watkins, who attended at the invitation of our board of directors to, among other things, discuss further the proposal from KAREP with respect to the potential sale of the Company. Representatives of the Advisor provided an update to our board of directors on various strategic initiatives, including the outreach to non-US parties and the discussions with KAREP since the last meeting of our board of directors. Representatives of the Advisor reviewed with our board of directors the materials that had previously been provided that set forth a summary of the current proposal from KAREP. The representatives of the Advisor specifically noted that KAREP had raised its proposed offer price to $834 million in gross real estate value, which would equate to an estimated equity value of approximately $14.60-$15.00 per share for the Company’s common stock at closing, depending on transaction, indemnification, and other costs which were all still under negotiation. Our board of directors also noted that this proposed purchase price was higher than the initial indications of interest received by the Company during the process to explore the sale of the Company in 2015. The representatives of the Advisor also discussed that KAREP had agreed to structure the proposed transaction as an acquisition of the entire Company subject to the Company’s stockholders or a credit worthy third party being responsible for KAREP’s deductible under a representations and warranties policy. After a discussion about the current proposal from KAREP, our board of directors instructed the representatives of the Advisor to go back to KAREP to try and improve the proposed terms, including with respect to the amount of the deductible for which the stockholders of the Company would be responsible. Following this discussion, the representatives of the Advisor also discussed the repeated requests of KAREP for exclusivity, including the fact that KAREP was insisting on exclusivity before engaging in any further due diligence or making visits to the Company’s properties. Our board of directors and the representatives of the Advisor and Latham & Watkins discussed the various circumstances under which granting exclusivity would be acceptable in order to induce KAREP to engage fully in the exploration of the proposed transaction to acquire the Company. Our board of directors determined that granting exclusivity for a limited time with the exclusion of the current process being explored by UBS with respect to non-US parties would be acceptable under the circumstances given the other terms being proposed by KAREP. Our board of directors instructed the representatives of the Advisor to negotiate the terms of the requested exclusivity further with KAREP and to obtain our board of directors’ approval prior to entering into any exclusivity agreement with KAREP. Our board of directors also directed the representatives of the Advisor to continue to negotiate the terms of the proposed transaction with KAREP as discussed, particularly with a focus on providing further certainty around the purchase price and the closing of the proposed transaction (including by increasing the amount of the earnest money deposit proposed by KAREP).

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On January 16, 2017, our board of directors held a meeting, with representatives of Latham & Watkins and the Advisor attending at the invitation of our board of directors. Representatives of the Advisor provided an update to our board of directors on the status of the various strategic initiatives, including the outreach to non-US parties and the discussions with KAREP since the last meeting of our board of directors. The representatives of the Advisor also discussed that drafts of the proposed exclusivity agreement had been exchanged multiple times with KAREP and its counsel. The representatives of the Advisor further discussed that there had been numerous discussions regarding the terms of the proposed strategic transaction involving the sale of the Company. KAREP had agreed to the stockholders of the Company or some other credit worthy entity being responsible for only 75% of the deductible under its representations and warranties insurance policy, with a cap on potential liability of $8 million. Representatives of the Advisor discussed various other aspects of the proposal from KAREP, including the size of the earnest money deposit proposed to be made by KAREP and the termination fee to be paid by the Company under certain circumstances as well as the desirability of the inclusion of a go-shop provision in the definitive merger agreement. Our board of directors also discussed the fact that KAREP insisted that the sole source of recovery for the Company for any breach by KAREP under the terms of the proposed agreement would be recovery of the deposit, which KAREP proposed to be $16.1 million at such time. It was also noted for our board of directors that KAREP was insisting on a voting agreement from KKR in connection with the proposed merger transaction. Representatives of the Advisor also discussed the current proposed terms of the exclusivity agreement being requested by KAREP. Our board of directors and the representatives of the Advisor discussed the terms of the proposed exclusivity agreement, and our board of directors noted that it was important to keep the term of exclusivity to no longer than consecutive 30 day periods with the exclusivity terminating on certain triggering events. Our board of directors also discussed the fact that they believed that the Company needed to be able to continue to contact non-US parties with respect to a potential strategic transaction through UBS. The representatives of the Advisor were instructed to go back to KAREP to negotiate the final terms of the exclusivity agreement as outlined and agreed to by our board of directors and to continue to negotiate the terms of the proposed transaction as outlined by our board of directors.

Also on January 16, 2017, immediately following the meeting of our board of directors, the independent directors committee of our board of directors held a meeting. Representatives of Latham & Watkins attended the meeting at the request of the independent directors committee of our board of directors. During the meeting the members of the independent directors committee of our board of directors further discussed the proposed transaction with KAREP, including the requested exclusivity agreement and the terms related thereto. At the direction of the independent directors committee of our board of directors and our board of directors, representatives of Latham & Watkins and the Advisor commenced preparation of the form of merger agreement to be used in connection with the proposed transaction with KAREP.

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During the next week, the Advisor and Latham & Watkins had numerous discussions and exchanged several emails with KAREP and Hogan Lovells US LLP (“Hogan Lovells”), counsel to KAREP, regarding the proposed transaction. Prior to the execution of the exclusivity agreement on the terms approved by our board of directors, KAREP and the Company agreed on various material terms of the proposed transaction, which included a gross asset value of approximately $834 million, a net equity value of $415 million, which would equate to a per share value of approximately $14.60-$15.00 per share for the Company’s common stock at closing, depending on transaction, indemnification, and other costs, which were all still under negotiation, a collar around the net equity value of plus or minus 2.0% (which is not reflected in the foregoing per share range), a deposit of $25 million by KAREP at the signing of the definitive merger agreement, and a voting agreement to be provided by KKR. However, many material terms of the proposed transaction were not agreed at this time, including the termination and break fee provisions.

On January 23, 2017, KAREP and the Company executed the agreed upon form of exclusivity agreement, which was consistent with the terms and conditions approved by our board of directors. The initial period of exclusivity lasted until 30 days after the Company delivered a draft merger agreement to KAREP with an additional 30 days if the parties reached substantial agreement on the merger agreement during the initial period of exclusivity. KAREP also was required to confirm the proposed net equity purchase price of $415 million at different stages of the exclusivity period or the exclusivity agreement would terminate. The scope of the exclusivity also permitted the Company and its representatives, including UBS, to contact and/or continue discussions with up to seven non-US based parties during the exclusivity period under certain limited circumstances.

On January 27, 2017, Latham & Watkins delivered the initial draft of the proposed merger agreement to Hogan Lovells. Over the next several weeks, multiple drafts of the proposed merger agreement were exchanged between KAREP and the Company and numerous discussions occurred between the Advisor and Latham & Watkins on the one hand, and KAREP and Hogan Lovells, on the other hand.

On February 8, 2017, our board of directors held a meeting, with representatives of the Advisor attending at the invitation of our board of directors. Representatives of the Advisor provided an update to our board of directors of the status of the outreach by UBS and the status of the due diligence efforts of KAREP since the signing of the exclusivity agreement. Also on this date, Hogan Lovells delivered a revised draft of the merger agreement to Latham & Watkins.

From February 8, 2017 until February 18, 2017, at the direction of our board of directors, Latham & Watkins worked with the Advisor to prepare a revised draft of the proposed merger agreement delivered by KAREP. On February 18, 2017, Latham & Watkins delivered a revised draft of the merger agreement to Hogan Lovells consistent with the terms discussed with our board of directors at the prior meeting, particularly with respect to providing increased certainty around the purchase price and closing of the proposed transaction.

27

On February 24, 2017, our board of directors held a meeting with representatives of the Advisor and Latham & Watkins attending at the invitation of our board of directors. Representatives of the Advisor and Latham & Watkins provided a status update to our board of directors on the ongoing diligence process of KAREP, which included a review of the timeline and milestones under the exclusivity agreement, the status of site visits completed by KAREP and due diligence to date. Representatives of the Advisor and Latham & Watkins also described the merger agreement negotiations that had occurred to date. Representatives of the Advisor and Latham & Watkins presented to our board of directors various issues in the proposed merger agreement, including issues around the purchase price calculation, termination provisions, inclusion of a go-shop right, conditions to the closing, termination fee and expense reimbursement. Representatives of the Advisor also presented to our board of directors a proposal to engage UBS and Stanger as financial advisors to our board of directors and independent directors committee, respectively, to provide fairness opinions for the benefit of our board of directors and the independent directors committee of our board of directors in connection with the proposed transaction with KAREP. Following the presentations, our board of directors discussed the various issues and options available to the Company at this stage with respect to the proposed transaction with KAREP and also discussed engaging UBS and Stanger to act as financial advisors to provide fairness opinions with respect to the proposed transaction with KAREP. Our board of directors instructed the Advisor to begin discussions with both UBS and Stanger to act as financial advisors to our board of directors and the independent directors committee of our board of directors, respectively, in connection with the proposed transaction with KAREP. Our board of directors also discussed with the Advisor the fact that the initial exclusivity period under the exclusivity agreement with KAREP was set to expire on February 27, 2017 and the potential for KAREP to request an extension related thereto. Our board of directors authorized the Advisor to negotiate the terms of an extension to the exclusivity agreement, given the progress related to the proposed transaction that KAREP had made to date. Following an extensive discussion around various aspects of the proposed transaction with KAREP, the Advisor also discussed an initial indication of interest received from a non-US party and discussions that had occurred with the party. Our board of directors discussed with the Advisor the indication of interest and based on discussions with the party, it was determined that the Company should not expend any additional resources with respect to such indication.

On February 27, 2017, KAREP and the Company amended the exclusivity agreement to provide that the initial period of exclusivity would expire on March 7, 2017, but also require that KAREP confirm the proposed purchase price at certain defined points in time. KAREP subsequently failed to confirm the purchase price as required and instead KAREP informed the Advisor on March 2, 2017 that KAREP intended to reduce the proposed gross real estate value to $785 million (following the sale of certain assets in the Company), which would equate to an estimated net equity value of between $14.00 and $14.10 per share for the Company’s common stock at closing (not taking into account the collar), depending on transaction, indemnification, and other costs, which were all still under negotiation. The reduction in the proposed gross real estate value included the exclusion of one of the Company’s assets, in which the Company had sold its interest since KAREP’s initial indication of gross real estate value. Additionally, KAREP indicated a number of underwriting and diligence findings including capital expenditure requirements, which led to changes in the individual asset values, the reduction in proposed gross real estate value, and the reduction in the estimated net equity value.

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On March 3, 2017, the Company received a revised draft of the proposed merger agreement from Hogan Lovells. Throughout March and April 2017, the Advisor and Latham & Watkins negotiated the proposed merger agreement and transaction terms with KAREP and Hogan Lovells. The legal advisors of the Company and KAREP exchanged multiple drafts of the proposed merger agreement and other transaction documents. During the course of these negotiations, the Advisor and Latham & Watkins focused on several aspects of the proposed merger agreement at the direction of our board of directors, including closing conditions, the covenants and obligations of the Company, the indemnification obligations of the Company, purchase price certainty, the termination fee, the expense reimbursement amount, and certain other provisions related to our board of directors’ ability to exercise its legal duties. Throughout the course of the negotiations with KAREP, our board of directors met regularly and was kept apprised of the status of the negotiations and provided further input and guidance to the Advisor and Latham & Watkins.

On March 7, 2017, our board of directors held a meeting, with representatives of the Advisor and Latham & Watkins attending at the invitation of our board of directors. Representatives of the Advisor provided a status update to our board of directors on the ongoing diligence process of KAREP, which included a review of the timeline and milestones under the exclusivity agreement, the status of completed site visits and due diligence to date. Representatives of the Advisor and Latham & Watkins described the merger agreement negotiations that had occurred to date. The Advisor informed our board of directors of the expiration of the exclusivity agreement with KAREP according to its terms and also discussed the revised purchase price proposed by KAREP, including the proposed reasons given by KAREP for the reduction. The Advisor also presented to our board of directors the current calculation of the proposed purchase price from KAREP based on a proposed gross real estate value of $785 million. Representatives of Latham & Watkins also presented to our board of directors a summary of the various issues that existed in the most recent draft of the merger agreement received from KAREP. Following a discussion on various aspects of the proposed transaction with KAREP, our board of directors instructed the Advisor to respond to KAREP in an effort to help resolve specific diligence concerns and request that KAREP finalize all of its diligence and directed the Advisor to improve the proposed purchase price. Our board of directors also discussed the various legal issues raised in the most recent draft of the merger agreement received from KAREP and instructed Latham & Watkins and the Advisor on how to respond regarding these issues.

29

On March 16, 2017, our board of directors held a regularly scheduled meeting, with representatives of the Advisor in attendance at the request of our board of directors. Representatives of Latham & Watkins also joined for a portion of the meeting at the request of our board of directors. The Advisor updated our board of directors regarding discussions with both UBS and Stanger to act as financial advisors to our board of directors and the independent directors committee of our board of directors, respectively, in connection with the proposed transaction with KAREP and the proposed opinion fees that would be payable in connection with such engagements. At the invitation of our board of directors, representatives of Stanger then joined for a portion of our board of directors’ meeting. Representatives of the Advisor and Latham & Watkins then provided our board of directors with an update regarding the timeline of the proposed transaction with KAREP, the status of KAREP’s due diligence review, and the most recent revised purchase price proposal from KAREP. In addition, there was a discussion of the current outstanding legal and business issues in connection with the negotiation of the proposed merger agreement for the proposed transaction with KAREP. Latham & Watkins also discussed the need to reach agreement between KKR, the Advisor and the Company with respect to the methodology to be used for the allocation of the proposed merger consideration because of the insistence of KAREP to have a purchase price that adjusted until a set number of days prior to the proposed special meeting of the stockholders that would be called to approve the proposed transaction with KAREP.

On March 23, 2017, Stanger was formally engaged as the financial advisor to the independent directors committee of our board of directors on the terms discussed and approved by our board of directors and independent directors committee. At the direction of the independent directors committee of our board of directors, Stanger commenced work on its review of the methodology to be used for the proposed allocation of the merger consideration among KKR, the Advisor and the holders of the Company’s common stock. In connection therewith, Latham & Watkins also commenced preparation of a merger consideration allocation agreement to be entered into to set the agreed upon allocation of the proposed merger consideration.

On March 31, 2017, Latham & Watkins delivered to Hogan Lovells the initial draft of the voting agreement prepared by Simpson Thatcher & Bartlett, LLP (“STB”), counsel to KKR. During the first two weeks of April the form of the voting agreement was negotiated and ultimately agreed upon between KAREP and KKR.

On April 7, 2017, Latham & Watkins delivered to Hogan Lovells the initial draft of the Company’s disclosure letter with respect to the proposed merger agreement with KAREP.

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On April 11, 2017, our board of directors held a meeting, with representatives of the Advisor, Latham & Watkins and Stanger present at the meeting at the invitation of our board of directors. Representatives of the Advisor and Latham & Watkins provided our board of directors with an update regarding the timeline of the proposed transaction with KAREP, the status of KAREP’s due diligence review, and the open business and legal issues with respect to the proposed transaction with KAREP. As part of this update, representatives of the Advisor and Latham & Watkins discussed using a contingent value right as the most viable option available to the Company to cover the first $8 million of KAREP’s deductible under its proposed representations and warranties insurance policy, as had been insisted upon by KAREP since negotiation of the proposed transaction had commenced. Furthermore, the Advisor discussed with our board of directors the recent request by KAREP to have a path to acquire all of the third party interest in joint ventures of the Company, and the potential to have the joint venture partners agree to sell their equity interests to the Company in order to accommodate this demand from KAREP. Our board of directors discussed the various issues with respect to the proposed transaction with KAREP, including the use of a contingent value right to satisfy the deductible and then discussed with its advisors proposed responses to KAREP’s most recent requests.

On April 13, 2017, Latham & Watkins delivered to Hogan Lovells initial drafts of the proposed contingent value rights agreement, indemnity escrow agreement and annex A to the merger agreement that sets forth the relevant indemnity provisions related thereto.

On April 18, 2017, our board of directors held a meeting, with representatives of the Advisor, Latham & Watkins and Stanger present at the meeting at the invitation of our board of directors. Representatives of the Advisor and Latham & Watkins provided our board of directors with an update regarding the timeline of the proposed transaction with KAREP, the status of KAREP’s due diligence review, and the open business and legal issues with respect to the proposed transaction with KAREP. Specifically, it was noted that KAREP continued to insist on various provisions in the proposed merger agreement that the Company had been rejecting consistently, including expense reimbursement in the event the Company’s stockholders failed to approve the merger, the size of the termination fee, indemnification or a purchase price adjustment for pending and future litigation, and the scope of indemnification generally. There was also significant discussion by our board of directors and its advisors with respect to the calculation of the merger consideration and the various pricing matters related thereto. Following this discussion, our board of directors provided guidance to the Advisor and Latham & Watkins regarding how to respond to KAREP with respect to the open issues related to the proposed merger agreement with KAREP.

Also on April 18, 2017, the members of the independent directors committee of our board of directors held a meeting immediately following the conclusion of the meeting of our board of directors. Representatives of Latham & Watkins and Stanger attended the meeting at the invitation of the independent directors committee of our board of directors. Representatives of Stanger presented to the committee the proposed allocation of the merger consideration between KKR, the holders of the Company’s common stock and the Advisor based on the proposed purchase price calculation set forth in the proposed merger agreement with KAREP. Representatives of Stanger also reviewed the proposed methodology for allocating the value of the contingent value rights based on the aggregate amount of the merger proceeds each of the constituents were to receive in the proposed transaction with KAREP. Following the presentation, the committee discussed the proposed calculations and various considerations related thereto, and the committee agreed that the sample calculations and methodology presented in the materials were consistent with the various agreements governing the relationship between KKR, the Advisor and the Company and intent of the parties thereto. Representatives of Latham & Watkins also discussed with the committee the proposed merger consideration allocation agreement that would be entered into to memorialize the allocation presented by Stanger. As part of this discussion, the committee also approved the calculation of the amounts payable to the Advisor in connection with the proposed transaction with KAREP, which amounts would be memorialized in the merger consideration allocation agreement.

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Following the meeting of our board of directors and independent directors committee, the Company entered into an amendment to the engagement letter with UBS to provide a fairness opinion to our board of directors in connection with the proposed transaction with KAREP.

During the second half of April 2017, the various parties negotiated and approved the form of the merger consideration allocation agreement, including the schedules that were previously approved by the independent directors committee of our board of directors.

On April 25, 2017, our board of directors held a meeting with representatives of the Advisor, Latham & Watkins, Stanger, UBS, and DLA Piper LLP (“DLA Piper”) (Maryland counsel to the Company) present at the meeting at the invitation of our board of directors. The representatives of the Advisor provided a status update on the ongoing negotiation process with KAREP, which included a review of the recent developments in the merger agreement negotiations and the status of the major documents required for the proposed transaction. Representatives of Latham & Watkins also discussed various legal and business issues that remained open with respect to the proposed merger agreement with KAREP, specifically around indemnification and the contingent value rights to be issued to the holders of the Company’s common stock. The representatives of the Advisor and Latham & Watkins also discussed the increased conditionality that had been inserted into the proposed merger agreement by KAREP, specifically around various added closing conditions, flat covenant obligations of the Company and the requirement that the Company own 100% of the joint ventures as of the closing of the proposed merger agreement with KAREP. Our board of directors also discussed the need for a party to serve as the stockholders’ representative under the proposed merger agreement with KAREP. Our board of directors discussed the potential for the Advisor to serve as the stockholders’ representative and noted that the Advisor’s knowledge of the Company and its alignment with the interests of the stockholders of the Company, as a portion of the amount held in the indemnification escrow agreement was part of the promote otherwise payable to the Advisor and would be proportionally allocable to the Advisor upon release through the contingent value rights agreement. Our board of directors also discussed the appropriate amount to be withheld to cover potential expenses of the stockholders’ representative in defending any claims against the indemnity escrow fund. Our board of directors determined that it would discuss further the appointment of the stockholders’ representative under the proposed merger agreement.

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Also on April 25, 2017, the members of the independent directors committee of our board of directors held a meeting immediately following the conclusion of the meeting of our board of directors. Representatives of Latham & Watkins, Stanger and DLA Piper attended the meeting at the invitation of the independent directors committee of our board of directors. Representatives of Latham & Watkins reviewed with the committee certain legal issues related to KAREP’s repeated requests regarding the allocation of certain risks on the stockholders of the Company rather than KAREP. Representatives of DLA Piper advised the committee with respect to how the proposed merger agreement would be viewed from a Maryland law perspective and noted that all outstanding points on the proposed merger agreement were all within the reasonable business judgment of our board of directors and the committee based on the totality of the terms and conditions of the proposed transaction with KAREP. Representatives of Latham & Watkins also discussed further with the committee various concerns regarding the proposed closing conditions in the proposed merger agreement with KAREP. After the representatives of Stanger left the meeting, representatives of Latham & Watkins discussed with the committee the engagement of Stanger to provide an opinion regarding the fairness of the allocation of the merger consideration previously discussed with the committee. Following a discussion regarding the merits of such an opinion, including the proposed incremental cost for Stanger to provide such an opinion, the committee determined that Stanger should be engaged to provide such an opinion.

On April 28, 2017, our board of directors held a meeting with representatives of the Advisor, Latham & Watkins, Stanger and UBS present at the meeting at the invitation of our board of directors. Representatives of the Advisor and Latham & Watkins provided a status update on the ongoing negotiation process with KAREP, which included a review of the recent developments in the merger agreement negotiations and the status of the major documents required for the proposed transaction. Specifically, the representatives of the Advisor and Latham & Watkins discussed the concerns around the various closing conditions, the scope of the indemnity and the covenants being imposed on the Company in the proposed merger agreement. Our board of directors also discussed the continued request from KAREP for reimbursement of expenses on in the event the Company’s stockholders failed to approve the merger, a risk our board of directors determined was minimal because of the proposed voting agreement to be signed by KKR. Our board of directors instructed the Advisor and Latham & Watkins to continue to negotiate with KAREP with the goal of maximizing closing certainty. Following the departure of the representatives of the Advisor, our board of directors discussed the proposal to retain the Advisor to serve as the stockholders’ representative under the proposed merger agreement for a fee of $80,000 per year, which both Stanger and Latham & Watkins indicated represented a fair proposal in their experience and under the circumstances. Following a discussion among the members of our board of directors and the advisors present, our board of directors approved the Advisor serving as the stockholders’ representative under the terms of the proposed merger agreement and waived any provisions in the advisory agreement that could trigger a claw-back right with respect to the payment of any amounts to the Advisor in connection with the proposed transaction with KAREP.

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On April 30, 2017, our board of directors held a meeting with representatives of the Advisor, Latham & Watkins, Stanger, UBS, DLA Piper and Foley & Lardner LLP (“Foley & Lardner”), real estate and healthcare regulatory counsel to the Company, present at the meeting at the invitation of our board of directors. Representatives of the Advisor and Latham & Watkins provided a status update on the ongoing negotiation process with KAREP, which included a review of the recent developments in the merger agreement negotiations and the status of the major documents required for the proposed transaction. A representative of DLA Piper reviewed with our board of directors the legal duties of directors under Maryland law, as summarized in a presentation delivered to our board of directors prior to the meeting. In addition, representatives of Latham & Watkins discussed with our board of directors potential litigation that could arise with respect to the proposed transaction with KAREP and the various protections for the directors under the Company’s organizational documents, indemnity agreements and directors and officers insurance policy. Representatives of the Advisor and Latham & Watkins discussed the terms of the proposed merger agreement in detail with our board of directors, including the remaining open items, the resolution of concerns regarding closing conditions, the scope of the indemnity and the covenants being imposed on the Company since the last meeting of our board of directors and the status of KAREP’s financing commitments. Our board of directors also discussed the various strategic alternatives that had previously been considered and determined that the proposed transaction with KAREP continued to offer a way of maximizing stockholder value considering all of the terms of the proposed transaction. Following further discussion among the members of our board of directors and their advisors, our board of directors instructed the Advisor and Latham & Watkins to continue to negotiate with KAREP in an effort to resolve the remaining issues in the proposed merger agreement and related transaction agreements.

On May 2, 2017, our board of directors held a meeting to discuss the terms of the proposed transaction with KAREP and the proposed merger agreement. Representatives of UBS, Stanger, Latham & Watkins and Foley & Lardner participated in this meeting at the request of our board of directors. Prior to the meeting, our board of directors had been provided various materials, including a memorandum summarizing the terms of the merger agreement as well as a copy of the current draft of the proposed merger agreement. Representatives of Latham & Watkins reminded our board of directors of certain aspects of DLA Piper’s previous overview of our board of directors’ duties under Maryland law and led a discussion through the materials previously provided to our board of directors with respect to the results of negotiations with KAREP since the last meeting of our board of directors, including a detailed review of the provisions in the proposed merger agreement with KAREP. The Advisor also presented to our board of directors the current calculation of the proposed purchase price from KAREP which was currently approximately $789 million of gross real estate value, or an estimated net equity value of approximately $390 million, which equated to an estimated $14.65 per share for the Company’s common stock payable at the closing of the transaction based on a July 31, 2017 estimated closing date and up to an additional $0.29 per share upon the release of the indemnity escrow fund through the contingent value rights agreement. Taking into account the agreed upon collar of $8 million and the full value of the contingent value rights, the resulting range of total cash consideration to be received by the holders of the Company’s common stock following the closing of the merger is between $14.37 and $15.21 per share (subject to certain increases under the terms of the proposed merger agreement).

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Following a discussion regarding the proposed merger agreement with KAREP, our board of directors meeting was temporarily adjourned for a meeting of the independent directors committee of our board of directors, with representatives of Stanger and Latham & Watkins in attendance at the request of the committee. At the meeting of the independent directors committee of our board of directors, Stanger delivered to the independent directors committee of our board of directors its financial analysis of the allocation of the merger consideration and of the merger consideration to be received by the holders of the Company’s common stock (other than Sentinel and the Advisor). Stanger indicated it would be prepared to deliver its fairness opinions when asked to do so by the independent directors committee of our board of directors. Following Stanger’s presentation, representatives of Latham & Watkins discussed and reviewed the proposed resolutions that would be adopted by the independent directors committee of our board of directors if the committee determined it advisable to approve the proposed merger agreement and related transactions with KAREP. Following a discussion by the independent directors committee of our board of directors regarding various matters related to the proposed transaction, the meeting was adjourned and the meeting of our board of directors was reconvened, at which time our board of directors discussed and reviewed the proposed resolutions that would be adopted by our board of directors if our board of directors determined it advisable to approve the proposed merger agreement and related transactions with KAREP. In addition, representatives of UBS reviewed with our board of directors its financial analysis of the merger consideration to be received by the holders of the Company’s common stock (other than Sentinel, KKR, the Advisor and their respective affiliates). UBS indicated it would be prepared to deliver its fairness opinion when asked to do so by our board of directors. Following a discussion by our board of directors, our board of directors instructed the Advisor and Latham & Watkins to work to finalize the proposed merger agreement and other transaction documents with KAREP consistent with the discussions with our board of directors.

Following the meeting of our board of directors, the Advisor and Latham & Watkins worked with KAREP and Hogan Lovells to finalize the terms of the proposed merger agreement and other transaction documents.

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On May 3, 2017, our board of directors held a meeting, with representatives of the Advisor, UBS, Stanger, Latham & Watkins and Foley & Lardner present at the invitation of our board of directors. Representatives of Latham & Watkins discussed with our board of directors the changes to the proposed merger agreement negotiations since the prior meeting and the resolution of the various open items in the merger agreement and related transaction documents. Latham & Watkins explained that the Merger Agreement and other transaction documents were agreed in the form provided to the members of our board of directors prior to the meeting. Following a discussion regarding the resolution of various issues, our board of directors’ meeting was temporally adjourned for a meeting of the independent directors committee of our board of directors, with representative of Stanger and Latham & Watkins in attendance at the request of the committee. At the meeting of the independent directors committee of our board of directors, Stanger delivered to the independent directors committee of our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 3, 2017, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Sentinel Consideration (defined below) and the Advisor Consideration (defined below) payable to Sentinel and the Advisor, respectively, pursuant to the Merger Consideration Allocation Agreement, taken as a whole, is fair to the holders of the Company’s common stock (other than Sentinel and the Advisor), from a financial point of view. Also at this meeting of the independent directors committee of our board of directors, Stanger delivered to the independent directors committee of our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 3, 2017, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Company common stock (other than Sentinel and the Advisor), is fair, from a financial point of view, to such holders. The fairness opinion of Stanger is more fully described under the section “—Opinions of Our Financial Advisors” beginning on page 40. After taking into consideration the discussions with their financial advisor and legal advisors, and taking into account the various reasons considered by the independent directors committee of our board of directors (see “The Merger—Recommendation of Our Board of Directors” and “The Merger—Reasons for the Merger” both beginning on page 37), the independent directors committee of our board of directors unanimously adopted the resolutions previously reviewed and (i) determined and declared that the merger and the other transactions contemplated by the, Merger Agreement were in the best interests of the Company and its stockholders, (ii) declared the merger advisable and in the best interests of the Company and (iii) recommended the approval of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement by our board of directors.

Following the completion of the meeting of the independent directors committee of our board of directors, our board of directors reconvened its meeting to consider the proposed merger agreement with KAREP related to the sale of the Company. At the meeting of our board of directors, UBS delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 3, 2017, to the effect that, as of that date and based on and subject to various assumptions made, matters considered, and qualifications and limitations described in its opinion, the merger consideration to be received by holders of Company common stock (other than Sentinel, KKR, the Advisor and their respective affiliates), was fair, from a financial point of view, to such holders. The fairness opinion of UBS is more fully described under the section “The Merger—Opinions of Our Financial Advisors” beginning on page 40. After taking into consideration the discussions with their financial advisor and legal advisors, and taking into account the various reasons considered by our board of directors (see “The Merger—Recommendation of Our Board of Directors” and “The Merger—Reasons for the Merger” both beginning on page 37), our board of directors, following the recommendation of the independent directors committee of our board of directors, adopted the proposed resolutions and unanimously (i) duly and validly authorized the execution and delivery of the Merger Agreement and declared advisable the merger and the transactions contemplated by the Merger Agreement, (ii) directed that the merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of the Company’s stockholders and (iii) subject to certain exceptions contained in the Merger Agreement, resolved to recommend that the Company’s stockholders vote in favor of the approval of the merger and the other transactions contemplated by the Merger Agreement. Following the adoption of the resolutions, representatives of Latham & Watkins discussed the timing of the execution of the Merger Agreement with KAREP along with the filing of the Form 8-K related thereto.

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Later on May 3, 2017, the Company, Parent, Merger Sub and the Advisor executed and delivered the Merger Agreement. In addition, the various parties signed the Merger Consideration Allocation Agreement, Voting Agreement and Deposit Escrow Agreement (defined below) in connection with the transactions contemplated by the Merger Agreement. Separately, KAREP and the Lender (as defined below) entered into a debt commitment letter with respect to the debt financing related to the proposed acquisition of the Company and KAREP bound the R&W Insurance Policy (defined below). Subsequently, on May 4, 2017, the Company and KAREP issued a joint press release announcing the entry into the Merger Agreement and the proposed merger.

Recommendation of Our Board of Directors

After careful consideration, the independent directors committee of our board of directors unanimously recommended to the board of directors the merger, the Merger Agreement and the other transactions contemplated thereby for approval and adoption and directed that the Merger Agreement be submitted to our board of directors for consideration. Our board of directors subsequently unanimously approved the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the merger, and determined and declared that the merger, substantially upon and in accordance with the terms and conditions of the Merger Agreement, and the other transactions contemplated by the Merger Agreement, are advisable, fair to, and in the best interests of, the Company and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement.

Reasons for the Merger

In reaching the decision to approve the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and to recommend approval of the merger and the other transactions contemplated by the Merger Agreement to our stockholders, our independent directors committee and our board of directors consulted with our senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following material factors which our independent directors committee and our board of directors viewed as supporting their decision to approve the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and to recommend approval of the merger and the other transactions contemplated by the Merger Agreement to our stockholders:

•	our board of directors’ strong understanding of the business, operations, financial condition, earnings and prospects of the Company, as well as of the current and prospective environment in which the Company operates, including economic and market conditions;

•	our board of directors and management have explored the potential sale of the Company for a considerable period of time, including with the assistance of the Company’s financial advisor(s) during much of 2015 and into 2016 and recently with respect to non-US parties, and the proposal by Parent is the most compelling offer received to date;

•	the terms and conditions of the Merger Agreement, which were reviewed by our board of directors with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	the fact that the merger consideration was the result of arm’s-length negotiations and our board of directors belief that the purchase price payable by Parent represented the highest price that Parent was willing to pay;

•	the minimum cash merger consideration of $14.37 per share of our common stock that is payable in connection with the closing of the merger represents a substantial premium of the most recently published net asset value of the Company, with the potential for up to an additional $0.55 per share of our common stock in cash based upon final pricing calculations pursuant to the terms of the Merger Agreement;

•	the potential for the holders of our common stock to receive up to an additional $0.29 per share of our common stock in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger pursuant to the Contingent Value Rights;

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•	the significant cash portion of the merger consideration payable in connection with the closing of the merger allows the Company’s stockholders to immediately realize a fair value that is liquid and certain;

•	the Aggregate Cash Merger Consideration payable by Parent is subject to a collar which helps protect the value to be received by the Company’s stockholders and provide certainty around the minimum amount to be received by the stockholders in connection with the closing of the merger;

•	the risks and uncertainties of remaining as an independent public company and being able to expand our portfolio through acquisitions and development, including, among other things, the challenges of acquiring and developing assets on an accretive basis in light of the intensely competitive environment for the acquisition of senior living real estate assets;

•	the fact that the Merger Agreement permits the Company to continue to pay dividends and distributions through the closing date to the Company’s stockholders;

•	the allocation of the Aggregate Cash Merger Consideration and the Contingent Value Rights has been agreed among Parent, the Company, the Company Operating Partnership, Sentinel and the Advisor such that the amount payable to the Company’s stockholders can be determined prior to the special meeting of the stockholders;

•	the belief that the proposed transaction with Parent is the best option for maximizing stockholder value and is therefore more favorable to the Company’s stockholders than the other strategic alternatives available to the Company, including continuing to operate as an independent company and growing our business through internal growth, which belief was formed based on our board of directors’ review of risks associated with those alternatives;

•	the opinions of Stanger and UBS to the independent directors committee and our board of directors, respectively, as to the fairness, from a financial point of view and as of the date of such opinions, of the Aggregate Cash Merger Consideration to be received pursuant to the Merger Agreement by the holders of Company’s common stock, excluding Sentinel and the Advisor;

•	the ability to complete the merger within a reasonable period of time, including the likelihood of receiving the necessary approvals of the Company’s stockholders to complete the proposed transaction in a timely manner and any other necessary approval in light of the efforts the Company and Parent agreed to use in order to complete the proposed transaction;

•	the efforts made by our board of directors to evaluate, with the assistance of its legal and financial advisors, the terms of the Merger Agreement, make recommendations regarding its negotiations, and execute a Merger Agreement favorable to the Company’s stockholders;

•	the Merger Agreement provisions permitting the Company to furnish non-public information to, and engage in discussions with, a third party that makes an unsolicited written proposal to engage in a strategic transaction, provided that our board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, that the proposal is reasonably expected to result in a transaction that, if consummated, would be more favorable to the Company’s stockholders than the merger;

•	the Merger Agreement provisions permitting our board of directors to, under certain circumstances, withdraw, modify or qualify its recommendation with respect to the merger if our board of directors receives an unsolicited written proposal to engage in a strategic transaction that, in the good faith determination of our board of directors, after consultation with outside legal counsel and financial advisors, constitutes a transaction that, if consummated, would reasonably be likely to be more favorable to the Company’s stockholders than the merger, and, subject to the requirement to pay a termination fee, terminate the Merger Agreement;

•	the fact that the termination fee payable by us in certain circumstances (representing approximately 3.75% of the Company’s equity value) was viewed by our board of directors, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•	the provisions of the Merger Agreement that provide the Company with the necessary flexibility to operate its business in the ordinary course and to address reasonably anticipated challenges that may arise during the pendency of the merger;

•	the ability of the Company under the Merger Agreement to pursue other strategic alternatives or continue to operate its business in the event of the failure of the transaction;

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•	the fact that Sentinel, a significant equity holder of the Company, has entered into the Voting Agreement pursuant to which Sentinel has agreed to vote in favor of the merger at the special meeting of the stockholders, subject to certain terms and conditions contained in the Voting Agreement; and

•	the parties’ commitment to complete the merger pursuant to their respective obligations under the terms of the Merger Agreement, and the likelihood that Parent will complete the transactions contemplated by the Merger Agreement based on, among other things:

•	the fact that there is no financing or due diligence condition;

•	the assessment of Parent’s resources and access to financing sources to fund the merger consideration based on the debt and equity commitments delivered;

•	the fact that Parent would be required to pay a $25 million termination fee to the Company if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement;

•	the fact that the financial and other terms and conditions of the Merger Agreement and the other transactions contemplated thereby were the product of extensive arm’s-length negotiations among the parties; and

•	the fact that the outside date under the Merger Agreement allows for sufficient time to complete the merger, with an extension of three months for receipt of regulatory approvals and the outside date is tolled if the purchase price calculation is submitted to arbitration.

Our independent directors committee and our board of directors also considered the following potentially negative factors in its consideration of the Merger Agreement and the merger:

•	a full auction process was not conducted following receipt of Parent’s initial indication of interest, rather only a targeted number of non-US parties were contacted by UBS on behalf of the Company;

•	the collar limits the potential “upside” that the Company’s stockholders could receive based on an increase in the value of the Company prior to the determination of the Aggregate Cash Merger Consideration;

•	a portion of the merger consideration, equal to the sum of the (i) Indemnity Escrow Fund of up to an aggregate of $11,726,098 and (ii) up to an aggregate of $760,000 potentially payable to the Stockholders’ Representative which will be used to pay for the expenses of and defend and indemnify the Stockholders’ Representative for its services in connection with the merger, will not be received by the Company’s stockholders in connection with the closing of the merger, but will be held for up to three years to satisfy potential indemnity claims of Parent and to make certain payments to the Stockholders’ Representative pursuant to the terms of the Merger Agreement;

•	there is no guarantee that any portion of the Indemnity Escrow Fund will be paid to the Company’s stockholders, as it is not possible to determine what indemnity claims, if any, Parent will make following the closing of the merger;

•	the structure of the proposed transaction includes certain provisions and covenants required by Parent that are more typical in a private real estate transaction and less typical in a merger agreement involving a public company and that provide additional complexity around determining the amount payable to the Company’s stockholders;

•	the possible disruption to the Company’s business that may result from the announcement of the proposed transaction;

•	the negative operating covenants of the Merger Agreement restrict the operation of the Company’s business during the period between the signing of the Merger Agreement and the completion of the merger;

•	the $14,640,269 termination fee and up to $8.7 million of expense reimbursement (which is offset against the termination fee) that could become payable by the Company to Parent if the Merger Agreement is terminated under circumstances specified in the Merger Agreement, may discourage other parties that may otherwise have an interest in a strategic transaction with, or an acquisition of, the Company;

•	the terms of the Merger Agreement place limitations on the ability of the Company to solicit, initiate or knowingly facilitate any inquiry, offer or request that could reasonably be expected to result in alternative strategic transaction proposals and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative strategic transaction;

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•	the possibility that the merger may not be completed or may be unduly delayed because of factors outside of the Company’s control, including the failure to satisfy the numerous closing conditions;

•	the Company’s inability under the terms of the Merger Agreement to seek specific performance to require Parent to complete the merger if the full amount of Parent’s financing is not available, rather only the $25 million deposit will be available to compensate the Company;

•	the risk that the merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the Company’s operating results, particularly in light of the costs incurred in connection with the proposed transaction;

•	the substantial costs to be incurred in connection with the proposed transaction, including the transaction expenses arising from the merger and payments to the Company’s external legal counsel and financial advisors;

•	the potential risk of diverting management’s focus and resources from operational matters and other strategic opportunities while working to implement the merger;

•	the absence of appraisal rights for the Company’s stockholders under Maryland law;

•	the requirement that the Company cause the acquisition of the interests of its joint venture partners under each of the joint ventures to be acquired simultaneously with the closing of the merger, which is not entirely in the Company’s control;

•	the failure to effect the sale or transfer of the Company’s partnership interests in Bryan MOB Partners, L.P. within the specified time could result in a deduction of up to $3,726,098 from the Aggregate Cash Merger Consideration that otherwise could have been received in connection with the closing of the merger;

•	the risk of the Company failing to satisfy the various conditions on or prior to the closing of the merger as required by the Merger Agreement; and

•	the tax consequences to the Company’s stockholders from their receipt of the cash consideration in the merger.

Opinions of Our Financial Advisors

Our independent directors committee and our board of directors retained Stanger and UBS, respectively, to act as financial advisors in connection with the merger. As part of the engagement of Stanger and UBS, the independent directors committee and our board of directors, respectively, requested each of Stanger and UBS to evaluate the fairness, from a financial point of view, of the merger consideration to be received pursuant to the Merger Agreement by the holders of the Company’s common stock. The independent directors committee also requested Stanger to evaluate the fairness, from a financial point of view, of the allocation of merger consideration payable to Sentinel as the holder of our Series C preferred stock and the Series B preferred units of the Company Operating Partnership and the Promote Payment to the Advisor in connection with the transaction, taken as a whole, including the Contingent Value Rights allocated to Sentinel and the Advisor, to the holders of the Company’s common stock.

Opinions of Stanger

In connection with the proposed merger, on May 3, 2017, Stanger rendered to the independent directors committee of the Company’s board of directors two oral opinions, subsequently confirmed in writing and based upon and subject to the limitations and assumptions set forth in its written opinions, that (i) the aggregate merger consideration to be received by the holders of our common stock, including the Contingent Value Rights to be received by the holders of our common stock (the “Common Merger Consideration”), excluding Sentinel and Advisor, pursuant to the Merger Agreement, is fair to the holders of our common stock, from a financial point of view (the “Common Merger Consideration Opinion”); and (ii) (A) the Aggregate Preferred Merger Consideration paid to Sentinel as the only holder of our Series C preferred stock, (B) the Aggregate Cash OP Series B Preferred Units Consideration paid to Sentinel as the only holder of Series B preferred units of the Company Operating Partnership (the sum of the Aggregate Preferred Merger Consideration, the Aggregate Cash OP Series B Preferred Units Consideration, and the number of Contingent Value Rights to be received by Sentinel is referred to herein as the “Sentinel Consideration”), (C) the Promote Payment payable to the Advisor (the Promote Payment and together with the number of Contingent Value Rights to be received by the Advisor, the “Advisor Consideration”), and (D) the allocation of the Contingent Value Rights to Sentinel and the Advisor pursuant to the Merger Consideration Allocation Agreement as described below, taken as a whole, is fair, from a financial point of view, to the holders of our common stock, excluding Sentinel and the Advisor (the “Merger Consideration Allocation Opinion”).

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The full text of Stanger’s Common Merger Consideration Opinion and Merger Consideration Allocation Opinion, each dated May 3, 2017, which set forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with such opinions, are attached to this proxy statement as Annex B and Annex C, respectively. The summary of Stanger’s opinions provided in this proxy statement is qualified in its entirety by reference to the full text of the written opinions. Stanger’s advisory services and opinion were provided for the information and assistance of the independent directors committee in connection with its consideration of the proposed merger, and the opinion does not constitute a recommendation as to how any holder of shares of our common stock or any holder of units of the Company Operating Partnership should vote with respect to the proposed merger or any other matter.

Experience of Stanger

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships and the assets typically owned through such entities including, but not limited to, real properties and property interests.

Summary of Materials Considered

In the course of Stanger’s analysis to render its opinions regarding the merger, Stanger: (i) reviewed a draft copy of the Merger Agreement, the Merger Consideration Allocation Agreement, and the Contingent Value Rights Agreement, which the Company indicated to be in substantially the form intended to be entered into by the parties; (ii) reviewed the financial statements of the Company for the years ended December 31, 2014, 2015 and 2016, contained in the Form 10-K filed with the SEC; (iii) reviewed published investor surveys of valuation parameters and precedent transaction data for medical office, senior housing and skilled nursing properties; (iv) reviewed valuation statistics for publicly traded real estate investment trusts that focus on healthcare and senior housing related real estate; (v) reviewed historical and 2017 budgeted net operating income for each property owned by the Company and included in the merger (the “Properties”); (vi) reviewed information concerning the Company’s loan receivable (the “Georgetown Note”); (vii) reviewed projections prepared by the Advisor for each Property, the Georgetown Note and for the Company for the years ending December 31, 2017, 2018 and 2019 (the “Management Projections”); (vii) conducted site visits of each Property and the property collateralizing the Georgetown Note; (viii) discussed with the Advisor the current and prospective performance of the Company, the Properties, and the Georgetown Note; (ix) reviewed the Advisory Agreement; (x) reviewed the Company’s articles of incorporation, articles supplementary, bylaws, operating agreement, securities purchase agreement and investor rights agreement and related amendments; (xi) reviewed publicly available information on merger termination fee levels; and (xii) conducted such other analyses as Stanger deemed appropriate.

Summary of Analyses

In preparing its opinions for the independent directors committee, Stanger performed a variety of analyses, including those described below. In rendering the opinions, Stanger applied judgment to a variety of complex analyses and assumptions. Stanger has advised the independent directors committee that the preparation of fairness opinions is a complex process that involves various quantitative and qualitative judgments and determinations with respect to financial, comparative and other analytical methods and information and the application of these methods and information to the unique facts and circumstances presented. Stanger arrived at its opinions based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. The fact that any specific analysis is referred to is not meant to indicate that such analysis was given greater weight than any other analysis. Stanger made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its reviews and analyses. The assumptions made and the judgments applied in rendering the opinions are not readily susceptible to partial analysis or summary description. Accordingly, Stanger has advised the independent directors committee that its entire analysis must be considered as a whole, and that selecting portions of its analyses, analytical methods and the factors considered without considering all factors and analyses and assumptions, qualifications and limitations of each analysis would create an incomplete view of the evaluation process underlying the opinions. No company or portfolio used in Stanger’s analyses for comparative purposes is identical to the Company or its portfolio of Properties, and no transaction used in Stanger’s analyses for comparative purposes is identical to the merger and other transactions contemplated by the Merger Agreement. The estimates contained in Stanger’s analyses and the referenced valuation ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, the analyses relating to the value of the Company’s assets or securities do not purport to be appraisals or reflect the prices at which such assets or securities actually may be purchased or sold, which may depend on a variety of factors, many of which are beyond our control and the control of Stanger. Much of the information used in, and accordingly the results of, Stanger’s analyses are inherently subject to substantial uncertainty and, therefore, neither the Company nor Stanger assumes any responsibility if future results are materially different from those estimated or indicated.

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Stanger’s opinions were provided to the independent directors committee in connection with the independent directors committee’s consideration of the merger and other transactions contemplated by the Merger Agreement and were one of several factors considered by the independent directors committee in evaluating the transactions. Neither Stanger’s opinions nor its analyses were determinative of the Common Merger Consideration or of the views of the independent directors committee or the board of directors with respect to the transactions. The following is a summary of the material valuation analyses prepared in connection with Stanger’s opinion.

Stanger’s Observations Regarding the Merger

Stanger observed that the initial estimated Aggregate Cash Merger Consideration is $390,407,161, and that the Merger Agreement and the Merger Consideration Allocation Agreement contemplate the payment of this amount as follows, and as calculated as the date of the Merger Agreement: (i) $221,205,135 in cash to Sentinel for the Aggregate Cash OP Series B Preferred Units Consideration, (ii) $100,000 in cash to Sentinel for the Aggregate Preferred Merger Consideration, and (iii) $169,102,026 in cash ($14.65 per share of our common stock) to the holders of our common stock. Stanger observed that the Aggregate Cash Merger Consideration is subject to a symmetrical collar equal to $8,000,000 (the “Collar”) providing for a final Aggregate Cash Merger Consideration range to be paid in connection with the closing of the merger of $382,407,161 to $398,407,161 and further providing for (i) a range of Aggregate Cash OP Series B Preferred Units Consideration of $216,355,482 to $226,054,788; (ii) a fixed amount of Aggregate Preferred Merger Consideration of $100,000 and (iii) a range of the aggregate cash amount payable to the holders of our common stock in connection with the closing of the merger (the “Common Cash Merger Consideration”) of $165,951,679 ($14.37 per share of our common stock) to $172,252,373 ($14.92 per share of our common stock).

Stanger further observed that the initial estimated Aggregate Cash Merger Consideration includes a deduction for the Promote Payment of $5,090,124 pursuant to the Advisory Agreement and the Merger Consideration Allocation Agreement, with such Promote Payment also subject to the Collar and therefore ranging from $4,697,186 to $5,483,061.

Stanger observed that in connection with the merger, two contingency funds were established as follows: (i) the Indemnity Escrow Fund related to potential deductible payments under insurance to be obtained by Parent to cover breaches of representations and warranties made by the Company in the Merger Agreement and to cover certain other items as described more fully below, and subject to a further $3,726,098 increase if the Company’s partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) are not sold prior to the Calculation Date, with the increased amount to be subsequently released to the Contingent Value Rights holders if the Bryan MOB Partners, L.P. partnership interests are sold within six months after the closing of the merger, and (ii) $1 million delivered to the Advisor for its services as the Stockholders’ Representative in connection with the merger (the “Representative Amount”), (A) up to $760,000 of which the Representative Fund will be used to pay for the expenses of and defend and indemnify the Stockholders’ Representative for its services in connection with the merger, and (B) $240,000 of which will be retained by the Stockholders’ Representative as compensation for its services as the Stockholders’ Representative. Stanger observed that each share of our common stock will receive one Contingent Value Right associated with the Indemnity Escrow Fund, the unused Representative Fund, and certain tax benefits or third party payments Parents receives as reimbursement for indemnity payments made to Parent that were subsequently covered from other sources. See “The Merger Agreement—Consideration to be Received in the Merger” for more information on Contingent Value Rights. Sentinel and the Advisor will also receive Contingent Value Rights. Any funds distributed from the Indemnity Escrow Fund, the Representative Fund and the tax benefits or third party payments Parent receives as described above are to be paid to Sentinel, the Advisor and the holders of our common stock in the ratio of 57.78%, 4.22% and 38.00%, respectively.

Overview of Reviews and Analyses

In conducting its reviews and analysis, Stanger considered, among other things the following financial and comparative valuation analyses: (1) direct capitalization analysis (2) discounted cash flow analysis; and (3) public company comparable analysis. In each of Stanger’s analyses, amounts equal to the Indemnity Escrow and the Representative Amount were deducted to facilitate a comparison to the merger.

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Direct Capitalization Analysis.

Stanger conducted an analysis of precedent transactions involving multi-property purchases and sales of healthcare related properties and published investor survey data and reviewed the estimated value of our common stock based upon an assumed sale of the Company’s Properties and Georgetown Note, payment of sale expenses, outstanding debt, and setting aside reserves in amounts equal to the Indemnity Escrow and the Representative Amount, and any amounts due to the Advisor, and the distribution of the remaining sale proceeds and other net assets of the Company to Sentinel, as the only holder of our Series C preferred stock and the Series B preferred units of the Company Operating Partnership, and holders of our common stock.

The estimated sale price of the Company’s real estate portfolio was based upon the capitalization of management’s estimate of net operating income for each property for the twelve months ending July 31, 2018, except for one property in lease-up during 2017 for which management’s calendar year 2018 was utilized. The net operating income for each asset was capitalized at a range of capitalization rates deemed appropriate for that healthcare asset.

To establish the range of capitalization rates, Stanger reviewed information on multi-property purchases and sales of healthcare related properties for the period January 1, 2016 through April 30, 2017. Stanger observed that the range of capitalization rates reported for precedent purchase and sale transactions for each of the three asset classes of healthcare Properties owned by the Company were as follows: (i) senior housing facility transactions – 5.5% to 7.5%; (ii) medical office building transactions – 5.6% to 6.8%; and (iii) skilled nursing facility transactions – 7.0% to 9.4%. Stanger also reviewed published industry surveys prepared by PricewaterhouseCoopers for the first quarter 2017 for medical office buildings, and the CBRE Seniors Housing and Care Investor Survey for the first half of 2016 (the latest available at the time of Stanger’s analysis) for senior housing and skilled nursing facilities, and observed that target going-in capitalization rates among survey participants for (i) senior housing facilities ranged from 5.00% to 11.00%; (ii) medical office buildings ranged from 4.75% to 10.00%; and (iii) skilled nursing facilities ranged from 10.00% to 14.00%.

To establish the range of capitalization rates deemed appropriate for the Properties, Stanger did not rely solely on the ranges or quantitative averages of the precedent purchase and sale transactions or investor surveys cited above, but rather used its professional judgement. Accordingly, Stanger, based upon its experience, also made qualitative judgments concerning the Properties. In making such qualitative judgments, Stanger considered such factors, among others, as asset class, age, location and, for those assets under long-term triple-net leases, lease coverage and lessee credit quality. The analysis indicated the following range of capitalization rates for each healthcare asset class of the Company:

Indicated Range of Direct Capitalization Rates
Assisted Living	5.75% - 7.75%
Medical Office Properties	5.75% – 6.25%
Skilled Nursing Facilities	6.35% - 14.00%

Stanger then applied the direct capitalization rates to the projected net operating income for each healthcare asset to arrive at an indicated liquidation value of each asset. The indicated liquidation values of each healthcare asset were then summed to determine an aggregate estimated value of the Company’s total portfolio.

For the purpose of this direct capitalization analysis, the Company’s Georgetown Note receivable was assumed to be sold at a range of values based upon the fully drawn note amount, plus a participation feature valued at a capitalization rate range of 6.0% to 6.5% applied to management’s 2019 estimated property net operating income, present valued at a discount rate range of 8.50% to 8.75%.

To estimate the value of our common stock, Stanger deducted from the estimated aggregate value of the Company’s Properties, estimated sale transaction costs of 0.65% of such value and outstanding debt, and added net other assets, and then deducted the estimated amounts due to buyout joint venture partners in certain assets, the amounts of the Indemnity Escrow Fund and Representative Amount, the amounts due to the Advisor, and amounts due to Sentinel, as the only holder of Company’s Series C preferred stock and the Series B preferred units of the Company Operating Partnership, to arrive at the net proceeds which would be distributable to the holders of our common stock in a hypothetical liquidation of the Company. The resulting proceeds were divided by the number of shares of our common stock outstanding to arrive at the following indicated Hypothetical Liquidation Value per common stock:

Indicated Range of Hypothetical Liquidation Value Per Share Based on Direct Capitalization Analysis
	Low	High
Indicated Value Range	$13.55	$15.18

Stanger observed that the indicated range of hypothetical liquidation value from the direct capitalization analysis was $13.55 to $15.18 per share of common stock compared with the estimated range of Common Cash Merger Consideration per share of common stock to be paid in the merger of $14.37 to $14.92. Stanger concluded that the direct capitalization analysis supports the fairness of the Common Merger Consideration to be received by the holders of our common stock in the merger.

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Discounted Cash Flow Analysis.

Stanger performed a discounted cash flow analysis to review the estimated present value per share of our common stock (i) based on the financial forecasts and estimates contained in the Management Projections (as described in “—Management Projections”), (ii) after assuming distributions from the Company’s continued operation as an independent stand-alone entity, and (iii) after estimating sales proceeds from the liquidation of the Properties at the end of the projection period.

The discounted cash flow analysis (“DCF”) scenario assumed, among other things, that: (1) the annual distributions to holders of our common stock would continue at $0.50 per share of our common stock; (2) no new shares or units in the Company Operating Partnership would be issued and such shares and units would remain at their current levels throughout the projection period; (3) our Series C preferred stock and the Series B preferred units of the Company Operating Partnership would remain outstanding for the projection period, with no new preferred stock of the Company or Series B preferred units of the Company Operating Partnership issuance; (4) the Company’s Cash Available for Distribution (“CAD”) from Management Projections in excess of assumed distributions to the holders of our common stock, Series C preferred stock and the Series B preferred units of the Company Operating Partnership was added to the Company’s net working capital; (5) the sale of the Properties would occur at the terminal values projected by capitalizing the Properties’ estimated net operating income from Management Projections in 2019 at a range of terminal capitalization rates deemed appropriate; (6) real estate selling costs would be incurred equal to 0.65% of the terminal value; (7) debt outstanding and the estimated amounts due to joint venture partners in certain assets was deducted; (8) estimated net other assets of the Company was added; (9) any subordinated incentive payments and other payments due to the Advisor were deducted from sale proceeds; (10) an amount equal to the sum of the Indemnity Escrow Fund and Representative Amount was deducted; and (11) the remaining proceeds would be distributed among Sentinel, as the only holder of our Series C preferred stock and the Series B preferred units of the Company Operating Partnership, and holders of our common stock. Distributions and residual sale proceeds per share of our common stock were then discounted at a range of discount rates deemed appropriate to determine an estimated present value per common stock.

Stanger reviewed published industry surveys prepared by PricewaterhouseCoopers for the first quarter of 2017 for medical office buildings, and Senior Living Valuation Services, Inc.’s annual “The Senior Housing Investment Survey – Spring 2016” (the latest available at the time of Stanger’s analysis), for senior housing and skilled nursing facilities, to assist in establishing a range of discount rates to be applied to the projected cash flows to our common stock and observed that target discount rates among survey participants for (i) senior housing facilities ranged from approximately 7.00% to 18.00%; (ii) medical office buildings ranged from 5.75% to 11.00%; and (iii) skilled nursing facilities ranged from 12.00% to 16.00%. To assist in establishing a range of terminal capitalization rates to be applied to the Properties’ estimated net operating income from the Management Projections in 2019 in estimating the Properties’ residual values, Stanger reviewed a published industry survey prepared by PricewaterhouseCoopers for the first quarter of 2017 for medical office buildings, and observed that target terminal capitalization rates for medical office properties ranged from 5.50% to 10.25% (no published survey data with respect to terminal capitalization rates for senior housing or skilled nursing facilities was available). Based upon the DCF scenario projections, Stanger estimated the net present value of the cash flows and residual value distribution to holders of our common stock based upon a range of discount rates of 9.25% to 9.75% and a range of terminal capitalization rates of 6.75% to 7.25% (the residual capitalization rates used in the DCF Scenario with respect to the Georgetown Note participation feature were the same as applied in the liquidation analysis). To establish the appropriate range of discount rates and the terminal capitalization rates, Stanger did not rely solely on the ranges or quantitative averages of the investor surveys cited above. Rather, Stanger used its professional judgement, including consideration of the qualitative factors, capitalization rates utilized and supporting data as discussed previously in the Direct Capitalization Analysis. The following summarizes the results of these calculations:

Indicated Range of Hypothetical Value Per Share Based on Discounted Cash Flow Analysis

Range of	Range of Terminal
Discount Rates	Capitalization Rates	Implied Share Price
9.25% to 9.75%%	6.75% to 7.25%	$13.74 to $15.15

Stanger noted that the estimated range of Common Cash Merger Consideration of $14.37 to $14.92 per share of our common stock was within the range of the shares prices implied by the foregoing analysis. Stanger concluded that the DCF supports the fairness of the Common Merger Consideration to be received by the holders of our common stock in the merger.

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Public Market Comparable Analysis.

Stanger reviewed the range of estimated value per share of our common stock as a multiple of estimated funds from operations (“FFO”) and adjusted FFO (“AFFO”) of the Company based on the indicated valuation multiples of publicly traded REITs engaged in the business of owning and operating healthcare related properties.

Stanger reviewed valuation statistics for the following publicly traded real estate investment trusts that focus on investing in healthcare related real estate:

Care Capital Properties, Inc.

CareTrust REIT, Inc.

Community Healthcare Trust Incorporated

Global Healthcare REIT, Inc.

Global Medical REIT Inc.

HCP, Inc.

Healthcare Realty Trust Incorporated

Healthcare Trust of America, Inc.

LTC Properties, Inc.

MedEquities Realty Trust, Inc.

Medical Properties Trust, Inc.

National Health Investors, Inc.

New Senior Investment Group Inc.

Omega Healthcare Investors, Inc.

Physicians Realty Trust

Quality Care Properties, Inc.

Sabra Health Care REIT, Inc.

Senior Housing Properties Trust

Universal Health Realty Income Trust

Ventas, Inc.

Welltower Inc.

To arrive at valuation statistics for each company, Stanger divided the closing share price as of May 1, 2017 (the “Closing Price”) of each company’s common stock by the FFO and AFFO per share (i) reported for the prior 12 month period; and (ii) the consensus analyst estimate of FFO and AFFO per share for 2017. The 2017 estimates of FFO and AFFO were based on the most recent analyst’s estimates for each company published by SNL Financial. The indicated mean average, median, and high and low multiples for the comparable publicly traded companies were as follows:

Indicated FFO and AFFO Multiples for Comparable Publicly Traded REITs

	Trailing 12 Months				Forward (2017E)
	FFO		AFFO		FFO		AFFO
Min	8.8	x	8.2	x	8.2	x	9.4	x
Mean	15.2	x	14.0	x	13.5	x	14.8	x
Median	15.6	x	11.5	x	14.3	x	14.3	x
Max	22.6	x	25.9	x	19.5	x	23.1	x

Because of the inherent differences between the business, operations and prospects of the Company and those of the selected publicly traded companies, Stanger believed that it was inappropriate to, and therefore did not, rely solely on the quantitative averages of the selected publicly traded company analysis. Accordingly, Stanger also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected publicly traded companies. These qualitative judgments related primarily to the differing sizes, growth prospects, management, profitability, leverage, asset type and perceived operational risk between the Company and the companies included in the selected publicly traded company analysis.

Based on these judgments, Stanger selected multiple ranges of 13.0x to 14.0x for estimated 2017 FFO and 14.5x to 15.5x for 2017 AFFO in a Listing Analysis, reflecting the range of value for the Company on a stand-alone basis. Stanger also considered a merger analysis reflecting the application of higher multiples based upon a merger with an existing publicly traded company. For the merger analysis, Stanger selected 13.75x to 14.75x for estimated 2017 FFO and 15.25x to 16.25x for 2017 AFFO. Stanger applied such ranges to the FFO and AFFO from the Management Projections, adjusted for normalized general and administrative expenses pro forma the internalization of management as estimated by Stanger, to calculate a range of implied prices per common stock of the Company after determining the amounts due to the Series C preferred stock and the Series B preferred units of the Company Operating Partnership and taking into account payments due to the Advisor for its promote and the Common Catch-Up (as defined below). Stanger observed that the Company’s current cash balances were sufficient to fund the Indemnity Escrow Fund and the Representative Amount, to cover payments due to the Advisor in connection with the successful completion of a liquidity event for our stockholders due upon the termination of the Advisory Agreement and Common Catch-Up payments (as defined below) due to the holders of our common stock. The following summarizes the result of these calculations:

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Indicated Range of Hypothetical Value Per Share Based upon Public Market Comparable Analysis

		Multiple Ranges	Implied Share Price
Listing	FFO	13.0x to 14.0x	$13.30 to $14.15
	AFFO	14.5x to 15.5x	$13.11 to $13.85
Merger	FFO	13.75x to 14.75x	$13.94 to $14.79
	AFFO	15.25x to 16.25x	$13.67 to $14.42

Stanger noted that the estimated range of Common Cash Merger Consideration of $14.37 to $14.92 per share of our common stock exceeded or was within each of the ranges of price per share implied by the foregoing analysis. Stanger concluded that the public market comparable analysis supports the fairness of the Common Merger Consideration to be received by the holders of our common stock in the merger.

Merger Consideration Allocation Agreement Review by Stanger

Stanger reviewed the Merger Consideration Allocation Agreement and observed that the allocation of Aggregate Cash Merger Consideration contemplated in such agreement provides for (i) an allocation of the Promote Payment, as described below, solely to the holders of our common stock in a manner consistent with the intentions of the underlying agreements between Sentinel and the Company; (ii) a priority allocation of aggregate merger consideration to the holders of our common stock for unpaid distributions to achieve a cumulative non compounded return on original investment equal to the operating distribution return to the Series B preferred units of the Company Operating Partnership (the “Common Catch-Up”) of approximately 7.42% since the commencement of Sentinel’s investment in the Company in 2013, consistent with the intentions of the underlying agreements between Sentinel and the Company; (iii) a priority return of $100,000 to Sentinel for its $100,000 investment in our Series C preferred stock; and (iv) the allocation of the remaining Aggregate Cash Merger Consideration in the ratio of 42.22% to the holders of our common stock and 57.78% to Sentinel for its investment in Series B preferred units of the Company Operating Partnership, such allocation based upon the relative as-converted common unit ownership of the Company Operating Partnership of each party based upon capital contributed to the Company Operating Partnership, converted at $10.00 per share for the holders of our common stock and $10.02 per share for Sentinel, consistent with intention of the underlying agreements between Sentinel and the Company.

Stanger observed that the Promote Payment payable to the Advisor pursuant to the Merger Consideration Allocation Agreement is based upon a formula equal to 10% of the excess of (i) the equity value pursuant to the merger per share of our common stock multiplied by the original shares of common stock of 12,804,644 plus all distributions paid on the shares of common stock; over (ii) invested capital per share of common stock of $10.00 multiplied by the current shares of common stock equal to 11,546,503 plus amounts funded by Sentinel used to redeem shares of common stock plus a threshold non compounded annual return of 7% on invested capital since the original investment of capital. Stanger observed that this calculation is consistent with the intentions of the underlying agreements and supporting documentation relating to the Promote Payment due to the Advisor.

Stanger observed that $8,000,000 will be deducted in the determination of the Aggregate Cash Merger Consideration and deposited into the Indemnity Escrow Fund to cover contingencies and that the Representative Amount of $1,000,000 will be deducted in the derivation of the Aggregate Cash Merger Consideration and delivered to the Stockholders’ Representative, up to $760,000 of which as the Representative Fund to pay for the expenses of and defend and indemnify the Stockholders’ Representative for its services in connection with the transactions, and $240,000 of which to be retained by the Stockholders’ Representative as compensation for such services. Stanger further observed that the Indemnity Escrow Fund is subject to a further $3,726,098 increase if the Company’s partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) are not sold prior to the Calculation Date, with the increased amount to be subsequently released to the holders of Contingent Value Rights in the ratio disclosed below if the Bryan MOB Partners, L.P. partnership interests are sold within six months after the closing of the merger. Stanger observed that any funds remaining after the settlement of the Indemnity Escrow Fund and unused portion of the Representative Fund will be distributed to the holders of our common stock, Sentinel and the Advisor in the ratio of 38.0%, 57.78% and 4.22% respectively, reflecting the incremental allocation of proceeds in accordance with the Merger Consideration Allocation Agreement. Each holder of our common stock will be issued one Contingent Value Right per share through which remaining Indemnity Escrow Fund and Representative Fund amounts allocable to the holders of our common stock will be distributed. Stanger observed that the Aggregate Cash Merger Consideration of $390,407,161 is subject to the symmetrical Collar of $8,000,000. Stanger observed that the following table summarizes the allocation of the Aggregate Cash Merger Consideration between the holders of our common stock and Sentinel, and the amount due to the Advisor for the Promote Payment deducted in the determination of the Aggregate Cash Merger Consideration. Further, the second table below summarizes the potential maximum allocation of proceeds from the Contingent Value Rights, assuming no increase related to Bryan MOB Partners, L.P. and after taking into account the $240,000 of compensation amount to the Stockholders’ Representative.

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Aggregate Cash Merger Consideration Allocation ("ACMC")

			ACMC Range
		Initital ACMC	Low	High
Aggregate Cash Merger Consideration	(A)+(B)+(C)	$390,407,161	$382,407,161	$398,407,161
Add back: Promote Payment		$5,090,124	4,697,186	5,483,061
Aggregate Consideration		$395,497,285	$387,104,347	$403,890,222
Distribution Catch Up to OP Common Units (a)		$(12,573,815)	(12,573,815)	(12,573,815)
OP Series A Capital / Series C Preferred		$(100,000)	(100,000)	(100,000)
Series A Accrued Distributions		$0	-	-
Proceeds Available for Distribution Pro Rata		$382,823,470	$374,430,532	$391,216,407

Pro Rata Distributions: OP Common Units and OP Series B Preferred Units

	Capital	Contribution			Relative Unit
	Contribution	per Unit	# Units		Percentages
OP Common Units	$115,665,030	$10.00	11,566,503	*	42.22%	$161,618,335	$158,075,050	$165,161,619
OP Series B Preferred Units	158,626,000	$10.02	15,830,938		57.78%	$221,205,135	216,355,482	226,054,788
	$274,291,030		27,397,441		100.00%	$382,823,470	$374,430,532	$391,216,407
	*includes 20,000 LP common units held by REIT

Common Cash Merger Consideration
Proceeds Allocated Based on Pro Rata Units			$161,618,335	$158,075,050	$165,161,619
Distribution Catch Up to OP Common Units			$12,573,815	12,573,815	12,573,815
Less: Promote Payment			$(5,090,124)	(4,697,186)	(5,483,061)
Common Cash Merger Consideration	Shares O/S	(A)	$169,102,026	$165,951,679	$172,252,373
Common Cash Merger Consideration per Share	11,546,503		$14.65	$14.37	$14.92
	Collar Per Share Impact			$(0.27)	$0.27
Aggregate Cash OP Series B Preferred Unit Consideration (Sentinel)
Proceeds Allocated Based on Pro Rata Units			$221,205,135	$216,355,482	$226,054,788
Aggregate Cash OP Series B Preferred Unit Consideration		(B)	$221,205,135	$216,355,482	$226,054,788

Preferred Merger Consideration (Sentinel)
OP Series A Capital / Series C Preferred			$100,000	100,000	100,000
Preferred Merger Consideration		(C)	$100,000	100,000	100,000

(a) Through Initial Estimated Closing Date (July 31, 2017). To be updated through revised Estimated Closing Date.

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Contingent Value Right ("CVR") Allocation (i.e. Indemnity Escrow and Representative Fund)

	At	At Cash Consideration Range
	Initial ACMC	Low	High
Assumed Maximum Indemnity Escrow/ Representative Fund Amount (a)	$8,760,000	$8,760,000	$8,760,000

Company Common Stock Incremental Share of CVR
Pro Rata Unit Allocation Applicable to OP Common Units	42.22%	42.22%	42.22%
Adjustment for Advisor Promote Payment (1-10% Advisor Promote)	x90.00%	x90.00%	x90.00%
Incremental Company Common Stock CVR Allocation Percentage	38.00%	38.00%	38.00%

Estimated Maximum CVR Dollars Allocable to Company Common Stock	$3,328,424	$3,328,424	$3,328,424
Common Cash Merger Consideration	169,102,026	165.951.679	172,252,373
Estimated Potential Total Proceeds to Common Shareholders	$172,430,450	$169,280,103	$175,580,797
Potential Total Per Shr	$14.93	$14.66	$15.21
OP Series B Preferred Units Incremental Share of CVR
Incremental OP Series B Preferred Units CVR Allocation Percentage	57.78%	57.78%	57.78%
Estimated Maximum CVR Dollars Allocable to OP Series B Preferred Units	$5,061,751	$5,061,751	$5,061,751

Advisor Incremental Share of CVR / Representative Fund
Incremental Company Common Stock CVR Allocation Percentage	42.22%	42.22%	42.22%
x Advisor Promote (10%)	x10.00%	x10.00%	x10.00%
Incremental Advisor Share CVR Allocation	4.22%	4.22%	4.22%
Estimated Maximum CVR Dollars Allocable to Advisor	$369,825	$369,825	$369,825

(a) Amounts remaining in Representative Fund and Indemnity Escrow will be distributed via CVR. Illustrative example above assumes full Indemnity Fund return (before any possible adjustment for the Company's Bryan interest) and use of Representative Fund limited to the $240,000 administrative fee.

Conclusions

Stanger concluded, in its Common Merger Consideration Opinion, based upon its analysis and the assumptions, qualifications and limitations cited in such written opinion, and in reliance thereon, that as of the date of the opinion, the Common Merger Consideration to be received by the holders of our common stock pursuant to the Merger Agreement is fair to the holders of our common stock from a financial point of view, other than Sentinel and the Advisor as to which no opinion was expressed. Stanger concluded, in its Merger Consideration Allocation Opinion, based upon its analysis and the assumptions, qualifications and limitations cited in such written opinion, and in reliance thereon, that as of the date of the opinion, the Sentinel Consideration and the Advisor Consideration payable to Sentinel and the Advisor, respectively, pursuant to the Merger Consideration Allocation Agreement, taken as a whole, is fair to the holders of our common stock from a financial point of view, except for Sentinel and the Advisor, as to whom no opinion was expressed. The issuance of the fairness opinions was approved by the Fairness Opinion Committee of Stanger.

Assumptions

In conducting its review and in rendering its opinions, Stanger assumed with the consent of the independent directors committee that the Merger Agreement, the Merger Consideration Allocation Agreement and the Contingent Value Rights Agreement will not, when executed, differ in any material respect from the drafts thereof which Stanger reviewed and that the proposed transaction will be consummated in accordance with the terms of the Merger Agreement and other transaction agreements. In rendering its opinions, Stanger was advised that they may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to Stanger by the Company. Stanger did not perform an independent appraisal of the assets and liabilities of the Company, or engineering, structural or environmental studies of the Properties of the Company, and Stanger has relied upon the representations of the Company and the Advisor and their representatives and advisors regarding the physical condition and capital expenditure requirements of the Properties. Stanger has also relied on the assurance of the Company and the Advisor that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the merger provided or communicated to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of the assets and liabilities of the Company or the information reviewed between the date such information was provided and the date of its opinion; and that the Company and the Advisor are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

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Limitations and Qualifications

Stanger was not engaged to, and therefore did not: (i) appraise the assets or liabilities of the Company; (ii) make any recommendation to the holders of our common stock or Sentinel, as the only holder of our Series C preferred stock and the Series B preferred units of the Company Operating Partnership, with respect to whether or not to adopt the Merger Agreement or the impact, tax or otherwise, of adopting the Merger Agreement; (iii) select the method of determining the type or amount of Aggregate Cash Merger Consideration to be paid in the merger; (iv) express any opinion as to (a) the business decision to pursue the merger or alternatives to the merger; (b) the amount of expenses relating to the merger; (c) the amounts of the Indemnity Escrow Fund or the Representative Amount; (d) the value of any interest in the Indemnity Escrow Fund or Representative Amount held by Sentinel, the Advisor or the holders of our common stock; (e) any legal, tax, regulatory or accounting matters, as to which Stanger understood that the Company’s obtained such advice as it deemed necessary from qualified professionals; or (f) except as set forth in the opinion of fairness, from a financial point of view, to the holders of our common stock (excluding Sentinel and the Advisor) of the Sentinel Consideration and the Advisor Consideration, taken as a whole, payable in the merger pursuant to the Merger Consideration Allocation Agreement, any other terms of the merger other than the fairness, from a financial point of view, to the Company of the Common Merger Consideration to be received by the holders of our common stock pursuant to the Merger Agreement; or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any officers, directors, or employees of any of the parties, or any class of such persons, relative to the compensation or consideration to the holders of our common stock.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the independent directors committee of the Company’s board of directors and the Company’s board of directors that Stanger’s entire analysis must be considered as a whole and that selecting portions of Stanger’s analysis and the factors considered by Stanger, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion.

Compensation and Material Relationships

For preparing the fairness opinions in connection with the merger, Stanger was paid a fee of $850,000. In addition, Stanger was reimbursed for certain out-of-pocket expenses of $9,042, and may reimbursed for other expenses including legal fees, and will be indemnified against all liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to the Company other than liabilities resulting from Stanger’s gross negligence or willful misconduct. The fees were negotiated with Stanger. Payment of the fairness opinion fees to Stanger is not dependent upon completion of the merger or upon the findings of Stanger with respect to fairness. During the past two years, and at the present time, the Company has engaged Stanger to provide financial advisory services. Other than its fees received for the preparation of the fairness opinions in connection with the merger, during the past two years Stanger was paid fees by the Company for financial advisory services aggregating $50,000 and expense reimbursements aggregating $6,558. In connection with the merger Stanger served as financial advisor to the independent directors committee. Stanger was and is expected to be paid usual and customary compensation in connection with those financial advisory services, however, Stanger will not be paid compensation that is contingent upon completion of the merger.

Opinion of UBS

Opinion of UBS to the Board of Directors

The Company retained UBS to act as financial advisor to the Company. As part of that engagement, the Company’s board of directors requested that UBS render an opinion as to the fairness, from a financial point of view, to the holders of our common stock, other than Sentinel, KKR, the Advisor, and their respective affiliates, of the Common Merger Consideration to be received by such holders in the merger. On May 3, 2017, at a meeting of the Company’s board of directors held to evaluate the merger and the Merger Agreement and the transactions contemplated thereby, UBS delivered to the Company’s board of directors an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated May 3, 2017, to the effect that, as of that date and based on and subject to various assumptions made, matters considered, and qualifications and limitations described in its written opinion, the Common Merger Consideration to be received by the holders of our common stock, other than Sentinel, KKR, the Advisor, and their respective affiliates, in the merger was fair, from a financial point of view, to such holders.

The full text of UBS’s opinion to the Company’s board of directors describes the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference. Holders of our common stock are encouraged to read UBS’s opinion carefully in its entirety. UBS’s opinion was provided for the benefit of the Company’s board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Common Merger Consideration to be received by the holders of our common stock, other than Sentinel, KKR, the Advisor, and their respective affiliates, in the merger from a financial point of view, and does not address any other aspect of the merger or any related transaction. UBS’s opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger or any related transaction. UBS’s opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the merger or any related transaction. The following summary of UBS’s opinion is qualified in its entirety by reference to the full text of UBS’s opinion.

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In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that the Company’s board of directors directed UBS to utilize for purposes of its analysis;

•	conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company;

•	performed a discounted cash flow analysis of the Company in which UBS analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed the Merger Agreement, the Contingent Value Rights Agreement and the Merger Allocation Agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Company’s board of directors, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of the opinion. In addition, with the consent of the Company’s board of directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the direction of the Company’s board of directors, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In addition, UBS assumed, with the approval of the Company’s board of directors, that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. The opinion of UBS was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the direction of the Company’s board of directors, UBS was not asked to, nor did it, offer any opinion as to the terms, other than the Common Merger Consideration to the extent expressly specified in the opinion, of the Merger Agreement or any related documents or the form of the merger or any related transaction (including, without limitation, the Merger Allocation Agreement). Furthermore, at the direction of the Company’s board of directors, UBS assumed, for purposes of its opinion, that (a) the adjustments set forth in Section 2.1 of the Merger Agreement (the “Adjustments”) will result in the Common Cash Merger Consideration being equal to $14.37 per share and the Aggregate Cash Merger Consideration being equal to $382,407,161, and its opinion does not express any view as to any such proposed or actual Adjustments (provided that, for the avoidance of doubt, its opinion would not be affected if, as a result of the Adjustments, the Common Cash Merger Consideration were to be greater than $14.37 per share and the Aggregate Cash Merger Consideration were to be greater than $382,407,161), (b) no amounts will be paid with respect to the Contingent Value Rights, and (c) there will be 11,546,503 shares of our common stock outstanding immediately prior to the merger. In addition, UBS expressed no opinion as to (i) the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the Common Merger Consideration, (ii) the relative allocation (contractual or otherwise) of any consideration among the Company, the holders of our common stock, the holders of preferred stock of the Company, the holders of the Series B preferred units of the Company Operating Partnership, and the Advisor, (iii) the fairness of the Common Merger Consideration relative to the consideration to be received by holders of any other securities of the Company or its affiliates in connection with the merger, and (iv) the entitlement of the Advisor to receive a fee pursuant to the Advisory Agreement and the Merger Allocation Agreement, which is an Adjustment that reduces the Common Merger Consideration payable to the holders of our common stock. In rendering its opinion, UBS assumed, with the consent of the Company’s board of directors, that (x) the parties to the Merger Agreement will comply with all material terms of the Merger Agreement, and (y) the merger will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any material adverse effect on the Company, Parent or the merger.

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In connection with rendering its opinion to the Company’s board of directors, UBS performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public company analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to the Company, or the transactions contemplated by the Merger Agreement. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes its analyses and the summary contained in this proxy statement must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’s analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of the Company underlying the analyses of UBS are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. These estimates are necessarily subject to uncertainty because, among other things, they are based upon numerous factors and events beyond the control of the Company or its advisors. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The Common Merger Consideration to be received by the holders of our common stock was determined through negotiations between Parent and the Company and the decision by the Company to enter into the Merger Agreement to effect the transaction was solely that of the Company’s board of directors. UBS’s opinion and financial analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s board of directors or the management of the Company with respect to the merger or the Common Merger Consideration. While UBS provided advice to the Company’s board of directors in connection with the proposed merger, the Company’s board of directors determined the consideration and UBS did not recommend any specific amount or type of consideration.

For purposes of UBS’s opinion, at the direction of the Company’s board of directors, UBS assumed that the Common Cash Merger Consideration will be equal to $14.37 per share of our common stock. UBS understood that the Common Cash Merger Consideration is subject to certain adjustments and collars pursuant to the Merger Agreement, as to which UBS expressed no opinion.

Summary of the Financial Analyses of UBS

The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Company’s board of directors on May 3, 2017 in connection with UBS’s opinion. The financial analyses summarized below include information presented in tabular format. In order for UBS’s financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’s financial analyses.

Selected Public Companies Analysis

UBS compared selected financial data of the Company with corresponding data of the following five publicly traded U.S. companies that are REITs which, based on its professional judgment and expertise, UBS believed to be generally relevant to its analysis (the “Selected Companies”):

Selected Companies

▪	LTC Properties, Inc.

▪	National Health Investors, Inc.

▪	Sabra Health Care REIT, Inc.

▪	Senior Housing Properties Trust

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▪	New Senior Investment Group Inc.

UBS reviewed, among other things, (i) the closing stock prices on May 1, 2017, the last practicable price date prior to the delivery of UBS’s oral opinion, of each of the Selected Companies as a multiple of the 2017 and 2018 estimated FFO of such Selected Company, per share, and (ii) the enterprise values, calculated as equity market value based on closing stock prices on May 1, 2017, plus debt at book value, less cash and cash equivalents, plus minority interest plus preferred stock of each of the Selected Companies as a multiple of 2017 and 2018 estimated EBITDA of such Selected Company. UBS then compared such multiples derived for the Selected Companies with corresponding multiples calculated for the Company by dividing the equity value implied for the holders of our common stock other than Sentinel, KKR, the Advisor, and their respective affiliates by the estimated 2017 and 2018 Pro-Rata FFO attributable to the holders of our common stock other than Sentinel, KKR, the Advisor, and their respective affiliates, and by dividing the enterprise value of the Company by the estimated 2017 and 2018 Pro-Rata EBITDA, in each case assuming that no amounts will be paid with respect to the Contingent Value Rights, and assuming that as a result of the Adjustments, the Common Cash Merger Consideration is equal to $14.37 per share. Financial data for the Selected Companies were based on FactSet data, S&P Global data and public filings. Estimated financial data used for the Pro-Rata FFO and Pro-Rata EBITDA of the Company were based on the financial forecasts and estimates included in the Management Projections.

These analyses indicated the following implied mean, median, high and low multiples for the Selected Companies, as compared to corresponding implied multiples for the Company:

	Price/FFO		Enterprise Value/EBITDA
Selected Companies Overall	2017E	2018E	2017E	2018E
Mean	12.1x	11.8x	15.3x	14.6x
Median	11.5x	11.4x	14.9x	14.6x
High	15.1x	14.6x	16.6x	15.5x
Low	8.2x	8.2x	14.0x	13.3x

The Company at $14.37 per share	15.8x	13.8x	16.9x	15.5x

Selected Transactions Analysis

UBS reviewed publicly available information and Wall Street research analyst reports relating to the seven following acquisition transactions involving public target companies which, based on its professional judgment and expertise, UBS believed to be generally relevant to its analysis (the “Selected Transactions”).

Announcement Date	Acquiror	Target
June 18, 2015	Welltower Inc. / Revera, Inc.	Regal Lifestyle Communities Inc.
October 31, 2014	Omega Healthcare Investors, Inc.	Aviv REIT, Inc.
August 13, 2014	Welltower Inc.	HealthLease Properties Real Estate Investment Trust
August 5, 2014	NorthStar Realty Finance Corporation	Griffin-American Healthcare REIT II, Inc.
June 2, 2014	Ventas, Inc.	American Realty Capital Healthcare Trust, Inc.
August 22, 2012	Welltower Inc.	Sunrise Senior Living, Inc.
February 28, 2011	Ventas, Inc.	Nationwide Health Properties, Inc.

UBS reviewed, among other things, transaction values of the target company in each of the Selected Transactions as a multiple of the estimated EBITDA of such target company for the calendar year of the year of the acquisition, if the acquisition was announced prior to June 30, or for the calendar year for the year after the acquisition, if the acquisition was announced on or after June 30. UBS also reviewed the equity value of each target company as a multiple of the estimated FFO of such company for the calendar year of the year of the acquisition, if the acquisition was announced prior to June 30, or for the calendar year for the year after the acquisition, if the acquisition was announced on or after June 30. UBS then compared such multiples derived for the target companies with corresponding multiples calculated for the Company by dividing the equity value implied for the holders of our common stock other than Sentinel, KKR, the Advisor, and their respective affiliates by the estimated 2017 Pro-Rata FFO attributable to the holders of our common stock other than Sentinel, KKR, the Advisor, and their respective affiliates, and by dividing the enterprise value of the Company by the estimated 2017 Pro-Rata EBITDA, in each case assuming that no amounts will be paid with respect to the Contingent Value Rights, and assuming that as a result of the Adjustments, the Common Cash Merger Consideration is equal to $14.37 per share. Financial data regarding the Selected Transactions and used to determine the multiples were based on public filings, Wall Street research analyst reports and I/B/E/S consensus estimates. Estimated financial data used for the Pro-Rata FFO and Pro-Rata EBITDA of the Company were based on the financial forecasts and estimates included in the Management Projections.

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These analyses indicated the following mean, median, high and low multiples for the target companies in each of the Selected Transactions, as compared to the corresponding implied multiples for the Company:

Selected Transactions Overall	Price/FFO	Transaction Value/EBITDA
Mean	14.7x	15.8x
Median	14.3x	16.1x
High	17.1x	18.3x
Low	12.2x	13.0x

The Company at $14.37 per share	15.8x	16.9x

Discounted Cash Flow Analysis

UBS performed discounted cash flow analyses utilizing financial forecasts and estimates included in the Management Projections. UBS calculated ranges of implied present values (as of February 28, 2017) of the standalone, unlevered, free cash flows that the Company was forecasted to generate from March 1, 2017 through December 31, 2019 and of terminal values for the Company. Implied terminal values were derived by applying to the Company’s 2019 estimated unlevered, free cash flows a range of perpetuity growth rates of 1.0% to 2.0%, which range was selected based on UBS’s professional judgment and expertise. Present values of cash flows and terminal values were calculated using discount rates ranging from 8% to 9%. UBS aggregated (i) the present value of the standalone, unlevered, free cash flows of the Company over the applicable forecast period with (ii) the present value of the range of terminal values.

The discounted cash flow analyses resulted in a range of implied equity value of $9.34 to $15.39 per share of our common stock for the Company.

Miscellaneous

Under the terms of UBS’s engagement, the Company agreed to pay UBS an aggregate fee of $1 million in connection with rendering its opinion, which became payable upon delivery of UBS’s opinion. At the direction of the Company’s board of directors, UBS’s financial advisory services to the Company in connection with the merger were limited solely to rendering such opinion. In addition, the Company agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. UBS was also retained to act as financial advisor to the Company in connection with a potential sale of the Company to certain other third parties and, in connection therewith and at the direction of the Company’s board of directors, UBS contacted on a preliminary basis third parties to solicit indications of interest in a possible transaction with the Company and held initial discussions with certain of these parties prior to the date of its written opinion. However, at the direction of the Company’s board of directors, such discussions were suspended prior to the date of its written opinion. UBS would be entitled to receive a fee for its services in connection with a potential transaction with certain third parties other than Parent, a significant portion of which would be contingent upon consummation of such transaction. In the past, UBS and its affiliates have provided investment banking services to an affiliate of Parent, unrelated to the merger, for which UBS and its affiliates received compensation. In addition, in the past, UBS and its affiliates have provided lending, investment banking and underwriting services to KKR and its affiliates, unrelated to the merger, for which UBS and its affiliates received compensation. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company, Parent, KKR, portfolio companies of KKR, and their respective affiliates, and, accordingly, may at any time hold a long or short position in such securities. The issuance of UBS’s opinion was approved by an authorized committee of UBS.

The Company selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, and private placements.

Management Projections

As a matter of general practice, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, we do not publicly disclose detailed projections as to our anticipated financial position or results of operations.

However, in connection with the evaluation of the merger, our management prepared and provided to our board of directors unaudited projected financial information for the years ending December 31, 2017 through 2019, which is summarized below. Such financial projections were also provided to Stanger and UBS for use in connection with their financial analyses and fairness opinions.

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These financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, or GAAP. Neither our independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projections nor expressed an opinion or any form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, such financial projections. The report of the Company’s independent registered public accounting firm contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 relates to the historical financial information of the Company and does not extend to the unaudited financial projections and should not be read to do so. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board of directors, Stanger, and UBS. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.

In the view of our management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance. The financial projections have been included only to reflect information made available at the time of certain events and decisions to our board of directors, Stanger, and UBS, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company nor any of its affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial forecasts will be achieved. The financial projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the financial projections may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates or advisors or any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to Parent or its affiliates, in the Merger Agreement or otherwise, concerning the financial projections.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. See our consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, and filed by the Company on March 17, 2017. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context.

($ in millions)	Year Ending,(1)
	2017	2018	2019
Revenue	$137.5	$145.4	$149.3
Operating Expenses	87.6	91.7	94.0
Net Operating Income(2)	50.0	53.8	55.3
Recurring Capital Expenditures (3)	3.3	3.0	3.5
Pro-Rata Net Operating Income(4)	47.4	51.1	52.5
Pro-Rata EBITDA (5)	40.6	44.2	45.6
Pro-Rata Funds From Operations (6)	24.9	28.6	29.5
Pro-Rata Adjusted Funds From Operations (7)	21.8	25.7	26.2
Pro-Rata Cash Available for Distribution (8)	$18.8	$21.4	$20.6

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(1)	Dollar amounts in millions and, therefore, may not foot due to rounding. Dollar amounts represent amounts to the Company, before any allocation to Sentinel, as the only holder of our Series C preferred stock and the Series B preferred units of the Company Operating Partnership, and holders of our common stock.

(2)	Net Operating Income, a non-GAAP supplemental measure, is defined as total revenue less property operating and maintenance expenses. We consider Net Operating Income to be useful information in evaluating the operating performance of our real estate investments and making decisions concerning the operation of our properties. However, Net Operating Income should not be considered as an alternative to the primary indicator of operating performance as it excludes certain items such as depreciation and amortization, asset management fees, real estate acquisition costs, interest expense, taxes, corporate general and administrative expenses and other GAAP income and expense items.

(3)	Recurring capital expenditures does not include potential extraordinary capital improvements that may be incurred to reposition the portfolio. Management has advised that up to $8.8 million of repositioning capital expenditures could be invested which may be paid from either existing cash on hand or future earnings.

(4)	Pro-Rata Net Operating Income, a non-GAAP supplemental measure, is defined as Net Operating Income after making adjustment for unconsolidated partnerships, joint ventures, non-controlling interests and subsidiaries.

(5)	Pro-Rata EBITDA, a non-GAAP supplemental measure, is defined as Pro-Rata Net Operating Income less general and administrative expense, which we believe to be a useful measure of assessing our operating results. However, because Pro-Rata EBITDA is calculated before recurring GAAP charges including interest expense, taxes, and depreciation and amortization and is not adjusted for capital expenditures, debt amortization, or other recurring cash requirements of our business, its utility is limited.

(6)	Pro-Rata Funds from Operations (Pro-Rata FFO) is a non-GAAP supplemental measure that is widely recognized as a measure of REIT operating performance. We compute the Pro-Rata FFO in accordance with the definition of FFO outlined by the National Association of Real Estate Investment Trusts (“NAREIT”). Based on NAREIT’s FFO definition, our Pro-Rata FFO is calculated as net income (loss), computed in accordance with GAAP, excluding extraordinary items as defined by GAAP, plus gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after making adjustments for unconsolidated partnerships, joint ventures, non-controlling interests and subsidiaries. Our Pro-Rata FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

(7)	Pro-Rata Adjusted Funds from Operations (Pro-Rata AFFO) is a non-GAAP supplemental measure that is widely recognized as a measure of REIT operating performance. Pro-Rata AFFO is defined as Pro-Rata FFO less recurring capital expenditures after making adjustments for unconsolidated partnerships, joint ventures, noncontrolling interests and subsidiaries. Our Pro-Rata AFFO may not be comparable to AFFO reported by other REITs that do not define the term in a similar manner.

(8)	Pro-Rata Cash Available for Distribution (Pro-Rata CAD), a non-GAAP supplemental measure, is defined as AFFO less debt amortization after making adjustments for unconsolidated partnerships, joint ventures, noncontrolling interests and subsidiaries.

Net Operating Income, Pro-Rata Net Operating Income, Pro-Rata EBITDA, Pro-Rata FFO and AFFO and CAD are non-GAAP financial measures and should not be considered as alternatives to net income or any other measures derived in accordance with GAAP as an indication of our performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none of them is a measure of liquidity or an indicator of our ability to make cash distributions. Additionally, other REITs may calculate these non-GAAP measures differently, limiting their usefulness as comparative measures.

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Financing of the Merger

The obligations of Parent and Merger Sub to complete the merger are not contingent upon the receipt of any financing. Parent has informed us that it has received a debt commitment letter from Citigroup Global Markets Inc. (the “Lead Lender”) and Capital One, National Association (the “Co-Lender” and together with the Lead Lender, the “Lender”) providing for debt financing in connection with the transactions in an aggregate amount of $500 million. It is also expected that Parent’s sponsor will contribute equity to Parent in an amount equal to our enterprise value, plus related transaction expenses, less the debt financing amount (currently estimated to be $359 million), with an additional contingency amount of $50 million that may be drawn to satisfy the Parent Parties’ obligations under the Merger Agreement. In addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing will be used to pay transaction costs, fees and expenses related to the merger.

The debt financing commitment expires on the Outside Date. The expiration date may be extended for up to 90 days if the non-receipt of certain governmental approvals extends the Outside Date under the Merger Agreement, or up to 35 days, if an arbitrator is engaged pursuant to the Merger Agreement. For more information on the Outside Date, see “The Merger Agreement—Conditions to Completion of the Merger” and “The Merger Agreement—Termination of the Merger Agreement.”

The loan under the debt financing will be secured, and syndication is an option for the Lender. The issuance of the loan by the Lender is subject to the following conditions precedent: (i) the preparation, execution and delivery of mutually acceptable loan documentation by Parent; (ii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement); (iii) the material accuracy and material completeness of all representations that Parent and/or its sponsor makes to Lender and all information that Parent and/or its sponsor furnishes to the Lender; (iv) the sponsor’s compliance with the terms of the debt commitment letter, including without limitation, the payment in full of all fees, expenses and other amounts payable under debt commitment letter and/or the related fee letter (which our board of directors did not have access to); (v) subject to the Special Reserve as defined in the term sheet of the debt commitment letter (which our board of directors did not have access to), the satisfaction of the other conditions precedent to the closing of the facility contained in the term sheet; (vi) the Lender not discovering or otherwise becoming aware of any information not previously disclosed to it that it believes to be materially inconsistent with its understanding of the business, condition (financial or otherwise), operations or prospects of Parent, its guarantor, sponsor, properties and loan assets, taken as a whole; and (vii) the acquisition being consummated in accordance with the Merger Agreement concurrently with the closing of the facility. In the event a condition precedent is not satisfied, Lender’s sole remedy is to establish one or more “Special Reserves” in an amount sufficient to correct or collateralize the defects, environmental conditions or shortfalls that prevent the loan under the debt financing from being securitized or syndicated.

The Merger Agreement does not contain a financing condition or a “market MAC” condition to the closing of the merger. We have agreed to provide, and to cause our subsidiaries and use commercially reasonable efforts to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement—Covenants and Agreements—Financing.”

Interests of Certain Directors and Officers in the Merger

Our executive officers and members of our board of directors may be deemed to have interests in the merger that are in addition to or different from the interests of our stockholders generally, which interests are described more fully below. Our board of directors was aware of these interests and considered them among other matters in approving the Merger Agreement.

Sentinel’s Ownership of Our Series C Preferred Stock and the Series B Preferred Units of the Company Operating Partnership

As described above, Sentinel, an entity controlled by KKR, held all of the issued and outstanding preferred stock of the Company as of the record date and is a significant equity holder of the Company. Billy Butcher, who has served as one of our KKR-selected directors since March 12, 2013, is an executive of KKR. Additionally, Peter Sundheim, who has served as one of our KKR-selected directors since November 5, 2015, is an executive of KKR. Sentinel has entered into the Voting Agreement with Parent pursuant to which Sentinel has agreed to vote in favor of the merger at the special meeting, subject to certain terms and conditions contained in the Voting Agreement.

In connection with the merger, at the Effective Time, each outstanding share of our Series C preferred stock will be converted into, and cancelled in exchange for, the right to receive in cash $100, the actual issuance price of such share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to such share), without any interest thereon and subject to any applicable withholding tax. As the only holder of our Series C preferred stock, Sentinel will receive $100,000 in cash as the Aggregate Preferred Merger Consideration.

Additionally, in connection with the merger, immediately after the Effective Time, the Company Operating Partnership will redeem all of its Series B preferred units for (i) the Aggregate Cash OP Series B Preferred Units Consideration and (ii) 57.78% of the total number of Contingent Value Rights to be distributed the Effective Time representing the right to receive up to $5,061,751 (subject to possible increases under the terms of the Merger Agreement), in each case as determined in accordance with the Merger Consideration Allocation Agreement. As of the record date, Sentinel held all of the issued and outstanding Series B preferred units of the Company Operating Partnership. As the only holder of Series B preferred units of the Company Operating Partnership, it is estimated that Sentinel will receive between $216,355,482 and $226,054,788 in cash as the Aggregate Cash OP Series B Preferred Units Consideration.

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Payments to the Advisor and Stockholders’ Representative

Throughout 2016 we were party to the Advisory Agreement with the Advisor, which became effective on January 1, 2012 for a one year term ending December 31, 2012. The Advisory Agreement was renewed for additional one-year terms commencing on January 1 of 2013, 2014, 2015, 2016 and 2017. Additionally, provisions of the Advisory Agreement have been amended as a result of the execution on February 10, 2013 of a Transition to Internal Management Agreement by and among the Company, the Company Operating Partnership, the Advisor and Sentinel, which was subsequently amended in April 2014, February 2015 and February 2017.

John Mark Ramsey, our Chief Executive Officer, President and a member of our board of directors, is also the Chief Executive Officer and co-founder of the Advisor. Spencer Smith, our Chief Financial Officer, Treasurer, and Secretary, is also an executive officer and an employee of the Advisor.

Pursuant to the provisions of the Advisory Agreement, the Advisor is responsible for managing, operating, directing and supervising the operation of the Company and its assets. Generally, the Advisor is responsible for providing us with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, (iii) stockholder services, and (iv) in the event we conduct a public offering of our securities, offering-related services. The Advisor is subject to the supervision and ultimate authority of our board of directors and has a fiduciary duty to the Company and its stockholders.

Pursuant to the Merger Agreement, the Advisory Agreement will be terminated at the closing of the merger. As explained more fully elsewhere in this proxy statement and as agreed under the terms of the Merger Consideration Allocation Agreement, in connection with the closing of the merger, it is estimated the Advisor will receive (i) the Promote Payment between $4,697,186 and $5,483,061, (ii) 4.22% of the Contingent Value Rights to be distributed representing the right to receive up to $369,825 (subject to possible increases under the terms of the Merger Agreement), and (iii) a $3 million fee in connection with the successful completion of a liquidity event for our stockholders due upon the termination of the Advisory Agreement. As discussed above, Stanger issued a fairness opinion to the independent directors committee which confirmed, among other things, the Promote Payment and Contingent Value Rights to be received by the Advisor in connection with the merger, taken as a whole along with the Sentinel Consideration, is fair, from a financial point of view, to the holders of our common stock.

Additionally, pursuant to the terms of the Merger Agreement, the Advisor will be appointed as the representative of Company’s stockholders with respect to, among other things, the handling of any indemnification claims under the Merger Agreement made by Parent after the closing of the merger. The appointment of the Advisor as the Stockholders’ Representative complies with the Company’s organizational and governing documents and was approved by the board of directors and the independent directors committee. As explained above, Parent will deposit the Representative Amount of $1 million with the Stockholders’ Representative prior to the Effective Time, where (A) up to $760,000 of which as the Representative Fund will be used to pay for the expenses of and defend and indemnify the Stockholders’ Representative for its services in connection with the transactions, and (B) $240,000 of which will be retained by the Stockholders’ Representative as compensation for its services as the Stockholders’ Representative. For more information, see “The Merger Agreement—Stockholders’ Representative.”

Directors’ and Officers’ Insurance and Indemnification

In connection with the merger, our directors and officers will receive certain insurance and indemnification under the Merger Agreement. For specific terms, see “The Merger Agreement—Directors’ and Officers’ Insurance and Indemnification.”

Regulatory Matters

The merger may require certain regulatory approvals with respect to the licensing of certain facilities owned and operated by the Company. The Company and Parent are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger; provided, however, that Parent may delay the closing for a period of up to ninety (90) days in the event regulatory approvals for licensing of facilities located in Colorado, New Jersey and Texas have not been obtained as of the time all other closing conditions have been satisfied or waived. It is possible, therefore, that one or more of the regulatory approvals related to licensing at the facilities owned by the Company will not be obtained on a timely basis or at all. Under the Merger Agreement, the Company and Parent have each agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the merger and the other transactions contemplated by the Merger Agreement, including all healthcare regulatory approvals that may be required in connection with the consummation of the merger and other transactions contemplated by the Merger Agreement.

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Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (“IRS”) concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this summary does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of our Series C preferred stock or holders of Series B preferred units of the Company Operating Partnership. Moreover, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax-advantaged account;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. holders, as defined below, whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders who acquired shares of our common stock as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	non-U.S. holders, as defined below (except to the extent specifically set forth below);

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	direct or indirect (through one or more partnerships) holders that are “qualified shareholders” as defined in Section 897(k)(3) of the Code.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity holds our common stock, you should consult your tax advisors. Moreover, each holder should consult its tax advisors regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

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For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Consequences to Us of the Merger

For U.S. federal income tax purposes, we will treat the merger as if we had (i) sold all of our assets to Merger Sub in exchange for the merger consideration and the assumption of our liabilities outstanding as of the closing date and then (ii) made a liquidating distribution of the merger consideration to our stockholders in exchange for their shares of our stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the merger and the other transactions contemplated by the Merger Agreement.

Consequences of the Merger to U.S. Holders of Our Common Stock

General. The receipt of merger consideration by U.S. holders in exchange for their stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of merger consideration received in exchange for our common stock (other than any amount treated as interest, as discussed below under “—Consequences Associated with the Contingent Value Rights”); and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Our Common Stock Less than Six Months. A U.S. holder who has held our common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences Associated with the Contingent Value Rights. There is substantial uncertainty as to the tax treatment of the Contingent Value Rights, and holders of our common stock are urged to consult with their tax advisors as to the particular tax consequences to them of the receipt and ownership of the Contingent Value Rights.

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If the Contingent Value Rights are eligible for the installment method of reporting, and a U.S. holder does not elect out of the installment method, a portion of each payment received by a U.S. holder under the Merger Agreement would be taxable as gain in the year of receipt, a portion would represent a tax-free recovery of the U.S. holder’s tax basis in our common stock and, with respect to any payment received after the close of the taxable year in which the merger occurs, a portion would be taxable as “interest,” which will be taxable to a U.S. holder as ordinary income. The gain to a U.S. holder would be calculated by multiplying the amount of any payment received (excluding the portion of such payment treated as interest) by the “gross profit ratio.” The “gross profit ratio” is the ratio that (1) the selling price less the U.S. holder’s tax basis in our common stock bears to (2) the total selling price of the U.S. holder’s shares of our common stock. The portion of a payment received after the close of the taxable year in which the merger occurs that is treated as interest would equal the excess of the amount of such payment received over its present value at the Effective Time, calculated using the applicable federal rate as the discount rate. The installment method does not apply to any U.S. holder who would recognize a loss upon a sale of our common stock.

If the Contingent Value Rights are not eligible for the installment method of reporting, or a U.S. holder elects out of the installment method, the fair market value of the Contingent Value Rights must be included as part of the merger consideration on the date on which the merger is completed. Consistent with that treatment, a holder’s initial tax basis in a Contingent Value Right received pursuant to the Merger Agreement would equal the fair market value of the Contingent Value Right on the date of the merger, and the holding period for the Contingent Value Right would begin on the day following the date of the merger. Although not entirely clear, a portion of each payment received with respect to the Contingent Value Rights would likely be characterized as interest as described above. The portion of each payment received that is not treated as interest would be treated as “principal” and applied against the U.S. holder’s tax basis in the Contingent Value Right, with any amount in excess of basis taxable to the holder as capital gain. To the extent that the ultimate amount paid with respect to the Contingent Value Right that is treated as principal is less than the U.S. holder’s tax basis in the Contingent Value Right, the U.S. holder would treat the difference as a capital loss.

Although less likely, it is possible that cash method holders of our common stock may be permitted to treat the receipt of the Contingent Value Rights as an “open transaction.” In that case, a U.S. holder would not take into account the fair market value of the Contingent Value Rights in determining such U.S. holder’s taxable gain, as described above, but rather would recognize gain, if at all, only as payments with respect to the Contingent Value Rights are made. A portion of each payment received by a U.S. holder would be characterized as interest as described above. However, because under this approach a U.S. holder would not have a tax basis in the Contingent Value Rights, the portion of each payment received that is not characterized as interest would be treated as capital gain.

Due to the substantial uncertainty regarding the tax treatment of the Contingent Value Rights, holders of our common stock should consult their tax advisors regarding the recognition of gain, if any, resulting from the receipt and ownership of the Contingent Value Rights.

Consequences of the Merger to Non-U.S. Holders of Our Common Stock

General. The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including, in our case, the receipt of merger consideration in exchange for our common stock in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, no such legislation has yet been enacted, and it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the merger consideration received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55, as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent merger consideration received by non-U.S. holders in the merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such merger consideration), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply or, if our common stock were regularly traded on an established securities market located in the United States, a non-U.S. holder has not owned more than 10% of our common stock at any time during the one-year period ending on the date of the merger, the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “— Taxable Sale of Our Common Stock.” Our common stock is not regularly traded on an established securities market as of the date of this proxy statement.

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Taxable Sale of Our Common Stock. Subject to the discussion of backup withholding below and of distribution of gain from the disposition of United States real property interests above, if the merger is treated as a taxable sale of our common stock, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (3) such shares of stock constitute United States real property interests under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s shares of our common stock constitute United States real property interests under FIRPTA, any gain recognized by such holder in the merger will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of our common stock generally will not constitute United States real property interests if either (1) we are a “domestically controlled qualified investment entity” at the Effective Time, or (2) both (a) that class of our stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 10% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder’s holding period for the stock. Our common stock is not regularly traded on an established securities market as of the date of this proxy statement. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the Effective Time if non-U.S. holders held directly or indirectly less than 50% in value of our stock at all times during the five-year period ending with the Effective Time. While we believe that we currently are a domestically controlled REIT,2 no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the Effective Time.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be entitled to a reduction or the elimination of certain of the U.S. federal income taxes discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

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Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to our common stock pursuant to the merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Deregistration of Our Common Stock

Our shares of common stock are not listed on a national security exchange and there is no public trading market for our common stock. If the merger is completed, our common stock will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of this proxy statement describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. We recommend that you read the Merger Agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. The Company and Parent urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the merger. The Merger Agreement is not intended to provide you with any factual information about the Company or the Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by certain disclosure letters each of the parties delivered to the other in connection with the signing of the Merger Agreement and, in certain instances, information the Company filed with the SEC prior to the effective date of the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that the Company files with the SEC and the other information in this proxy statement.

The Company and Parent each acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

Form, Effective Time and Closing of the Merger

The Merger Agreement provides for the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger Sub will be the Surviving Entity of the merger. The merger will become effective at such time as the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland (“SDAT”) and the certificate of merger is duly filed with the Secretary of State of the State of Delaware (“DSOS”) or on such later date and time agreed to by the Company and the Parent and specified in the related articles of merger and certificate of merger (not to exceed one business day from the date the articles of merger are accepted for record by the SDAT and the certificate of merger is duly filed with the DSOS).

The Merger Agreement provides that the closing of the merger will take place on the third business day following the date on which the last of the conditions to closing of the merger described under “-Conditions to Completion of the Merger” have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing) or such other date as agreed to in writing by the Company and the Parent; provided, however, Parent may extend the closing date to obtain any ground lease estoppel from a lessor of the Company or Company subsidiaries or any tenant estoppel under a commercial lease reasonably requested by Parent or its debt financing sources. Generally, Parent cannot postpone the closing date beyond the Outside Date, but such Outside Date may also be extended pursuant to the Merger Agreement.

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Consideration to be Received in the Merger

Aggregate Cash Merger Consideration

The Aggregate Cash Merger Consideration will be calculated as follows (provided that if an adjustment is reflected in more than one subsection below, the adjustment will only be made once):

•	(i) $788,625,000 as the base purchase price;

•	(ii) minus, the total debt outstanding of the Company and Company subsidiaries as of the estimated closing date;

•	(iii) minus, the unfunded indebtedness regarding construction obligations as of the estimated closing date at the Accel at Golden Ridge and the Delaney at Georgetown Village properties;

•	(iv) plus, the cash and cash equivalents of the Company and Company subsidiaries as of the estimated closing date as determined in accordance with GAAP;

•	(v) plus, the total current assets minus the total current liabilities of the Company and Company subsidiaries on a consolidated basis as of the estimated closing date (the “Other Net Assets”), if such calculation results in a positive number;

•	(vi) minus, the absolute value of the Other Net Assets, if such calculation results in a negative number;

•	(vii) minus, the aggregate amount of all fees and compensation payable to the Advisor under the Advisory Agreement by and between the Company and the Advisor as a result of the merger and other transactions contemplated by the Merger Agreement, which payment will be paid by the Company at the closing of the merger, in accordance with the Merger Consideration Allocation Agreement (as described below);

•	(viii) minus, any equity interest value in a Company joint venture held by a joint venture partner of the Company or the Company subsidiaries as of the closing of the merger;

•	(ix) minus, the aggregate amount of the Company’s and the Company subsidiaries’ unpaid transaction expenses in connection with the merger and other transactions contemplated by the Merger Agreement;

•	(x) minus, the equity value of any real property owned or leased by the Company or any Company subsidiary (each, a “Company Property” and collectively the “Company Properties”) that is excluded or under contract to be excluded from the merger and other transactions contemplated by the Merger Agreement as a result of a joint venture partner of the Company or one of the Company subsidiaries exercising its right to acquire the Company’s or the applicable Company subsidiary’s interest in the Company Properties;

•	(xi) minus, in the event of casualty with respect to a Company Property, an amount equal to the sum of (A) the difference between the insurance proceeds entitled to be received by the Company or any Company subsidiary and the cost to restore the affected Company Property as reasonably determined by Parent and (B) the difference between insurance proceeds entitled to be received by the Company from any lost rent insurance policy with respect to the affected Company Property and the aggregate amount of rent lost due to the casualty;

•	(xii) minus, the amount of the arbitrator’s fees attributable to the Company in the event the arbitrator is engaged as described below;

•	(xiii) plus, the excess of (A) the equity value received by the Company or a Company subsidiary with respect to the sale of the Kindred Hospital Rome assets and/or Bryan MOB Partners, L.P. partnership interests over (B) the equity value of the applicable property agreed to by the parties at the time the Merger Agreement was signed; provided, however, if any such excess amount is received after the Calculation Date, at the Effective Time, Parent will deliver such amount to the rights agent under the Contingent Value Rights Agreement for payment to holders of Contingent Value Rights;

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•	(xiv) plus, $4 million, if a lease amendment relating to the Kindred Hospital Rome assets is entered into on or prior to the Calculation Date, to the extent the Kindred Hospital Rome assets have not been and will not be sold prior to the estimated closing date; provided, however, if such lease amendment is entered into after the Calculation Date but before the Effective Time, Parent will deliver $4 million to the rights agent for payment to holders of Contingent Value Rights;

•	(xv) minus, the Indemnity Escrow Fund of $8 million, which will be deposited with the Indemnity Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement as described below, provided, if the Company is unable to complete its sale, either directly or indirectly, of the Bryan MOB Partners, L.P. partnership interests (or the underlying real property) to a party whose interest will not be acquired by Parent upon the merger prior to the Calculation Date, the Indemnity Escrow Fund will be $11,726,098;

•	(xvi) minus, $1 million, which will be delivered to the Stockholders’ Representative in accordance with the Merger Agreement;

•	(xvii) minus, $800,000 less the capital expenditures (a) incurred by the Company or a Company subsidiary or (b) included as a liability in the Other Net Assets committed to be incurred between the signing of the Merger Agreement and the Calculation Date or included as a liability in the Other Net Assets for which, in either event (i) the Company has received prior approval from Parent to incur (which approval is not to be unreasonably withheld) or (ii) are approved in the Company’s property budgets provided to Parent prior to signing and not exceeding $50,000 at any single Company Property; and

•	(xviii) minus, the amount of the promote liability payable to the property manager at the Spring Village at Essex property.

However, the Aggregate Cash Merger Consideration cannot be less than $382,407,161 (the “Minimum Collar”) or greater than $398,407,161 (the “Maximum Collar”), provided that if the aggregate merger consideration is increased due to either item (xiii) or (xiv) above, each of the Minimum Collar and Maximum Collar will be increased by the sum of (A) the positive amount, if any, of item (xiii), and (B) the positive amount, if any, of item (xiv). Simultaneously with the closing of the merger, the Company will cause the payment of (i) the amounts the Advisor will be entitled to receive in connection with the consummation of the merger and (ii) unpaid expenses of the Company in connection with the transactions contemplated by the Merger Agreement (including outstanding amounts owed to Company’s financial advisors and legal counsel).

Contingent Value Rights

At the Effective Time, Parent will distribute to (i) each holder of our common stock, one Contingent Value Right for each share of common stock held by them and outstanding immediately prior to the Effective Time (other than shares of common stock cancelled in accordance with the Merger Agreement), (ii) the holder of the Series B preferred units of the Company Operating Partnership, 57.78% of the total number of Contingent Value Rights to be distributed, and (iii) the Advisor, 4.22% of the total number of Contingent Value Rights to be distributed. The number of Contingent Value Rights to be distributed to the holder of Series B preferred units of the Company Operating Partnership and to the Advisor were agreed pursuant to the Merger Consideration Allocation Agreement. After the Indemnity Escrow Period and subject to the resolution of any then-pending indemnity claims, the Indemnity Escrow Agent will deliver the remaining portion of the Indemnity Escrow Fund, if any, to the rights agent for further distribution in accordance with the Contingent Value Rights Agreement. Pursuant to the Merger Agreement, Parent is also required to deliver certain tax benefits or third party payments it receives to the rights agent as reimbursement for indemnity payments made to Parent that were subsequently covered from other sources. In addition, the Stockholders’ Representative may deliver the remaining portion of the Representative Fund, if any, to the rights agent. Upon receipt of any of these amounts, the rights agent will distribute such amounts to the holders of the Contingent Value Rights pro rata based on the number of Contingent Value Rights held by them pursuant to the Contingent Value Rights Agreement. The Contingent Value Rights will be non-transferable, except in very limited circumstances, will not have voting, dividend or other rights (except the right to receive the payments described above), and will not be registered pursuant to the Securities Act of 1933, as amended. See “Related Agreements—Contingent Value Rights Agreement” for a description of the Contingent Value Rights Agreement.

Treatment of Our Common Stock

At the Effective Time, each share of our common stock issued and outstanding will be converted into, and cancelled in exchange for, the right to receive (i) in cash an amount per share equal to the quotient obtained by dividing (a) the excess of the Aggregate Cash Merger Consideration over the sum of the Aggregate Preferred Merger Consideration and the Aggregate Cash OP Series B Preferred Units Consideration by (b) the total number of shares of our common stock outstanding immediately prior to the Effective Time, without any interest thereon and subject to any applicable withholding tax, and (ii) one Contingent Value Right.

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The calculation above will result in (i) no less than $14.37 per share of our common stock in cash; (ii) up to an additional $0.55 per share of our common stock in cash based upon final pricing calculations pursuant to the terms of the Merger Agreement; and (iii) one Contingent Value Right for each share of our common stock. The Contingent Value Right represents the right to receive up to an additional $0.29 per share of our common stock in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger, with such amount being subject to reduction as a result of certain indemnification rights of the Parent Parties under the Merger Agreement. The resulting range of total consideration to be received by the holders of our common stock following the closing of the merger is between $14.37 and $15.21 per share (subject to certain increases under the terms of the Merger Agreement). The Company’s current estimate of the amount payable per share of our common stock in connection with the closing of the merger is $14.65 per share in cash plus one Contingent Value Right. The amount of cash merger consideration to be received by the holders of our common stock will be set by Parent and the Company pursuant to the calculation set forth above on the Calculation Date, which is a date that is at least two business days prior to the special meeting. On the Calculation Date, the Company intends to announce the amount of cash per share of our common stock to be received in a Current Report on Form 8-K that will be filed with the SEC. Each holder of our common stock may also ascertain the amount of cash per share to be received by calling the proxy solicitor for the merger, Broadridge Financial Solutions, Inc., toll-free at [ ˜ ] on the Calculation Date. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov and on our website at www.sentiohealthcareproperties.com when filed. In addition, following the Effective Time, the Company’s transfer agent will mail to each holder that held our common stock at the Effective Time a letter setting forth the amount of cash per share to be received in connection with the closing of the merger and the maximum amount payable pursuant to each Contingent Value Right.

Treatment of Our Series C Preferred Stock

At the Effective Time, each share of our Series C preferred stock issued and outstanding will be converted into, and cancelled in exchange for, the right to receive in cash $100, the actual issuance price of such share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to such share), without any interest thereon and subject to any applicable withholding tax. As of the record date, Sentinel held all of the outstanding Series C preferred stock of the Company. As the only holder of our Series C preferred stock, Sentinel will receive $100,000 in cash in connection with the merger as the Aggregate Preferred Merger Consideration.

Treatment of The Series B Preferred Units of the Company Operating Partnership

Immediately after the Effective Time, the Company Operating Partnership will redeem all of its Series B preferred units for (i) the Aggregate Cash OP Series B Preferred Units Consideration and (ii) 57.78% of the total number of Contingent Value Rights to be distributed representing the right to receive up to $5,061,751 (subject to possible increases under the terms of the Merger Agreement), in each case as determined in accordance with the Merger Consideration Allocation Agreement described below. See “Related Agreements—Merger Consideration Allocation Agreement” for a description of the Merger Consideration Allocation Agreement. As of the record date, Sentinel held all of the issued and outstanding Series B preferred units of the Company Operating Partnership. As the only holder of the Series B preferred units, it is estimated that Sentinel will receive between $216,355,482 and $226,054,788 in cash in connection with the merger as the Aggregate Cash OP Series B Preferred Units Consideration, with an initial estimate of $221,205,135 calculated as of the date of the Merger Agreement based on an initial estimated closing date of July 31, 2017.

Estimated Payments of Cash Merger Consideration to Company Stockholders

The charts below present the following based on an initial estimated closing date of the merger of July 31, 2017:

(i) the Aggregate Cash Merger Consideration payable by the Parent Parties, calculated as the sum of items (ii), (iv), and (v) below,

(ii) the Common Cash Merger Consideration payable to holders of our common stock,

(iii) the Common Cash Merger Consideration per share of our common stock assuming 11,546,503 shares of common stock issued and outstanding,

(iv) the Aggregate Preferred Merger Consideration payable to Sentinel, as the only holder of our Series C preferred stock,

(v) the Aggregate Cash OP Series B Preferred Units Consideration payable to Sentinel, as the only holder of the Series B preferred units of the Company Operating Partnership,

(vi) the Promote Payment payable to the Advisor, and

(vii) the “Aggregate Cash Consideration,” calculated as the sum of items (i) and (vi).

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In the charts below:

•	The “Initial Estimates” column presents estimates of each of items (i) through (vii) calculated as of date of the Merger Agreement.

•	The “Minimum Collar” column presents the minimum amounts of each of items (i) through (vii) payable under the Merger Agreement.

•	The “Maximum Collar” column presents the maximum amounts of each of items (i) through (vii) payable under the Merger Agreement.

•	The other columns present the amounts of each of items (ii) through (vii), assuming $1 million incremental increases in the Aggregate Cash Merger Consideration.

Aggregate Cash Merger Allocation as of 7/31/17 at Million Dollar Increments with Collar

	Minimum Collar								Initial Estimates
(i) Aggregate Cash Merger Consideration	$382,407,161	$383,407,161	$384,407,161	$385,407,161	$386,407,161	$387,407,161	$388,407,161	$389,407,161	$390,407,161
(ii) Common Cash Merger Consideration (to Holders of Our Common Stock)	$165,951,679	$166,345,472	$166,739,265	$167,133,059	$167,526,852	$167,920,646	$168,314,439	$168,708,233	$169,102,026
(iii) Common Cash Merger Consideration Per Share of Our Common Stock	$14.37	$14.41	$14.44	$14.47	$14.51	$14.54	$14.58	$14.61	$14.65
(iv) Aggregate Preferred Merger Consideration (to Sentinel)	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000
(v) Aggregate Cash OP Series B Preferred Units Consideration (to Sentinel)	$216,355,482	$216,961,689	$217,567,896	$218,174,102	$218,780,309	$219,386,515	$219,992,722	$220,598,928	$221,205,135
(vi) Promote Payment (to the Advisor)	$4,697,186	$4,746,304	$4,795,421	$4,844,538	$4,893,655	$4,942,772	$4,991,889	$5,041,006	$5,090,124
(vii) Aggregate Cash Consideration	$387,104,347	$388,153,465	$389,202,582	$390,251,699	$391,300,816	$392,349,933	$393,399,050	$394,448,167	$395,497,285

Aggregate Cash Merger Allocation as of 7/31/17 at Million Dollar Increments with Collar									(continued)

	Initial Estimation								Maximum Collar
(i) Aggregate Cash Merger Consideration	$390,407,161	$391,407,161	$392,407,161	$393,407,161	$394,407,161	$395,407,161	$396,407,161	$397,407,161	$398,407,161
(ii) Common Cash Merger Consideration (to Holders of Our Common Stock)	$169,102,026	$169,495,819	$169,889,613	$170,283,406	$170,677,200	$171,070,993	$171,464,787	$171,858,580	$172,252,373
(iii) Common Cash Merger Consideration Per Share of Our Common Stock	$14.65	$14.68	$14.71	$14.75	$14.78	$14.82	$14.85	$14.88	$14.92
(iv) Aggregate Preferred Merger Consideration (to Sentinel)	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000
(v) Aggregate Cash OP Series B Preferred Unit Consideration (to Sentinel)	$221,205,135	$221,811,342	$222,417,548	$223,023,755	$223,629,961	$224,236,168	$224,842,374	$225,448,581	$226,054,788
(vi) Promote Payment (to the Advisor)	$5,090,124	$5,139,241	$5,188,358	$5,237,475	$5,286,592	$5,335,709	$5,384,826	$5,433,944	$5,483,061
(vii) Aggregate Cash Consideration	$395,497,285	$396,546,402	$397,595,519	$398,644,636	$399,693,753	$400,742,870	$401,791,987	$402,841,105	$403,890,222

For each month after July 31, 2017 the closing date of the merger occurs, items (i) through (vii) above would change as follows, subject to the collar as applicable (assuming there are no purchase price adjustments as listed under “—Aggregate Cash Merger Consideration” above other than the anticipated changes in Other Net Assets):

(i) the Aggregate Cash Merger Consideration payable by the Parent Parties would increase by $398,786,

(ii) the Common Cash Merger Consideration payable to holders of our common stock would increase by $287,970,

(iii) the Common Cash Merger Consideration per share of our common stock would increase approximately $0.02 assuming 11,546,503 shares of common stock issued and outstanding,

(iv) the Aggregate Preferred Merger Consideration payable to Sentinel would remain the same as $100,000,

(v) the Aggregate Cash OP Series B Preferred Units Consideration payable to Sentinel would increase by $110,816,

(vi) the Promote Payment payable to the Advisor would increase by $14,273, and

(vii) the Aggregate Cash Consideration would increase by $413,059.

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Letter of Transmittal

Promptly after the Effective Time (but no later than two days after the Effective Time), the paying agent will mail to each holder of record: (i) a certificate or certificates which immediately prior to the Effective Time represented outstanding shares (the “Certificates”); or (ii) non-certificated shares represented by book-entry (“Book-Entry Shares”), a letter of transmittal and instructions for effecting the surrender of the Certificates and Book-Entry Shares in exchange for payment of the applicable merger consideration. Upon surrender of a Certificate or Book-Entry Share for cancellation to the paying agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the applicable merger consideration for each share formerly represented by such Certificate or Book-Entry Share. Until surrendered, each Certificate and Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the applicable merger consideration in cash, without interest thereon. Promptly after the Effective Time, Parent will cause the (a) paying agent to pay the holder of the Series B preferred units of the Company Operating Partnership the Aggregate Cash OP Series B Preferred Units Consideration to the account designated by such holder and (b) the rights agent to issue to the holder of the Series B preferred units of the Company Operating Partnership the applicable number of Contingent Value Rights, each in accordance with the Merger Consideration Allocation Agreement.

Withholding

Any payments made pursuant to the Merger Agreement will be net of all applicable withholding taxes.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the Company, on the one hand, and the Parent Parties, on the other hand. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement, information the Company filed with the SEC prior to the date of the Merger Agreement or the disclosure letters delivered to the other parties in connection with signing of the Merger Agreement.

Representations and Warranties of Company

The Company made representations and warranties in the Merger Agreement relating to, among other things:

•	corporate organization, valid existence, organizational documents, good standing, qualification to do business and subsidiaries;

•	capitalization;

•	authority to enter into, the validity of, and due execution and delivery of the Merger Agreement;

•	board approvals;

•	absence of certain organizational, regulatory, contractual and judicial conflicts or violations;

•	consents and approvals required for the Merger Agreement;

•	SEC filings and financial statements;

•	internal controls under the Sarbanes-Oxley Act;

•	conduct of business in the ordinary course since December 31, 2016 and absence of a material adverse effect;

•	absence of undisclosed liabilities;

•	absence of litigation and government investigation, and the Company’s request of lists of legal proceedings from property managers;

•	absence of employees and employee benefit plans;

•	tax matters;

•	material contracts;

•	absence of need to register under the Investment Company Act of 1940;

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•	environmental matters;

•	intellectual property;

•	compliance with laws and possession of and compliance with company permits;

•	services offered at the GreenTree at Westwood property;

•	compliance with the Health Insurance Portability and Accountability act of 1996, as amended (“HIPAA”);

•	Medicare and Medicaid compliance;

•	real property (owned or leased);

•	accuracy of the information in this proxy statement and other disclosure materials to be sent to stockholders in connection with the merger and other transactions;

•	receipt of fairness opinions from the Company financial advisors;

•	insurance;

•	related party transactions;

•	the Advisory Agreement;

•	investment banking and broker fees paid to financial advisors;

•	inapplicability of state takeover statutes;

•	outstanding indebtedness; and

•	Delaney at Georgetown Loan and option to purchase the Delaney Property.

Representations and Warranties of Parent Parties

The Parent Parties made representations and warranties in the Merger Agreement relating to, among other things:

•	due organization, valid existence and good standing;

•	authority to enter into, the validity of, and due execution and delivery of the Merger Agreement, the Contingent Value Rights Agreement and the Indemnity Escrow Agreement;

•	absence of certain organizational, regulatory and judicial conflicts or violations;

•	government consents and approvals required for the Merger Agreement, the Contingent Value Rights Agreement and the Indemnity Escrow Agreement;

•	absence of litigation and government investigation against the Parent Parties, and absence of judicial order that would materially impair Parent Parties’ ability to perform their obligations under the Merger Agreement or prevent the consummation of the transactions;

•	accuracy of disclosure documents supplied to the Company for inclusion in the stockholder proxy statement;

•	absence of ownership of Company securities;

•	financing commitments for funds to pay the required consideration for the merger;

•	ownership and operations of Merger Sub;

•	investment banking and broker fees paid to the Parent financial advisor;

•	solvency; and

•	due investigation of the Company and Company subsidiaries and no reliance on representations and warranties made by the Company or any Company subsidiaries.

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R&W Insurance Policy

Parent secured, at or prior to the date of the Merger Agreement, a transaction representations and warranties insurance policy with a $40 million total collective limit of liability, a retention amount equal to $11,829,375, and a survival period of not less than three years for representations and warranties made by the Company (the “R&W Insurance Policy”). The R&W Insurance Policy (a) names Parent as the insured, (b) insures Parent for any breach, or any failure to be true, of the representations and warranties given by the Company to Parent under the Merger Agreement (subject to certain exceptions described in the R&W Insurance Policy), and (c) contains an irrevocable waiver of subrogation by the insurer in favor of the Company, any of its affiliates or any of their respective directors, officers, employees, affiliates, agents, advisors, representatives, stockholders and unit holders, except in cases of fraud.

Company Post-Closing Indemnity Obligations

The representations and warranties were made by the parties as of the date of the Merger Agreement and certain of the representations and warranties will be made as of the date of closing of the merger. The representations and warranties made by the Parent Parties do not survive the Effective Time. The representations and warranties of the Company will survive the closing and will terminate after the Indemnity Escrow Period of 36 months after the closing.

Prior to the Effective Time, Parent or Merger Sub will deposit $8 million into the Indemnity Escrow Fund, which is subject to increase to $11,726,098 if we are unable to consummate the sale of our partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) by the Calculation Date.

During the Indemnity Escrow Period, Parent and its affiliates (the “Parent Indemnified Parties”) will be indemnified solely from the Indemnity Escrow Fund for losses arising from: (i) any breach of any representation or warranty of the Company in the Merger Agreement (or in a related certificate delivered pursuant thereto) to the extent such loss would be covered under the provisions of the R&W Insurance Policy (as defined above) but for the requirement to satisfy the retention amount; (ii) any breach of any representation or warranty of the Company arising between signing of the Merger Agreement and the Effective Time to the extent such loss is excluded pursuant to the section of the R&W Insurance Policy regarding interim breaches; (iii) any legal proceeding against the Company or a Company subsidiary (or any of their respective officers or directors) arising between the signing of the Merger Agreement and the closing to the extent such costs are not included in the Aggregate Cash Merger Consideration calculation or covered by applicable insurance; (iv) specified legal proceedings existing as of the date of the Merger Agreement to the extent such legal proceedings are not settled prior to the closing or not otherwise covered by insurance; (v) any fines or penalties arising from violations of HIPAA or other healthcare laws prior to the closing; (vi) any costs and expenses relating to the marketing of the partnership interests in Bryan MOB Partners, L.P. (or the underlying real property); and (vii) certain specified tax matters. The administration and release of the Indemnity Escrow Fund during the Indemnity Escrow Period is governed by the Indemnity Escrow Agreement as described below under “Related Agreements—Indemnity Escrow Agreement.”

The right of any of the Parent Indemnified Parties to be indemnified from the Indemnity Escrow Fund will be the sole and exclusive remedy for any breach of or inaccuracy in any representation, warranty, covenant or other agreement of the Company contained in the Merger Agreement. No current or former stockholder of the Company or unit holder of the Company Operating Partnership, or director, officer, employee, affiliate or advisor of the Company Parties will have any liability of any nature to Parent or any of its affiliates with respect to any breach of or inaccuracy in any representation, warranty, covenant or other agreement contained in the Merger Agreement.

The indemnification as provided for in the Merger Agreement will not apply (1) except to the extent that the losses indemnifiable for any individual indemnification claim exceeds $15,000, in which event, for each such individual indemnification claim, Parent will be entitled to be indemnified for the full amount of such losses from the first dollar; and (2) except to the extent that the aggregate losses indemnifiable exceeds $200,000, in which event, the Parent Indemnified Parties will be entitled to be indemnified for the full amount of such losses from the first dollar.

For the purposes of computing the amount of losses incurred by the Parent Indemnified Parties, there should be deducted (i) any tax benefits actually received by Parent or any of its affiliates on account of such losses or any of the circumstances giving arise thereto, in each case within the year of such event, and (ii) any insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by Parent or its affiliates from third parties in connection with such losses or any of the circumstances giving rise thereto. Parent will use commercially reasonable efforts to obtain third party payments first. The Parent Indemnified Parties will not be entitled to indemnification under this provision to the extent that losses giving rise to such indemnification have already been addressed through a reduction in the Aggregate Cash Merger Consideration described in the Merger Agreement.

All references to “materiality” and “Company Material Adverse Effect” are disregarded when (i) determining whether a breach of a representation or warranty has occurred, and (ii) calculating the amount of losses.

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Definition of “Company Material Adverse Effect”

Many of the representations and warranties of the Company are qualified by a “material adverse effect” standard (that is, they will be deemed to be true and correct unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expect to have a material adverse effect). For the purposes of the Merger Agreement, a Company Material Adverse Effect means, any effect that, individually or in the aggregate, has a material adverse effect on the financial condition, business or results of operations of the Company and the Company subsidiaries, taken as a whole. However, no effects resulting or arising from the following will be deemed to be a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur:

•	any changes in general United States or global economic conditions to the extent that such effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in the industry or industries in which the Company operates;

•	conditions (or changes therein) in any industry or industries in which the Company operates to the extent that such effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in such industry or industries;

•	general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes effecting financial, credit or capital market conditions;

•	any change in GAAP or interpretation thereof;

•	any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of or by any governmental entity;

•	any actions taken, or the failure to take any action, pursuant to or in accordance with the terms of the Merger Agreement or at the written request or with the written consent of Parent or Merger Sub and any effect attributable to the negotiation, execution or announcement of the Merger Agreement and the transactions (including the merger), including any litigation arising therefrom (including any litigation arising from allegations of a breach of duty or violation of applicable law), and any adverse change in customer, employee (including employee departures), supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent;

•	any exercise by joint venture partners of the Company pursuant to any existing purchase rights, options or other similar rights;

•	any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself;

•	effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Merger Agreement;

•	any reduction in the credit rating of the Company or the Company subsidiaries;

•	any action by Parent, Merger Sub or any of their respective affiliates or representatives; and

•	any bankruptcy, insolvency or reorganization of any tenant under any lease or the commencement of any bankruptcy, insolvency or reorganization proceeding with respect to any tenant under any lease.

Stockholders’ Representative

By virtue of the approval of the Merger Agreement by the Company’s stockholders and consent of the Company Operating Partnership unit holders, the Advisor will be deemed to have been appointed as the Stockholders’ Representative, which is the agent and attorney-in-fact of the Company’s stockholders with respect to, among other things, indemnification claims under the Merger Agreement. The Stockholders’ Representative will act for and on behalf of the Company’s stockholders with respect to, among other things, indemnification claims under the Merger Agreement. See “The Merger—The Advisor and Stockholders’ Representative.”

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Prior to the Effective Time, Parent or Merger Sub will deposit with the Stockholders’ Representative the Representative Amount of $1 million in immediately available funds, where (A) up to $760,000 of which is designated as the Representative Fund to be used to pay for the expenses of, defend and indemnify the Stockholders’ Representative in connection with its duties as the Stockholders’ Representative under the Merger Agreement, Contingent Value Rights Agreement, and the Indemnity Escrow Agreement, and (B) $240,000 of which will be retained by the Stockholders’ Representative for its own account as compensative for its services as the Stockholders’ Representative. The Representative Fund will be available to indemnify and hold the Stockholders’ Representative harmless against any liability, loss, damage, penalty, fine, cost or expense incurred by Stockholders’ Representative arising out of or in connection with it carrying out its duties under the Merger Agreement, the Contingent Value Rights Agreement and the Indemnity Escrow Agreement, except to the extent such liability is caused by the gross negligence or bad faith of the Stockholders’ Representative.

The Stockholders’ Representative will have the sole discretion to use the Representative Fund to pay any out-of-pocket costs or expenses incurred by the Stockholders’ Representative in its capacity as the Stockholders’ Representative, including any attorneys’, accountants’ and other experts’ fees. Once the Stockholders’ Representative determines, in its discretion, that it will not incur any additional expenses in its capacity as the Stockholders’ Representative, it will deliver to the rights agent the remaining unused portion of the Representative Fund (for further distribution pursuant to the Contingent Value Rights Agreement).

Conditions to Completion of the Merger

Mutual Closing Conditions

The obligation of each of the Company, Parent and Merger Sub to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date, of the following conditions:

•	approval of the merger and the other transactions contemplated by the Merger Agreement by the Requisite Stockholder Approval; and

•	the absence of any law, injunction or order of any governmental authority prohibiting the merger.

Additional Closing Conditions for the Benefit of the Parent Parties

The obligations of the Parent Parties to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date, of the following conditions:

•	the Company’s representations and warranties under the Merger Agreement are true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect) as of the date of the Merger Agreement and as of the closing as though made on and as of the closing (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date are true and correct as of such date) , except for such failures to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the Company will have performed or complied in all material respects with its obligations under the Merger Agreement required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	since the date of the Merger Agreement, no Company Material Adverse Effect with respect to the Company will have occurred and be continuing;

•	Parent will have received an opinion from DLA Piper LLP regarding the status of the Company as a REIT;

•	receipt of certain specified consents and approvals (primarily healthcare regulatory approvals), provided that if all conditions to closing have been waived or satisfied but certain specified consents or approvals of a governmental entity have not been obtained by the initial Outside Date of October 30, 2017, then the Outside Date will be extended for an additional 90 days; provided, further, that if at the end of such additional 90-day period any such consent or approval has not been obtained, then this condition will be deemed satisfied and Parent will be obligated to effect the closing of the merger if all other conditions to closing have been waived or satisfied;

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•	the Company will have delivered to Parent a non-foreign affidavit, sworn under the penalty of perjury and in form and substance required by the Code stating the Company is not a “foreign person” as defined in the Code;

•	Parent will have received payoff letters, together with wire instructions, necessary to effect payment of the indebtedness of the Company and Company subsidiaries;

•	the closing of transactions contemplated by each of the membership interest purchase agreements related to the applicable Company joint venture;

•	execution and delivery of the Indemnity Escrow Agreement by the Indemnity Escrow Agent and Stockholders’ Representative;

•	execution and delivery of the Contingent Value Rights Agreement by the rights agent and Stockholders’ Representative;

•	the applicable HSR Act waiting periods have expired or were earlier terminated (however, the parties have determined that the merger does not require any filing under the HSR Act); and

•	Company will have settled the matter related to the Texas Department of Aging and Disability Services survey on the Hudson Creek facility.

Additional Closing Conditions for the Benefit of Company

The obligation of the Company to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date, of the following conditions:

•	the Parent Parties’ representations and warranties under the Merger Agreement are true and correct (without giving effect to any qualifications as to materiality) as of the date of the Merger Agreement and as of the closing as though made on and as of the closing (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date are true and correct as of such date), except for such failures to be true and correct that would not reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the completion of the transactions;

•	the Parent Parties will have performed or complied in all material respects with their respective obligations under the Merger Agreement required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time;

•	execution and delivery of the Indemnity Escrow Agreement by Parent; and

•	execution and delivery of the Contingent Value Rights Agreement by Parent.

Covenants and Agreements

Conduct of the Company Pending the Merger

The Merger Agreement contains various affirmative and negative covenants which provide that during the period between the signing of the Merger Agreement and the Effective Time, except for actions related to the sales of the Kindred Hospital Rome assets and/or Bryan MOB Partners, L.P. partnership interests or for actions required to be taken pursuant to the Merger Agreement, or unless Parent consents in writing (which consent will not be unreasonably withheld or delayed), the Company (x) will, and will cause each of its subsidiaries to, conduct the Company’s business in all material respects in the ordinary course of business and in a manner consistent with past practice, (y) will maintain the Company’s REIT status and (z) will not, and will cause each of its subsidiaries not to, take the following actions:

(a) amend its articles of incorporation, bylaws or equivalent organizational documents, if such amendment would be materially adverse to the Company, the applicable Company subsidiary or Parent;

(b) split, combine, subdivide or reclassify any shares of capital stock of the Company or any Company subsidiary;

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(c) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of the Company or any Company subsidiary or other equity securities or ownership interests in the Company or any Company subsidiary, except for (i) the authorization and payment by the Company of dividends (with respect to our common stock and our preferred stock) in the ordinary course at the most recent quarterly rate with respect to the our common stock and at the rate set forth in the Company’s charter with respect to our preferred stock (including payment thereof on a daily basis for the period between the date of the last regularly paid dividend and the closing date), (ii) the declaration and payment of dividends or other distributions to the Company by any directly or indirectly wholly owned Company subsidiary, (iii) distributions by any Company subsidiary that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational documents of such Company subsidiary, (iv) the authorization and payment by the Company of a special dividend in an amount necessary for each holder of our common stock to receive the Blended Return Amount, as such amount is defined in the agreement of limited partnership of the Company Operating Partnership, (v) the authorization and payment by the Company Operating Partnership of distributions to the holders of units in the Company Operating Partnership, in the ordinary course at the rate set forth in the its agreement of limited partnership (including payment thereof on a daily basis for the period between the date of the last regularly paid quarterly distribution and the Closing Date) and to the extent necessary for the Company to pay the dividends in clause (i), and (vi) the authorization and payment of distributions with respect to the Company joint ventures pursuant to the terms and conditions of the applicable joint venture arrangement;

(d) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any equity interests, except with respect to the redemption of (i) any partnership units of the Company Operating Partnership in accordance with the terms of the agreement of limited partnership of the Company Operating Partnership and (ii) any Company preferred stock in accordance with the terms of the Company’s charter;

(e) except as required by any commercial lease under which the Company or a Company Subsidiary is the lessor or other Company material contract and as required or permitted by any ground lease under which the Company or a Company subsidiary is the lessee, acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $1 million in the aggregate or required to replace old or damaged personal property), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by the Company or any wholly owned Company subsidiary of or from an existing wholly owned Company subsidiary or joint venture partners pursuant to existing purchase rights, options or other similar rights;

(f) sell, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (i) as permitted by item (s) below, (ii) sales to joint venture partners pursuant to existing purchase rights, options or other similar rights, (iii) sales of personal property and equipment in the ordinary course of business consistent with past practice or (iv) in connection with the refinancing of any existing indebtedness of the Company or the Company subsidiaries permitted by clause (g) below;

(g) incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities or any loan documents, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other entity (other than a wholly owned Company subsidiary), except for (i) indebtedness incurred under the Company’s existing loans up to the maximum allowed under each applicable loan and (ii) the refinancing of any existing indebtedness of the Company or the Company subsidiaries within ninety days of maturity to the extent that (x) the aggregate principal amount of such indebtedness is not increased as a result thereof and (y) the terms of such refinanced indebtedness, including with respect to prepayment, are no less favorable to the Company or the applicable Company subsidiary than the terms of the existing indebtedness;

(h) make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (i) advances required to be made under any real property leases where the Company or a Company subsidiary is the lessor, (ii) accounts receivables and (iii) certain items listed on the Company disclosure letter;

(i) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company material contract (or any contract that, if existing as of the date of signing of the Merger Agreement, would be a Company material contract), other than (i) any termination or renewal in accordance with the terms (including for cause as defined therein) of any existing Company material contract in the ordinary course of business consistent with past practice or (ii) as agreed among the parties in the Company disclosure letter;

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(j) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any real property lease or ground lease, except for (i) entering into residential leases as the lessor in the ordinary course of business consistent with past practice, (ii) entering into commercial leases as the lessor consistent in all respects with the leasing parameters and in a form in all material respects consistent with the applicable Company subsidiary’s prior practice, and provided that, any applicable Company subsidiary will take all actions necessary to exercise any renewal or extension option under a ground lease as the lessee or (iii) certain items described in the Company disclosure letter;

(k) settle or compromise (i) any legal action, suit or arbitration proceeding, in each case made or pending against any of the Company Properties, the Company or any of the Company subsidiaries, excluding any such matter relating to taxes, or (ii) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of the Company’s common stock, in each case, where the amount paid by the Company or any Company subsidiary in settlement exceeds $100,000 individually and is not covered by insurance;

(l) enter into, or adopt any benefit plan or grant any awards under the Company’s equity plan;

(m) make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP (or any interpretation thereof) or in applicable law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

(n) enter into any new line of business;

(o) enter into any tax protection agreement, make, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended tax return or file a U.S. federal income tax return (or any corresponding state and/or local income tax return) for the 2016 taxable year of the Company, unless otherwise required by applicable law (and in the case of any such tax return required by law to be filed by the Company prior to the Closing, the Company will provide drafts of each such tax return and supporting documents to Parent for its review and comment at least fifteen business days prior to the date on which the Company files such tax return, and the Company will consider in good faith any reasonable comments timely submitted by Parent), enter into any closing agreement with respect to taxes, settle any material tax claim or assessment or surrender any right to claim a refund, offset or credit of taxes; except, in each case (A) to the extent required by applicable law, or (B) to the extent necessary (x) to preserve the Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code, as the case may be;

(p) take any action that would reasonably be expected to cause the Company to fail to qualify as a REIT or be liable for any taxes pursuant to Code Section 856(c)(7)(C), 857(b)(5), 857(b)(6), 857(b)(7), 857(f), 860(c), 4981 or 337(d);

(q) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(r) amend or modify the compensation terms or any other obligations of the Company contained in the engagement letters entered into with the Company’s financial advisors or the Advisor under the Advisory Agreement, in a manner adverse to the Company, any Company subsidiary or Parent;

(s) remove any personal property owned or leased by the Company or any Company subsidiary from its Company Property except as may be required for necessary repair or replacement or as permitted by clause (f) above;

(t) initiate any tax protest with respect to any Company Property;

(u) settle, agree to, or otherwise acquiesce to any condemnation or taking of all or any portion of a Company Property;

(v) make any capital expenditures not previously approved in the Company’s property budgets provided to Parent prior to the date of signing of the Merger Agreement and in an amount exceeding $100,000 at a single Company Property or enter into any agreement to obligate the Company or any Company Subsidiary to make such capital expenditures; or

(w) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

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Additionally, nothing in the Merger Agreement will prohibit the Company from taking any action, at any time or from time to time, that upon advice of counsel to the Company, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time or to avoid incurring entity level income or excise taxes under the Code.

Non-Solicitation by the Company of Competing Proposals

The Company will, and will cause each of its subsidiaries and their respective representatives to, (i) immediately cease any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Competing Proposal (defined below) and request that any such person promptly return or destroy all confidential information concerning the Company and the Company’s subsidiaries and (ii) until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with the terms set forth in such agreement, not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate a Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person information in connection with or for the purpose of facilitating, a Competing Proposal or (C) enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to a Competing Proposal (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement).

A “Competing Proposal” means any proposal or offer from any person (other than Parent and its subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of the Company and its subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) acquisition of 20% or more of our outstanding common stock or the common units of the Company Operating Partnership, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of our outstanding common stock or the common units of the Company Operating Partnership, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or Company Operating Partnership or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and our common stock or the common units of the Company Operating Partnership involved is 20% or more; in each case, other than the transactions contemplated by the Merger Agreement.

Notwithstanding the restrictions set forth above, the Merger Agreement provides that, if prior to obtaining the approval of the merger by the Requisite Stockholder Approval, the Company or any of its representatives receives a written Competing Proposal from any person or group of persons, which Competing Proposal was made or renewed on or after the date of the Merger Agreement, (i) the Company and its representatives may contact such person or group of persons to clarify the terms and conditions thereof and (ii) if our board of directors, or any committee thereof, determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (defined below), then the Company and its representatives may (x) furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to the Company and its subsidiaries to the person or group of persons who has made such Competing Proposal; provided that the Company will promptly provide to Parent any material non-public information concerning the Company or any of its subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives; and (y) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Competing Proposal. The Company will promptly notify Parent and Merger Sub if the Company furnishes non-public information and/or enters into discussions or negotiations.

The Company will keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Competing Proposal and upon the request of Parent will apprise Parent of the status of such Competing Proposal. The Company has agreed that it and its subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date of signing of the Merger Agreement which prohibits the Company from providing any information to Parent in accordance with the Merger Agreement.

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Except as described below, our board of directors will not (i)(A) fail to recommend to the Company stockholders that they approve the merger or fail to include its recommendation that the Company stockholders approve the merger in the proxy statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or in a manner adverse to Parent modify, its recommendation that the Company stockholders approve the merger, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than as provided for in the Merger Agreement or (D) adopt, approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company a Competing Proposal (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Competing Proposal (other than an acceptable confidentiality agreement) (each, a “Company Acquisition Agreement”), or (iii) take any action in connection with the termination of the Merger Agreement in connection with a Competing Proposal. Notwithstanding anything to the contrary above, prior to the time the Requisite Stockholder Approval is obtained, but not after, our board of directors (or committee thereof) may make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement with respect to a Competing Proposal, if and only if, prior to taking such action, our board of directors (or committee thereof) has determined in good faith, after consultation with independent financial advisors and outside legal counsel, as applicable, (x) that failure to take such action would be inconsistent with the directors’ duties under applicable law or the Company’s charter and (y) that such Competing Proposal constitutes a Superior Proposal; provided that, in connection with such a Competing Proposal (i) the Company has given Parent at least four business days’ prior written notice of its intention to take such action, (ii) the Company has disclosed to Parent the material terms of such Superior Proposal, (iii) the Company has negotiated, and has caused its representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of the Merger Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (iv) following the end of such notice period, our board of directors will have considered in good faith any proposed revisions to the Merger Agreement proposed in writing by Parent, and will have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect and (v) in the event of any material change to the material terms of such Superior Proposal, the Company will, in each case, have delivered to Parent an additional notice consistent with that described in clause (i) above and the notice period will have recommenced, except that the notice period will be at least one business day. In order for the Merger Agreement to terminate as described in this paragraph, the Company must pay Parent the Company Termination Fee (discussed below) at or before such termination.

“Superior Proposal” means any written Competing Proposal that our board of directors (or committee thereof) has determined, after consulting with the Company’s outside legal counsel and independent financial advisors that if consummated, would reasonably be likely to result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms of the Merger Agreement proposed by Parent in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Competing Proposal will be deemed to be references to “50%.”

Notwithstanding anything to the contrary in the Merger Agreement, prior to the time the Requisite Stockholder Approval is obtained, but not after, our board of directors may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or, in a manner adverse to Parent, modify, its recommendation that Company stockholders approve the merger (“Change of Recommendation”) if our board of directors has determined in good faith, after consultation with outside legal counsel, that failure to take such action would create a material risk of a breach by our board of directors of its duties under applicable law and the Company’s charter.

Except to the extent provided for in the Merger Agreement, the Merger Agreement does not prohibit our board of directors from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable law or (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, in either case, if our board of directors has determined in good faith, after consultation with legal counsel, that the failure to do so would create a material risk of a breach by our board of directors of its duties under applicable law and the Company’s charter; provided that any disclosures (other than those made pursuant to clause (ii) above) that are not an express rejection of any applicable Competing Proposal or an express reaffirmation of our board of directors’ recommendation to approve the merger will be deemed a Company Adverse Recommendation Change.

Proxy Statement; Stockholders Meeting

The Company will, as promptly as reasonably practicable following the signing of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval, and will use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Company has agreed to prepare and file with the SEC, as promptly as reasonably practicable (provided, that the Company will use commercially reasonable efforts to cause the preliminary proxy statement to be filed within 30 days after the date of the Merger Agreement but in no event later than 45 days after the date of the Merger Agreement), a preliminary proxy statement relating to the merger as required by the Exchange Act.

The Company will (1) obtain and furnish information required to be included in the preliminary proxy statement, (2) provide Parent with, and consult with Parent regarding, the proxy statement and any comments received from the SEC regarding the proxy statement and other SEC filings in connection with the Merger Agreement, (3) respond promptly to any comments received from the SEC with respect to the preliminary proxy statement, (4) consider in good faith any comments reasonably proposed by Parent in the proxy statement, responses to comments received from the SEC and other SEC filings in connection with the Merger Agreement, (5) cause the proxy statement to be mailed to holders of our common stock as soon as reasonably practicable, and (6) use reasonable best efforts to obtain the Requisite Stockholder Approval.

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Access to Information; Notice of Certain Events

From the date of the Merger Agreement until the Effective Time or the date, if any, on which the Merger Agreement is terminated, the Company will, upon reasonable prior notice, give Parent and Merger Sub, their officers and a reasonable number of their employees and their authorized representatives, reasonable access during normal business hours to the note, bond, mortgage, lien, indenture, lease, license, contract or agreement, or other instrument or obligation to which the Company or any Company subsidiary is a party or by which any of its properties or assets are bound, and the books, records, analysis, projections, plans, systems, senior management, commitments, offices and other facilities and properties of the Company.

The Company will promptly provide to Parent the following items if not previously provided or disclosed in the Company disclosure letter: (i) comment letters received from the SEC with respect documents filed by the Company with the SEC after the signing of the Merger Agreement, (ii) notice of any legal proceeding (a) involving an amount over $50,000 individually or (b) of which the Company has knowledge pending against, threatened against or naming as a party thereto, the Company, a Company subsidiary or any executive officer or director of the Company, (iii) notice of government investigation pending or threatened against the Company or any Company subsidiary of which the Company or any Company subsidiary has received notice or has knowledge, (iv) notice upon the receipt of written notice of material violation or material default under any company material contract, (v) notice upon the receipt by the Company or any Company subsidiary of written notice, charge or assertion alleging non-compliance with law, and (vi) a copy of any environmental report or document, commercial lease, ground lease or Company’s title insurance policy that would have been required to be disclosed on the Company disclosure letter had the Company or any Company subsidiary received such item prior to the date of the Merger Agreement. The Company’s failure to comply with the foregoing will not affect any of the conditions to the closing of the transactions contemplated by the Merger Agreement.

The Company will give prompt notice to Parent, and Parent will give prompt notice to the Company, (i) of any notice or other communication received by such party from any governmental entity in connection with the Merger Agreement, the merger or the other transactions contemplated by the Merger Agreement, or from any person alleging that the consent of such person is or may be required in connection with the merger or the other transactions contemplated by the Merger Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Entity or Parent, (ii) of any legal proceeding commenced or, to any party’s knowledge, threatened against, such party or any of its subsidiaries or affiliates or otherwise relating to, involving or affecting such party or any of its subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the merger or any other transaction contemplated by the Merger Agreement, (iii) of any written notice from a lender under the indebtedness of the Company or any Company subsidiary alleging that the Company or any Company subsidiary, as applicable, is in default under the terms of such indebtedness, and (iv) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company subsidiaries or the Parent subsidiaries, respectively, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent material adverse effect, as the case may be. The failure to comply with the above will not affect any of the conditions to the consummation of the merger.

The Company will give prompt notice to Parent, upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company subsidiaries which could reasonably be expected to result in a material breach, or a material failure to be true, of the representations and warranties given by the Company to Parent under the Merger Agreement as if made as of the date of the occurrence. The failure to comply with the foregoing will not affect any of the conditions to the closing of the transactions contemplated by the Merger Agreement.

Consents and Approvals

The Company and Parent agree to use their respective reasonable best efforts to cooperate with each other to obtain all necessary actions or approvals from governmental entities and other persons. Notwithstanding anything to the contrary in the Merger Agreement, neither Parent nor Merger Sub will be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to any order providing for (1) the sale, divestiture, license or other disposition or holding separate of any assets of Parent (or any of its affiliates) or the Company or any Company subsidiary, or (2) the imposition of any limitation or regulation on the ability of Parent (or any of its affiliates) to freely conduct their business or own such assets, other than any such sale, divestiture, license, disposition, holding separate, limitation or regulation that would be immaterial to Parent and/or Company and their respective subsidiaries taken as a whole.

Publicity

Neither the Company nor Parent, nor any of their respective affiliates, will issue or cause the publication of any press release or other announcement with respect to the merger or the Merger Agreement without the prior written consent of the other party, unless such party determines, after consultation with outside counsel, that it is required by applicable law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the merger or the Merger Agreement, in which event such party will endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement and will give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company will not be required to provide any such review or comment to Parent in connection with the receipt and existence of a Competing Proposal and matters related thereto or a Change of Recommendation; provided, further, each party and their respective controlled affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with the foregoing.

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Directors’ and Officers’ Insurance and Indemnification

Pursuant to the Merger Agreement, Parent has agreed to honor and fulfill following the closing of the merger (i) the indemnification provisions contained in the Company’s corporate governance documents in effect as of the date of the Merger Agreement and (ii) all existing indemnification agreements of the Company, to the individuals covered by such corporate governance documents or indemnification agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity or by reason of their services, as such occurring at or prior to the completion of the merger. For six years after the completion of the merger, Parent will, and Parent will cause the Surviving Entity to, (i) indemnify each of Covered Persons for any claim, action, suit, proceeding or investigation to the extent arising out of or pertaining to (A) any action or omission in such Covered Person’s capacity as such or by reason of such Covered Person’s service, or (B) the Merger Agreement or other transactions contemplated by the Merger Agreement, and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by applicable law, of an unsecured and interest free undertaking by or on behalf of such Covered Person to repay such amount if it is ultimately determined that such Covered Person is not entitled to be indemnified.

For a period of six years after the completion of the merger, the certificate of formation and limited liability company agreement of the Surviving Entity will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the completion of the merger than are currently set forth in the corporate governance documents of the Company.

As required by the Merger Agreement, for a period of six years after the completion of the merger, the policies of directors’ and officers’ liability insurance maintained by the Company as of the Merger Agreement will be maintained by Parent with respect to claims arising from or related to facts or events which occurred at or before the completion of the merger. However, Parent will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 175% of the annual premiums paid as of the date of the Merger Agreement by the Company for such insurance (the “Base Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, Parent will maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Base Premium. If the Company elects by giving written notice at least five business days prior to the completion of the merger, then, in lieu of the foregoing insurance, the Company will purchase a directors’ and officers’ liability “tail” insurance policy lasting for six years after completion of the merger with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the completion of the merger.

Takeover Statutes

The Parties will use their respective reasonable best efforts (a) to take all action necessary so that no takeover statute is or becomes applicable to the merger or any of the other transactions contemplated by the Merger Agreement and (b) if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute on the merger and the other transactions contemplated by the Merger Agreement.

Financing

Parent will use its reasonable best efforts to consummate the financing contemplated by certain debt and equity financing commitment letters. Parent agrees to promptly notify the Company if, at any time prior to the closing of the merger, (i) any financing commitment will expire, terminate, or be modified or amended in a manner materially adverse to the Company or (ii) any of the financing sources that is a party to any of the financing commitment letters notifies Parent that such source will not provide financing on the terms set forth in such financing commitment. Parent will not, and will not permit any of its affiliates to, take any action or enter into any transaction, or amend or alter or agree to amend or alter the financing commitments in any manner, materially adverse to the Company or the Company subsidiaries, if such transaction, alteration or amendment would reasonably be expected to materially delay or prevent the financing contemplated by the financing commitments or the consummation of the transactions contemplated by the Merger Agreement. For more information on Parent’s financing terms, see “The Merger—Financing of the Merger.”

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The Company will use its reasonable best efforts to, and cause the Company subsidiaries and their respective representatives to, provide all reasonable cooperation requested by Parent, Merger Sub or any debt financing source that is reasonably necessary and customary to assist in obtaining the debt financing if such requested cooperation does not unreasonably interfere with the ongoing operations of the Company. Without limiting the foregoing, such cooperation will include using reasonable best efforts with respect to: (i) participating in a reasonable number of meetings, drafting sessions, and customary due diligence, (ii) furnishing the debt financing sources with such financial and other pertinent information as regularly prepared by the Company, (iii) assisting the Parent, Merger Sub and debt financing sources in the preparation of (I) an offering document, private placement memorandum and/or bank information memorandum and (II) materials for rating agency presentations, (iv) obtaining customary financing accountants’ comfort letters and consents of accountants from the Company’s independent public accounting firm, (v) reasonably cooperating with the marketing efforts for any portion of the debt financing, (vi) taking actions necessary to permit the prospective lenders to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures for the purposes of establishing collateral arrangements, (vii) making available the due diligence material provided to Parent to the debt financing sources, including furnishing the Parent and its debt financing sources promptly, and in any event at least five business days prior to the closing date, with all documentation and other information required with respect to the debt financing under applicable “know your customer” and anti-money laundering rules and regulations, (viii) facilitating the pledging of collateral for certain debt financing and assisting in preparing schedules as may be reasonably requested by the Parent, and (ix) promptly after the execution of the Merger Agreement, the Company will use its commercially reasonable efforts to cooperate with Parent’s efforts to obtain the recognition agreements, SNDAs and assignment and subordination of property management agreements reasonably requested by Parent and its debt financing sources.

However, nothing in the Merger Agreement will require such cooperation to the extent it would (i) require the Company or any of the Company subsidiaries to pay any commitment fee or other fee or payment to obtain consent or to incur any other liability, (ii) require the Company or any of the Company subsidiaries to authorize any corporate action prior to the closing date, (iii) require the Company or any of the Company subsidiaries to waive or amend any terms of the Merger Agreement, or (iv) require the Company or any of the Company subsidiaries to take any action that will conflict with or violate any of its organizational documents, any applicable law or fiduciary duty, or result in, or that would reasonably be expected to result in, a violation, breach, or default under any contract to which the Company or any of its subsidiaries is a party; provided, further, that the Company acknowledges that the Parent will be primarily responsible for and lead all efforts to obtain all recognition agreements, SNDAs and assignment and subordination of property management agreements and Parent acknowledges that the failure to obtain any recognition agreement, SNDAs or assignment and subordination of property management agreements will not affect any of the conditions to the closing of the transactions contemplated by the Merger Agreement.

Parent agrees to use its reasonable best efforts to obtain the lender consents as promptly as practicable after the date of the Merger Agreement; provided, however, the foregoing will not apply to the extent that Parent elects to not obtain any lender consent and instead elects to repay such indebtedness in connection with the closing. Parent further acknowledges that it will bear all lender consent costs. The Company will use its reasonable best efforts to cooperate, and will cause each Company subsidiary to cooperate, with all reasonable requests of the Parent related to obtaining the lender consents.

The Company and Parent agree that the receipt of financing by Parent is not a condition to the closing of the transactions contemplated by the Merger Agreement

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to:

•	the Company agreeing to pursue jointly with Parent ground lease estoppels, tenant estoppels, recognition agreements, SNDAs and assignment and subordination of property management agreements reasonably requested by Parent or a debt financing source;

•	all parties using reasonable best efforts to do all things necessary, proper and advisable to consummate the merger and the other transactions contemplated by the Merger Agreement;

•	the Company causing to be delivered to Parent resignations from each director of the Company in office immediately prior to the completion of the merger;

•	the Company terminating the Advisory Agreement and certain other related party agreements;

•	the Company agreeing to deliver conditional notices to certain managers, use commercially reasonable efforts to obtain certain manager consents (with a target date of obtaining such consents by June 30, 2017 but the failure to obtain the consents will not affect the conditions to closing) and enter into certain specified agreements, and terminate certain property management agreements;

•	the Company using commercially reasonable efforts to, prior to the Effective Time, enter into a fully-executed second amendment to the Accel lease agreement and take such actions reasonably necessary such that the applicable Company subsidiary is receiving rent from the tenant under the Accel lease agreement; provided that the failure to obtain the amendment or cause rent to be received by the applicable Company subsidiary will not affect any of the conditions to closing;

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•	the Company taking certain actions with respect to the termination of the lease between Sentio STAV Landlord, LLC and ERB OPCO SAV, LLC;

•	the Parties agree to take certain actions in the event that the Company is unable to sell its partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) to a party whose interest will not be acquired by Parent upon the merger prior to the Effective Time;

•	following the funding of the joint venture partner purchase amount and the joint venture indebtedness amount (which equals the aggregate amount necessary for the Company to acquire the joint venture interests and pay off the applicable debt), the Company will cause the transactions under each membership interest purchase agreement related to the Company joint ventures (other than with respect to Bryan MOB Partners, L.P.) to close at the closing of the transactions contemplated by the Merger Agreement;

Deposit Escrow Agreement

As a condition and inducement to the Company’s willingness to enter into the Merger Agreement, simultaneous with the execution of the Merger Agreement, Parent deposited with the First American Title Insurance Company the sum of $25 million to be held in escrow pursuant to the terms of the escrow agreement by and among Parent, the Company and the First American Title Insurance Company (the “Deposit Escrow Agreement”) in order to secure payment of the Parent Termination Fee of $ 25 million, if any.

Membership Interest Purchase Agreements

The Company has entered into membership interest purchase agreements with joint venture partners in connection with the joint ventures relating to properties at Blue Springs, Armbrook, Compass/Standish, Leah Bay and Oakleaf (Lexington/Greenville) so as to allow for the delivery of 100% of the membership interests in each such joint venture to the Parent Parties at the closing of the Merger Agreement. In order to effectuate this simultaneous close, the joint venture partners will deliver to First American Title Company all documents necessary to consummate the closing of the membership interest purchase agreements effective upon the closing of the transactions contemplated by the Merger Agreement. Each membership interest purchase agreement closing is contingent solely on the receipt by First American Title Company of the following: (1) funds necessary to pay the purchase price to each joint venture partner, (2) funds necessary to pay off existing company debt with respect to such joint venture property (and release joint venture partner guarantees), and (3) filing of the certificate of merger. In the event the transaction contemplated by the merger is terminated, the Company has the absolute right to terminate each of the membership interest purchase agreements.

Termination of the Merger Agreement

Termination by Mutual Agreement

The Merger Agreement may be terminated by mutual written consent of the parties.

Termination by Either Party

The Merger Agreement may be terminated by either party if:

•	prior to the Effective Time, the other party has materially breached any representation or warranty or failure to perform in a material respect under the Merger Agreement, which breach or failure to perform (i) will result in any of the conditions to closing not being satisfied or (ii) in the case of a breach by Parent or Merger Sub, that would reasonably be expected to prevent, or materially impair or delay, the ability of either Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the merger and other transactions contemplated by the Merger Agreement; in each case if such breach is not curable prior to the Outside Date, or as further extended pursuant to the Merger Agreement, or if curable prior to the Outside Date, has not been cured within the earlier of (x) thirty calendar days after the receipt of notice thereof by the defaulting party from the non-defaulting party or (y) three business days before the applicable Outside Date, provided that the terminating party must not be in material breach of any representation, warranty, covenant or agreement under the Merger Agreement;

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•	the merger is not effected by the original Outside Date and the terminating party’s failure to fulfill its obligations under the Merger Agreement has not been the cause of, or resulted in, the closing of the merger not occurring prior to the Outside Date; provided that (i) if all conditions to closing have been waived or satisfied except that any consent or approval of a governmental entity identified in the Company disclosure letter has not been obtained as of the Outside Date, then the Outside Date will be extended for an additional ninety days, and if such consent or approval has not been obtained at the end of the additional 90-day period, then the applicable condition to closing will be deemed satisfied and Parent will be obligated to effect the closing if all other conditions to the closing have been waived or satisfied and (ii) if an arbitrator is engaged pursuant to the Merger Agreement prior to the Outside Date, the Outside Date will be extended through the end of the engagement of the arbitrator and for a sufficient time thereafter for the special meeting to be held plus three business days;

•	a final and non-appealable order, decree or ruling has been issued prohibiting the merger and the terminating party has used reasonable best efforts to prevent entry of and to remove such order, decree or ruling; or

•	the Requisite Stockholder Approval is not obtained at the special meeting.

Termination by Company

The Merger Agreement may be terminated by the Company if:

•	prior to the receipt of the Requisite Stockholder Approval, our board of directors authorizes the Company to enter into another acquisition agreement that constitutes a Superior Proposal and that was not the result of a breach by the Company in any material respect of the no-shop provisions of the Merger Agreement and the Company Termination Fee (discussed below) is paid to Parent; or

•	(i) all of the mutual conditions and Parent Parties’ conditions to the closing of the transactions contemplated by the Merger Agreement have been satisfied or waived in writing by Parent Parties as of the closing of the merger, (ii) the Company has irrevocably notified Parent in writing that the Company’s conditions to the closing have been satisfied or that Company is willing to waive any unsatisfied Company’s conditions in order to consummate the merger, and (iii) the merger has not been consummated within three business days after the delivery of such notice; provided that no party will be permitted to terminate the Merger Agreement prior to the end of the third business day following delivery of such notice.

Termination by Parent

The Merger Agreement may be terminated by the Parent if:

•	prior to the receipt of the Requisite Stockholder Approval, our board of directors has effected a Company Adverse Recommendation Change or Change of Recommendation; provided that Parent’s termination right will expire ten business days after Parent receives a written notice from the Company regarding such change.

Termination Payments; Parent Expense Reimbursement

The Company will be required to pay the Company Termination Fee of $14,640,269, if the Merger Agreement is terminated by:

•	(i) a Competing Proposal has been made before the special meeting (or prior to the termination of the Merger Agreement if there has been no special meeting), (ii) the Merger Agreement is terminated by either the Company or Parent because the Requisite Stockholder Approval was not obtained at the special meeting, and (iii) the Company enters into a definitive agreement with respect to a Competing Proposal for at least 50% of the equity or consolidated assets of the Company within twelve months of the termination, which Competing Proposal is later consummated, then the Company will pay the Company Termination Fee to Parent within two business days after the consummation of the Competing Proposal;

•	the Company entering into a definitive agreement in response to a Superior Proposal following the procedure requirements in the Merger Agreement, then the Company will pay the Company Termination Fee to Parent promptly following such termination and entry into the definitive agreement with respect to such Superior Proposal;

•	the Parent because the board of directors has effected a Company Adverse Recommendation Change or Change of Recommendation, then the Company will pay the Company Termination Fee to Parent within two business days after such termination; or

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•	(i) a Competing Proposal has been made before the occurrence of a material breach of any representation and warranty under the Merger Agreement by either party, (ii) the Merger Agreement is terminated by Parent pursuant to a material breach of any representation and warranty under the Merger Agreement by the Company, which breach was not curable or cured within required timeline and (iii) the Company enters into a definitive agreement with respect to a Competing Proposal for at least 50% of the equity or consolidated assets of the Company within twelve months of the termination, which Competing Proposal is later consummated, then the Company will pay the Company Termination Fee to Parent within two business days after the consummation of the Competing Proposal.

In addition, if the Merger Agreement is terminated by (i) Parent pursuant to the Company’s material breach of any representation, warranty, covenant, or agreement under the Merger Agreement or (ii) by either party if the Requisite Stockholder Approval is not obtained, the Company will pay, within two business days of such termination, to Parent the Parent Expense Reimbursement, an amount equal to Parent’s actual out-of-pocket expense incurred in connection with the transactions contemplated by the Merger Agreement, not to exceed $8.7 million; provided that if the Company Termination Fee of $14,640,269 is payable, the Parent Expense Reimbursement will be deducted from the Company Termination Fee to be paid by the Company.

Parent will be required to pay a termination payment, and will cause the escrow agent to release to the Company, the Parent Termination Fee of $25 million within two business days of termination if the Merger Agreement is validly terminated by:

•	the Company pursuant to Parent’s material breach of any representation, warranty, covenant, or agreement under the Merger Agreement, which breach was not curable or cured within required timeline;

•	the Company if (i) all of the mutual conditions and Parent Parties’ conditions to the closing of the transactions contemplated by the Merger Agreement have been satisfied or waived in writing by Parent Parties as of the closing of the merger, (ii) the Company has irrevocably notified Parent in writing that the Company Parties’ conditions to the closing have been satisfied or that Company is willing to waive any unsatisfied Company Parties’ conditions in order to consummate the merger, and (iii) the merger has not been consummated within three business days after the delivery of such notice; or

•	either the Company or Parent if the merger is not effected by the Outside Date, when the Merger Agreement is terminable pursuant to the two scenarios listed immediately above.

Effect of Termination

If the Merger Agreement is terminated pursuant to the terms of the Merger Agreement, written notice is to be delivered to the other party specifying the provision pursuant to which the termination is being made, and the Merger Agreement will become void and there will be no liability on the part of any party, except that the provisions of the Merger Agreement related to the existing confidentiality agreement between Parent and the Company, the provisions relating to the effect of the termination of the Merger Agreement, and the provisions relating to amendment, expenses and fees, governing law, waiver of jury trial and assignment of the Merger Agreement will survive termination.

Parent’s right to receive payment of the Company Termination Fee or Parent Expense Reimbursement from the Company, as the case may be, will be the sole and exclusive remedy of the Parent Parties against the Company and its subsidiaries and any of the former, current or future officers, directors, partners, stockholders, unit holders managers, members, affiliates or agents (the “Related Parties”) of the Company or its subsidiaries for the loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise.

The Company’s right to receive the Parent Termination Fee from Parent will be the sole and exclusive remedy of the Company and the Related Parties of the Company against the Parent Parties and the Related Parties of Parent for the loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise.

Miscellaneous Provisions

Payment of Expenses

All expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, except that, (i) the Company will pay, whether or not the merger or any other transaction contemplated by the Merger Agreement is consummated, all expenses incurred in connection with printing, filing and mailing the proxy statement and all SEC and other regulatory filing fees incurred in connection with the proxy statement and the paying agent and (ii) filing fees in connection with filings required by the HSR Act (if any) will be paid fifty percent (50%) by Parent and fifty percent (50%) by the Company. Except as otherwise provided in the Merger Agreement, Parent will pay the amount of any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement. Parent and the Company will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents relating to any such taxes and will cooperate in attempting to minimize the amount of any such taxes.

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Amendment

Subject to applicable law and except as otherwise provided in the Merger Agreement, the Merger Agreement may be amended, modified and supplemented, whether before or after receipt of the Requisite Stockholder Approval. However, after approval of the merger by the stockholders, no amendment will be made which by law requires further approval by such stockholders of the Company without obtaining such approval. The amendment must be in writing and signed on behalf of each of the parties to the Merger Agreement. Notwithstanding the foregoing, the sections in the Merger Agreement related to the entire agreement/third-party beneficiaries, governing law, waiver of jury trial, and non-recourse cannot be amended in a manner that would adversely impact any debt financing source without the prior written consent of such debt financing source.

At any time prior to the Effective Time, any party or parties may (i) extend the time for the performance of any of the obligations or other acts of the other party or parties, (ii) waive any inaccuracies in the representations and warranties made to such party or parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (iii) waive compliance with any of the agreement or conditions for the benefit of such party or parties contained in the Merger Agreement. Any agreement on the part of a party or parties to such extension or waiver will be valid only if set forth in writing signed on behalf of such party or parties.

Governing Law

The Merger Agreement is governed by the laws of the State of Maryland without giving effect to conflicts of laws principles.

RELATED AGREEMENTS

The following summarizes material provisions of four agreements entered into or will be entered into in connection with the Merger Agreement: the Voting Agreement, the Contingent Value Rights Agreement, the Indemnity Escrow Agreement, and the Merger Consideration Allocation Agreement. We have attached copies of the Voting Agreement, the form of Contingent Value Rights Agreement, the form of Indemnity Escrow Agreement, and the Merger Consideration Allocation Agreement as Annexes E, F, G, and H, respectively, and we incorporate those Annexes by reference into this proxy statement. These summaries do not purport to be complete and may not contain all of the information about the applicable agreements that is important to you. We encourage you to read the related agreements carefully and in their entirety, since the rights and obligations of the parties are governed by the express terms of the agreements and not by this summary or any other information contained in this proxy statement.

Voting Agreement

As a condition and inducement to Parent’s willingness to enter into the Merger Agreement, simultaneous with the execution of the Merger Agreement, Sentinel and Parent have entered into the Voting Agreement pursuant to which Sentinel has agreed to vote to approve the merger and other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained therein. As of the date of the Merger Agreement, Sentinel owned 100% of the total issued and outstanding Series B preferred units of the Company Operating Partnership and 57.8% of the total issued and outstanding shares of capital stock of the Company (on an as-converted basis).

Sentinel has also agreed to vote all of its shares against any action, proposal, transaction or agreement that would reasonably be likely to (i) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Sentinel contained in the Voting Agreement or (ii) prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the merger and other transactions contemplated by the Merger Agreement. If there is a Change of Recommendation, then Sentinel will be committed to vote only such number of shares equal to 35% of the voting rights of the outstanding shares of our common stock and our Series C preferred stock.

The Voting Agreement will automatically terminate upon the earliest of (a) the consummation of the merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (c) April 30, 2018, which is 6 months after the Outside Date, and (d) an amendment or modification of the Merger Agreement without the prior written consent of Sentinel or any written waiver of the Company’s rights under the Merger Agreement made in connection with a request from Parent, in each case, which results in a decrease in, or a change in the composition of, the merger consideration or which is otherwise adverse to Sentinel in any material respect.

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Contingent Value Rights Agreement

As a condition to closing of the merger, Parent, the Stockholders’ Representative, Sentinel, and Phoenix Transfer, Inc. as the rights agent and initial registrar, will execute and deliver the Contingent Value Rights Agreement, which governs, among other things, the registration and administration of Contingent Value Rights received by holders of our common stock and the Series B preferred units of the Company Operating Partnership as part of the merger consideration and the Advisor and the subsequent distribution of payments to such holders of Contingent Value Rights. As described above, Parent will distribute to holders of our common stock one Contingent Value Right for each share of common stock outstanding immediately prior to the Effective Time (other than shares of common stock cancelled in accordance with the Merger Agreement). Each Contingent Value Right will represent the right to receive up to an additional $0.29 per share of our common stock in cash (as may be increased under the terms of the Merger Agreement) that could be released at various times during the three years after the closing of the merger, as more fully described below under “—Indemnity Escrow Agreement.” The Contingent Value Rights to be distributed represents the right to receive up to $8.76 million (as may be increased as described below), consisting of $8 million to be deposited into the Indemnity Escrow Fund and $760,000 of the Stockholders’ Representative Fund to the extent any such amount remains unused, with the Indemnity Escrow Fund subject to a further $3,726,098 increase if the Company’s partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) are not sold prior to the Calculation Date. Parent will also issue a number of Contingent Value Rights to the holder of Series B preferred units of the Company Operating Partnership and the Advisor, such that each will hold 57.78% and 4.22%, respectively, of the aggregate number of Contingent Value Rights to be distributed, representing the right to receive up to $5,061,751 and $369,825, respectively (as may be increased under the terms of the Merger Agreement).

After the end of the Indemnity Escrow Period, and subject to the resolution of any then-pending indemnity claims, the Indemnity Escrow Agent will deliver the remaining portion of the Indemnity Escrow Fund, if any, to the rights agent for distribution to holders of Contingent Value Rights. Parent is also required to deposit certain tax benefits or third party payments it receives in the Indemnity Escrow Fund (or, if received after the end of the Indemnity Escrow Period, with the rights agent) as reimbursement for indemnity payments made to Parent that were subsequently recovered from other sources. In addition, once the Stockholders’ Representative determines that it will not incur any additional expenses in its capacity as Stockholders’ Representative, it will deliver to the rights agent the remaining portion of the Representative Fund, if any. Within five business days of receipt of any of these amounts from Parent, the Indemnity Escrow Agent or the Stockholders’ Representative, the rights agent will distribute such amounts to the holders of the Contingent Value Rights pro rata based on the number of Contingent Value Rights held by each holder.

Neither the Contingent Value Rights nor any interest therein may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part. Notwithstanding the foregoing, a Contingent Value Right may be transferred: (i) via will or intestacy upon the death of the holder; (ii) through an instrument to an inter vivos or testamentary trust wherein the Contingent Value Rights are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order by a court of competent jurisdiction; (iv) if the holder is a partnership or limited liability company, through a distribution by the transferring entity to its partners or members, as applicable; or (v) by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any entity.

Subject to the restrictions on transferability listed above, every request of a Contingent Value Right holder to transfer a Contingent Value Right must be in writing and accompanied by a written instrument of transfer and any other requested documentation in form reasonably satisfactory to Parent and the rights agent and duly executed. No transfer of a Contingent Value Right will be valid until it is registered in the Contingent Value Rights register maintained by the rights agent, and any transfer that is not so registered will be void.

The Contingent Value Rights will not have any voting, dividend, distribution or other rights (except the right to receive the payments described above). Interest will not accrue on any amounts payable on the Contingent Value Rights to any holder thereof. The Contingent Value Rights do not represent any equity or ownership interest in Parent, Merger Sub, any Company subsidiary or any other person or entity. The Contingent Value Rights will not be registered under the Securities Act. In addition, the Contingent Value Rights will not be certificated, meaning that they will not be evidenced by a certificate or other instrument. Rather, the Contingent Value Rights will be maintained in book entry form, which means that the rights agent will keep a register in which it will record the registration of the Contingent Value Rights and the name, address and number of Contingent Value Rights held by each holder.

Within five business days after its receipt of any Contingent Value Right payment amount from Parent, the Indemnity Escrow Agent or the Stockholders’ Representative, the rights agent will deliver to each Contingent Value Right holder its pro rata share of the applicable payment amount. The rights agent will calculate these payments based on the number of Contingent Value Rights held by each holder at the close of business on the applicable Contingent Value Right payment date. The rights agent will withhold any applicable taxes required to be withheld under the Code from each Contingent Value Right payment.

The rights agent will identify, report and deliver all unclaimed portions of Contingent Value Rights payments to all states and jurisdictions in accordance with applicable abandoned property law. None of Parent, the Stockholders’ Representative or the rights agent will be liable to any person in respect of any funds delivered to a public official in compliance with any applicable abandoned property, escheat or similar law.

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The fees and expenses of the rights agent will be paid by the Stockholders’ Representative. Subject to specified limitations, Parent will indemnify the rights agent for liabilities that the rights agent may incur in connection with its duties under the Contingent Value Rights Agreement.

The Contingent Value Rights Agreement will terminate and each Contingent Value Right will be terminated and of no further force or effect after the rights agent has distributed all the Contingent Value Rights payments received by it from Parent, the Indemnity Escrow Agent and the Stockholders’ Representative to the holders of the Contingent Value Rights.

Indemnity Escrow Agreement

As a condition to closing, Parent, the Stockholders’ Representative, and First American Title Insurance Company as the Indemnity Escrow Agent will enter into the Indemnity Escrow Agreement, which will govern the administration and release of the Indemnity Escrow Fund during the 36-month Indemnity Escrow Period after closing of the merger in connection with the Company’s post-closing indemnification obligations under the Merger Agreement.

As described above, prior to the Effective Time, Parent will deposit $8 million with the Indemnity Escrow Agent in the Indemnity Escrow Fund pursuant to the Indemnity Escrow Agreement, subject to a further $3,726,098 increase if the Company’s partnership interests in Bryan MOB Partners, L.P. (or the underlying real property) are not sold prior to the Calculation Date.

During the Indemnity Escrow Period, the Parent Indemnified Parties will be indemnified solely from the Indemnity Escrow Fund for losses arising from: (i) any breach of any representation or warranty of the Company in the Merger Agreement (or in a related certificate delivered pursuant thereto) to the extent such loss would be covered under the provisions of the R&W Insurance Policy but for the requirement to satisfy the retention amount; (ii) any breach of any representation or warranty of the Company arising between signing of the Merger Agreement and the Effective Time to the extent such loss is excluded pursuant to the section of the R&W Insurance Policy regarding interim breaches; (iii) any legal proceeding against the Company or a Company subsidiary (or any of their respective officers or directors) arising between the signing of the Merger Agreement and the closing to the extent such costs are not included in the Aggregate Cash Merger Consideration calculation or covered by applicable insurance; (iv) specified legal proceedings existing as of the date of the Merger Agreement to the extent such legal proceedings are not settled prior to the closing or not otherwise covered by insurance; (v) any fines or penalties arising from violations of HIPAA or other healthcare laws prior to the closing; (vi) any costs and expenses relating to the marketing of the partnership interests in Bryan MOB Partners, L.P. (or the underlying real property); and (vii) certain specified tax matters.

With respect to payments made from the Indemnity Escrow Fund during the Indemnity Escrow Period, the Indemnity Escrow Agreement contains a dispute resolution mechanism which provides that the Stockholders’ Representative may object to amounts requested by Parent. Any amount subject to dispute will not be distributed by the Indemnity Escrow Agent until the dispute has been resolved. Within three business days after the end of the Indemnity Escrow Period, the Indemnity Escrow Agent will deliver to the rights agent as mentioned above the remaining amount of the Indemnity Escrow Fund less the aggregate amount of then outstanding unresolved claims, which will then be distributed to holders of Contingent Value Rights pursuant to the Contingent Value Rights Agreement as described above.

The Indemnity Escrow Agent can deposit and invest the Indemnity Escrow Fund with Citibank, N.A. or First American Trust Company. Any interest or other investment earnings on the Indemnity Escrow Fund will become part of the Indemnity Escrow Fund to be distributed to the rights agent.

For purposes of federal, state and local income tax reporting, Parent will be treated as the owner of the Indemnity Escrow Fund. Parent will also be responsible for paying taxes on any interest and other income earned on the Indemnity Escrow Fund.

The Indemnity Escrow Agent will be paid by the Stockholders’ Representative. Subject to specified limitations, Parent and Stockholders’ Representative will equally split the indemnity to the Indemnity Escrow Agent for liabilities that the Indemnity Escrow Agent incurs in connection with its duties under the Indemnity Escrow Agreement.

The Indemnity Escrow Agreement will terminate when the Indemnity Escrow Agent has distributed all of the Indemnity Escrowed Fund in accordance with the Indemnity Escrow Agreement.

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Merger Consideration Allocation Agreement

Simultaneously with the execution of the Merger Agreement, the Company, the Company Operating Partnership, Sentinel, the Advisor, and Parent entered into the Merger Consideration Allocation Agreement which confirmed, among other things, that in connection with the closing of the merger (1) the holders of our common stock will receive a cash consideration of no less than $14.37 per share of our common stock, with up to an additional $0.55 per share in cash based upon final pricing calculations pursuant to the terms of the Merger Agreement; (2) as the only holder of our Series C preferred stock, Sentinel will receive $100,000 as the Aggregate Preferred Merger Consideration; (3) as the only holder of Series B preferred units of the Company Operating Partnership, it is estimated that Sentinel will receive between $216,355,482 and $226,054,788 in cash as the Aggregate Cash OP Series B Preferred Units Consideration; (4) it is estimated that the Advisor will be entitled to receive between the Promote Payment of $4,697,186 and $5,483,061 in connection with the consummation of the merger and a $3 million fee in connection with the successful completion of a liquidity event for our stockholders due upon termination of the Advisory Agreement; and (5) (i) the holders of our common stock will receive one Contingent Value Right per share of common stock outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with the Merger Agreement), (ii) Sentinel will receive 57.78% of the aggregate number of Contingent Value Rights to be distributed as the only holder of Series B preferred units of the Company Operating Partnership representing the right to receive up to $5,061,751 (subject to possible increases under the terms of the Merger Agreement), and (iii) the Advisor will receive 4.22% of the aggregate number of Contingent Value Rights representing the right to receive up to $369,825 (subject to possible increases under the terms of the Merger Agreement). The parties entered into the Merger Consideration Allocation Agreement to agree upon and fix each of the applicable amounts as of the Calculation Date. For the estimated amounts of the Aggregate Cash Merger Consideration the Company’s stockholders will receive under different assumptions, see “The Merger Agreement—Consideration to be Received in the Merger—Estimated Payments of Cash Merger Consideration to Company Stockholders.”

The Merger Consideration Allocation Agreement also provides that distributions on the Series B preferred units of the Company Operating Partnership and dividends on the Series C preferred stock of the Company will continue to be made until the closing of the merger, including payment thereof for the period from the last regular payment date and the closing date.

As described above, Stanger provided to the independent directors committee of the Company’s board of directors an opinion that as of the date of such opinion, the allocation of the consideration to Sentinel as the only holder of our Series C preferred stock and the Series B preferred units of the Company Operating Partnership, the Promote Payment to the Advisor, and the allocation of the Contingent Value Rights to both Sentinel and the Advisor, in each case as described above under the Merger Consideration Allocation Agreement, taken as a whole, is fair, from a financial point of view, to the holders of our common stock, excluding Sentinel and the Advisor. For more information, see “The Merger—Opinions of Our Financial Advisors.”

The Merger Consideration Allocation Agreement also states that pursuant to the Company Operating Partnership Agreement, dated as of August 5, 2013 (as amended on December 22, 2014 and August 31, 2016), and the IRA (as defined below), Sentinel consented to the transactions contemplated by the Merger Agreement and agreed to the treatment of the Series B preferred units of the Company Operating Partnership as contemplated by the Merger Agreement and the Merger Consideration Allocation Agreement.

Additionally, pursuant to the Merger Consideration Allocation Agreement, Sentinel and the Company Parties agreed that upon the Effective Time, the Securities Purchase Agreement, dated as of February 10, 2013, among the Company, the Company Operating Partnership and Sentinel, as amended, and the Investor Rights Agreement, dated as of February 10, 2013, among Sentinel, the Company and the Company Operating Partnership, as amended (the “IRA”), will each be terminated and will have no further force or effect, and no party thereto will have any liability or obligation thereunder as of the Effective Time. In addition, the Company and the Advisor agreed that effective as of the Effective Time, the Advisory Agreement will be terminated and will have no further force or effect, and no party thereto will have any liability or obligation thereunder as of the Effective Time.

Each of the Company, the Company Operating Partnership, Sentinel, and the Advisor made representations and warranties in regard to their respective corporate power and authorization to enter into, and the due execution and delivery of, the Merger Consideration Allocation Agreement. The Merger Consideration Allocation Agreement will terminate automatically upon the termination of the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of [__], 2017, regarding the beneficial ownership of our common stock by each of our directors, each of our named executive officers, and our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
John Mark Ramsey	—	—
Spencer Smith	—	—
Billy Butcher	—	—
Romeo Cefalo	—	—
Barry Chase	—	—
Steven Pearson	—	—
Ronald Shuck	—	—
James Skorheim	—	—
Peter Sundheim	—	—
	—	—
All current directors and executive officers as a group (nine persons)	—	—

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following [__], 2017.

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The following table sets forth information as of [__], 2017, regarding the beneficial ownership of the persons that are known to us to be the beneficial owners of more than 5% of our common stock and Series C preferred stock, which constitute our two classes of voting securities. The percentage of beneficial ownership is calculated based on 11,546,503 shares of common stock and 1,000 shares of Series C preferred stock outstanding as of [__], 2017.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percentage of Class	Amount and Nature of Beneficial Ownership of Series C Preferred Stock (1)	Percentage of Class
Sentinel RE Investment Holdings LP (2)	15,830,938	(3)	57.8%	1,000	100%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following [__], 2017. None of the securities listed are pledged as security.
(2)	These securities are held directly by Sentinel RE Investment Holdings LP. Sentinel RE Investment Holdings LP’s address is 9 West 57th Street, New York, NY 10019. Sentinel RE Investment Holdings GP LLC is the general partner of Sentinel RE Investment Holdings LP. KKR REPA AIV-1 L.P. is the managing member of Sentinel RE Investment Holdings GP LLC. KKR Associates REPA L.P. is the general partner of KKR REPA AIV-1 L.P. KKR REPA GP LLC is the general partner of KKR Associates REPA L.P. KKR Fund Holdings L.P. is the sole member of KKR REPA GP LLC. KKR Fund Holdings GP Limited is a general partner KKR Fund Holdings L.P. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P. KKR Group Limited is the general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the general partner of KKR & Co. L.P. Messrs. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. Each of Sentinel RE Investment Holdings GP LLC, KKR REPA AIV-1 L.P., KKR Associates REPA L.P., KKR REPA GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts may be deemed to be the beneficial owner of the securities held by Sentinel RE Investment Holdings LP.
(3)	Represents Series B preferred units of the Company Operating Partnership. Subject to the terms of the Second Amended and Restated Limited Partnership Agreement of our operating partnership, dated as of August 5, 2013 and amended on December 22, 2014 and August 31, 2016, entered into by and among the Company, HPC LP TRS, LLC, and Sentinel RE Investment Holdings LP, Sentinel RE Investment Holdings LP has the right to convert 1,586,260 Series B preferred units of the Company Operating Partnership into 15,830,938 common units of our operating partnership, which are then exchangeable for shares of our common stock on a one-for-one basis.

NO DISSENTERS’ RIGHTS OF APPRAISAL

Holders of our common stock or Series C preferred stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of their shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise any such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination.

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SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting of stockholders in 2017 only if the merger is not completed. If we hold such an annual meeting, proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2017 must have been received by us no later than May 19, 2017, in order to be included in our proxy statement and form of proxy relating to that meeting. However, if we hold our annual meeting before October 11, 2017 or after December 10, 2017, then stockholders must submit proposals from inclusion in our 2017 proxy materials a reasonable time before we begin to print and send our proxy materials. Such proposals must comply with the requirements established by the SEC for such proposals in order to be included in the proxy statement. In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our corporate bylaws. Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the annual meeting of stockholders, certain conditions set forth in Section 2.12 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, under our bylaws, we expect that a stockholder nomination or proposal intended to be considered at the 2017 annual meeting of stockholders must have been received by us no earlier than April 19, 2017 and not later than May 19, 2017. Our Secretary will provide a copy of our bylaws upon written request and without charge.

OTHER MATTERS

Our board of directors does not know of any matter to be presented at the special meeting which is not listed on the notice of special meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies in their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We file certain reports and information with the SEC under the Exchange Act, including annual, quarterly and current reports and proxy statements. You may obtain copies of this information in person or by mail from the public reference room at the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like the Company, which file electronically with the SEC. The address of that site is http:/ /www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement. Our public filings are also available on our website at www.sentiohealthcareproperties.com under Investor Relations. Information contained on our website is not part of, or incorporated in, the proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to our Investor Services Department at 189 South Orange Avenue, Suite 1700, Orlando, Florida 32801; telephone (407) 999-7679. If you would like to request documents, please do so by [__], 2017, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or other equally prompt method, within one business day after we receive your request.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [__], 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares, and we will promptly provide a separate copy. You can notify us by delivering an oral or written request to our Investor Services Department at 189 South Orange Avenue, Suite 1700, Orlando, Florida 32801; telephone (407) 999-7679.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK OR SERIES C PREFERRED STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [__], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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Annex A

AGREEMENT AND PLAN OF MERGER

by and among

KAREP MASTER JV, LLC,

KAREP ACQUISITIONS VEHICLE, LLC,

SENTIO HEALTHCARE PROPERTIES, INC.,

SENTIO HEALTHCARE PROPERTIES OP, L.P.

and

SENTIO INVESTMENTS, LLC,

solely in its capacity as the Stockholders’ Representative

dated as of

May 3, 2017

Exhibit A  Form of Voting Agreement

Exhibit B  Form of Surviving Entity Certificate of Formation

Exhibit C  Form of Surviving Entity Limited Liability Company Agreement

Exhibit D Leasing Parameters

Exhibit E  Form of Tax Representation Letter

Exhibit F  Form of Tax Opinion

Exhibit G   Form of Contingent Value Rights Agreement

Exhibit H  Sample Other Net Assets Calculation

Exhibit I  Form of Indemnity Escrow Agreement

Exhibit J  Form of Affidavit

Exhibit K  Merger Consideration Allocation Agreement

Annex A  Indemnification

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated May 3, 2017, is by and among KAREP MASTER JV, LLC, a Delaware limited liability company (“Parent”), KAREP ACQUISITIONS VEHICLE, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), SENTIO HEALTHCARE PROPERTIES, INC., a Maryland corporation (the “Company”), SENTIO HEALTHCARE PROPERTIES OP, L.P., a Delaware limited partnership (the “Company Operating Partnership”), and SENTIO INVESTMENTS, LLC, a Florida limited liability company, solely in its capacity as the Stockholders’ Representative. All capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, Merger Sub, the Company, the Company Operating Partnership and the Stockholders’ Representatives are each sometimes referred to herein as a “Party” and collectively as the “Parties” (provided such reference shall only include the Stockholders’ Representative if the context of such reference is applicable in accordance with Section 9.16).

RECITALS

WHEREAS, the Parties wish to effect a business combination through a merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), and each share of (a) common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), and (b) preferred stock, $0.01 par value per share, of the Company (the “Company Preferred Stock” and collectively with the Company Common Stock, the “Shares”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable Merger Consideration (as defined herein) upon the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) duly and validly authorized the execution and delivery of this Agreement and determined and declared the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) advisable and in the best interests of the Company and the Company’s stockholders, (b) directed that the Merger and the other Transactions be submitted for consideration at a meeting of the Company’s stockholders and (c) subject to Section 5.2, resolved to recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other Transactions (the “Company Board Recommendation”) and to include such recommendation in the Proxy Statement;

WHEREAS, the board of directors of Parent has duly and validly authorized the execution and delivery of this Agreement and declared that this Agreement, the Merger and the other Transactions are advisable and in the best interests of Parent and its stockholders;

WHEREAS, Parent, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other Transactions;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, Parent or an affiliate of Parent, on behalf of Parent, has deposited with First American Title Insurance Company (the “Escrow Agent”) to be held in an escrow account (the “Deposit Escrow Account”) the sum of $25,000,000 (the “Deposit Escrow Amount”) pursuant to the terms of the escrow agreement by and among Parent, the Company and the Escrow Agent (the “Deposit Escrow Agreement”) in the form agreed to by the Parties;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain of the Company’s stockholders have executed and delivered to Parent a voting agreement in the form attached hereto as Exhibit A pursuant to which such stockholders have agreed to vote to approve the Merger and the other Transactions subject to certain terms and conditions contained therein; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and subject to the conditions herein contained, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

ARTICLE I

THE MERGER

Section 1.1           The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL and the DLLCA, at the Effective Time, the Company shall be merged with and into Merger Sub, whereupon the separate existence of the Company will cease, with Merger Sub surviving the Merger (Merger Sub, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, the Surviving Entity will be a wholly owned subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the MGCL and the DLLCA.

Section 1.2           Closing. The closing of the Merger (the “Closing”) will take place from 9:00 a.m. to and including the Effective Time at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, Washington, DC, 20004, on the third (3rd) business day after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent; provided, however, that Parent may extend the Closing Date to obtain any Ground Lease Estoppels or Tenant Estoppels reasonably requested by Parent or the Debt Financing Sources; provided, that in no event, shall Parent be able to postpone the Closing Date beyond the Outside Date. The date on which the Closing actually takes place is referred to as the “Closing Date.”

Section 1.3           Effective Time. On the Closing Date, the Company, Parent and Merger Sub shall (i) cause articles of merger with respect to the Merger (the “Articles of Merger”) to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL, (ii) cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DLLCA and (iii) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL or the DLLCA in connection with the Merger. The Merger shall become effective on such date and time (not to exceed one (1) business day from the date the Articles of Merger are accepted for record by the SDAT and the Certificate of Merger is duly filed with the DSOS) as shall be agreed to by the Company and Parent and specified in the Articles of Merger and the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 1.4           Governing Documents. At the Effective Time, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time and in the forms attached hereto as Exhibit B and Exhibit C, respectively, shall be the certificate of formation and limited liability company agreement of the Surviving Entity, until thereafter amended, subject to Section 6.4, in accordance with applicable Law and the applicable provisions of such certificate of formation and limited liability company agreement.

Section 1.5           Manager and Officers of the Surviving Entity. The manager of Merger Sub immediately prior to the Effective Time shall be and become the manager of the Surviving Entity as of the Effective Time. The officers of Merger Sub immediately prior to the Effective Time shall be and become the officers of the Surviving Entity as of the Effective Time.

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1           Merger Consideration.

(a)          Aggregate Cash Merger Consideration. The aggregate cash consideration to be paid in respect of the Merger by Parent and Merger Sub (the “Aggregate Cash Merger Consideration”) shall be calculated as follows (provided that if an adjustment is reflected in more than one subsection below, the adjustment shall only be made once):

(i)          $788,625,000 (the “Base Purchase Price”);

(ii)         minus, Total Debt Outstanding;

(iii)        minus, Development Project Debt Adjustments;

(iv)        plus, Cash (for the avoidance of doubt, Cash at the Estimated Closing Date shall not be reduced by the amount of the Advisory Agreement Payment Amount and unpaid Expenses, which are specified in Section 2.1(a)(vii) and Section 2.1(a)(ix));

(v)         plus, Other Net Assets if the calculation of Other Net Assets results in a positive number;

(vi)        minus, the absolute value of Other Net Assets if the calculation of Other Net Assets results in a negative number;

(vii)       minus, the Advisory Agreement Payment Amount, which shall be paid by the Company at Closing in accordance with the Merger Consideration Allocation Agreement;

(viii)      minus, the value, as set forth on Section 2.1(a)(viii) of the Company Disclosure Letter, of any equity interest in a Company Joint Venture held by a joint venture partner of the Company or the Company Subsidiaries as of the close of business on the business day prior to the Closing Date;

(ix)         minus, the aggregate amount of the Company’s and the Company Subsidiaries’ unpaid Expenses to the extent not included in the calculation of Other Net Assets;

(x)          minus, the equity value, as set forth on Section 2.1(a)(x) of the Company Disclosure Letter, of any Company Property that is excluded or under contract to be excluded from the Transactions as a result of a joint venture partner of the Company or one of the Company Subsidiaries exercising its right to acquire the Company’s or the applicable Company Subsidiary’s interest in the Company Property;

(xi)         minus, in the event of casualty with respect to a Company Property, to the extent not included in the calculation of Other Net Assets, an amount equal to the sum of (A) the difference between the insurance proceeds entitled to be received by the Company or any Company Subsidiary and the cost to restore the affected Company Property as reasonably determined by Parent and (B) the difference between insurance proceeds entitled to be received by the Company from any lost rent insurance policy with respect to the affected Company Property and the aggregate amount of rent lost due to the casualty;

(xii)        minus, the amount of the Arbitrator’s fees, if any, attributable to the Company as determined in accordance with Section 2.1(b)(iii);

(xiii)       plus, the excess of (A) the equity value (purchase price net of other assets and debt) received by the Company or one of the Company Subsidiaries with respect to the properties set forth on Section 2.1(a)(xiii) of the Company Disclosure Letter over (B) the equity value of such properties, as set forth on Section 2.1(a)(xiii) of the Company Disclosure Letter, to the extent not previously reduced to Cash or included in the calculation of Other Net Assets; provided, however, if any such excess amount is received after the Calculation Date, at the Effective Time Parent shall or shall cause such excess amount received to be delivered to the Rights Agent to be paid to the holders of Contingent Value Rights promptly following the Effective Time;

(xiv)      plus, $4,000,000, in the event the Company or one of the Company Subsidiaries has, on or prior to the Calculation Date, entered into the lease amendments set forth on Section 2.1(a)(xiv) of the Company Disclosure Letter to the extent the Kindred Hospital Rome have not been sold and are not under definitive agreement to be sold and will not be sold prior to the Estimated Closing Date; provided, however, if the lease amendments set forth on Section 2.1(a)(xiv) of the Company Disclosure Letter are entered into after the Calculation Date but before the Effective Time, Parent shall deliver or cause to be delivered $4,000,000 to the Rights Agent to be paid to the holders of Contingent Value Rights promptly following the Effective Time;

(xv)       minus, $8,000,000 (the “Indemnity Escrow Amount”), which will be deposited with the Indemnity Escrow Agent in accordance with Section 2.4 to be held in an escrow account (the “Indemnity Escrow Account”) pursuant to the terms of the escrow agreement by and among Parent, the Stockholders’ Representative and the Indemnity Escrow Agent (the “Indemnity Escrow Agreement”) in the form attached hereto as Exhibit I, which shall be executed and delivered at the Closing; provided that if, prior to the Calculation Date, the Company is unable to consummate the sale, either directly or indirectly, of its partnership interests in Bryan MOB Partners, L.P. or of the underlying real property to a party in which Parent will not acquire, directly or indirectly, any interest upon the consummation of the Transactions, the Indemnity Escrow Amount shall be $11,726,098;

(xvi)      minus, $1,000,000 (the “Representative Amount”), which will be delivered to the Stockholders’ Representative in accordance with Section 2.4;

(xvii)     minus, $800,000 minus the Approved Capex Amount (the “Capex Adjustment”);

(xviii)    minus, the amount of the promote liability payable to Woodbine Senior Living, LLC at the Company Property known as “Spring Village at Essex” (the “Spring Village Promote Amount”);

provided, however, that in no event shall the Aggregate Cash Merger Consideration be less than $382,407,161 (the “Minimum Collar”) or greater than $398,407,161 (the “Maximum Collar”); provided further that if the Aggregate Cash Merger Consideration is increased pursuant to either Section 2.1(a)(xiii) or Section 2.1(a)(xiv), each of the Minimum Collar and Maximum Collar shall be increased by the sum of (A) the positive amount, if any, of Section 2.1(a)(xiii), and (B) the positive amount, if any, of Section 2.1(a)(xiv). Simultaneously with the Closing, the Company shall cause to be paid the Advisory Agreement Payment Amount and the unpaid Expenses of the Company (including all outstanding amounts owed to the Company Financial Advisors and legal counsel, if any).

(b)          Closing Statement.

(i)          At least fifteen (15) business days prior to the Calculation Date, the Company and Parent shall agree in good faith to the Estimated Closing Date (which shall be based on the date on which the Parties reasonably believe all conditions to consummation of the Merger set forth in Article VII will be satisfied). The Company shall prepare in good faith and deliver to Parent and Merger Sub, not less than ten (10) business days prior to the Calculation Date, a projected balance sheet of the Company on a consolidated basis as of the close of business on the Estimated Closing Date, together with a statement (the “Closing Statement”) that will set forth in reasonable detail a good faith projection and supporting documentation, prepared from the books and records of the Company and/or other information, as applicable, based on the most recent financial information available as of such date, of (A) Total Debt Outstanding of the Company and the Company Subsidiaries, (B) the Development Project Debt Adjustments, (C) Cash, (D) Other Net Assets, (E) the Advisory Agreement Payment Amount, (F) the value, as set forth on Section 2.1(a)(viii) of the Company Disclosure Letter, of any equity interest in a Company Joint Venture held by a joint venture partner of the Company or the Company Subsidiaries, (G) unpaid Expenses of the Company and the Company Subsidiaries to the extent not included in the calculation of Other Net Assets, (H) the equity value, as set forth on Section 2.1(a)(x) of the Company Disclosure Letter, of any Company Property that is excluded or under contract to be excluded from the Transactions, (I) to the extent not included in the calculation of Other Net Assets, (1) the difference between the insurance proceeds entitled to be received by the Company or any Company Subsidiary with respect to a casualty experienced by a Company Property and the cost to restore the affected Company Property as reasonably determined by Parent and (2) the difference between insurance proceeds entitled to be received by the Company from any lost rent insurance policy with respect to the affected Company Property and the aggregate amount of rent lost due to the casualty, (J) the Capex Adjustment, and (K) the Spring Village Promote Amount. The Closing Statement shall be prepared in good faith by the Company and in accordance with the principles, policies and practices set forth on Section 2.1(b)(i) of the Company Disclosure Letter, which includes an illustrative projection of the Aggregate Cash Merger Consideration as of the Initial Estimated Closing Date (the “Illustrative Projected Aggregate Cash Merger Consideration”). To the extent that the Company and Parent are unable to agree to the Estimated Closing Date at least fifteen (15) business days prior to the Calculation Date, then the Company shall deliver, not less than ten (10) business days prior to the Calculation Date, draft Closing Statements based on (a) the Company’s proposed Estimated Closing Date (which shall be based on the date on which the Company reasonably believes all conditions to consummation of the Merger set forth in Article VII will be satisfied), (b) Parent’s proposed Estimated Closing Date (which shall be based on the date on which Parent reasonably believes all conditions to consummation of the Merger set forth in Article VII will be satisfied) and (c) the date that is the midpoint of the Parties’ proposed Estimated Closing Dates. In the event that the Aggregate Cash Merger Consideration as determined pursuant to the draft Closing Statement prepared based on Parent’s proposed Estimated Closing Date is more than $1 million less than the Aggregate Cash Merger Consideration as determined pursuant to the draft Closing Statement prepared based on the Company’s proposed Estimated Closing Date, the parties shall submit both draft Closing Statements to the Arbitrator in accordance with Section 2.1(b)(iii) for the Arbitrator to determine which proposed Estimated Closing Date is more reasonable given the remaining conditions to the Closing required to be satisfied under Article VII; provided, however, if the Aggregate Cash Merger Consideration as determined pursuant to the draft Closing Statement prepared based on Parent’s proposed Estimated Closing Date is $1 million or less than the Aggregate Cash Merger Consideration as determined pursuant to the draft Closing Statement prepared based on the Company’s proposed Estimated Closing Date, the parties shall use the date that is the midpoint of the Parties’ proposed Estimated Closing Dates for purposes of the Closing Statement.

(ii)         The Company shall in good faith consult with Parent with respect to the preparation of the Closing Statement (or in the event of a disagreement as to the Estimated Closing Date, the Closing Statements), and Parent and its Representatives shall have reasonable access during normal business hours to the books, records and officers of the Company to the extent reasonably required in connection with their review of the Closing Statement (or in the event of a disagreement as to the Estimated Closing Date, the Closing Statements) and the components thereof.

(iii)        If Parent in good faith disagrees with any of the adjustments or calculations set forth on the Closing Statement, it shall provide a notice to the Company within three business day after Parent’s receipt of the Closing Statement setting forth the items with which it disagrees with reasonably detailed support in respect of such disagreement (the “Parent Objection Notice”). If (A) the Parties are, after using their respective good faith efforts, unable to reach agreement on all such items within two (2) business days following receipt by the Company of a Parent Objection Notice and (B) the aggregate amount in dispute as set forth in the Parent Objection Notice is greater than $1,000,000, or if Parent and the Company were unable to agree upon the Estimated Closing Date pursuant to Section 2.1(b)(i), then Parent and the Company shall immediately cause Ernst & Young LLP (the “Arbitrator”) to promptly review this Agreement and the disputed line items in the Closing Statement for the purpose of resolving such dispute or disputes (for the avoidance of doubt, if the Estimated Closing date is mutually agreed but the disputed amount is less than $1,000,000, the amounts set in the Closing Statement shall be deemed final if the Parties fail to otherwise agree within such two (2)-business day period). In reviewing the Closing Statement (or in the event of a dispute as to the Estimated Closing Date, each Closing Statement), the Arbitrator shall apply the same principles, policies and practices set forth on Section 2.1(b)(i) of the Company Disclosure Letter and used in the preparation of the Illustrative Projected Aggregate Cash Merger Consideration. In performing its review, the Arbitrator shall (A) apply only the provisions of this Section 2.1 (including the review standard set forth in the preceding sentence), (B) determine the accurate application of such provisions to only those line items in the Closing Statement as to which Parent has disagreed and which Parent and the Company have been subsequently unable to reach agreement, (C) limit the scope of its determination to the appropriate amount for each of the previously unresolved line items in the Parent Objection Notice, and shall make a final determination in writing, binding on the Parties, of the appropriate amount with respect to each such line item by selecting in its entirety either the position initially submitted to the Arbitrator by the Company or the position initially submitted to the Arbitrator by the Parent pursuant to this Section 2.1(b)(iii) that the Arbitrator believes, taking into account the review standard, is, or is closest to, the most accurate calculation with respect to such disputed line item and (D) if applicable, select the Estimated Closing Date proposed by Parent or the Company based on which date is closer to the most reasonable estimation of when the Closing Date could occur, considering only the remaining conditions to the obligations of the parties to effect the Closing in Article VII. The Arbitrator shall adopt in its entirety the position of the Company or Parent on each disputed line item or proposed Estimated Closing Date (as applicable) and shall not choose any other figure for any such disputed line item or any other date but, for the avoidance of doubt, the Arbitrator may adopt one Party’s position on some disputed line items and the other Party’s position on other disputed line items but must adopt one party’s proposal as to the Estimated Closing Date. The Arbitrator shall be required to deliver to Parent and the Company, as promptly as practicable, but no later than thirty (30) calendar days after the Arbitrator is engaged, a report setting forth its resolution of the disputed line items and the selected Estimated Closing Date. Parent and the Company shall promptly comply with all reasonable requests by the Arbitrator for information, books, records and similar items. The Company and Parent shall each be responsible for half of the fees of the Arbitrator.

(iv)        If the Arbitrator is unable to resolve all disputed line items set forth in the Parent Objection Notice or select the Estimated Closing Date, as applicable, prior to the initial Calculation Date, the Calculation Date and the Special Meeting shall be postponed for a period of time sufficient to facilitate resolution of the remaining disputed line items, but (a) each of Parent and the Company shall have five (5) calendar days following engagement of the Arbitrator to submit materials supporting such Party’s position and (b) in any event the Calculation Date shall not be postponed to a date more than thirty (30) calendar days following the engagement of the Arbitrator, unless such day is not a business day, in which case it will be postponed to the next succeeding business day. The Company shall take all actions required to postpone the Special Meeting, including, without limitation, as necessary, preparing and mailing a supplement to the Proxy Statement. The Calculation Date and the Special Meeting shall not be postponed on more than one occasion in order to facilitate the arbitration provided for in this Section 2.1. In the event that the Arbitrator does not reach resolution within the thirty (30) day period following its engagement, any remaining disputed items on the Closing Statement shall be resolved in favor of the position initially submitted by the Company and, if applicable, the Closing Statement based on the midpoint of the Parties’ proposed Estimated Closing Dates shall be used; provided that in the event a Party fails to provide the supporting materials referenced in clause (a) above within the five (5) calendar day period referenced in (a), the remaining disputed items on the Closing Statement or the proposed Estimated Closing Date shall be resolved in favor of the position submitted by the other Party.

Section 2.2           Treatment of Capital Stock At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or of Merger Sub:

(a)          Treatment of Company Common Stock.

(i)          Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 2.2(a)(ii)) shall automatically be converted into the right to receive (A) in cash an amount per share of Company Common Stock equal to the Common Cash Merger Consideration without any interest thereon and subject to any applicable withholding Tax and (B) one (1) Contingent Value Right (together with the cash amount under clause (A), the “Common Merger Consideration”). From and after the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Merger Consideration therefor upon the surrender of such holder’s share(s) of Company Common Stock in accordance with Section 2.4, without interest thereon.

(ii)         Cancellation of Company Common Stock. All shares of Company Common Stock owned by Parent, Merger Sub or by any of their respective Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)          Treatment of Company Preferred Stock.

(i)          Conversion of Company Preferred Stock. Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock to be cancelled in accordance with Section 2.2(b)(ii)) shall automatically be converted into the right to receive in cash an amount per share of Company Preferred Stock equal to the Liquidation Preference Amount payable in respect of such share of Company Preferred Stock (the “Preferred Merger Consideration”), without any interest thereon and subject to any applicable withholding Tax. From and after the Effective Time, each share of Company Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Preferred Merger Consideration therefor upon the surrender of such holder’s share(s) of Company Preferred Stock in accordance with Section 2.4, without interest thereon.

(ii)         Cancellation of Company Preferred Stock. All shares of Company Preferred Stock owned by Parent, Merger Sub or by any of their respective Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)          Treatment of Merger Sub Membership Interests. All membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain as membership interests of the Surviving Entity.

(d)          Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock and/or Company Preferred Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock and/or Company Preferred Stock outstanding after the date hereof and prior to the Effective Time.

Section 2.3           Treatment of the Company Operating Partnership. Immediately after the Effective Time, without any further action by the Company, the Company Operating Partnership or the holders of OP Series B Preferred Units, the Company Operating Partnership shall redeem all OP Series B Preferred Units not held by the Company Operating Partnership or Surviving Entity for the Aggregate OP Series B Preferred Units Consideration (as determined in accordance with the Merger Consideration Allocation Agreement), without any interest thereon and subject to any applicable withholding Tax (the “Redemption”).

Section 2.4           Payment for Securities and Replaced Indebtedness; Surrender of Certificates.

(a)          Exchange Fund and Replaced Indebtedness Fund. Prior to the Effective Time, Parent or Merger Sub shall designate a party reasonably acceptable to the Stockholders’ Representative to act as the payment agent in connection with the Merger and the Redemption (the “Paying Agent”) and Phoenix Transfer, Inc. to act as the rights agent pursuant to the Contingent Value Rights Agreement (the “Rights Agent”). In addition, immediately prior to the Effective Time, Parent and the Stockholders’ Representative shall execute the Indemnity Escrow Agreement and designate First American Title Company to act as the escrow agent pursuant to the Indemnity Escrow Agreement (the “Indemnity Escrow Agent”). Prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, (i) with the Paying Agent cash (which shall include the Deposit Escrow Amount, which shall be transferred to the Exchange Fund from the Deposit Escrow Account) in immediately available funds in an amount sufficient to pay the Aggregate Cash Merger Consideration (the “Exchange Fund”), (ii) with the Indemnity Escrow Agent the Indemnity Escrow Amount in immediately available funds (the “Indemnity Escrow Fund”), (iii) with the Title Company cash in immediately available funds in an amount sufficient to pay off the Replaced Indebtedness, if any (the “Replaced Indebtedness Fund”), and (iv) with the Stockholders’ Representative the Representative Amount in immediately available funds, (A) $760,000 of which (the “Representative Fund”) will be used for pay for the expenses of the Stockholders’ Representative pursuant to Section 9.16 and (B) $240,000 of which (the “Representative Compensation”) will be retained by the Stockholders’ Representative for its own account as compensation for its services as Stockholders’ Representative. In addition, prior to the Effective Time, Parent or Merger Sub shall pay or shall cause be paid to the Company, to a Company Subsidiary or to an escrow agent as designated by the Company (i) the Joint Venture Partner Purchase Amount and (ii) the Joint Venture Indebtedness Amount. In the event the Exchange Fund or the Replaced Indebtedness Fund shall be insufficient to make the payments contemplated by Section 2.2(a), Section 2.2(b) or Section 2.3 or required to repay the Replaced Indebtedness, Parent shall, or shall cause Merger Sub to, promptly deposit additional funds with the Paying Agent or Title Company, as applicable, in an amount which is equal to the deficiency in the amount required to make such payment. Neither the Exchange Fund nor the Replaced Indebtedness Fund shall be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Paying Agent and the Replaced Indebtedness Fund shall be invested by Title Company, in each case, as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares or holders of OP Series B Preferred Units pursuant to this Article II or the payment of the Replaced Indebtedness. Any interest and other income resulting from such investments shall be paid in the case of the Exchange Fund and the Replaced Indebtedness Fund, to the Surviving Entity on the earlier of (i) one (1) year after the Effective Time or (ii) the full payment of the Exchange Fund.

(b)          Contingent Value Rights. At the Closing, Parent and the Stockholders’ Representative shall enter into the contingent value rights agreement (the “Contingent Value Rights Agreement”) with the Rights Agent and Sentinel RE Investment Holdings LP in the form attached hereto as Exhibit G. After the Effective Time, Parent shall take all actions reasonably necessary to cause the Rights Agent to distribute the Contingent Value Rights in accordance with this Agreement, the Contingent Value Rights Agreement and the Merger Consideration Allocation Agreement. Parent and the Company shall cooperate, including making changes to the form of Contingent Value Rights Agreement, as necessary to ensure that the Contingent Value Rights are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

(c)          Payoff of Replaced Indebtedness. The Company will obtain and deliver to Parent, on or prior to the date on which the Company delivers the Closing Statement, payoff letters, together with wire instructions and any other information or instruments necessary to effect payment of the Replaced Indebtedness to a third party (which may reflect payment amounts calculated as of a date other than the Closing Date, including per diem costs). Concurrently with the Closing, the Parent shall instruct the Title Company to cause to be paid to the applicable party, the Replaced Indebtedness pursuant to the terms of such payoff letters.

(d)          Procedures for Surrender. Promptly after the Effective Time (but in no event later than two (2) business days after the Effective Time), Parent shall, and shall cause the Surviving Entity to, cause the Paying Agent to mail (and make available for collection by hand) to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) and whose Shares were converted pursuant to Section 2.2(a) or Section 2.2(b) into the right to receive the applicable Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the applicable Merger Consideration. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent or the Surviving Entity, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the applicable Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five (5) business days following the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Entity that such Tax either has been paid or is not required to be paid. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.4, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration in cash as contemplated by this Article II, without interest thereon. Promptly after the Effective Time, Parent shall cause the (a) Paying Agent to pay the holder of the OP Series B Preferred Units the Aggregate Cash OP Series B Preferred Units Consideration to the account designated by such holder and (b) the Rights Agent to issue to the holder of the OP Series B Preferred Units the applicable number of Contingent Value Rights, each in accordance with the Merger Consideration Allocation Agreement.

(e)          Transfer Books; No Further Ownership Rights. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Entity for any reason, they shall be cancelled and exchanged as provided in this Agreement. Following the redemption of the OP Series B Preferred Units, the Company (as the General Partner of the Company Operating Partnership) shall record the redemption in the books of the Company Operating Partnership and the former holders of such units shall cease to have any rights with respect to such units except as otherwise provided for herein or by applicable Law.

(f)          Termination of Exchange Fund; No Liability. At any time following twelve (12) months after the Effective Time, the Surviving Entity shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Entity and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.4(d), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Entity, Parent or the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)          Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof.

Section 2.5           Dissenter’s Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other Transactions, including any remedy under Sections 3-201 et seq. of the MGCL and the Company Board has not determined and will not determine prior to the Effective Time that any such rights shall be available.

Section 2.6           Withholding. Any payments made pursuant to this Agreement shall be net of all applicable withholding Taxes that Parent, Merger Sub, the Surviving Entity and the Paying Agent, as the case may be, shall be required to deduct and withhold under applicable Law. To the extent that amounts are so deducted and withheld by the applicable payor and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid in respect of which such deduction and withholding was made.

Section 2.7           Tax Treatment. The Parties intend that for federal, and applicable state, income tax purposes the Merger shall be treated as a taxable sale by the Company of all of the Company’s assets to Merger Sub in exchange for the Common Merger Consideration, the Preferred Merger Consideration and assumption of the Company’s liabilities, followed by a distribution of the Common Merger Consideration and the Preferred Merger Consideration to the stockholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes.

Section 2.8           Indemnity Escrow Fund. The Indemnity Escrow Fund shall be held as a trust fund and shall not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Indemnity Escrow Agreement. The approval of this Agreement and the Merger by the stockholders of the Company and the consent of the unit holders of the Company Operating Partnership pursuant to the Merger Consideration Allocation Agreement constitutes approval of the Indemnity Escrow Agreement and of all of the arrangements relating thereto, including the authority of the Stockholders’ Representative in accordance with Section 9.16.

ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY

The following representations and warranties by the Company are qualified in their entirety by reference to the disclosures set forth in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”). Each disclosure set forth in the Company Disclosure Letter shall qualify or modify the Section in this Agreement to which it corresponds and any other Section to the extent the applicability of the disclosure to each other Section is reasonably apparent from the text of the disclosure made.

Section 3.1           Organization and Qualification; Subsidiaries.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of Maryland and has the requisite corporate power and authority to conduct its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The Company has delivered to or made available to Parent and Merger Sub, prior to the execution of this Agreement, true and complete copies of any amendments to the Company Governing Documents not filed as of the date hereof with the SEC. The Company is in compliance with the terms of each of the Company Governing Documents.

(b)          Section 3.1(b) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company (each a “Company Subsidiary”), together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by the Company or Company Subsidiary in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary, and (iv) the classification for United States federal income tax purposes of each Company Subsidiary. Each Company Subsidiary is duly organized, validly existing, in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its organization and is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The Company has delivered to or made available to Parent and Merger Sub, prior to the execution of this Agreement, true and complete copies of the Organizational Documents, together with all amendments thereto, of each Company Subsidiary as in effect on the date hereof. Each Company Subsidiary is in compliance with the terms of its constituent organizational or governing documents, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2           Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 580,000,000 shares of Company Common Stock and (ii) 20,000,000 shares of Company Preferred Stock. At the close of business on May 1, 2017, (A) 11,546,503 shares of Company Common Stock were issued and outstanding, (B) 1,000 shares of Company Preferred Stock were issued and outstanding, consisting of no shares of Series A Preferred Stock and 1,000 shares of Series C Preferred Stock, (C) 1,154,650 shares of Company Common Stock were reserved for issuance in connection with future grants of awards under the Company Equity Plan and (D) no awards covering shares of Company Common Stock were outstanding pursuant to the Company Equity Plan. All of the outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company or any Company Subsidiary issued and outstanding. There are no (x) options, warrants, calls, subscriptions or similar rights, agreements, arrangements or commitments of any kind, including any stockholder rights plan, relating to the issued or unissued capital stock of the Company, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other similar right, agreement, arrangement or commitment (collectively, “Equity Interests”) or (y) outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of, or other Equity Interests in, the Company or any Company Subsidiary, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Company Subsidiary.

(b)          There are no voting trusts, proxies or other agreements to which the Company or any Company Subsidiary is a party with respect to the voting of the Company Common Stock, the Company Preferred Stock or any capital stock of, or other Equity Interest, of the Company or Company Subsidiary. Neither the Company nor any Company Subsidiary has granted any pre-emptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its capital stock or other Equity Interests.

(c)          The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries (except, with respect to the Company Joint Ventures, the Company owns, directly or indirectly, that portion of the issued and outstanding shares of capital stock or other Equity Interests of such Company Joint Venture as is set forth in Section 3.1(b) of the Company Disclosure Letter), free and clear of any Liens (other than, transfer and other restrictions under applicable federal and state securities Laws), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. At Closing, the Company or another Company Subsidiary will own, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries (other than the Company Operating Partnership), free and clear of any Liens (other than, transfer and other restrictions under applicable federal and state securities Laws), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. There are no outstanding obligations to which the Company or any Company Subsidiary is a party (i) restricting the direct or indirect transfer of or (ii) limiting the exercise of voting rights with respect to any Equity Interests in any Company Subsidiary.

(d)          Section 3.2(d) of the Company Disclosure Letter sets forth a list of all of the partners of the Company Operating Partnership, together with the number and type of units held by each such partner in the Company Operating Partnership.

(e)          As of the date hereof, the Company has suspended the Company’s dividend reinvestment plan.

Section 3.3           Authorization; Validity of Agreement; Company Action. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company, pursuant to the MGCL, the DLLCA or otherwise, is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the Transactions, subject, in the case of the Merger, to the approval of the Merger and the other Transactions by the Requisite Stockholder Approval and the filing of the Articles of Merger with, and acceptance for record by, the SDAT and the due filing of the Certificate of Merger with the DSOS. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (collectively, the “Enforceability Exceptions”).

Section 3.4           Board Approvals. The Company Board at a duly held meeting, has (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the Merger and the other Transactions, (ii) directed that the Merger and the other Transactions be submitted for consideration at the Special Meeting, and (iii) subject to Section 5.2, resolved to recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other Transactions and to include such recommendation in the Proxy Statement.

Section 3.5           Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other Transaction or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the Company Governing Documents or the Organizational Documents of any Company Subsidiary, (b) require any filing by the Company or any Company Subsidiary with, or the obtaining of any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, local or supernational (a “Governmental Entity”) (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the MGCL or the DLLCA in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder (the “HSR Act”), (iv) such filings with the Securities and Exchange Commission (the “SEC”) as may be required to be made by the Company in connection with this Agreement and the Merger, (v) such filings as may be required in connection with state and local Health Care Laws, or (vi) such filings as may be required in connection with federal, state and local transfer Taxes), (c) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract, or (d) violate any order, writ, injunction, decree or Law applicable to the Company or any of its properties or assets (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the MGCL or the DLLCA in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act, (iv) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger, (v) such filings as may be required in connection with state and local Health Care Laws, or (vi) such filings as may be required in connection with federal, state and local transfer Taxes); except in each of clauses (b), (c) or (d) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, breaches or defaults has not had and would not reasonably be expected to (A) with respect to the Company Permits, materially impair the conduct of the business, (B) have, individually or in the aggregate, a Company Material Adverse Effect or (C) have a material adverse effect on the ability of the Company to consummate the Merger and the other Transactions.

Section 3.6           Company SEC Documents and Financial Statements. The Company has filed or furnished (as applicable) with the SEC all forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including January 1, 2013 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the ”Securities Act”) (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) (such documents and any other documents filed by the Company with the SEC, as have been amended since the time of their filing, collectively, the “Company SEC Documents”). As of their respective filing dates the Company SEC Documents (a) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. As of the date of this Agreement, the Company does not have any outstanding and unresolved comments from the SEC with respect to any Company SEC Documents and, to the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of an ongoing SEC review. No Company Subsidiary is required to register its equity securities under the Exchange Act. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”), (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of the Company and the Company Subsidiaries in all material respects, (ii) have been or will be, as the case may be, prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (iii) fairly present, in all material respects, the financial position and the results of operations and cash flows of the Company and the consolidated Company Subsidiaries as of the times and for the periods referred to therein. The Company has made available to Parent complete and correct copies of all written correspondence in its possession between the SEC, on the one hand, and the Company, on the other hand, from January 1, 2014 to the date of this Agreement.

Section 3.7           Internal Controls; Sarbanes-Oxley Act. Since January 1, 2014, the Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and each of the Company Subsidiaries’ assets that could have a material effect on the Company’s and Company Subsidiaries’ consolidated financial statements. Since January 1, 2014, the Company (a) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (b) to the Company’s knowledge, has disclosed to the Company’s auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.8           Absence of Certain Changes.

(a)          Except as contemplated by this Agreement, since December 31, 2016, the Company and each Company Subsidiary has conducted, in all material respects, its business in the ordinary course consistent with past practice.

(b)          Since December 31, 2016, no Effects have occurred, which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9           No Undisclosed Liabilities. Except (a) as reflected or otherwise reserved against on the Financial Statements, (b) for liabilities and obligations incurred since December 31, 2016 in the ordinary course of business consistent with past practice, (c) for liabilities and obligations incurred under this Agreement or in connection with the Transactions, (d) for liabilities and obligations incurred under any Company Agreement other than liabilities or obligations due to breaches thereunder, and (e) for liabilities incurred in accordance with this Agreement, neither the Company nor any Company Subsidiary has incurred any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company.

Section 3.10         Litigation. As of the date hereof, there is no claim, action, suit, arbitration, alternative dispute resolution action or any other judicial or administrative proceeding, in Law or equity (collectively, a “Legal Proceeding”) (a) involving an amount in excess of $50,000 individually or (b) of which the Company has knowledge, in each case pending against (or to the Company’s knowledge, threatened against or naming as a party thereto), the Company, a Company Subsidiary or any executive officer or director of the Company (in their capacity as such). Prior to the date hereof, the Company has requested a list of any Legal Proceedings as of the date of each such request from each of the Property Managers. As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice indicating that there is any investigation of a Governmental Entity pending against (or to the Company’s knowledge, threatened against) the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Entity.

Section 3.11         Labor and Other Employment Matters; Employee Benefit Plans.

(a)           Neither the Company nor any of the Company Subsidiaries employs, or has ever employed, any employees.

(b)          Other than the Company Equity Plan and cash compensation paid and payable to non-employee directors of the Company, neither the Company nor any of the Company Subsidiaries (i) maintains, sponsors or contributes to any Benefit Plans or (ii) has ever been required to maintain, sponsor or contribute to any Benefit Plans.

Section 3.12         Taxes.

(a)          The Company and each Company Subsidiary has timely filed (or has caused to be timely filed) with the appropriate Governmental Entity all Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were true, complete and correct. The Company and each Company Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions for, all Taxes required to be paid by them.

(b)          The Company (i) for all taxable years commencing with the Company’s initial taxable year ended December 31, 2008 and through its taxable year ended December 31, 2016 has been subject to taxation as a real estate investment trust within the meaning of Sections 856 through 860 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2017 in a manner consistent with the requirements for qualification and taxation as a REIT; and (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end with the Merger.

(c)          (i) There are no current audits, examinations or other proceedings pending with regard to any Taxes of the Company or the Company Subsidiaries; and (ii) the Company and the Company Subsidiaries have not received written notice of any such audits or proceedings.

(d)          Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any open taxable year. No Governmental Entity has requested in writing an extension of the statute of limitations with respect to any Taxes of the Company or any Company Subsidiary for any open taxable year. Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).

(e)          No claim has been made in writing, for any open taxable year, by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any such Company Subsidiary is or may be subject to taxation by that jurisdiction.

(f)          The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over (or caused to be paid on their behalf) to the appropriate taxing authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(g)          There are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, the Company has never breached any Company Tax Protection Agreement, and, to the knowledge of the Company, no Person has raised in writing, or threatened to raise, a claim against the Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, “Company Tax Protection Agreements” means any written agreement to which the Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the Transactions; and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests in a Company Subsidiary Partnership, the Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets for a period of time that has not since expired, and/or (C) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means a Company Subsidiary that is a partnership for United States federal income tax purposes.

(h)          There are no Tax related Liens upon any property or assets of the Company or any Company Subsidiary except statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Financial Statements (if such reserves are required pursuant to GAAP), or that are otherwise not material.

(i)          There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any Company Subsidiary, except for customary indemnification provisions contained in the credit or other commercial agreements, the primary purposes of which do not relate to Taxes, and after the Closing Date neither the Company nor any Company Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(j)          Each Company Subsidiary that is a corporation for U.S. federal income tax purposes has elected to be and qualifies as a “taxable REIT subsidiary” within the meaning of Code Section 856(l). Each other Company Subsidiary has at all times been properly classified and treated for U.S. federal income tax purposes as a partnership or disregarded entity and not as a corporation or a “publicly traded partnership” within the meaning of Code Section 7704(b) that is treated as a corporation under Code Section 7704(a).

(k)          The Company has not incurred any liability for Taxes under Code Sections 856(c)(7)(C), 857(b)(5), 857(f), 860(c), 4981 or 337(d) that have not been previously paid. The Company has not engaged in any “prohibited transactions” within the meaning of Code Section 857(b)(6) or in any transaction that would give rise to “redetermined rents,” “redetermined deductions” or “excess interest” described in Code Section 857(b)(7). No event has occurred, and no condition or circumstances exist, which present a material risk that any Tax described in the preceding sentences will be imposed on the Company.

(l)          Neither the Company nor any Company Subsidiary (i) is or has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for Taxes of another person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a result of filing Tax Returns on a consolidated, combined, or unitary basis with such person or as a transferee or successor. Neither the Company nor any Company Subsidiary constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(m)          The aggregate federal income tax basis of the assets that will be transferred to Merger Sub in the Merger exceeds the amount of the Company's liabilities that Merger Sub is assuming from the Company and taking the assets subject to, as determined for U.S. federal income tax purposes.

(n)           Each Company Subsidiary that is treated as a partnership for U.S. federal income tax purposes has or will have in effect an election under Section 754 of the Code (and any corresponding elections under state or local tax law) to adjust the basis of its property as provided in Section 734(b) and 743(b) of the Code.

(o)          Neither the Company nor any Company Subsidiary has engaged in any listed transaction as defined in Treasury Regulations Section 1.6011-4(b)(2).

(p)          This Section 3.12 contains the exclusive representations of the Company and the Company Subsidiaries with respect to Taxes.

Section 3.13         Contracts.

(a)           Section 3.13(a) of the Company Disclosure Letter sets forth a list of each note, bond, mortgage, lien, indenture, lease, license, contract or agreement, or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of its properties or assets are bound (the “Company Agreements”) which, as of the date hereof:

(i)          is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC;

(ii)         obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $75,000 and is not cancelable within sixty (60) days without material penalty to the Company or any Company Subsidiary, except for any Lease or any Ground Lease affecting any Company Property;

(iii)        constitutes (x) an Indebtedness obligation of the Company or any Company Subsidiary (other than Indebtedness for borrowed money) with a principal amount as of the date hereof greater than $75,000 or (y) an Indebtedness obligation of the Company or any Company Subsidiary for borrowed money;

(iv)        requires the Company or any Company Subsidiary to dispose of or acquire assets or properties (other than personal property and equipment in the ordinary course of business consistent with past practice or in connection with the expiration of a Lease or a Ground Lease affecting a Company Property), or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Lease or any Ground Lease affecting any Company Property;

(v)         constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;

(vi)        relates to a joint venture, partnership or similar arrangement;

(vii)       constitutes a loan to any Person by the Company or any Company Subsidiary (other than receivables in the ordinary course of business or advances made pursuant to and expressly disclosed in the Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties) in an aggregate amount in excess of $25,000;

(viii)      contains any non-compete or exclusivity provisions with respect to the business of the Company or any Company Subsidiary or requires the disposition of any Company asset, or the geographic area in which the Company or any Company Subsidiary may conduct business, except for radius restrictions that may be contained in Leases, joint venture or management agreements entered into in the ordinary course of business consistent with past practice;

(ix)         contains any covenant granting “most favored nation” status that, following the consummation of the Mergers, would restrict actions in any material respect taken by Parent, the Surviving Entity, and/or their respective subsidiaries or affiliates;

(x)          is a Contract (other than the Company Governing Documents or the Organizational Documents of any Company Subsidiary) that obligates the Company or any Company Subsidiary to indemnify any past or present directors and officers of the Company or any Company Subsidiary, or, except in the ordinary course of business, any other Person, pursuant to which the Company or a Company Subsidiary is the indemnitor; or

(xi)         contains an option, right of first offer, right of first refusal or other right for the acquisition or sale of assets after the date of this Agreement (other than sales or acquisitions of personal property and equipment in the ordinary course of business).

(b)          Each contract of the type described above in Section 3.13(a), whether or not set forth in Section 3.13(a) of the Company Disclosure Letter, is referred to herein as a “Company Material Contract.” Each Company Material Contract is legal, valid and binding in all material respects on the Company and each Company Subsidiary that is a party thereto, and is in full force and effect, except as may be limited by the Enforceability Exceptions. Except for immaterial exceptions, neither the Company nor any Company Subsidiary, nor, to the Company’s knowledge, any other party thereto, is in breach or violation of, or default under, any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Company Material Contract. As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice of any violation or default under any Company Material Contract that remains uncured.

(c)          The Company has delivered or made available to Parent or provided to Parent for review, prior to the execution of this Agreement, true and complete copies of all of the Company Material Contracts in effect as of the date hereof, including all amendments thereto.

Section 3.14         Investment Company Act. Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 3.15         Environmental Matters.

(a)          Except as set forth on Section 3.15 of the Company Disclosure Letter:

(i)          The Company and each Company Subsidiary are in compliance with all Environmental Laws.

(ii)         The Company and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing.

(iii)        As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that the Company or any such Company Subsidiary is in violation of, or liable under, any Environmental Law or that any judicial, administrative or compliance order has been issued against the Company or any Company Subsidiary which remains unresolved. As of the date hereof, there is no litigation, investigation, request for information or other proceeding pending, or, to the knowledge of the Company, threatened against the Company and any Company Subsidiary under any Environmental Law.

(iv)        Neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any Environmental Law.

(v)         Neither the Company nor any Company Subsidiary has assumed, by contract or, to the knowledge of the Company, by operation of Law, any liability under any Environmental Law or relating to any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.

(vi)        Neither the Company nor any Company Subsidiary has caused, and to the knowledge of the Company, no third party has caused any release of a Hazardous Substance that could be the basis of liability to the Company or any Company Subsidiary or that would be required to be investigated or remediated by the Company or any Company Subsidiary under any Environmental Law.

(vii)       There is no site to which the Company or any Company Subsidiary has transported or arranged for the transport of Hazardous Substances which, to the knowledge of the Company, is or may become the subject of any Legal Proceeding under Environmental Law.

(viii)      The Company and each Company Subsidiary have delivered to Parent true and complete copies of all environmental Phase I and Phase II reports and other investigations, studies, audits, tests, reviews or other analyses conducted by the Company or a Company Subsidiary in relation to the current or prior business of the Company and any Company Subsidiary, the Leased Real Property, the Owned Real Property or any real property formerly owned, leased, or operated by the Company and any Company Subsidiary (or its or their predecessors) that are in the possession, custody or control of the Company or any Company Subsidiary as of the date hereof.

(b)          This Section 3.15 contains the exclusive representations of the Company and the Company Subsidiaries with respect to the Environmental Matters.

Section 3.16         Intellectual Property.

(a)          Section 3.16(a) of the Company Disclosure Letter sets forth for the Owned Company IP: (i) for each trademark or service mark that is registered or subject to a pending application for registration, the application number or registration number, the jurisdiction of the application or registration, and the date filed or issued; (ii) each domain name registered; and (iii) for each registered copyrighted, the number and date of registration and the jurisdiction of the registration. The Company and the Company Subsidiaries do not own any issued patents or patent applications.

(b)          To the knowledge of the Company, as of the date of this Agreement, there are no pending disputes regarding any agreement (i) under which the Company or any Company Subsidiary uses or has the right to use any Licensed Company IP or (ii) under which the Company or any Company Subsidiary has licensed or otherwise permitted others the right to use any Company IP (such agreements described in clauses (i) and (ii) above, the “Company IP Agreements”).

(c)          To the knowledge of the Company, the Company or one of the Company Subsidiaries owns or otherwise has all Intellectual Property Rights necessary to conduct the business of the Company as conducted prior to the Closing Date except such Intellectual Property Rights that, if not possessed by the Company or one of the Company Subsidiaries, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)          The Company and the Company Subsidiaries own the Owned Company IP free and clear of all Liens, other than Permitted Liens and the Company IP Agreements.

(e)          To the knowledge of the Company, (i) the operation of the Company’s business has not infringed upon or misappropriated, and is not infringing upon or misappropriating, the Intellectual Property Rights of another Person, and (ii) no action, claim or proceeding alleging infringement, misappropriation, or other violation of any Intellectual Property Right of another Person is pending or threatened against the Company or any Company Subsidiaries, except, in each case, for any such infringement or misappropriation that has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2013 through the date hereof, the Company has not received any written notice relating to any actual or alleged infringement, misappropriation, or violation of any Intellectual Property Right of another Person by Company or any Company Subsidiary. To the knowledge of the Company, no Person or any of such Person’s products or services or other operation of such Person’s business is infringing upon or misappropriating any Company IP in any material respect.

(f)          Except for such proceedings or actions that, if resolved against the Company or any Company Subsidiary, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no proceedings or actions pending before any Governmental Entity challenging the ownership, validity or enforceability of the Owned Company IP or, to the knowledge of the Company, the Licensed Company IP and, since January 1, 2013, no such proceedings or actions have been threatened in writing against the Company or any Company Subsidiary.

Section 3.17         Compliance with Laws; Permits.

(a)          (i) Each of the Company and the Company Subsidiaries has complied in all material respects and is in compliance in all material respects with all Laws, including Health Care Laws, which affect the business, properties or assets of the Company and the Company Subsidiaries, and (ii) as of the date hereof, no written notice, charge or assertion has been received by the Company or any Company Subsidiary or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary alleging material non-compliance with any such Laws that has not been resolved. Notwithstanding anything to the contrary, this Section 3.17(a) shall not apply to matters discussed in Section 3.11, Section 3.12, Section 3.15, Section 3.18 or Section 3.19.

(b)          The Company and the Company Subsidiaries are in possession of all material authorizations, licenses, permits, certificates, approvals, exemptions, orders and clearances of any Governmental Entity necessary for the Company and the Company Subsidiaries to own, lease and operate their properties or to carry on its business substantially in the manner described in the Company SEC Documents filed prior to the date hereof and substantially as is being conducted as of the date hereof (the “Company Permits”), and, except for immaterial exceptions, all such Company Permits are valid, and in full force and effect. Since January 1, 2014, except for immaterial exceptions, all applications required to have been filed for the renewal of Company Permits have been duly filed on a timely basis with the appropriate Governmental Entity and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Entity. Except for immaterial exceptions, since January 1, 2014 through the date hereof, neither the Company nor any Company Subsidiary has received any written notice that the Company or any Company Subsidiary is not in compliance with the terms of any Company Permit that has not been resolved. There are no material outstanding inspection deficiencies with respect to the following Company Properties that, as of the date hereof, have not been resolved: Caruth Haven Court, Woodbury Mews, Hudson Creek and St. Andrews Village.

(c)          Section 3.17(c) of the Company Disclosure Letter sets forth a list of services offered by or on behalf of the Company or any Company Subsidiaries to residents of the senior living facility operated by Green Tree Acquisition TRS, LLC and managed by Arrow Senior Living Greentree, LLC located in Columbus, Indiana, and commonly known as GreenTree at Westwood.

Section 3.18         HIPAA. Certain Company Subsidiaries have been determined to be a Covered Entity as defined by HIPAA. Those Company Subsidiaries determined to be HIPAA Covered Entities shall be referred to herein as the “Covered Entities.” Nothing in this paragraph applies to any Company Subsidiaries that do not function as Covered Entities. The Covered Entities have implemented training programs. The Covered Entities have not experienced a Breach of Unsecured Protected Health Information, as such term is defined by HIPAA, in the last six (6) years. The Covered Entities have not received any written notice from any Governmental Entity regarding their or any of their agents’, employees’ or contractors’ uses or disclosures of, or security practices regarding, individually identifiable health-related information in material violation of HIPAA or any other applicable Laws relating to the privacy, security and transmission of health information in the last six (6) years. This Section 3.18 contains the exclusive representations of the Company and the Company Subsidiaries with respect HIPAA or any other applicable Laws relating to the privacy, security and transmission of health information.

Section 3.19         Medicare and Medicaid Compliance.

(a)           The Company Subsidiaries have and maintain Medicaid (and Medicare) provider status and have current and valid provider agreements associated with the provider identification numbers identified in Section 3.19(a) of the Company Disclosure Letter, all of which are current and valid, and the Company Subsidiaries have not allowed, permitted, authorized or caused any other Person or entity to use any such provider identification numbers.

(b)          As of the date of this Agreement, there are no pending appeals, requests for reconsideration, adjustments, challenges, audits, inquiries, litigation or written notices from any Governmental Entity of its intent to audit with respect to such prior reports or billings during the last three (3) fiscal years.

(c)          Since January 1, 2014, each Company Subsidiary that maintains Medicaid (and Medicare) provider status has timely filed all reports and billings required to be filed prior to the date hereof with respect to all Governmental Entities (except where the failure to file in a timely manner would not reasonably be expected to have a Company Material Adverse Effect on such Company Subsidiary) and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable Laws, manuals and guidance governing reimbursement and claims.

(d)          Without limiting any of the foregoing Subsections (a)-(b), the Company and Company Subsidiaries, and their officers, managers, directors, employees, have been and are in compliance with Medicaid (and Medicare) Laws (including the statutes and regulations for those Governmental Entities, guidance and conditions of participation promulgated thereunder, applicable rules or regulations of professional conduct, and all other related Laws) in all material respects.  Each of the Company and Company Subsidiaries, at any time, and, to the knowledge of the Company, their officers, managers, directors and employees at any time while acting in their capacity on behalf of the Company or Company Subsidiary, has not been and is not a party to a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services or any other Governmental Entity.

(e)          Neither the Company nor Company Subsidiaries:  (i) has been convicted of any violation of any Law related to Medicaid, (Medicare) or any other Governmental Entity program, (ii) has been or is excluded, suspended, or debarred from participation, or has received a written notice of their exclusion, suspension, or debarment from participation, or is otherwise ineligible to participate, in Medicaid, (Medicare) or any other Governmental Entity program, (iii) has been convicted of, or entered into any settlement or reformation agreement with any Governmental Entity to avoid conviction of, any criminal offense relating to the delivery of any item or service under a Federal Health Care Program, as that term is defined in Section 1128B(f) of the Social Security Act, 42 U.S.C. §1320a-7b(f), or (iv) has been designated a Specially Designated National or Blocked Person by the Office of Foreign Asset Control of the U.S. Department of Treasury.

Section 3.20         Properties.

(a)          Section 3.20(a)(i) of the Company Disclosure Letter sets forth a list of the address of each real property owned or leased (as lessee or sublessee), including pursuant to any Ground Lease, by the Company or any Company Subsidiary as of the date of this Agreement (all such real property interests, together with all right title and interest of the Company and any Company Subsidiary in and to all buildings, structures and other improvements and fixtures located on or under such real property, are individually referred to herein as a “Company Property” and collectively referred to herein as the “Company Properties”). Section 3.20(a)(ii) of the Company Disclosure Letter sets forth a list of the address of each facility and real property which, as of the date of this Agreement, is under contract by the Company or a Company Subsidiary for purchase or which is required under a binding contract to be leased or subleased by the Company or a Company Subsidiary where possession commences after the date of this Agreement.

(b)          The Company or a Company Subsidiary owns good and valid fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Permitted Liens. For the purposes of this Agreement, “Permitted Liens” means (i) encumbrances incurred in connection with any Indebtedness permitted under this Agreement; (ii) any exceptions or encumbrances shown in those title commitments (in each case, with an effective date as shown therein) and/or disclosed by those ALTA surveys, in each case listed on Section 3.20(b) of the Company Disclosure Letter with respect to each of the Company Properties and which were obtained by Parent prior to the date hereof; (iii) encumbrances incurred by tenants under any Lease (provided that such encumbrances only affect the tenants’ leasehold estates and not the applicable Company Subsidiary’s fee or leasehold interests (as applicable) in the applicable Company Property), (iv) statutory liens for current Taxes not yet due or delinquent or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Financial Statements (if such reserves are required pursuant to GAAP), (v) parties in possession of the Company Properties pursuant to the Leases, (vi) any exception or encumbrance arising out of an act of Parent or its representatives, agents, employees or independent contractors; (vii) local, state and federal Laws, ordinances or governmental regulations, including but not limited to, building and zoning Laws, ordinances and regulations, now or hereafter in effect relating to the applicable Company Property, (viii) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, (ix) the standard exclusions from coverage set forth in the applicable title insurance policy, (x) Liens on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor (provided that such Liens only affect such ground lessor’s, lessor’s or sublessor’s fee or leasehold estate, as applicable, and not the applicable Company’s or Company Subsidiary’s fee or leasehold estate), or any Liens that would be disclosed on an accurate title insurance policy as of the effective date of the title commitments listed on Section 3.20(b) of the Company Disclosure Letter, and (xi) such other encumbrances or other exceptions that are immaterial, and in the aggregate, are not reasonably likely to materially impair the continued use, operation or materially detract value from any Company Property. To the Company’s knowledge, easements or other similar rights that are necessary to permit the current use of the buildings and improvements on any of the Company Properties or that are necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties are in full force and effect.

(c)          Section 3.20(c) of the Company Disclosure Letter sets forth, as of March 1, 2017, the security deposit amounts currently held for each Company Property. Section 3.20(c) of the Company Disclosure Letter sets forth a copy as of March 1, 2017 of the Rent Roll for each Company Property and, (i) with respect to each Residential Lease, references the name of the applicable tenant and (ii) with respect to each Commercial Lease, references each applicable Commercial Lease to which the Company or any Company Subsidiary is a party as lessor or sublessor with respect to each of the applicable Company Properties. Except for immaterial financial errors, the Rent Roll is true, correct and complete. As of the date hereof, no commission, fee or other compensation is currently payable by the Company or any Company Subsidiary to any broker with respect to any Lease and there are no existing agreements pertaining to leasing commissions, fees or other compensation in connection with new Leases, renewals or extensions of the Leases. Except as disclosed on the Rent Roll, as of April 12, 2017, there are no prepaid rents nor any currently existing rent concessions or setoffs, nor is any tenant under any Lease entitled to a rent concession for any period subsequent to the Closing Date, nor has the Company or any Company Subsidiary received any written notice from any such tenant asserting any defense, setoff or counterclaim in connection with any Lease which remains unresolved. Prior to the date hereof, the Company has provided Parent true, complete and correct copies of its standard form of Residential Lease for each of the applicable Company Properties. As of the date hereof, there are no unpaid Leasing Costs under the Leases.

(d)          The Company has delivered or caused to be delivered to Parent true, correct and complete copies of each of the Commercial Leases (including, all amendments, modifications and supplements thereto in effect as of the date hereof). To the knowledge of the Company, each Commercial Lease is legal, valid, binding, enforceable in all material respects and is in full force and effect with respect to the Company or a Company Subsidiary, or, to the knowledge of the Company, with respect to the other parties thereto, except as may be limited by the Enforceability Exceptions. Neither the Company nor any Company Subsidiary, nor, to the Company’s knowledge, any other party thereto, is in breach or violation of, or default under, any Commercial Lease with an unrelated party and no circumstances exist that, with the passing of time or the giving of notice, would result in a breach, violation or default by such entities under any Commercial Lease. Neither the Company nor any of the Company Subsidiaries has received written notice of any default under any Commercial Lease.

(e)          The Company has delivered or caused to be delivered to Parent true, correct and complete copies of the Ground Leases (including, all amendments, modifications and supplements thereto in effect as of the date hereof). Each Ground Lease is in full force and effect (except as may be limited by the Enforceability Exceptions). Except for immaterial exceptions, neither the Company nor any Company Subsidiary is in default under any Ground Lease and, to the knowledge of the Company, no circumstances exists that, with the passing of time or the giving of notice, would result in a default under or termination of any Ground Lease or permit the modification or acceleration of rent under such Ground Lease. Neither the Company nor any of the Company Subsidiaries has received written notice of any default under, and to the knowledge of the Company, (i) except for immaterial exceptions, no other party is in default under any of the Ground Leases and (ii) to the knowledge of the Company, except for immaterial exceptions, no circumstances exist that, with the passing of time or the giving of notice, would result in a default by any other party under any Ground Lease. As of the date hereof, there are no unpaid tenant improvement allowances, costs or incentives owed to the lessees under the Ground Leases. Neither the Company nor any Company Subsidiary owes any brokerage commissions or finder’s fees with respect to any Ground Lease. Except as set forth in Section 3.20(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has subleased, licensed, or otherwise granted any Person the right to use or occupy the Ground Lease Property or any portion thereof.

(f)          There are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof or interest therein, and to the Company’s knowledge, there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof or interest therein that is owned by the Company or any Company Subsidiary, which, in each case, is in favor of any party other than the Company or any Company Subsidiary.

(g)          The Company and each Company Subsidiary, as applicable, is in possession of title insurance policies or valid marked-up title commitments evidencing title insurance with respect to each Company Property (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A copy of each Company Title Insurance Policy in the possession of the Company as of the date hereof has been made available to Parent. No written claim has been made against any Company Title Insurance Policy.

(h)          Except for immaterial exceptions, the Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy and other than property owned by any third party managers). None of the Company’s or any of the Company Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Permitted Liens. Section 3.20(h) of the Company Disclosure Letter sets forth all leased personal property of the Company or any Company Subsidiary with monthly lease obligations as of the date hereof in excess of $10,000 and that are not terminable upon thirty (30) days’ notice.

(i)          Section 3.20(i) of the Company Disclosure Letter lists the parties currently providing third-party property management services (the “Property Managers”) to the Company Properties and the number of Company Properties currently managed by each such party.

(j)          No contractual or donative commitments relating to the Company Properties have been made by, for or on behalf of any of the Company Subsidiaries to any Governmental Entity, which would impose any obligation upon the Company or any Company Subsidiary to make any contribution or dedication of money or land, or to construct, install or maintain any improvements of a public or private nature on or off a Company Property.

(k)          There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the knowledge of the Company, threatened, affecting any of the Company Properties or any portion thereof or interest therein. There has not occurred any unrepaired casualty with respect to any Company Property.

(l)          To the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a material violation, breach or default under any document listed on Section 3.20(l) of the Company Disclosure Letter.

Section 3.21         Information in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to stockholders of the Company in connection with the Merger or the Transactions (including any amendments or supplements thereto) and any annexes, schedules or exhibits required to be filed with the SEC in connection therewith (collectively, the “Proxy Statement”) will not, on the date of filing with the SEC, at the time the Proxy Statement is first mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or to correct any statement made in any earlier communication with respect to the solicitation of any proxy or approval for the Merger in connection with which the Proxy Statement shall be mailed, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any affiliate of Parent or Merger Sub expressly for inclusion therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

Section 3.22         Opinion of Financial Advisors. The Company Board has received the oral opinion of UBS Securities LLC (“UBS Securities”), financial advisor to the Company, to be confirmed in writing, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth in such written opinion, the Common Merger Consideration to be paid to the holders of Company Common Stock, other than Sentinel RE Investment Holdings LP, Kohlberg Kravis Roberts & Co. LP, the Company Advisor and their respective affiliates, is fair, from a financial point of view, to such holders. The Independent Directors Committee of the Company Board has received the oral opinion of Robert A. Stanger & Co., Inc. (together with UBS Securities, the “Company Financial Advisors”), financial advisor to the Independent Directors Committee of the Company Board, to be confirmed in writing, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth in such written opinion, the Common Merger Consideration to be paid to the holders of Company Common Stock, other than Sentinel RE Investment Holdings LP and the Company Advisor, is fair, from a financial point of view, to such holders.

Section 3.23         Insurance. The Company and the Company Subsidiaries have policies of insurance covering the Company, the Company Subsidiaries or any of their respective employees, properties or assets, including policies of property, lost rent, fire, workers’ compensation, products liability, directors’ and officers’ liability, and other casualty and liability insurance, and in each case in such amounts and with respect to such risks and losses, which the Company is required to maintain. Section 3.23 of the Company Disclosure Letter sets forth an accurate and complete list of the insurance policies maintained by the Company and the Company Subsidiaries as of the date hereof. All such insurance policies are in full effect, no written notice of cancellation has been received by the Company or any Company Subsidiary under such policies, and there is no existing event which, with the giving of notice of lapse or time or both, would reasonably be expected to constitute a default under such policies that would adversely affect coverage under such policies.

Section 3.24         Related Party Transactions. There are no transactions, agreements, arrangement or understandings between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any officer or director but excluding the Company or any other Company Subsidiary) thereof, on the other hand.

Section 3.25         Advisory Agreement. The Company has provided Parent with a complete copy of the Advisory Agreement and any amendments and extensions thereto.

Section 3.26         Brokers; Expenses. No broker, investment banker, financial advisor or other Person (other than the Company Financial Advisors and the Persons listed on Section 3.26 of the Company Disclosure Letter, whose fees and expenses shall be paid by the Company), is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of Company.

Section 3.27         Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the Merger and the other Transactions, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to this Agreement, the Merger or the other Transactions.

Section 3.28         Financing. Section 3.28 of the Company Disclosure Letter lists and sets forth the itemized outstanding amount of all Indebtedness for borrowed money of the Company and the Company Subsidiaries as of February 28, 2017.  Section 3.28 of the Company Disclosure Letter sets forth the reserve accounts and the amounts held therein as of February 28, 2017, established with respect to the Indebtedness for borrowed money of the Company and its Company Subsidiaries.

Section 3.29         The Delaney at Georgetown Loan and Option to Purchase.

(a)          Section 3.29(a) of the Company Disclosure Letter sets forth a list of each loan agreement, note, deed of trust, assignment of leases and rents, environmental indemnity agreement, guaranty, non-competition and right of first negotiation agreement, option agreement, participation agreement, assignment agreement, UCC-1 financing statement, title insurance policy and endorsements, attorney opinion letter, amendment and modification to which the Company, Sentio Georgetown, LLC, Sentio Georgetown TRS, LLC, Life Care Companies LLC, or any other Company Subsidiary is a party relating to the construction loan made by Sentio Georgetown, LLC and Sentio Georgetown TRS, LLC to Westminster – LCS Georgetown LLC (the “Delaney Loan Documents”). Sentio Georgetown, LLC and Section Georgetown TRS, LLC are hereinafter collectively referred to as the “Sentio Georgetown Lender” and Westminster - LCS Georgetown LLC is hereinafter referred to as the “Westminster Borrower”. Each of the Delaney Loan Documents shall be deemed to be a Company Material Contract and a Company Agreement. The construction loan evidenced by the Delaney Loan Documents is in the original principal amount of $41,912,000 (the “Delaney Loan”). The property securing the Delaney Loan consists of real estate located at 371 or 379 Village Commons Boulevard, near Shell Road, in Georgetown, Texas, including, without limitation, all improvements, fixtures and personal property located thereon (the “Delaney Property”).

(b)          The Company has delivered or caused to be delivered to Parent true, correct and complete copies of the Delaney Loan Documents in effect as of the date hereof. The Delaney Loan Documents are the only documents, instruments and agreements governing the repayment terms of the Delaney Loan. Each Delaney Loan Document is legal, valid, binding, enforceable and in full force and effect with respect to the Sentio Georgetown Lender, the Westminster Borrower and, to the knowledge of the Company, all other parties thereto, except as may be limited by the Enforceability Exceptions. As of the date hereof, the Sentio Georgetown Lender has not received any written notice of any default under any Delaney Loan Document that remains uncured. Except for immaterial exceptions, neither the Sentio Georgetown Lender nor to the knowledge of the Company, the Westminster Borrower, or any other party to any Delaney Loan Document, is in breach or default under any Delaney Loan Document and, to the knowledge of the Company, no event has occurred that with notice or the lapse of time or both would constitute a violation, breach or default under any Delaney Loan Document.

(c)          Section 3.29(c) of the Company Disclosure Letter sets forth a loan statement for the Delaney Loan dated as of April 1, 2017, which is true and correct in all material respects.

(d)          The option (the “Option”) to purchase the Delaney Property pursuant to the Option Agreement dated January 15, 2015, between the Westminster Borrower and Sentio Georgetown, LLC (the “Option Agreement”), has not been exercised and has not expired. The terms for the exercise of the Option by Sentio Georgetown, LLC are fully and completely set forth in the Option Agreement.

(e)          The Sentio Georgetown Lender is in possession of a title insurance policy, together with date down endorsements, evidencing title insurance with respect to the Delaney Loan secured by the Delaney Property (the “Delaney Title Insurance Policy”). The Delaney Title Insurance Policy has been made available to Parent. No written claim has been made against the Delaney Title Insurance Policy.

(f)          Section 3.29(f) of the Company Disclosure Letter lists, to the knowledge of the Company, the parties as of the date hereof providing third-party management services to the Delaney Property.

(g)          To the knowledge of the Company, there is no condemnation, expropriation or other proceeding in eminent domain pending or threatened, affecting the Delaney Property or any portion or interest therein.

(h)          Other than the participation interest of Red Capital Partners, LLC (“RCP”) as set forth in the Participation Agreement dated August 31, 2016, between the Sentio Georgetown Lender and RCP (the “RCP Participation”), the Sentio Georgetown Lender is the sole holder of the notes evidencing the Delaney Loan and the sole beneficial and legal owner of the lender’s interest in the Delaney Loan Documents, free and clear of all liens, security interests, encumbrances or participation interests in favor of any third party, other than Permitted Liens. As of the date hereof, no Loss Control Event (as defined in the Participation Agreement) has occurred.

(i)          Except as disclosed in Section 3.29(i) of the Company Disclosure Letter, as of the date hereof, no material portion of the collateral under the Delaney Loan has been released by the Sentio Georgetown Lender from the Lien of any Delaney Loan Document and no instrument of release, cancellation or satisfaction of the Delaney Loan or any of the Delaney Loan Documents has been executed by the Sentio Georgetown Lender.

(j)          As of the date hereof, the Sentio Georgetown Lender has received no written notice of any attachments, executions, assignments for the benefit or creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by or against the Westminster Borrower or any guarantor of the Delaney Loan.

(k)          As of the date hereof, the Sentio Georgetown Lender has not extended the maturity date of the Delaney Loan.

Section 3.30         No Other Representations or Warranties. Except for the representations and warranties set forth in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Except as set forth in Parent’s disclosure letter delivered to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company, jointly and severally, as set forth in this Article IV. Each disclosure set forth in the Parent Disclosure Letter shall qualify or modify the Section of this Agreement to which it corresponds and any other Section to the extent the applicability of the disclosure to such other Section is reasonably apparent from the text of the disclosure made.

Section 4.1           Organization and Qualification. Each of Parent and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to conduct its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement or prevent or materially delay the consummation of the Transactions.

Section 4.2           Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has all necessary corporate and limited liability company, as applicable, power and authority to execute and deliver this Agreement, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement and the consummation by each of them of the Transactions have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of Parent and Merger Sub, subject to the adoption or approval of this Agreement by Parent as the sole stockholder of Merger Sub, and no other corporate or limited liability company, as applicable, action on the part of either Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the Indemnity Escrow Agreement or the Contingent Value Rights Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions. At the Closing, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement will be duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, will be the valid and binding obligation of Parent enforceable against it in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

Section 4.3           Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement, the Indemnity Escrow Agreement or the Contingent Value Rights Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement, the Indemnity Escrow Agreement or the Contingent Value Rights Agreement will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or Merger Sub, (b) require any filing by Parent or Merger Sub with, or the permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the MGCL or the DLLCA in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act, or (iv) such filings with the SEC as may be required on behalf of Merger Sub and Parent in connection with this Agreement and the Merger), or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub, any of their Subsidiaries, or any of their properties or assets, except in the case of clause (b) or (c), such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each Parent or Merger Sub to perform its obligations under this Agreement, as the case may be, or prevent the consummation of the Transactions.

Section 4.4           Litigation. As of the date hereof, there is no Legal Proceeding pending against (or, to the knowledge of Parent, threatened against or naming as a party thereto) Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has received any written notice indicating that there is any material investigation of a Governmental Entity pending or threatened against Parent or any of its Subsidiaries, and none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Entity, in each case, which would, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any of the Transactions.

Section 4.5           Information in the Proxy Statement. None of the information supplied by Parent, Merger Sub or any affiliate or Representative of Parent or Merger Sub, expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to the Company’s stockholders or at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by any other Person that is included in the Proxy Statement.

Section 4.6           Ownership of Company Common Stock. Neither Parent, Merger Sub nor any of their respective affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 3-601 of the MGCL. Neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any shares of Company Common Stock, Company Preferred Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Company Subsidiary and neither Parent nor any of its Subsidiaries has any rights to acquire any shares of Company Common Stock or Company Preferred Stock, except pursuant to this Agreement. Neither Parent nor any of its Subsidiaries is a “Related Person” as defined in the Company Certificate.

Section 4.7           Financing Commitments. Parent has delivered to the Company a true, complete and correct copy of the debt commitment letter dated as of the date hereof from Citigroup Global Markets Inc. and Capital One, National Association (the “Debt Financing Commitment Letter”), pursuant to which the lender parties thereto have committed, subject to the terms and conditions set forth therein, to lend the amount set forth therein to Parent and Merger Sub (the “Debt Financing”). Parent has delivered to the Company a true, complete and correct copy of the equity commitment letter, dated as of the date hereof, from the Sponsor listed therein (the “Equity Financing Commitment Letter,” and together with the Debt Financing Commitment Letter, the “Financing Commitments”), pursuant to which the Sponsor has committed, subject to the terms and conditions set forth therein, to invest in Parent the cash amount set forth therein (the “Equity Financing”, and together with the Debt Financing, the “Financing”). None of the Financing Commitments have been amended or modified prior to the date of this Agreement, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. There are no side letters or other Contracts or arrangements that affect the conditionality or amount of the Financing other than as expressly set forth in the Financing Commitments delivered to the Company pursuant to the first two sentences of this Section 4.7. Parent has fully paid any and all commitment fees or other fees or expenses in connection with the Financing Commitments that are payable on or prior to the date hereof, and the Financing Commitments are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and, to the knowledge of Parent, each of the other parties thereto, except as may be limited by the Enforceability Exceptions. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments. Parent is not aware of the occurrence of any event which, with or without notice, lapse of time or both, could reasonably be expected to constitute a default or breach on the part of Parent or any other party thereto under any of the Financing Commitments. Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied. The aggregate proceeds from the Financing will be sufficient for the Parent to (i) satisfy its obligation to pay the Merger Consideration and to pay off the Replaced Indebtedness, (ii) pay any and all fees and expenses required to be paid by Parent in connection with the transactions contemplated hereby and by the Financing, and (iii) satisfy all of the other payment obligations of Parent contemplated hereunder and/or under the Financing Commitments.

Section 4.8           Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding membership interests of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.9          Brokers and Other Advisors. Other than the Parent Financial Advisor, no broker, investment banker, financial advisor, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s, agent’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their Subsidiaries.

Section 4.10         Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the Transactions, including the payment of the Aggregate Cash Merger Consideration, the deposit of the Indemnity Escrow Amount with the Indemnity Escrow Agent and any other repayment or refinancing of debt that may be contemplated, assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger as set forth herein, or the waiver of such conditions and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects), and payment of all related fees and expenses, the Surviving Entity will be Solvent. For purposes of this Section 4.10, the term “Solvent” with respect to the Surviving Entity means that, as of any date of determination, (x) the amount of the fair saleable value of the assets of the Surviving Entity and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Surviving Entity and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Entity and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (y) the Surviving Entity will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (z) the Surviving Entity will be able to pay its liabilities, including contingent and other liabilities, as they mature.

Section 4.11         Investigation; Limitation on Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided access to personnel, properties, premises and records of the Company and the Company Subsidiaries for such purposes. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its independent investigation and analysis of the Company and the Company Subsidiaries, and each of Parent and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any Company Subsidiaries, or any of their respective affiliates, stockholders, unit holders, controlling persons or Company representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Parent and Merger Sub each acknowledge and agree that, without limiting any of the express representations and warranties set forth in Article III, the Company makes no representations or warranties regarding the operating results of the Company or the Company Subsidiaries after the Closing.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1           Conduct of Business by the Company Pending the Closing. The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as set forth in Section 5.1 of the Company Disclosure Letter, (2) for the actions contemplated in clauses (x), (xiii) and (xiv) of Section 2.1(a), (3) as required pursuant to this Agreement, (4) as may be required by Law or (5) as consented to in writing by Parent (not to be unreasonably withheld, conditioned or delayed), the Company (x) shall and shall cause the Company Subsidiaries to, conduct its business in all material respect in the ordinary course of business consistent with past practice, (y) shall maintain the Company’s status as a REIT, and (z) agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall not, and shall cause each Company Subsidiary not to:

(a)          amend its articles of incorporation, bylaws or equivalent organizational documents, if such amendment would be materially adverse to the Company, the applicable Company Subsidiary or Parent;

(b)          split, combine, subdivide or reclassify any shares of capital stock of the Company or any Company Subsidiary;

(c)          declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of the Company or any Company Subsidiary or other equity securities or ownership interests in the Company or any Company Subsidiary, except for (i) the authorization and payment by the Company of dividends (with respect to the Company Common Stock and Company Preferred Stock) in the ordinary course at the most recent quarterly rate with respect to the Company Common Stock and at the rate set forth in the Company Certificate with respect to the Company Preferred Stock (including payment thereof on a daily basis for the period between the date of the last regularly paid dividend and the Closing Date), (ii) the declaration and payment of dividends or other distributions to the Company by any directly or indirectly wholly owned Company Subsidiary, (iii) distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational documents of such Company Subsidiary, (iv) the authorization and payment by the Company of a special dividend in an amount necessary for each holder of the Company Common Stock to receive the Blended Return Amount, as such amount is defined in the agreement of limited partnership of the Company Operating Partnership, (v) the authorization and payment by the Company Operating Partnership of distributions to the holders of units in the Company Operating Partnership, in the ordinary course at the rate set forth in the OP Partnership Agreement (including payment thereof on a daily basis for the period between the date of the last regularly paid quarterly distribution and the Closing Date) and to the extent necessary for the Company to pay the dividends in Section 5.1(c)(i), and (vi) the authorization and payment of distributions with respect to the Company Joint Ventures pursuant to the terms and conditions of the applicable joint venture arrangement; provided, however, that, notwithstanding the restriction on dividends and other distributions in this Section 5.1(c), the Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code or applicable state Law and avoid the imposition of any entity level income or excise Tax under the Code or applicable state Law;

(d)          redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any Equity Interests, except with respect to the redemption of (i) any partnership units of the Company Operating Partnership in accordance with the terms of the agreement of limited partnership of the Company Operating Partnership and (ii) any Company Preferred Stock in accordance with the terms of the Company Certificate;

(e)          except (i) as required by any Commercial Lease or other Company Material Contract, (ii) as required or permitted by any Ground Lease or (iii) as set forth on Section 5.1(e) of the Company Disclosure Letter, acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $1,000,000 in the aggregate or required to replace old or damaged personal property), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by the Company or any wholly owned Company Subsidiary of or from an existing wholly owned Company Subsidiary or joint venture partners pursuant to existing purchase rights, options or other similar rights;

(f)          sell, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (i) as set forth on Section 5.1(f) of the Company Disclosure Letter, (ii) as permitted by Section 5.1(s) below, (iii) sales to joint venture partners pursuant to existing purchase rights, options or other similar rights, (iv) sales of personal property and equipment in the ordinary course of business consistent with past practice or (v) in connection with the refinancing of any existing Indebtedness of the Company or the Company Subsidiaries permitted by clause (g) below;

(g)          incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities or any loan documents, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly owned Company Subsidiary), except (i) Indebtedness incurred under the Company’s existing loans up to the maximum allowed under each applicable loan and (ii) the refinancing of any existing Indebtedness of the Company or the Company Subsidiaries within ninety (90) days of maturity to the extent that (x) the aggregate principal amount of such Indebtedness is not increased as a result thereof and (y) the terms of such refinanced Indebtedness, including with respect to prepayment, are no less favorable to the Company or the applicable Company Subsidiary than the terms of the existing Indebtedness;

(h)          make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (i) advances required to be made under any Leases, (ii) accounts receivables, or (iii) the loans or advances set forth on Section 5.1(h) of the Company Disclosure Letter;

(i)          except as set forth on Section 5.1(i) of the Company Disclosure Letter, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would be a Company Material Contract), other than any termination or renewal in accordance with the terms (including for cause as defined therein) of any existing Company Material Contract in the ordinary course of business consistent with past practice;

(j)          except as set forth on Section 5.1(j) of the Company Disclosure Letter, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Lease or Ground Lease, except for (i) entering into Residential Leases in the ordinary course of business consistent with past practice and (ii) entering into Commercial Leases consistent in all respects with the Leasing Parameters set forth in Exhibit D attached hereto and in a form in all material respects consistent with the applicable Company Subsidiary’s prior practice, and provided that, any applicable Company Subsidiary shall take all actions necessary to exercise any renewal or extension option under a Ground Lease;

(k)          settle or compromise (i) any legal action, suit or arbitration proceeding, in each case made or pending against any of the Company Properties, the Company or any of the Company Subsidiaries, excluding any such matter relating to Taxes, or (ii) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of the Company Common Stock, in each case, where the amount paid by the Company or any Company Subsidiary in settlement exceeds $100,000 individually and is not covered by insurance;

(l)          (i) enter into, or adopt any Benefit Plan or (ii) grant any awards under the Company Equity Plan;

(m)          make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

(n)          enter into any new line of business;

(o)          enter into any Company Tax Protection Agreement, make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return or file a U.S. federal income Tax Return (or any corresponding state and/or local income Tax Return) for the 2016 taxable year of the Company, unless otherwise required by applicable law (and in the case of any such Tax Return required by law to be filed by Company prior to the Closing, Company shall provide drafts of each such Tax Return and supporting documents to Parent for its review and comment at least fifteen (15) business days prior to the date on which the Company files such Tax Return, and the Company shall consider in good faith any reasonable comments timely submitted by Parent), enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund, offset or credit of Taxes; except, in each case (A) to the extent required by applicable Law, or (B) to the extent necessary (x) to preserve the Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code, as the case may be;

(p)          take any action that would reasonably be expected to cause the Company to fail to qualify as a REIT or be liable for any Taxes pursuant to Code Section 856(c)(7)(C), 857(b)(5), 857(b)(6), 857(b)(7), 857(f), 860(c), 4981 or 337(d);

(q)          adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(r)          amend or modify the compensation terms or any other obligations of the Company contained in the engagement letters entered into with the Company Financial Advisors or the Persons listed on Section 3.26 of the Company Disclosure Letter, in a manner adverse to the Company, any Company Subsidiary or Parent;

(s)          remove any personal property owned or leased by the Company or any Company Subsidiary from its Company Property except as may be required for necessary repair or replacement or as permitted by Section 5.1(f) above;

(t)          initiate any tax protest with respect to any Company Property;

(u)          settle, agree to, or otherwise acquiesce to any condemnation or taking of all or any portion of a Company Property;

(v)         make any capital expenditures not previously approved in the Company’s property budgets provided to Parent prior to the date hereof and in an amount exceeding $100,000 at a single Company Property or enter into any agreement to obligate the Company or any Company Subsidiary to make such capital expenditures; or

(w)          authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, at any time or from time to time, that upon advice of counsel to the Company, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time or to avoid incurring entity level income or excise Taxes under the Code, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement or otherwise. After the date hereof and through the Closing Date, the Company and the Company Operating Partnership shall take all such action necessary to authorize and pay the regular dividends and distributions required under the Company Certificate or OP Partnership Agreement with respect to the Company Common Stock, Company Preferred Stock and OP Series B Preferred Units, as the case may be, in accordance with Section 5.1(c), including payment thereof on a daily basis for the period between the date of the last regularly paid dividend or distribution, as the case may be, and the Closing Date.

Section 5.2           No-Shop; Change in Recommendation.

(a)          The Company shall and shall cause each of its Subsidiaries and their respective Representatives to (i) immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Competing Proposal and request that any such Person promptly return or destroy all confidential information concerning the Company and the Company’s Subsidiaries and (ii) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate a Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of facilitating, a Competing Proposal or (C) enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to a Competing Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.2(b)).

(b)          Notwithstanding anything to the contrary contained in Section 5.2(a), if prior to obtaining the Requisite Stockholder Approval, the Company or any of its Representatives receives a written Competing Proposal from any Person or group of Persons, which Competing Proposal was made or renewed on or after the date hereof, (A) the Company and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (B) if the Company Board, or any committee thereof, determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Competing Proposal; provided that the Company shall promptly provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Competing Proposal. The Company shall promptly notify Parent and Merger Sub if the Company furnishes non-public information and/or enters into discussions or negotiations as provided in this Section 5.2(b).

(c)          The Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Competing Proposal and upon the request of Parent shall apprise Parent of the status of such Competing Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 5.2.

(d)          Except as permitted by this Section 5.2(d) or Section 5.2(e), the Company Board shall not (i)(A) fail to recommend to its stockholders that the Requisite Stockholder Approval be given or fail to include the Company Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or in a manner adverse to Parent modify, the Company Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act or (D) adopt, approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company a Competing Proposal (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”), or (iii) take any action pursuant to Section 8.1(e). Notwithstanding anything to the contrary herein, prior to the time the Requisite Stockholder Approval is obtained, but not after, the Company Board (or committee thereof) may make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement with respect to a Competing Proposal, if and only if, prior to taking such action, the Company Board (or committee thereof) has determined in good faith, after consultation with independent financial advisors and outside legal counsel, as applicable, (x) that failure to take such action would be inconsistent with the directors’ duties under applicable Law or the Company Certificate and (y) that such Competing Proposal constitutes a Superior Proposal; provided, however, that in connection with the Competing Proposal of any Person (1) the Company has given Parent at least four (4) business days’ prior written notice of its intention to take such action, (2) the Company has disclosed to Parent the material terms of such Superior Proposal, (3) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (4) following the end of such notice period, the Company Board shall have considered in good faith any proposed revisions to this Agreement proposed in writing by Parent, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect and (5) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in sub clause (1) above and the notice period shall have recommenced, except that the notice period shall be at least one (1) business day; provided, further that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless the Company terminates this Agreement in accordance with Section 8.1 and the Company pays Parent the applicable Company Termination Fee in accordance with Section 8.2(b) prior to or concurrently with such termination.

(e)          Notwithstanding anything to the contrary herein, prior to the time the Requisite Stockholder Approval is obtained, but not after, the Company Board may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or, in a manner adverse to Parent, modify, the Company Board Recommendation (“Change of Recommendation”) if the Company Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would create a material risk of a breach by the Company Board of its duties under applicable Law and the Company Certificate.

(f)          Except to the extent provided in Section 5.2(c) or Section 5.2(d), nothing in this Section 5.2 shall prohibit the Company Board from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable Law or (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, in either case, if the Company Board has determined in good faith, after consultation with legal counsel, that the failure to do so would create a material risk of a breach by the Company Board of its duties under applicable Law and the Company Certificate; provided that any disclosures (other than those made pursuant to clause (ii) of this Section 5.2(f)) permitted under this Section 5.2(f) that are not an express rejection of any applicable Competing Proposal or an express reaffirmation of the Company Board Recommendation shall be deemed a Company Adverse Recommendation Change.

(g)          As used in this Agreement, “Competing Proposal” shall mean any proposal or offer from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Company Common Stock or the OP Common Units, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock or OP Common Units, (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or Company Operating Partnership or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock or OP Common Units involved is 20% or more; in each case, other than the Transactions.

(h)          As used in this Agreement, “Superior Proposal” shall mean any written Competing Proposal that the Company Board (or committee thereof) has determined, after consulting with the Company’s outside legal counsel and independent financial advisors that if consummated, would reasonably be likely to result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Transactions (including any revisions to the terms of this Agreement proposed by Parent in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%.”

Section 5.3           Proxy Statement. The Company shall, at its own cost and expense, prepare and file with the SEC, subject to prior notice to Parent, as promptly as reasonably practicable (provided, that the Company shall use commercially reasonable efforts to cause the preliminary Proxy Statement to be filed within 30 days after the date hereof but in no event later than 45 days after the date hereof), a preliminary Proxy Statement (the “Preliminary Proxy Statement”) relating to the Merger as required by the Exchange Act and the rules and regulations thereunder. Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations thereunder to be included in the Preliminary Proxy Statement. The Company (i) shall obtain and furnish the information required to be included in the Preliminary Proxy Statement, (ii) shall provide Parent with, and consult with Parent regarding, the Proxy Statement, any comments that may be received from the SEC or its staff with respect thereto and any other filings to be made with the SEC in connection with this Agreement (other than with respect to any Competing Proposal), (iii) shall respond promptly to any comments made by the SEC or its staff with respect to the Preliminary Proxy Statement, (iv) shall consider in good faith any comments reasonably proposed by Parent in the Proxy Statement, any response to comments received from the SEC or its staff and any other filings to be made with the SEC in connection with this Agreement (other than with respect to any Competing Proposal), (v) shall cause the Proxy Statement to be mailed to the Company’s stockholders at the earliest reasonably practicable date and (vi) shall use its reasonable best efforts (subject to Section 5.2) to obtain the necessary approval of the Merger by the Company’s stockholders. If, at any time prior to the Special Meeting, any information relating to the Company, Parent, Merger Sub, any of their respective affiliates, this Agreement or the Transactions (including the Merger), should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Party, and an appropriate amendment or supplement describing such information shall be prepared by the Company and filed with the SEC, and to the extent required by applicable Law, disseminated to the stockholders of the Company.

Section 5.4           Stockholder Approval. The Company shall, as promptly as reasonably practicable following the date of this Agreement, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Special Meeting”) for the initial purpose of obtaining the Requisite Stockholder Approval, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. Except as specifically permitted by Section 5.2, the Company Board (or any committee thereof) shall continue to recommend that the Company’s stockholders vote in favor of the Merger and the Company shall use its reasonable best efforts to obtain the Requisite Stockholder Approval. Notwithstanding the foregoing provisions of this Section 5.4, if, on a date for which the Special Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Requisite Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Special Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the Merger and the Transactions.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1           Access; Confidentiality; Notice of Certain Events.

(a)          From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall, upon reasonable prior notice, give Parent and Merger Sub, their officers and a reasonable number of their employees and their authorized Representatives, reasonable access during normal business hours to the Company Agreements, contracts, books, records, analysis, projections, plans, systems, senior management, commitments, offices and other facilities and properties of the Company. In addition, the Company shall promptly provide to Parent (i) any comment letters received from the SEC with respect to the Company SEC Documents after the date hereof, (ii) notice of any Legal Proceeding (a) involving an amount in excess of $50,000 individually or (b) of which the Company has knowledge, in each case pending against (or to the Company’s knowledge, threatened against or naming as a party thereto), the Company, a Company Subsidiary or any executive officer or director of the Company (in their capacity as such), (iii) notice of any investigation of a Governmental Entity pending or threatened against the Company or any Company Subsidiary of which the Company or any Company Subsidiary has received written notice or of which the Company or any Company Subsidiary has knowledge, (iv) notice upon the receipt of written notice of any material violation or material default under any Company Material Contract, (v) notice upon the receipt by the Company or any Company Subsidiary of any written notice, charge or assertion alleging any non-compliance with any Law and (vi) a copy of any report, document, Commercial Lease (or amendment thereto), Ground Lease (or amendment thereto) or Company Title Insurance Policy that would have been required to be disclosed pursuant to Section 3.15(a)(viii) or Sections 3.20(d), (e) or (g) had the Company or any Company Subsidiary received such report, document, Commercial Lease (or amendment thereto), Ground Lease (or amendment thereto) or Company Title Insurance Policy prior to the date hereof, in each case that has not already been provided to Parent or disclosed in the Company Disclosure Letter. The failure to comply with this Section 6.1(a) shall not affect any of the conditions set forth in Article VII. The terms of the Confidentiality Agreement shall apply to any information provided to Parent or Merger Sub pursuant to this Section 6.1. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would (a) jeopardize the attorney-client privilege of the Company or (b) contravene any applicable Law or contractual restriction.

(b)          The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such person is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Company, the Surviving Entity or Parent, (ii) of any Legal Proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction, (iii) of any written notice from a lender under the Indebtedness of the Company or any Company Subsidiary alleging that the Company or any Company Subsidiary, as applicable, is in default under the terms of such Indebtedness, and (iv) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The failure to comply with this Section 6.1(b) shall not affect any of the conditions set forth in Article VII.

(c)          The Company shall give prompt notice to Parent, upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries which could reasonably be expected to result in a material breach, or a material failure to be true, of the representations and warranties given by the Company to Parent under this Agreement as if made as of the date of the occurrence. The failure to comply with this Section 6.1(c) shall not affect any of the conditions set forth in Article VII.

(d)          The Parties shall jointly pursue the Ground Lease Estoppels, Tenant Estoppels, Recognition Agreements, SNDAs and assignment and subordination of property management agreements reasonably requested by Parent or a Debt Financing Source. Each Party shall give the other Party advance notice of contacts or discussions with third parties regarding such agreements and provide the other Party an opportunity to participate in such contacts or discussions.

Section 6.2           Consents and Approvals.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, waiting period terminations or expirations, consents and approvals from Governmental Entities or other Persons necessary in connection with the consummation of the Merger and the other Transactions and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval, waiting period expiration or termination, or waiver from, or to avoid an action or proceeding by, any Governmental Entity or other Persons necessary in connection with the consummation of the Merger and the other Transactions, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement.

(b)          In connection with and without limiting the foregoing, each of Parent and the Company shall give (or shall cause to be given) any notices to any Person, and each of Parent and the Company shall use, and cause each of their respective affiliates to use, its reasonable best efforts to obtain any consents from any Person not covered by Section 6.2(a) that are necessary, proper or advisable to consummate the Merger, including health care regulatory approvals from applicable Governmental Entities to be obtained by Parent and any waiting period expiration or termination as may be required under the HSR Act. Each of the Parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Entity, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings (other than any documents that are responsive to Item 4(c) or Item 4(d) of the form required under the HSR Act), or communications between either Party and any Governmental Entity with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges and the parties are not required to share any documents that are responsive to Item 4(c) or Item 4(d) of the form required to be filed under the HSR Act. Without limiting the generality of the foregoing, each Party shall provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such Party and any Governmental Entity relating to the transactions contemplated by this Agreement.  The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.2 as “outside counsel only.”  Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. To the extent reasonably practicable, neither the Company nor Parent shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry relating to the transactions described herein without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity.

(c)          Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Merger, none of the Company, any of the Company Subsidiaries, or any of their respective Representatives, shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person prior to the Effective Time. The Parties shall cooperate with respect to accommodations that may be requested or appropriate to obtain such consents. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that neither Parent nor Merger Sub shall be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to any order providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or the Company or any of the Company Subsidiaries or (B) the imposition of any limitation or regulation on the ability of Parent or any of its affiliates to freely conduct their business or own such assets, other than, in the case of clauses (A) or (B) above, for any such sale, divestiture, license, disposition, holding separate, limitation or regulation that would be immaterial to the Parent and/or the Company and their respective Subsidiaries taken as a whole. Each of the Company and Parent  agrees to make, or cause its ultimate parent entity (as that term is defined in the HSR Act) to make, an appropriate filing of a Notification and Report Form pursuant to the HSR Act if required with respect to the Transaction as promptly as practicable following the date of this Agreement and to supply as promptly as practicable additional information and documentary material that may be reasonably requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.2 necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as soon as practicable.

(d)          Notwithstanding the foregoing, except as set forth in Article VII, the obtaining any approval or consent from any Person pursuant to this Section 6.2 shall not be a condition to the obligations of the Parties to consummate the Merger.

Section 6.3           Publicity. So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company shall not be required to provide any such review or comment to Parent in connection with the receipt and existence of a Competing Proposal and matters related thereto or a Change of Recommendation; provided, further, each Party and their respective controlled affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.3.

Section 6.4           Directors’ and Officers’ Insurance and Indemnification.

(a)          Parent shall, and shall cause the Surviving Entity to, honor and fulfill in all respects the obligations of the Company to the fullest extent permissible under applicable Law, under the Company Governing Documents in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof (the “Indemnification Agreements”) to the individuals covered by such Company Governing Documents or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity or by reason of their service, as such occurring at or prior to the Effective Time, including in connection with the approval of this Agreement and the Transactions.

(b)          Without limiting the provisions of Section 6.4(a), for a period of six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Entity to: (i) indemnify and hold harmless each Covered Person against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such or by reason of such Covered Person’s service, or (B) this Agreement and any of the Transactions; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by applicable Law, of an unsecured and interest free undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 6.4 or elsewhere in this Agreement, neither Parent nor the Surviving Entity shall (and Parent shall cause the Surviving Entity not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation of a Covered Person for which indemnification may be sought under this Section 6.4(b) unless such settlement, compromise, consent or termination includes an unconditional release of such Covered Person from all liability arising out of such claim, action, suit, proceeding or investigation. In any event, Parent and Surviving Entity shall timely notice all claims and circumstances under insurance that may cover Covered Persons either directly or would cover advancement and indemnification obligations owed to Covered Persons. Parent and Surviving Entity shall cooperate with Covered Persons to effectively assert all claims under such policies.

(c)          For a period of six (6) years after the Effective Time, the certificate of formation and limited liability company agreement of the Surviving Entity shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are currently set forth in the Company Governing Documents. The Indemnification Agreements with Covered Persons that survive the Merger shall continue in full force and effect in accordance with their terms.

(d)          For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 175% of the annual premiums paid as of the date hereof by the Company for such insurance (such 175% amount, the “Base Premium”); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, Parent shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Base Premium; provided, further, if the Company in its sole discretion elects, by giving written notice to Parent at least five (5) business days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company shall purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s existing directors’ and officers’ liability policy, and in all other respects shall be comparable to such existing coverage).

(e)          In the event the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 6.4.

(f)          The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.4, and this Section 6.4 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

Section 6.5           Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions.

Section 6.6           Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Entity to perform their respective obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.7           Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.8           Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the Parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent shall be required with respect to any matter set forth in Section 5.1 or elsewhere in this Agreement to the extent that the requirement of such consent would as determined by Parent’s counsel violate any applicable law.

Section 6.9           Security Holder Litigation. In the event that any litigation related to this Agreement, the Merger or the other Transactions is brought against the Company and/or its directors by security holders of the Company, the Company shall promptly notify Parent of such litigation and shall keep Parent informed on a current basis with respect to the status thereof. The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense and/or settlement of any such litigation against the Company and/or its directors by security holders of the Company. No settlement with respect to such litigation shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.10         Director Resignations. The Company shall cause to be delivered to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time.

Section 6.11         Tax Representation Letters. The Company shall deliver to DLA Piper LLP (US) a “Tax Representation Letter,” substantially in the form attached hereto as Exhibit E, dated as of the Closing Date and signed by an officer of the Company, containing representations of the Company reasonably necessary or appropriate to enable DLA Piper LLP (US) to render the tax opinion described in Section 7.2(d).

Section 6.12         R&W Insurance Policy; Indemnification.

(a)          Parent has secured, at or prior to the date hereof, a transaction representations and warranties insurance policy with a $40,000,000 total collective limit of liability, a retention equal to $11,829,375 (the “Retention Amount”), and a survival period of not less than 3 years for representations and warranties (such insurance policy, the “R&W Insurance Policy”). The R&W Insurance Policy (a) names Parent as the insured, (b) insures Parent for any breach, or any failure to be true, of the representations and warranties given by the Company to Parent under this Agreement subject to certain exclusions, limitations, terms and conditions acceptable to Parent, and (c) contains an irrevocable waiver of subrogation by the insurer in favor of the Company, any of its affiliates or any of their respective directors, officers, employees, affiliates, agents, advisors, representatives, stockholders and unit holders, except in cases of fraud.

(b)          Annex A hereto sets forth certain indemnification provisions that will be applicable after the Effective Time.

Section 6.13         Actions with Respect to Financing. Parent shall use its reasonable best efforts to consummate the Financing contemplated by the Financing Commitments on the terms set forth therein (or terms no less favorable in any material respect to the Parent), which shall include (a) negotiating and executing definitive agreements with respect thereto on the terms and conditions contained therein (or terms no less favorable in any material respect to the Parent) (the “Financing Agreements”) and delivering to the Company a copy thereof promptly after such execution, (b) satisfying (or having waived) on a timely basis all conditions in the Financing Agreements that are within its control, and (c) enforcing its rights under the Financing Commitments and the Financing Agreements. Parent agrees to promptly notify the Company if, at any time prior to the Closing, (i) any Financing Commitment shall expire or be terminated, or be modified or amended in a manner materially adverse to the Company or (ii) any of the financing sources that is a party to any of the Financing Commitments notifies Parent that such source will not provide financing on the terms set forth in such Financing Commitment. Without limiting any of its other obligations, Parent acknowledges and agrees that in the event of any termination or modification of any Financing Commitment that would reasonably be expected to materially delay or prevent the financing contemplated thereby or Parent receives any such notification, Parent shall use reasonable best efforts to arrange for new financing commitments in the same principal amount and otherwise on substantially comparable terms or terms more favorable to Parent. Notwithstanding the foregoing to the contrary, without the prior written consent of the Company, Parent shall not, and shall not permit any of its affiliates to, take any action or enter into any transaction, or amend or alter or agree to amend or alter the Financing Commitments in any manner, materially adverse to the Company or the Company Subsidiaries, if such transaction, alteration or amendment would reasonably be expected to materially delay or prevent the financing contemplated by the Financing Commitments or the consummation of the transactions contemplated by this Agreement.

(b)          The Company shall use its reasonable best efforts to, and to cause the Company Subsidiaries and their respective representatives to, on a timely basis, provide all reasonable cooperation requested by Parent, Merger Sub or any Debt Financing Source that is reasonably necessary and customary to assist in connection with obtaining the Debt Financing if such requested cooperation does not unreasonably interfere with the ongoing operations of the Company.  Without limiting the generality of the foregoing, such cooperation shall in any event include using reasonable best efforts with respect to: (i) participating in a reasonable number of meetings and drafting sessions, and participating in reasonable and customary due diligence, (ii) furnishing the Debt Financing Sources with such financial and other pertinent information as regularly prepared by the Company, including delivery of (A) audited consolidated balance sheets and related audited statements of income, stockholders’ equity and cash flows of the Company for each of the three fiscal years most recently ended December 31, 2016 and (B) unaudited consolidated balance sheets and related unaudited statements of income, stockholders’ equity and cash flows of the Company for each subsequent fiscal quarter following the filing of the Company’s applicable Form 10-Q related to such period, (iii) assisting the Parent, Merger Sub and Debt Financing Sources in the preparation of (I) an offering document, private placement memorandum and/or bank information memorandum and (II) materials for rating agency presentations, (iv) obtaining customary financing accountants’ comfort letters and consents of accountants from the Company’s independent public accounting firm for use of their reports in any materials relating to the Financing, (v) reasonably cooperating with the marketing efforts for any portion of the Debt Financing, (vi) taking actions necessary to permit the prospective lenders involved in the Debt Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements, (vii) making available the due diligence material provided to Parent to the Debt Financing Sources, including furnishing the Parent and its Debt Financing Sources promptly, and in any event at least five (5) business days prior to the Closing Date, with all documentation and other information required with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (viii) facilitating the pledging of collateral for the Debt Financing, including executing and delivering any customary pledge and security documents, credit agreements, ancillary loan documents and customary closing certificates and documents (in each case, subject to and only effective upon occurrence of the Closing) and assisting in preparing schedules thereto as may be reasonably requested by the Parent, and (ix) promptly after the execution of this Agreement, the Company shall facilitate Parent’s request for, and use its commercially reasonable efforts to cooperate with Parent’s efforts to obtain the Recognition Agreements, SNDAs and assignment and subordination of property management agreements reasonably requested by Parent and its Debt Financing Sources; provided, however, that nothing herein shall require such cooperation to the extent it would (i) require the Company or any of the Company Subsidiaries to pay any commitment fee or other fee or payment to obtain consent or to incur any other liability, (ii) require the Company or any of the Company Subsidiaries to authorize any corporate action prior to the Closing Date, (iii) require the Company or any of the Company Subsidiaries to waive or amend any terms of this Agreement, or (iv) require the Company or any of the Company Subsidiaries to take any action that will conflict with or violate any of its organizational documents, any applicable Law or fiduciary duty, or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party; provided, further, that the Company acknowledges and agrees that the Parent will be primarily responsible for and lead all efforts to obtain all Recognition Agreements, SNDAs and assignment and subordination of property management agreements and Parent acknowledges and agrees that the failure to obtain any Recognition Agreement, SNDAs or assignment and subordination of property management agreements shall not affect any of the conditions set forth in Article VII.

(c)          Parent hereby agrees to use its reasonable best efforts to obtain the Lender Consents as promptly as practicable after the date hereof; provided, however, the foregoing shall not apply to the extent that Parent elects to not obtain any Lender Consent and instead elects to repay (or make arrangements to repay) such Indebtedness in connection with the Closing. Parent further acknowledges and agrees that it shall bear all Lender Consents Costs. The Company shall use its reasonable best efforts to cooperate, and shall cause each Company Subsidiary to cooperate, with all reasonable requests of the Parent related to obtaining the Lender Consents; provided, however, that nothing herein shall require such cooperation to the extent it would (i) require the Company or any of the Company Subsidiaries to pay any assumption fee or other fee or payment or to incur any other liability, (ii) require the Company or any of the Company Subsidiaries to authorize any corporate action prior to the Closing Date, (iii) require the Company or any of the Company Subsidiaries to waive or amend any terms of this Agreement, or (iv) require the Company or any of the Company Subsidiaries to take any action that will conflict with or violate any of its organizational documents, any applicable Law or fiduciary duty, or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party.

(d)          The Parties acknowledge and agree that notwithstanding anything contained herein to the contrary, the receipt of financing by Parent (including the receipt of the Lender Consents) is not a condition to the obligations of Parent or Merger Sub to consummate the Closing. Furthermore, the Parties acknowledge and agree that this Section 6.13 shall contain the sole covenants and agreements of the Parties with respect to the Company, the Company Subsidiaries and their respective representatives obligations to cooperate with respect to the Financing.

Section 6.14         Intentionally Omitted.

Section 6.15         Independent Directors Committee Outside Legal Counsel.

(a)          Notwithstanding anything to the contrary in this Agreement or any pre-existing engagement agreements between Latham & Watkins LLP and the Company for the benefit of the independent directors committee of the Company Board (the “Independent Directors Committee”), all parties to this Agreement acknowledge and agree that: (i) regardless of whether Latham & Watkins LLP is engaged by the Independent Directors Committee or by the Company to represent the Independent Directors Committee, Latham & Watkins LLP’s attorney-client relationship is with the Independent Directors Committee and not with the Company or any Company Subsidiary; (ii) as counsel to the Independent Directors Committee, Latham & Watkins LLP has provided and will provide advice solely to the Independent Directors Committee, and not to the Company or any Company Subsidiary, (iii) Latham & Watkins LLP has provided services to the Independent Directors Committee in connection  with consideration and assessment of strategic alternatives, leading to and then including, but not limited to the transactions contemplated by this Agreement, the preparation and negotiation of this Agreement, the preparation of the Proxy Statement, and all other matters related to the closing of the Merger and the other Transactions contemplated by this Agreement (and without creating any attorney-client relationship with the Company); (iv) to the extent that Latham & Watkins LLP has provided services as counsel to the Independent Directors Committee with, on behalf of or benefiting the Company, it has done so solely at the direction of and for the Independent Directors Committee; (v) the attorney-client relationship with respect to Latham & Watkins LLP’s services, including all documents and communications, belong solely to the Independent Directors Committee; (vi) only the Independent Directors Committee can waive any privilege relating to Latham & Watkins LLP’s services and work product for the Independent Directors Committee, and (vii) none of the attorney-client relationships or work product referred to or described in clauses (i)-(v) of this Section 6.15(a) are or shall be deemed to be assets of the Company or Company Subsidiaries, and all parties agree that the attorney-client relationship, documents and communications, and any privileges associated therewith shall not be transferred to the Parent, Merger Sub or any parent thereof by reason of the merger and other transactions contemplated by this Agreement and all of which attorney-client relationships and work product are specifically excluded from the Merger and transactions contemplated by this Agreement.

(b)          Each of the Parties hereby agrees, on its own behalf and on behalf of its Affiliates, that Latham & Watkins LLP may serve as counsel to the Stockholders’ Representative and the Independent Directors Committee, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Latham & Watkins LLP (or any successor) may serve as counsel to the Stockholders’ Representative and any former holder of Company Common Stock, Company Preferred Stock or OP Series B Preferred Units and their respective Affiliates in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transaction notwithstanding such representation and each of the Parties hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

Section 6.16         Related Party Transactions. The Company and each Company Subsidiary shall terminate, or cause to be terminated, at or immediately prior to the Closing, without the payment of any additional consideration and without the incurrence of any additional liability (other than the Advisory Agreement Payment Amount) by the Company or any Company Subsidiary, (a) all agreements between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, on the other hand, set forth in Section 6.16 of the Company Disclosure Letter, and (b) the Advisory Agreement. In the event that the Company or any Company Subsidiary incurs an additional liability in connection with the termination of any agreement described in (a) above, the Aggregate Cash Merger Consideration shall be reduced by the amount of such additional liability (and such additional liability shall not be included in the calculation of Other Net Assets), subject to the limitations set forth in Section 2.1(a) hereof.

Section 6.17         Cooperation with Title Insurance. The Company agrees to cooperate with Parent and Merger Sub in obtaining such title insurance as Parent, Merger Sub or any financing source under any Financing Agreements may reasonably require, at the sole cost and expense of Parent and/or Merger Sub. The Company agrees to provide and deliver such customary title company owner’s affidavits, indemnities (including “gap” and mechanics liens) and other documents and instruments as may be reasonably required by any title insurance company selected by Parent, Merger Sub or any financing source under any Financing Agreements to close and issue any title policies in connection therewith.

Section 6.18         Property Managers.

(a)          Within five (5) business days after the date hereof, the Company agrees to deliver the conditional notices set forth in Section 6.18(a) of the Company Disclosure Letter.

(b)          The Company agrees to use commercially reasonable efforts to obtain the consents and enter into those agreements (as applicable) more particularly set forth on Section 6.18(b) of the Company Disclosure Letter with a target date for obtaining such consents and entering into such agreements of prior to June 30, 2017. For the avoidance of doubt, failure of the Company to obtain such consents and enter into those agreements by June 30, 2017 shall not affect any of the conditions set forth in Article VII.

(c)          The Company agrees that it will cause the Property Management Agreements listed on Section 6.18(c) of the Company Disclosure Letter to be terminated as of the Effective Time.

(d)          Parent agrees that Parent shall be responsible for any and all costs related to the termination of any Property Management Agreements pursuant to this Section 6.18 (for the avoidance of doubt, no such costs shall be taken into account in calculating the Aggregate Cash Merger Consideration).

Section 6.19         Title Policy Matters. The Company shall cause an officer of the Company in his authorized capacity on behalf of the Company to execute and delivery to First American Title Company at the Closing an affidavit in the form attached as Exhibit J.

Section 6.20         Completion of Accel at Golden Ridge. The Company shall use commercially reasonable efforts to, prior to the Effective Time, enter into a fully-executed second amendment to the Accel Lease; provided, that the amendment shall memorialize the Final Development Budget (as defined in the Accel Lease), and modify the Minimum Rent (as defined in the Accel Lease) which is based on the Final Development Budget; provided, further, the failure to obtain the amendment or cause rent to be received by the applicable Company Subsidiary shall not affect any of the conditions set forth in Article VII.

Section 6.21         STAV Lease. The Parties agree to take the actions set forth on Section 6.21 of the Company Disclosure Letter with respect to the termination of the lease between Sentio STAV Landlord, LLC and ERB OPCO SAV, LLC (the “STAV Lease”).

Section 6.22         Bryan Sale. The Parties agree to take the actions set forth on Section 6.22 of the Company Disclosure Letter in the event that the Company is unable to consummate the sale, either directly or indirectly, of its partnership interests in Bryan MOB Partners, L.P. or of the underlying real property to a party in which the Parent will not acquire, directly or indirectly, any interest upon the consummation of the Transactions prior to the Effective Time.

Section 6.23         MIPAs. The Company has entered into a membership interest purchase agreement (each a “Membership Interest Purchase Agreement”) with each third party that owns membership interests in any Company Joint Venture (other than interests in Bryan MOB Partners, L.P.), in which Membership Interest Purchase Agreement such third party agrees to sell its interests to the Company subject to the fulfillment of the conditions set forth in each Membership Interest Purchase Agreement. Upon receipt of the Joint Venture Partner Purchase Amount and the Joint Venture Indebtedness Amount, the Company shall cause the transactions contemplated under each Membership Interest Purchase Agreement to close at Closing.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1           Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub, and the Company, as the case may be, to the extent permitted by applicable Law:

(a)          Stockholder Approval. The Requisite Stockholder Approval shall have been obtained; and

(b)          Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Merger.

Section 7.2           Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in Article III) as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to the foregoing effect.

(b)          Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of its obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to such effect.

(c)          No Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

(d)          Tax Opinion. Parent shall have received a tax opinion of DLA Piper LLP (US), REIT tax counsel to the Company, dated as of the Closing Date and substantially in the form of Exhibit F attached hereto, regarding the status of the Company as a REIT.

(e)          Other Consents and Approvals. The consents, approvals and other agreements set forth in Section 7.2(e) of the Company Disclosure Letter shall have been obtained or executed, as applicable.

(f)          FIRPTA Certificate. The Company shall deliver to Parent a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 stating that Company is not a “foreign person” as defined in Code Section 1445.

(g)          Payoff Letters. Parent shall have received payoff letters, together with wire instructions, necessary to effect payment of the Replaced Indebtedness.

(h)          Intentionally Omitted.

(i)          MIPA Closings. The closing of transactions contemplated by each of the Membership Interest Purchase Agreements shall occur at the Closing.

(j)          Indemnity Escrow Agreement. The Stockholders’ Representative and the Indemnity Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement.

(k)          Contingent Value Rights Agreement. The Stockholders’ Representative and the Rights Agent shall have executed and delivered the Contingent Value Rights Agreement.

(l)          HSR. The waiting periods if any applicable to the Transaction under the HSR Act, if applicable, shall have expired or been earlier terminated.

(m)         Settlement. The Company shall have caused the Legal Proceeding set forth in Section 7.2(m) of the Company Disclosure Letter to have been settled.

Section 7.3           Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality contained in Article IV) as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date) except where any failures of any such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the consummation of the Transactions. The Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to the foregoing effect.

(b)          Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect.

(c)          Indemnity Escrow Agreement. Parent shall have executed and delivered the Indemnity Escrow Agreement.

(d)          Contingent Value Rights Agreement. Parent shall have executed and delivered the Contingent Value Rights Agreement.

ARTICLE VIII

TERMINATION

Section 8.1           Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Requisite Stockholder Approval, if applicable) as follows:

(a)          by mutual written consent of Parent and the Company;

(b)          by either Parent or the Company, prior to the Effective Time, if there has been a breach or failure to perform in any material respect by the other Party or Parties of any of their respective representations, warranties, covenants or agreements set forth in this Agreement or if any representation or warranty of the other Party or Parties shall have become untrue, which breach or failure to perform or to be true (i) shall result in any of the applicable conditions in Article VII not being satisfied or (ii) in the case of a breach by Parent or Merger Sub, that would reasonably be expected to prevent, or materially impair or delay, the ability of either Parent or Merger Sub to perform its obligations under this Agreement, or to consummate the Merger and the other Transactions, and in each case such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (x) thirty (30) calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (y) three (3) business days before the Outside Date; provided, however, this Agreement may not be terminated pursuant to this Section 8.1(b) by any Party if such Party is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(c)          by either Parent or the Company, if the Effective Time shall not have occurred by 11:59 pm (EST) time on the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the Effective Time not occurring prior to the Outside Date; provided, further, that to the extent that any consent or approval of a Governmental Entity that is identified in Section 7.2(e) of the Company Disclosure Letter has not been obtained as of the Outside Date but all other conditions to the Closing contained in Article VII have been waived or satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing), then the Outside Date shall be extended for an additional 90 days; provided that, if at the end of such additional 90-day period any such consent or approval has not been obtained, the condition contained in Section 7.2(e) shall be deemed satisfied and Parent shall be obligated to effect the Closing if all other conditions to the Closing contained in Article VII have been waived or satisfied; provided, further, that if an Arbitrator is engaged pursuant to Section 2.1(b)(iii) prior to the Outside Date, the Outside Date shall be extended through the end of the engagement of the Arbitrator as set out in Section 2.1(b)(iii) or Section 2.1(b)(iv), as applicable, and for a sufficient time thereafter for the Special Meeting to be held plus three (3) business days;

(d)          by the Company, prior to the receipt of the Requisite Stockholder Approval, if the Company Board adopts, approves, endorses or recommends and authorizes the Company to enter into a definitive agreement providing for the implementation of a Superior Proposal in a manner permitted under Section 5.2, but only so long as the Company pays, promptly following the entry in such definitive agreement, the Company Termination Fee to Parent in accordance with Section 8.2(b);

(e)          by Parent at any time prior to the receipt of the Requisite Stockholder Approval, if the Company Board shall have effected a Company Adverse Recommendation Change or Change of Recommendation; provided, however, that Parent’s termination right shall expire ten (10) business days after the date upon which Parent receives from the Company written notice regarding the Company Adverse Recommendation Change or the Change of Recommendation, as applicable;

(f)          by either the Company or Parent if a Governmental Entity of competent jurisdiction, that is within a jurisdiction that is material to the business and operations of the Company, shall have issued a final, non-appealable order, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or other Transactions; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(f) shall have complied with its obligations under Section 6.2 to use reasonable best efforts to prevent the entry of and to remove such order, decree or ruling;

(g)          by either the Company or Parent, if the Requisite Stockholder Approval is not obtained at the Special Meeting upon a vote taken thereon; or

(h)          by the Company if (A) all of the conditions to the Closing contained in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or waived in writing by Parent and Merger Sub as of the date the Closing was required to have occurred pursuant to Section 1.2, (B) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions in Section 7.3 in order to promptly consummate the Merger and (C) the Merger shall not have been consummated within three (3) business days after the delivery of such notice; provided, that notwithstanding anything in this Agreement to the contrary, no Party shall be permitted to terminate this Agreement prior to the end of the third (3rd) business day following delivery of such notice.

Section 8.2           Effect of Termination.

(a)          In the event of the termination of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party hereto (or any Representatives thereof) except that the provisions of the Confidentiality Agreement, this Section 8.2, and Section 9.1 through Section 9.14 and the definitions of all defined terms appearing in such sections shall survive any such termination.

(b)          In the event that:

(i)          (A) a Competing Proposal shall have been made, proposed or communicated and not withdrawn, after the date hereof and prior to the Special Meeting (or prior to the termination of this Agreement if there has been no Special Meeting), and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.1(g), and (C) the Company enters into a definitive agreement with respect to a Competing Proposal within twelve (12) months of the date of such termination and such Competing Proposal is consummated; provided, that for purposes of clause (C) of this Section 8.2(b)(i), the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%”; or

(ii)         this Agreement is terminated by the Company pursuant to Section 8.1(d); or

(iii)        this Agreement is terminated by Parent pursuant to Section 8.1(e); or

(iv)        (A) a Competing Proposal shall have been made, proposed or communicated and not withdrawn, after the date hereof and prior to the breach, failure to perform or failure to be true giving rise to the right to terminate pursuant to Section 8.1(b), (B) this Agreement is terminated by Parent pursuant to Section 8.1(b), and (C) the Company enters into a definitive agreement with respect to a Competing Proposal within twelve (12) months of the date of such termination and such Competing Proposal is consummated; provided, that for purposes of clause (C) of this Section 8.2(b)(iv), the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%”;

then, in any such event under clause (i), (ii), (iii) or (iv) of this Section 8.2(b), the Company shall pay as directed by Parent the applicable Company Termination Fee (as defined below) by wire transfer of same day funds (x) in the case of Section 8.2(b)(iii), within two (2) business days after such termination, (y) in the case of Section 8.2(b)(ii), promptly following such termination and entry into the definitive agreement with respect to such Superior Proposal or (z) in the case of Section 8.2(b)(i) or Section 8.2(b)(iv), within two (2) business days after the consummation of a Competing Proposal. The Parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. As used herein, “Company Termination Fee” shall mean a cash amount equal to $14,640,269.

(c)          In addition, the Company agrees that if this Agreement is terminated by Parent pursuant to Section 8.1(b) or by the Company or Parent pursuant to Section 8.1(g), then the Company shall pay, within two (2) business days of such termination, to Parent the Parent Expense Reimbursement in immediately available funds to an account designated by Parent at the time of such termination; provided, however, in the event that the Company Termination Fee is or becomes payable, the amount of such Parent Expense Reimbursement shall be deducted from the Company Termination Fee to be paid by the Company.

(d)          Unless the Company is entitled to the payment of the Parent Termination Fee as set forth in Section 8.2(e), upon the termination of this Agreement under any other scenario, the Parties shall take such action reasonably necessary for the Escrow Agent to release the Deposit Escrow Amount to Parent.

(e)          If this Agreement is terminated by the Company pursuant to Section 8.1(b) or Section 8.1(h), or is otherwise validly terminated pursuant to Section 8.1(c) by the Company or Parent when terminable pursuant to Section 8.1(b) or Section 8.1(h), then the Escrow Agent shall release to the Company or its designees, promptly (but in any event no later than two (2) business days) after the date of such termination, the Deposit Escrow Amount (the “Parent Termination Fee”), such payment to be made by wire transfer to an account or accounts designated in writing by the Company. In no event shall Parent be required to pay any amount in addition to the Parent Termination Fee released to the Company pursuant to the terms hereof.

(f)          Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that the Company Termination Fee, the Parent Termination Fee and the Parent Expense Reimbursement are not penalties, but rather are liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee or the Parent Expense Reimbursement is payable or the Company in the circumstances where the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, Parent’s right to receive payment of the Company Termination Fee or the Parent Expense Reimbursement from the Company, as the case may be, shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, unit holders managers, members, affiliates or agents (the “Company Related Parties”) for the losses or damages suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise. Upon payment of the Company Termination Fee or the Parent Expense Reimbursement, none of the Company, any of its Subsidiaries or any of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to any obligations that survive a termination of this Agreement in accordance with Section 8.2(a). Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive payment of the Parent Termination Fee from Parent shall be the sole and exclusive remedy of the Company and the Company Related Parties against Parent, Merger Sub and each of their respective Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents (the “Parent Related Parties”) for damages or losses suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise. Upon payment of the Parent Termination Fee, none of Parent, Merger Sub and each of their respective Subsidiaries and any Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to any obligations that survive a termination of this Agreement in accordance with Section 8.2(a) or any obligations under the Confidentiality Agreement. In the event that the Company shall fail to pay the Company Termination Fee or the Parent Expense Reimbursement when due or Parent shall fail to pay the Parent Termination Fee when due, the Company or Parent, as the case may be, shall reimburse the Party due such payment for all reasonable costs and expenses actually incurred or accrued by such other Party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.2.  Further, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.2, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the Party owing such payment for the payment set forth in this Section 8.2, such paying Party shall pay the other Party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as reported in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(g)          Notwithstanding anything to the contrary in this Agreement:

(i)          Except for Parent and Merger Sub, no other Parent Related Party shall have any liability for any obligation or liability to the Company, any of its affiliates or any of its or their direct or indirect stockholders for, and, except for the Company, no Company Related Party shall have any liability for any obligation or liability to Parent or Merger Sub, any of their respective affiliates or any of their or their respective affiliates’ direct or indirect stockholders for, any claim for any loss suffered as a result of any breach of this Agreement or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise;

(ii)         The maximum aggregate liability of Parent and Merger Sub collectively, and the maximum aggregate liability of the Company, for any loss suffered as a result of any breach of this Agreement or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, shall be limited to, in the case of Parent and Merger Sub, the Parent Termination Fee plus any interest, costs and expenses payable in accordance therewith, and in the case of the Company, the Company Termination Fee plus any interest, costs and expenses payable in accordance therewith. In no event shall Parent, Merger Sub and the Company seek to, and Parent, Merger Sub and the Company shall cause their respective affiliates not to seek to, recover any money damages (including consequential, indirect or punitive damages) in excess of such Parent Termination Fee plus any interest, costs and expenses payable in accordance therewith or such Company Termination Fee plus any interest, costs and expenses payable in accordance therewith, as applicable; and

(iii)        Upon payment of the Parent Termination Fee (plus any interest, costs and expenses payable in accordance therewith) or upon payment of the Company Termination Fee (plus any interest, costs and expenses payable in accordance therewith), as applicable, none of Parent, Merger Sub or any other Parent Related Party shall have any further liability or obligation to the Company, any of its affiliates or any of its or their direct or indirect stockholders, and none of the Company or any Company Related Party shall have any further liability or obligation to Parent or Merger Sub, any of their respective affiliates or any of their or their respective affiliates’ direct or indirect stockholders, as applicable, relating to or arising out of this Agreement or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, Parent, Merger Sub and the Company shall not seek to, and shall cause their respective affiliates not to seek to, recover any money damages (including consequential, indirect or punitive damages) or obtain any equitable relief from any Parent Related Party or Company Related Party, as applicable.

ARTICLE IX

MISCELLANEOUS

Section 9.1           Amendment and Modification; Waiver.

(a)          Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Requisite Stockholder Approval, if applicable, by written agreement of the Parties (by action taken by their respective boards of directors); provided, however, that after the approval of the Merger by the stockholders of the Company, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Notwithstanding the foregoing, Sections 9.9, 9.11, 9.12 and 9.15 may not be amended in a manner that would adversely impact any Debt Financing Source without the prior written consent of such Debt Financing Source.

(b)          At any time and from time to time prior to the Effective Time, any Party or Parties may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein. Any agreement on the part of a Party or Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 9.2           Non-Survival of Representations and Warranties. Except as set forth in Annex A, none of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that the foregoing shall in no way limit Parent’s rights under the R&W Insurance Policy. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 9.3           Expenses. Except as otherwise provided in Section 2.1, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses, except that, (i) the Company shall pay, whether or not the Merger or any other Transaction is consummated, all Expenses incurred in connection with printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and the Paying Agent and (ii) filing fees in connection with filings required by the HSR Act shall be paid fifty percent (50%) by Parent and fifty percent (50%) by the Company. Except as otherwise provided in Section 2.4(c), Parent shall pay the amount of any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this Agreement and the Transactions. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents relating to any such Taxes and shall cooperate in attempting to minimize the amount of any such Taxes.

Section 9.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

c/o KAREP Acquisitions Vehicle, LLC
1 Town Center Road, Suite 300
Boca Raton, FL 33486
Attention: David Selznick and Russell Reiter
Facsimile: (561) 300-6290

with a copy to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention: Stuart Barr
Facsimile: (202) 637-5910

if to the Company, to:

Sentio Healthcare Properties, Inc.
c/o Sentio Investments, LLC
189 S Orange Ave, Suite 1700
Orlando, FL. 32801
Attention: John Mark Ramsey
Facsimile: (407) 999-5210

with copies to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
Attention:	Julian Kleindorfer
David Wheeler
Facsimile: (213) 891-8763

and

if to the Stockholders’ Representative, to:

Sentio Investments, LLC
189 S Orange Ave, Suite 1700
Orlando, FL. 32801
Attention: John Mark Ramsey
Facsimile: (407) 999-5210

with copies to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
Attention:	Julian Kleindorfer
David Wheeler
Facsimile: (213) 891-8763

Section 9.5           Certain Definitions. For the purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement shall not be required to contain standstill provisions.

“Advisory Agreement” means that certain Advisory Agreement by and between the Company and the Company Advisor, dated January 1, 2013, as renewed by that Renewal Agreement dated December 22, 2016, and as amended by that certain Transition to Internal Management Agreement, dated February 10, 2013, by and among the Company, the Company Operating Partnership, the Company Advisor and Sentinel RE Investment Holdings LP, as amended.

“Advisory Agreement Payment Amount” means the aggregate amount of all termination fees, promote or carried interest payments, disposition fees or other compensation payable to the Company Advisor or any of its affiliates as a result of the Transactions, which aggregate amount is as set forth in the Merger Consideration Allocation Agreement.

“Aggregate Cash OP Series B Preferred Units Consideration” means the aggregate amount of cash payable to the holders of the OP Series B Preferred Units pursuant to the Merger Consideration Allocation Agreement.

“Aggregate Merger Consideration” means the Aggregate Cash Merger Consideration plus the aggregate amount payable under the Contingent Value Rights Agreement.

“Aggregate OP Series B Preferred Units Consideration” means the Aggregate Cash OP Series B Preferred Units Consideration and Contingent Value Rights payable to the holders of the OP Series B Preferred Units pursuant to the Merger Consideration Allocation Agreement.

“Aggregate Preferred Merger Consideration” means an amount equal to the product obtained by multiplying the Preferred Merger Consideration by the total number of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time.

“Approved Capex Amount” means the amount of capital expenditures (a) incurred by the Company or the Company Subsidiaries or (b) included as a liability in the Other Net Assets committed to be incurred between the date of this Agreement and the Calculation Date or included as a liability in the Other Net Assets for which, in either event (i) the Company has received prior approval from Parent to incur (which approval is not to be unreasonably withheld) or (ii) are approved in the Company’s property budgets provided to Parent prior to the date hereof in an amount not to exceed $50,000 at any single Company Property.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any material employment, consulting, termination, severance, change in control, separation, retention stock option, restricted stock, profits interest unit, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation plan, agreement, program, policy or other arrangement, whether or not subject to ERISA.

“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Calculation Date” means the second (2nd) business day prior to the date of the Special Meeting or such earlier date as may be indicated is desirable or required by the SEC to provide the Company’s stockholders with sufficient notice of the determination of the Common Cash Merger Consideration prior to the Special Meeting.

“Cash” means the aggregate amount of the cash, savings accounts and restricted cash of the Company and the Company Subsidiaries, as adjusted for any outstanding wires in transit, any outstanding checks and any other proper reconciling items, in each case as of the Estimated Closing Date as determined in accordance with GAAP, consistently applied. For purposes of this definition, the Parties shall convert any amounts stated in currency other than U.S. Dollars into U.S. Dollars using the Company’s normal practices and the mid-point closing spot exchange rate as quoted by Bloomberg on the Calculation Date, published on Bloomberg screen USD CRNCY HP (or the equivalent screen for any currency other than dollars), or, if the rate is not available in respect of the relevant period for any reason, such comparable rate as the Parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Lease” means any Lease other than a Residential Lease.

“Common Cash Merger Consideration” means an amount per share equal to the quotient obtained by dividing (A) the excess of the Aggregate Cash Merger Consideration over the sum of the Aggregate Preferred Merger Consideration and the Aggregate Cash OP Series B Preferred Units Consideration by (B) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time.

“Company Advisor” means Sentio Investments, LLC, a Florida limited liability company.

“Company Bylaws” means the bylaws of the Company, as amended.

“Company Certificate” means the Articles of Incorporation of the Company as amended, amended and restated and supplemented and in effect on the date hereof.

“Company Equity Plan” means the Employee and Director Long-Term Incentive Plan, as may be amended from time to time.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company IP” means Owned Company IP and Licensed Company IP.

“Company Joint Venture” means any Company Subsidiary of which the Company does not, directly or indirectly, own 100% of the issued and outstanding membership interests or other Equity Interests; provided, however, the foregoing shall not include the Company Operating Partnership.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in the industry or industries in which the Company operates, (b) conditions (or changes therein) in any industry or industries in which the Company operates to the extent that such Effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in such industry or industries, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes effecting financial, credit or capital market conditions, (d) any change in GAAP or interpretation thereof, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity, (f) any actions taken, or the failure to take any action, pursuant to or in accordance with the terms of this Agreement or at the written request or with the written consent of Parent or Merger Sub and any Effect attributable to the negotiation, execution or announcement of this Agreement and the Transactions (including the Merger), including any litigation arising therefrom (including any litigation arising from allegations of a breach of duty or violation of applicable Law), and any adverse change in customer, employee (including employee departures), supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent, (g) any exercise by joint venture partners of the Company pursuant to any existing purchase rights, options or other similar rights, (h) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (j) any reduction in the credit rating of the Company or the Company Subsidiaries (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (k) any action by Parent, Merger Sub or any of their respective affiliates or Representatives and (l) any bankruptcy, insolvency or reorganization of any tenant under any Lease or the commencement of any bankruptcy, insolvency or reorganization proceeding with respect to any tenant under any Lease.

“Confidentiality Agreement” means the Confidentiality Agreement, dated October 15, 2015, between KAREP IV SL REIT, LLC (an affiliate of Parent) and the Company.

“Contingent Value Right” means a contingent value right, representing the right to receive the applicable amount(s), if any, pursuant to the Contingent Value Rights Agreement.

“Contract” shall mean any legally binding contract, subcontract, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.

“Development Project Debt Adjustments” means unfunded Indebtedness regarding construction obligations as of the Estimated Closing Date at the Company Properties known as Accel at Golden Ridge and The Delaney at Georgetown Village.

“DSOS” means the Secretary of State of the State of Delaware.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“Environmental Permits” means any material permit, license, authorization or approval required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Estimated Closing Date” means a date mutually agreed by the Parties to be the date on which the Closing is anticipated to occur but shall in no event shall be later than the Outside Date.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder and stockholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“Ground Lease Estoppels” means estoppel certificates from all lessors under the Ground Leases in a form reasonably acceptable to Parent.

“Ground Leases” means all of the Company’s and the Company Subsidiaries’ right, title and interest in the existing ground leases entered into by the Company or any of the Company Subsidiaries, as lessees, including any amendments, including, all amendments, modifications and supplements thereto, and all other collateral securing the Ground Leases, including without limitation all security deposits, letters of credit and guaranties.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon gas, medical waste, biohazards, and petroleum products or by-products.

“Health Care Laws” means all Laws relating to: (i) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of, health care services, health benefits or health insurance, including Laws that regulate managed care, third-party payors and persons bearing the financial risk for the provision or arrangement of health care services and, without limiting the generality of the foregoing, Laws relating to Medicare (including Title XVIII of the Social Security Act (“SSA”)), Laws relating to Medicaid programs (including Title XIX of the SSA), Laws relating to other Federal Health Care Programs (as such term is defined in 42 U.S.C. § 1320a-7b(f) (including TRICARE and U.S. Department of Veterans Affairs Programs)), the regulations adopted thereunder, and the guidance found in the CMS Manuals; (ii) fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services, including Laws prohibiting or regulating fraud and abuse, patient inducements, patient referrals or health care provider incentives generally or under the following statutes: the Federal anti-kickback law (42 U.S.C. § 1320a-7b) and the regulations promulgated thereunder, the Stark laws (42 U.S.C. § 1395nn) and the regulations promulgated thereunder, the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), and the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801, et seq.), the Federal Health Care Fraud law (18 U.S.C. § 1347), and any similar state fraud and abuse laws; (iii) the administration of health care claims or benefits or processing or payment for health care services, treatment or supplies furnished by health care providers, including third-party administrators, utilization review agents and persons performing quality assurance, credentialing or coordination of benefits; (iv) coding, coverage, reimbursement, claims submission, billing and collections related to third-party payors including to government programs or otherwise related to insurance fraud; (v) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (vi) HIPAA, and any state or federal Laws governing the privacy, security, integrity, accuracy, transmission, storage or other protection of information about or belonging to actual or prospective patients; (vii) any state insurance, health maintenance organization or managed care Laws (including Laws relating to Medicaid programs) pursuant to which the Company or any Company Subsidiary is required to be licensed or authorized to transact business; (viii) state medical practice and corporate practice of medicine Laws and regulations (including common law), and state professional fee-splitting Laws and regulations (including common law); and (ix) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), and the regulations promulgated thereunder.

“HIPAA” means, individually and collectively the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, the privacy standards adopted by the U.S. Department of Health and Human Services as they may be amended from time to time, 45 C.F.R. parts 160 and 164, subparts A and E (the “Privacy Rule”), the security standards adopted by the Department as they may be amended from time to time, 45 C.F.R. parts 160, 162, and 164, subpart C (the “Security Rule”), and the privacy provisions (Subtitle D) of the Health Information Technology for Economic and Clinical Health Act, Division A, Title XIII of Pub. L. 111-5, as codified at 42 U.S.C. Sections 1320d through d-9, and its implementing regulations (the “HITECH”).

“HITECH” is defined under the “HIPAA” definition.

“Indebtedness” means, without duplication, with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (c) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (d) all obligations under capital leases, (e) all obligations in respect of bankers acceptances or letters of credit, (f) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (g) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Initial Estimated Closing Date” means July 31, 2017.

“Intellectual Property Rights” means all rights in or to all U.S. or foreign: (a) inventions (whether or not patentable), patents and patent applications and any other governmental grant for the protection of inventions or industrial designs, (b) trademarks, service marks, trade dress, logos, brand names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (d) trade secrets and confidential information, including know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, and business plans, (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases), and (f) domain name registrations.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Joint Venture Partner Purchase Amount” means $32,285,866.

“Joint Venture Indebtedness Amount” means the amount equal to the sum of (a) the total amount of principal and accrued and unpaid interest of any Indebtedness on the Company Properties owned (directly or indirectly) by the Company Joint Ventures (other than Bryan MOB Partners, L.P.) that will be paid off in full pursuant to the terms of the Membership Interest Purchase Agreements and (b) to the extent then due and payable in connection with the payoff, the total amount of all fees, charges and other amounts due and payable with respect to any such Indebtedness.

“knowledge” will be deemed to be, as the case may be, (a) receipt of written notice by the Company or any Company Subsidiary or (b) the actual knowledge of (i) any executive officer of Parent or Merger Sub with respect to Parent or Merger Sub, or (ii) any executive officer of the Company with respect to the Company.

“Law” means any statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property licensed, leased or subleased by the Company or any Company Subsidiary.

“Leases” means all of the Company’s and the Company Subsidiaries’ right, title and interest in the existing real property leases and subleases entered into by the Company or any of the Company Subsidiaries, as lessor, including any amendments, modifications, supplements, renewals, exercise of options and extensions related to such leases and subleases, and all other collateral securing the Leases, including without limitation all security deposits, letters of credit and guaranties.

“Leasing Costs” means, without duplication, except as otherwise accrued for in the Financial Statements, any leasing commissions or tenant-improvement costs (including fees and disbursements of architects and engineers) incurred by the Company or any Company Subsidiary for any tenant in excess of $25,000 in connection with any Lease.

“Lender Consents” means the consents and waivers required from certain lenders under Indebtedness of the Company and the Company Subsidiaries with respect to the Merger and other transactions contemplated by this Agreement.

“Lender Consents Costs” shall mean, collectively, any and all out of pocket, unaffiliated third party costs and expenses incurred or to be incurred (excluding principal repayments) (in each case without duplication) by Parent, Merger Sub, the Company or any Company Subsidiary in connection with (A) obtaining any consent or waiver from any Lender Consents; and (B) repaying Indebtedness in lieu thereof, including, without limitation, (i) cash or other consideration paid or required to be paid to third party for fees, penalties or other charges, including any “make-whole” premium or other prepayment penalties in connection with prepaying or defeasing any Indebtedness in lieu of obtaining consent; (ii) the amount of any cash deposited for new or increased reserve requirements (on a dollar for dollar basis); (iii) the cost to obtain any letter of credit deposited as additional security; (iv) the cost of any interest rate increases (determined on a discounted present value basis, for the remaining term of the applicable loan using the increased interest rate as the discount rate); (v) assumption and/or consent fees charged by lenders and servicers unaffiliated with the Company or Company Subsidiaries; (vi) fees and charges for title endorsements and survey updates and other delivery requirements to obtain such consent; and (vii) third-party expenses incurred by the applicable lender and servicer, such as legal fees, appraisal fees and rating agency fees.

“Licensed Company IP” means all Intellectual Property Rights that are licensed to the Company by third parties and are material to the conduct of the business of the Company.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Liquidation Preference Amount” means, with respect to each share of Company Preferred Stock as of the Effective Time, the amount of the actual issuance price of such share of Company Preferred Stock (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to such share of Company Preferred Stock).

“Medicaid” means the joint federal and state government healthcare insurance program established under Title XIX of the Social Security Act, as amended.

“Medicare” means the federal healthcare insurance program established under Title XVIII of the Social Security Act, as amended, and administered by CMS.

“Merger Consideration” means, collectively, the Common Merger Consideration and the Preferred Merger Consideration.

“Merger Consideration Allocation Agreement” means that certain agreement dated May 3, 2017 by and among the Company, Company Operating Partnership, Sentinel RE Investment Holdings LP and the Company Advisor and Parent (solely with respect to the sections specified therein), in the form attached hereto as Exhibit K.

“OP Common Units” means the Common Units (as defined in the OP Partnership Agreement) of the Company Operating Partnership.

“OP Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., as amended from time to time.

“OP Series B Preferred Units” means the Series B Convertible Preferred Units (as defined in the OP Partnership Agreement) of the Company Operating Partnership.

“Organizational Documents” means all charters, the bylaws, the partnership agreements, certificates of formation, limited liability company agreements, or similar organizational documents or governing documents or agreements of any Person.

“Other Net Assets” means total current assets minus total current liabilities of the Company and the Company Subsidiaries on a consolidated basis as of the Estimated Closing Date, calculated in the manner set forth in Exhibit H attached hereto (which amounts are for illustrative purposes as projected as of the Initial Estimated Closing Date). For the avoidance of doubt, Other Net Assets shall not include the Advisory Agreement Payment Amount and the following assets or liabilities recorded on the Company’s balance sheet: (i) land, (ii) buildings, improvements and equipment, (iii) furniture, fixtures and vehicles, (iv) construction in progress interest, (v) construction in progress, (vi) intangible lease assets, (vii) deferred financing costs, (viii) straight-line receivable, (ix) notes receivable - CHP REIT, (x) notes receivable - Georgetown participating loan, (xi) deferred tax asset, (xii) inventory, (xiii) goodwill, (xiv) loan payable, (xv) premium (discount) on acquired loan payable, (xvi) ground lease liability, (xvii) deferred revenue and (xviii) straight line rent adjustment.

“Outside Date” means October 30, 2017, or as further extended pursuant to Section 8.1(c).

“Owned Company IP” means all Intellectual Property Rights that are owned by the Company or any Company Subsidiary and are material to the conduct of the business of the Company.

“Owned Real Property” means the land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, that is owned by the Company or any Company Subsidiary.

“Parent Expense Reimbursement” means an amount equal to Parent’s actual out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, not to exceed $8,700,000.

“Parent Financial Advisor” means Citigroup Global Markets Inc.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Privacy Rule” is defined under the “HIPAA” definition.

“Rent Roll” means the rent roll for each Company Property as of March 1, 2017 attached as Section 3.20(c) of the Company Disclosure Letter.

“Recognition Agreement” means a recognition agreement in a form reasonably acceptable to Parent.

“Replaced Indebtedness” means (A) the sum of (i) the total amount of principal and accrued and unpaid interest as of the Closing Date of any Indebtedness of the Company or any Company Subsidiary that will be paid off in full at Closing and (ii) to the extent then due and payable on the Closing Date in connection with the payoff, the total amount of all fees, charges and other amounts due and payable by the Company or any Company Subsidiary with respect to any such Indebtedness, minus (B) the Joint Venture Indebtedness Amount.

“Representatives” means, when used with respect to Parent, Merger Sub or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Parent or the Company, as applicable, and its Subsidiaries.

“Requisite Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Series C Preferred Stock (on an as-converted basis in accordance with the Company Governing Documents) entitled to vote at the Special Meeting on the Merger and the other Transactions.

“Residential Lease” means any Lease demising residential space at a Company Property to a tenant or resident.

“Security Rule” is defined under the “HIPAA” definition.

“Series A Preferred Stock” means the 3% Series A Senior Cumulative Preferred Stock of the Company.

“Series C Preferred Stock” means the 3% Series C Senior Cumulative Preferred Stock of the Company.

“SNDA” means a subordination, non-disturbance and attornment agreement, in substance reasonably acceptable to the applicable lender, for each tenant under an applicable Commercial Lease, if such an SNDA is required by such lender to consummate any financing.

“Sponsor” means KAREP IV SL REIT, LLC.

“SSA” is defined under the “Health Care Laws” definition.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least 10% of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or domestic or foreign taxing authority, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Tenant Estoppel” means an estoppel certificate from the tenant under a Commercial Lease in a form reasonably acceptable to Parent.

“Title Company” means First American Title Insurance Company in its capacity as title insurer under each title policy issued in connection with the Transactions.

“Total Debt Outstanding” means an amount equal to the aggregate principal amount of Indebtedness for borrowed money of the Company and Company Subsidiaries as of the Estimated Closing Date, which, for the avoidance of doubt, shall include all Indebtedness held by Sentio Georgetown, LLC and Sentio Georgetown TRS, LLC with respect to the Company Property that is The Delaney at Georgetown Village, but excluding the Development Project Debt Adjustments.

“Treasury Regulation” means any Treasury Regulations (including temporary regulations) promulgated by the United States Department of the Treasury with respect to the Code, as amended.

Section 9.6           Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Additional Escrow Amount”	Section 6.22(b)
“Aggregate Cash Merger Consideration	Section 2.1(a)
“Agreement”	Preamble
“Arbitrator”	Section 2.1(b)(iii)
“Articles of Merger”	Section 1.3
“Base Premium”	Section 6.4(d)
“Base Purchase Price”	Section 2.1(a)(i)
“Book-Entry Shares”	Section 2.4(c)
“Certificate of Merger”	Section 1.3
“Certificates”	Section 2.4(c)
“Change of Recommendation”	Section 5.2(e)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Statement”	Section 2.1(b)(i)
“Common Stockholders”	Section 9.1
“Common Merger Consideration”	Section 2.2(a)(i)
“Company”	Preamble
“Company Acquisition Agreement”	Section 5.2(d)
“Company Adverse Recommendation Change”	Section 5.2(d)
“Company Agreements”	Section 3.13(a)
“Company Board”	Recitals
“Company Board Recommendation”	Recitals
“Company Common Stock”	Recitals
“Company Disclosure Letter”	Article III
“Company Financial Advisors”	Section 3.22
“Company IP Agreements”	Section 3.16(b)
“Company Material Contract”	Section 3.13(b)
“Company Operating Partnership”	Preamble
“Company Permits”	Section 3.17(b)
“Company Preferred Stock”	Recitals
“Company Property(ies)”	Section 3.20(a)
“Company Related Parties”	Section 8.2(f)
“Company SEC Documents”	Section 3.6
“Company Subsidiary”	Section 3.1(b)
“Company Subsidiary Partnership”	Section 3.12(g)
“Company Tax Protection Agreements”	Section 3.12(g)
“Company Termination Fee”	Section 8.2(b)
“Company Title Insurance Policy(ies)”	Section 3.20(g)
“Competing Proposal”	Section 5.2(g)
“Contingent Value Rights Agreement”	Section 2.4(b)
“Counterparties”	Section 6.1(d)
“Covered Entities”	Section 3.18
“Covered Persons”	Section 6.4(a)
“Debt Financing”	Section 4.7
“Debt Financing Commitment Letter”	Section 4.7
“Debt Financing Sources”	Section 9.11(b)
“Deductible”	Annex A
“Delaney Loan”	Section 3.29(a)
“Delaney Loan Documents”	Section 3.29(a)
“Delaney Property”	Section 3.29(a)
“Delaney Title Insurance Policy”	Section 3.29(e)

“Deposit Escrow Account”	Recitals
“Deposit Escrow Agreement”	Recitals
“Deposit Escrow Amount”	Recitals
“DLLCA”	Recitals
“Effective Time”	Section 1.3
“Enforceability Exceptions”	Section 3.3
“Equity Financing”	Section 4.7
“Equity Financing Commitment Letter”	Section 4.7
“Equity Interests”	Section 3.2(a)
“Escrow Agent”	Recitals
“Exchange Act”	Section 3.6
“Exchange Fund”	Section 2.4(a)
“Financial Statements”	Section 3.6
“Financing”	Section 4.7
“Financing Agreements”	Section 6.13(a)
“Financing Commitments”	Section 4.7
“GAAP”	Section 3.6
“Governmental Entity”	Section 3.5
“HSR Act”	Section 3.5
“Illustrative Projected Aggregate Cash Merger Consideration”	Section 2.1(b)(i)
“Indemnification Agreements”	Section 6.4(a)
“Indemnity Escrow Account”	Section 2.1(a)(xv)
“Indemnity Escrow Agent”	Section 2.4(a)
“Indemnity Escrow Agreement”	Section 2.1(a)(xv)
“Indemnity Escrow Amount”	Section 2.1(a)(xv)
“Indemnity Escrow Fund”	Section 2.4(a)
“Indemnity Escrow Period”	Annex A
“Indemnity Notice”	Annex A
“Independent Directors Committee”	Section 6.15(a)
“Legal Proceeding”	Section 3.10
“Losses”	Annex A
“Maximum Collar”	Section 2.1(a)
“Merger”	Recitals
“Merger Sub”	Preamble
“MGCL”	Recitals
“Minimum Collar”	Section 2.1(a)
“Option”	Section 3.29(d)
“Option Agreement”	Section 3.29(d)
“Parent”	Preamble
“Parent Disclosure Letter”	Article IV
“Parent Indemnified Party”	Annex A
“Parent Objection Notice”	Section 2.1(b)(iii)
“Parent Related Parties”	Section 8.2(f)
“Parent Termination Fee”	Section 8.2(e)
“Party(ies)”	Preamble
“Paying Agent”	Section 2.4(a)
“Per-Claim Deductible”	Annex A
“Permitted Liens”	Section 3.20(b)

“Preferred Merger Consideration”	Section 2.2(b)(i)
“Preliminary Proxy Statement”	Section 5.3
“Property Managers”	Section 3.20(i)
“Proxy Statement”	Section 3.21
“R&W Insurance Policy”	Section 6.12(a)
“RCP”	Section 3.29(h)
“RCP Participation”	Section 3.29(h)
“REIT”	Section 3.12(b)
“Replaced Indebtedness Fund”	Section 2.4(a)
“Representative Amount”	Section 2.1(a)(xvi)
“Representative Compensation”	Section 2.4(a)
“Representative Fund”	Section 2.4(a)
“Represented Equityholders”	Section 9.16(a)
“Retention Amount”	Section 6.12(a)
“Rights Agent”	Section 2.4(a)
“Sarbanes-Oxley Act”	Section 3.6
“SDAT”	Section 1.3
“SEC”	Section 3.5
“Securities Act”	Section 3.6
“Sentio Georgetown Lender”	Section 3.29(a)
“Shares”	Recitals
“Solvent”	Section 4.10
“Special Meeting”	Section 5.4
“Stockholders’ Representative”	Section 9.16(a)
“Superior Proposal”	Section 5.2(h)
“Surviving Entity”	Section 1.1
“Takeover Statutes”	Section 3.27
“Tax Benefit”	Annex A
“Third Party Claim”	Annex A
“Third Party Payments”	Annex A
“Transactions”	Recitals
“Voting Debt”	Section 3.2(a)
“Westminster Borrower”	Section 3.29(a)

Section 9.7           Interpretation. When a reference is made in this Agreement to Sections, clauses or subclauses, such reference shall be to a Section, clause or subclause of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.8           Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.

Section 9.9           Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter, the Parent Disclosure Letter and each Exhibit or Annex attached hereto) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be amended so that until the termination of this Agreement in accordance with Section 8.1 hereof, Parent and Merger Sub shall be permitted to take the action contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except for the provisions of Article II (which, from and after the Effective Time shall be for the benefit of holders of Company Common Stock, the Company Preferred Stock and/or the OP Series B Preferred Units immediately prior to the Effective Time), Section 6.4 (which, from and after the Effective Time shall be for the benefit of the Covered Persons), and Sections 9.11,9.12 and 9.15 (which shall be for the benefit of the Debt Financing Sources to the extent set forth therein).

Section 9.10         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.

Section 9.11         Governing Law; Jurisdiction.

(a)          This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)          All Legal Proceedings and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Legal Proceeding arising out of or relating to this Agreement or any ancillary agreement related hereto brought by any Party, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Notwithstanding the foregoing, each of the Parties hereto agrees that it will not bring or support any Legal Proceedings arising out of or relating to this Agreement against any of the commercial banks, investment banks or other financial institutions or entities committed to provide or arrange the Debt Financing (or any alternative or replacement Debt Financing) to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including their affiliates and the former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents and representatives of the foregoing, and their respective successors and assigns (each a “Debt Financing Source,” and collectively, the “Debt Financing Sources”), including any dispute arising out of or relating in any way to the Debt Financing Commitment Letter or any other letter or agreement related to the financing provided by the Debt Financing Sources or the performance thereof, in any forum other than any state or federal court sitting in the Borough of Manhattan in the City of New York.

Section 9.12         Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING WITH RESPECT TO THE DEBT FINANCING COMMITMENT LETTER). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13         Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except that (a) Merger Sub may assign, in its sole discretion and without the consent of any other Party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) Parent and one or more direct or indirect wholly owned Subsidiaries of Parent, or (iii) one or more direct or indirect wholly owned Subsidiaries of Parent and (b) Parent and Merger Sub may assign, in their sole discretion and without the consent of any other Party, any or all of their rights, interests and obligations hereunder to the financing sources as collateral security for its obligations under the Debt Financing. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.14         Tax Advice. Neither Parent, Merger Sub or their respective advisors, on the one hand, nor the Company or their respective advisors, on the other hand, make any representations or warranties to the other regarding the Tax treatment of the Merger or any other Transaction, and each of the Parties acknowledges that it is relying solely on its own Tax advisors in connection with this Agreement.

Section 9.15         Non-Recourse. Subject to the rights of the parties to the Debt Financing Commitment Letter under the terms thereof, none of the parties hereto, nor or any of their respective affiliates, solely in their respective capacities as parties to this Agreement, shall have any rights or claims against any Debt Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, whether at law or equity, in contract, in tort or otherwise.

Section 9.16         Stockholders’ Representative.

(a)          Appointment. By virtue of the approval of this Agreement by the Company’s stockholders and the consent of the Company Operating Partnership unit holders (the “Represented Equityholders”), and without further action of any Company stockholder, Company Operating Partnership unit holder or other recipient of Aggregate Merger Consideration, each such Represented Equityholder shall be deemed to have irrevocably constituted and appointed Sentio Investments, LLC (and by execution of this Agreement it hereby accepts such appointment) as agent and attorney-in-fact (the “Stockholders’ Representative”) for and on behalf of the Represented Equityholders (in their capacity as such), with full power of substitution, to act in the name, place and stead of each such Represented Equityholder with respect to the provisions of Annex A, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement and the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholders’ Representative under Annex A, the Indemnity Escrow Agreement or the Contingent Value Rights Agreement; provided, however, the foregoing shall not apply with respect to any unit holder or Company stockholder to the extent that they are explicitly a party to the Contingent Value Rights Agreement; provided further, for the avoidance of doubt, the foregoing appointment does not apply in any respects to the Merger Consideration Allocation Agreement. The power of attorney granted in this Section 9.16(a) is coupled with an interest and is irrevocable, may be delegated by the Stockholders’ Representative and shall survive the death or incapacity of any Represented Equityholder or any other Person. Such agency may be changed by the holders of a majority in interest of the Indemnity Escrow Fund from time to time (including in the event of the death, disability or other incapacity of the Stockholders’ Representative that is an individual), and any such successor shall succeed the Stockholders’ Representative as the Stockholders’ Representative hereunder. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall receive no compensation for its services, except for the Representative Compensation (which the Stockholders’ Representative will be entitled to retain for its own account as compensation for its services).

(b)           Limitation on Liability. The Stockholders’ Representative shall not be liable to any Person for any act of the Stockholders’ Representative taken in good faith and arising out of or in connection with the acceptance or administration of its duties under this Agreement, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith), except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such Person as a proximate result of the gross negligence, or bad faith of the Stockholders’ Representative. The Representative Fund shall be available to indemnify and hold the Stockholders’ Representative harmless against any liability, loss, damage, penalty, fine, cost or expense incurred by the Stockholders’ Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement, the Indemnity Escrow Agreement or the Contingent Value Rights Agreement, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the proximate result of the gross negligence, or bad faith of the Stockholders’ Representative. The Representative Fund shall be the Stockholders’ Representative’s sole recourse for any such indemnified liability, loss, damage, penalty, fine, cost or expense incurred. The Stockholders’ Representative shall be entitled to recover any out-of-pocket costs and expenses incurred by the Stockholders’ Representative in connection with actions taken by the Stockholders’ Representative pursuant to the terms of this Agreement, the Indemnity Escrow Agreement or the Contingent Value Rights Agreement (including the hiring of legal counsel and the incurring of legal fees and costs) from the Representative Fund. The Representative Fund shall be the Stockholders’ Representative’s sole recourse for any such out-of-pocket costs and expenses incurred.

(c)          Access. From and after the Effective Time, subject to any applicable attorney-client privilege (after taking into consideration the provisions of Section 6.15), Parent shall provide the Stockholders’ Representative with reasonable access to information about the Surviving Entity, the Company Operating Partnership or any other Company Subsidiary and the reasonable assistance of the officers and employees of Parent, the Surviving Entity, the Company Operating Partnership or any other Company Subsidiary solely for the express purpose of performing its duties and exercising its rights under this Agreement, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement; provided, however, that the Stockholders’ Representative shall not unreasonably interfere with any of the operations or business activities of Parent, the Surviving Entity, the Company Operating Partnership and the other Company Subsidiaries.

(d)          Actions of the Stockholders’ Representative. From and after the Effective Time, a decision, act, consent or instruction of the Stockholders’ Representative pursuant to its appointment under Section 9.16(a) shall constitute a decision of all of the Represented Equityholders for which the Stockholders’ Representative has authority to act under Section 9.16(a), and shall be final, binding and conclusive upon each such Represented Equityholders for which the Stockholders’ Representative has authority to act under Section 9.16(a), and the Indemnity Escrow Agent and Parent and their respective Affiliates, Subsidiaries, successors and assigns may rely upon any decision, act, consent or instruction of the Stockholders’ Representative as being the decision, act, consent or instruction of each such Represented Equityholder. The Indemnity Escrow Agent, Parent and their respective Affiliates, Subsidiaries, successors and assigns shall be fully protected in relying in good faith on any decision, act, consent or instruction of the Stockholders’ Representative with respect to which (and to the extent that) authority has been granted under Section 9.16(a) and shall not be obliged to make any inquiries into the authority of the Stockholders’ Representative.

(e)          Representative Fund. The Stockholders’ Representative shall have the sole discretion to use the Representative Fund to pay any out-of-pocket costs or expenses incurred by the Stockholders’ Representative in its capacity as the Stockholders’ Representative, including any attorneys’, accountants’ and other experts’ fees. Once the Stockholders’ Representative determines, in its discretion, that it will not incur any additional expenses in its capacity as the Stockholders’ Representative, it will deliver to the Rights Agent the remaining unused portion of the Representative Fund (for further distribution pursuant to the Contingent Value Rights Agreement). The Parties agree that the Stockholder’s Representative shall keep a detailed and accurate accounting of the Representative Fund, including by keeping substantiation for all deductions of the Representative Fund.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Company Operating Partnership and the Stockholders’ Representative (solely for purposes of Article IX), have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

KAREP MASTER JV, LLC

By	/s/ S. David Selznick
Name: S. David Selznick
Title: Vice President

KAREP ACQUISITIONS VEHICLE, LLC

By	/s/ S. David Selznick
Name: S. David Selznick
Title: Vice President

SENTIO HEALTHCARE PROPERTIES, INC.

By	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer and President

SENTIO HEALTHCARE PROPERTIES OP, L.P.

By	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer and President

SENTIO INVESTMENTS, LLC,
as Stockholders’ Representative

By	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Manager

[Signature Page to Merger Agreement]

ANNEX A

INDEMNIFICATION

Section 1.1           Survival of Representations and Warranties. The representations and warranties of the Company in this Agreement shall survive the Closing and shall terminate at the end of the Indemnity Escrow Period. Notwithstanding the foregoing, if a good faith written claim for indemnification for breach of or inaccuracy in a representation or warranty is made in compliance with the terms of this Annex A prior to the end of the Indemnity Escrow Period, such representation or warranty shall survive, solely in relation to such claim, until such claim is resolved. If Parent does not deliver such a written claim for indemnification prior to the end of the Indemnity Escrow Period, then any associated right to indemnification hereunder for such breach or inaccuracy shall terminate at the end of the Indemnity Escrow Period.

Section 1.2           Indemnification of the Parent Indemnified Parties. Subject to the limitations set forth in this Annex A, from and after the Effective Time, Parent and its Affiliates (which, after the Effective Time, shall include the Surviving Entity, the Company Operating Partnership and each other Company Subsidiary) (each such Person, a “Parent Indemnified Party”) shall be indemnified solely from the Indemnity Escrow Fund for any and all Losses, without duplication, based upon or arising from:

(a)          any breach of or inaccuracy in any representation or warranty made by the Company pursuant to (i) Article III of the Agreement or (ii) the certificate delivered by the Company pursuant to Section 7.2(a) of the Agreement solely with respect to the representations and warranties contained in Article III of the Agreement, in each case, to the extent that such Loss would be covered under the provisions of the R&W Insurance Policy but for the requirement to satisfy the Retention Amount;

(b)          any breach of or inaccuracy in any representation or warranty made by the Company pursuant to Article III of the Agreement arising after the date hereof and prior to the Effective Time to the extent such Loss is excluded pursuant to clause 2 of Section III of the R&W Insurance Policy relating to interim breaches (as defined in the R&W Insurance Policy);

(c)          any Legal Proceeding against the Company, any Company Subsidiary or any officer or director of the Company or any Company Subsidiary, in their capacity as an officer or director, arising between the date hereof and Closing to the extent such costs were not included in the calculation of the Aggregate Cash Merger Consideration or are not covered by applicable insurance;

(d)          the Legal Proceedings set forth on Section A of the Company Disclosure Letter to the extent such Legal Proceedings are not settled prior to the Effective Time or is not covered by insurance;

(e)          any fines or penalties imposed by Governmental Entities arising from violations of HIPAA or Health Care Laws prior to the Closing Date by the Company or any Company Subsidiary; and

(f)          any costs and expenses incurred in the marketing of the partnership interests in Bryan MOB Partners, L.P. or the underlying real property pursuant to Section 6.22(c); and

(g)          any of the matters set forth on Section B of the Company Disclosure Letter.

Section 1.3           Additional Provisions Regarding Indemnification Obligations. Notwithstanding anything to the contrary contained in this Agreement, the rights to indemnification pursuant to the provisions of Section 1.2 are subject to the following limitations:

(a)          Any amounts payable to the Parent Indemnified Parties pursuant to this Annex A shall be paid solely and exclusively from the Indemnity Escrow Fund in accordance with the terms of this Agreement and the Indemnity Escrow Agreement. From and after the Effective Time, the right of any of the Parent Indemnified Parties to be indemnified from the Indemnity Escrow Fund pursuant to this Annex A shall be the sole and exclusive remedy with respect to any breach of or inaccuracy in any representation, warranty, covenant or other agreement of the Company contained in this Agreement. No current or former direct or indirect stockholder of the Company or unit holder of the Company Operating Partnership, or director, officer, employee, affiliate or advisor of the Company, the Company Operating Partnership or such stockholder or unit holder shall have any liability of any nature to Parent or any of its affiliates with respect to any breach of or inaccuracy in any representation, warranty, covenant or other agreement contained in this Agreement or any other matter related to or arising therefrom.

(b)          Without limiting the effect of any other limitation contained in this Annex A, the indemnification provided for in Section 1.2 shall not apply except to the extent that the Losses against which the Parent Indemnified Parties would otherwise be entitled to be indemnified under this Annex A for any individual indemnification claim exceeds $15,000 (the “Per-Claim Deductible”), in which event, for each such individual indemnification claim, Parent shall, subject to the other limitations contained herein, be entitled to be indemnified for the full amount of such Losses from the first dollar. For purposes of the preceding sentence, an individual claim for indemnification based upon the same act, event, omission, circumstance, or set of facts shall be deemed a single individual claim to which a single Per-Claim Deductible shall be applicable.

(c)          Without limiting the effect of any other limitation contained in this Annex A, the indemnification provided for in Section 1.2 shall not apply except to the extent that the aggregate Losses against which the Parent Indemnified Parties would otherwise be entitled to be indemnified under this Annex A exceeds $200,000 (the “Deductible”), in which event, the Parent Indemnified Parties shall, subject to the other limitations contained herein, be entitled to be indemnified for the full amount of such Losses from the first dollar.

(d)          Without limiting the effect of any other limitation contained in this Annex A, for purposes of computing the amount of any Losses incurred by the Parent Indemnified Parties under this Annex A, there shall be deducted: (i) any Tax Benefits actually received by Parent or any of its Affiliates on account of such Losses or any of the circumstances giving rise thereto, in each case within the year of such event; and (ii) an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by Parent or any of its Affiliates (net of actual, out-of-pocket costs of enforcement) in connection with such Losses or any of the circumstances giving rise thereto (“Third Party Payments”). Parent shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts to obtain such Third Party Payments. If any Loss otherwise subject to indemnification hereunder is covered under any property and casualty, errors and omissions or other insurance in favor of Parent or its Affiliates, Parent shall, or shall cause its applicable Affiliates to, make a claim for such Loss under such insurance prior to, or concurrently with, making a claim for indemnification hereunder. The calculation of Losses shall not include losses arising because of a change in any applicable Law or accounting principle, in each case after the Closing. If Parent or any of its Affiliates receives a Tax Benefit or Third Party Payment that would have otherwise been deducted from a Loss under the foregoing provisions after an indemnification payment is made pursuant to this Annex A, Parent shall promptly pay the amount thereof to the Indemnity Escrow Agent (for deposit into the Indemnity Escrow Fund pursuant to the Indemnity Escrow Agreement) or, if such amount is received after the end of the Indemnity Escrow Period, Parent shall promptly pay such amount to the Rights Agent (for further distribution pursuant to the Contingent Value Rights Agreement) at such time or times as and to the extent that such Tax Benefit or Third Party Payment is actually received by Parent or any of its Affiliates.

(e)          Without limiting the effect of any other limitation contained in this Annex A, the Parent Indemnified Parties shall not be entitled to indemnification under this Annex A to the extent that the Losses giving rise to the right to such indemnification have already been addressed through a reduction in the Aggregate Cash Merger Consideration pursuant to an adjustment made thereto under Section 2.1.

(f)          Notwithstanding anything in this Agreement to the contrary, for purposes of determining whether a breach of or an inaccuracy in a representation or warranty has occurred, and calculating the amount of Losses (including in connection with the Per-Claim Deductible and the Deductible) incurred in connection therewith, any and all references to “material” or “Company Material Adverse Effect” (or other similar or correlative terms or qualifiers) shall be disregarded.

Section 1.4           Indemnification Procedures; Third Party Claims.

(a)          A Parent Indemnified Party shall give the Stockholders’ Representative prompt written notice of any matter which the Parent Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (other than a Third Party Claim), within twenty (20) business days of such determination (an “Indemnity Notice”), specifying with reasonable particularity (on the basis of the information available) the factual basis for the Parent Indemnified Party’s right to indemnification hereunder and the amount of Losses included in the Parent Indemnified Party’s claim for indemnification, to the extent known or estimable; provided, however, that the failure to give an Indemnity Notice shall not waive a Parent Indemnified Party’s right to indemnification, except if, and then to the extent, the Stockholders’ Representative is prejudiced by the Parent Indemnified Party’s failure to give notice. Parent shall cooperate fully with the Stockholders’ Representative’s review and contesting of such Indemnity Notice. Such cooperation shall include the retention and the provision of books, records and information that are reasonably relevant to any Indemnity Notice and making available on a mutually convenient basis full access to all relevant books, records, information and personnel of Parent reasonably necessary for the Stockholders’ Representative’s review and/or contesting of an Indemnity Notice. Parent will, and will cause the surviving entity and the Company Subsidiaries to retain until the termination of the Indemnity Escrow Agreement all books, records and information pertinent to the operation of the business of the Company and the Company Subsidiaries prior to the Closing Date.

(b)          If any claim, action, suit, proceeding or demand is brought by a Person who is not a party to this Agreement or an Affiliate thereof (a “Third Party Claim”) against a Parent Indemnified Party, and if such party intends to seek indemnification with respect thereto pursuant to this Annex A, such Parent Indemnified Party shall promptly, but in any event within twenty (20) business days after the Parent Indemnified Party learns of the existence of the Third Party Claim, notify the Stockholders’ Representative in writing of the Third Party Claim, specifying with reasonable particularity (on the basis of the information available) the nature of such Third Party Claim, the factual basis for the Parent Indemnified Party’s right to indemnification hereunder and the amount of Losses included in the Parent Indemnified Party’s claim for indemnification, to the extent known or estimable; provided, however, that no delay on the part of the Parent Indemnified Party in notifying the Stockholders’ Representative will waive the Parent Indemnified Party’s right to indemnification, except to the extent the Stockholders’ Representative is prejudiced by the Parent Indemnified Party’s failure to give notice. The Parent Indemnified Party will deliver to the Stockholders’ Representative, promptly after the Parent Indemnified Party’s receipt thereof, copies of all court papers relating to the Third Party Claim and notices and documents relating to the Third Party Claim received by the Parent Indemnified Party.

(c)          The Stockholders’ Representative will have the right to participate in or assume the defense of the Third Party Claim (in either case at the expense of the Stockholders’ Representative) with counsel of its choice; provided, however, that the Stockholders’ Representative may assume the defense of the Third Party Claim only so long as (i) the Stockholders’ Representative delivers written notice to the Parent Indemnified Party of its election to assume the defense of the Third Party Claim within twenty (20) business days of receipt of written notice of such Third Party Claim from the Parent Indemnified Party; (ii) the Third Party Claim would not reasonably be expected to result in injunctions or other equitable remedies in respect of Parent or its business; and (iii) the Third Party Claim would not reasonably be expected to result in criminal proceedings in respect of Parent or its business. Should the Stockholders’ Representative so elect to assume the defense of a Third Party Claim, the Stockholders’ Representative shall not be liable to the Parent Indemnified Party for any legal or other expenses subsequently incurred by the Parent Indemnified Party in connection with the defense thereof. If the Stockholders’ Representative is conducting the defense of the Third Party Claim in accordance with the provisions above, the Parent Indemnified Party, at its sole cost and expense, may retain separate counsel, and participate in the defense of the Third Party Claim, it being understood that the Stockholders’ Representative will control such defense. If the Stockholders’ Representative has not assumed the defense of such Third Party Claim within twenty (20) business days of receipt of written notice of such Third Party Claim, the Parent Indemnified Party will (upon delivering written notice to such effect to the Stockholders’ Representative) have the right to undertake the defense of such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Parent Indemnified Parties in no event shall be entitled to reimbursement for more than one counsel (plus any required local counsel) for all Parent Indemnified Parties.

(d)          Parent shall provide to the Stockholders’ Representative, upon its written request, documents and materials that are under the Parent Indemnified Parties’ control and that the Stockholders’ Representative reasonably considers necessary or desirable for the defense of a Third Party Claim. Parent shall execute such documents and take such other actions, including making its and its Affiliates’ employees reasonably available during normal business hours with reasonable advance written notice, as the Stockholders’ Representative may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, a Third Party Claim. Parent and the Stockholders’ Representative shall otherwise fully cooperate as reasonably requested by the other party in the defense of each Third Party Claim, including making available all witnesses, pertinent records, materials and information in such party’s possession or under its control relating thereto as is reasonably required by the other party.

(e)          Notwithstanding anything in this Section 1.4 to the contrary, neither the Stockholders’ Representative nor the Parent Indemnified Party shall, without the written consent of the other party (which consent shall not be unreasonably delayed, withheld or conditioned), settle, compromise or discharge any Third Party Claim or admit any liability or permit a default or consent to entry of any judgment with respect to any Third Party Claim; provided that if the Stockholders’ Representative assumes the defense of any Third Party Claim, the Stockholders’ Representative may agree to any settlement, compromise or discharge of such Third Party Claim without the consent of the Parent Indemnified Party if (i) by its terms it unconditionally releases the Parent Indemnified Party completely from all liability in connection with such Third Party Claim, (ii) does not include an admission of wrongdoing or misconduct by the Parent Indemnified Party, and (iv) does not impose any injunctive or other equitable relief against the Parent Indemnified Party.

Section 1.5           Treatment of Payments to Holders of Contingent Value Rights. Any payments made to holders of Contingent Value Rights pursuant to this Agreement and the Contingent Value Rights Agreement shall be treated as an adjustment to the Merger Consideration for all Tax, financial, reporting and other purposes, to the extent permitted under applicable Law.

Section 1.6           Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, after the Closing, the remedies set forth in this Annex A shall be the sole and exclusive remedy for Parent for any breach of or inaccuracy in any representation, warranty, covenant or other provision contained in this Agreement by the Company or the Company Operating Partnership (recoverable in accordance with the terms hereof). In furtherance of the foregoing, Parent (on behalf of itself and its affiliates, successors and assigns) hereby forever waives and releases (and covenants not to sue with respect to), from and after the Closing, any and all claims and rights of action it may have against the direct or indirect holders of Company Common Stock or Preferred Stock or unit holders of the Company Operating Partnership and their respective affiliates, successors, and assigns, in each case under, relating to, or arising out of this Agreement.

Section 1.7           Certain Definitions. For the purposes of this Annex A, the term:

“Indemnity Escrow Period” means the period beginning at the Effective Time and ending on the date that is thirty six (36) months thereafter.

“Losses” means any out-of-pocket losses, damages, penalties, fines, costs or expenses (including reasonable attorneys’ fees and expenses), but excluding (whether in contract, tort or otherwise) (a) any special, incidental, indirect or consequential damages (other than consequential damages that are the reasonably foreseeable consequence of the relevant breach), and any damages associated with any lost profits or lost opportunities (including losses based on a multiple of revenue or earnings or loss of future revenue, income or profits), and (b) any exemplary or punitive damages, except, in the case of clause (a) or (b), where such damages are recovered by a third party from a Parent Indemnified Party in connection with other Losses indemnified hereunder.

“Tax Benefit” means, with respect to any applicable Losses, any cash Tax savings or refunds that are received and actually recognized by Parent or any Subsidiary thereof in the Tax year of the respective Losses, and any amounts actually credited against cash Taxes payable of Parent or any Subsidiary thereof in the Tax year of the respective Losses, in each case determined on a with and without basis (comparing the actual cash Tax liability of Parent or any Subsidiary thereof for such Tax year against the hypothetical cash Tax liability of such Party had such Losses not been incurred).

Section 1.8           Non-Recourse. Neither Parent, Merger Sub nor or any of their respective affiliates (including, from and after the Effective Time, the Company and the Company Subsidiaries), shall have any rights or claims against any stockholders, unit holders, officers or directors of the Company or the Company Operating Partnership, or their respective affiliates, whether at law or equity, in contract, in tort or otherwise, pursuant to or in connection with this Agreement.

Annex B

Robert A. Stanger & Co., Inc. Investment Banking	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600 FAX: (732) 389-1751

The Independent Directors Committee of

The Board of Directors of

Sentio Healthcare Properties, Inc.

189 South Orange Avenue

Suite 1700

Orlando, Florida 32801

Gentlemen:

Robert A. Stanger & Co., Inc. (“Stanger”) has been advised that Sentio Healthcare Properties, Inc., (“Sentio”), as general partner of Sentio Healthcare Properties OP, L.P. (the “Operating Partnership”, and together with Sentio, the “Company”) is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Sentio and the Operating Partnership, and KAREP Master JV, LLC (the “Parent”), and KAREP Acquisition Vehicle, LLC, a wholly owned subsidiary of Parent (the “Merger Sub”) and both subsidiaries of Kayne Anderson Real Estate Partners. The Company, the Parent, and the Merger Sub are referred to collectively as the “Parties”). Pursuant to the Merger Agreement, Sentio will be merged with and into Merger Sub, with Merger Sub being the surviving entity of the merger with Sentio (the “Transaction”). We have been advised that the initial aggregate cash merger consideration (the “Aggregate Cash Merger Consideration”) in the Transaction is $390,407,161 and that the Merger Agreement contemplates the payment of (i) $221,205,135 in cash to Sentinel Real Estate Investment Holdings LP (“Sentinel”) for the redemption of the OP Series B Preferred Units in the Operating Partnership held by Sentinel ( the “Aggregate OP Series B Preferred Units Consideration”) (ii) $100,000 in cash to Sentinel for the Series C Preferred Stock in Sentio held by Sentinel (the “Preferred Merger Consideration”) and (iii) $169,102,026 ( $14.65 per share of Company common stock) to the Company common stock holders (the “Common Stockholders”) of Sentio (the “Common Cash Merger Consideration”). We have been advised that the initial Aggregate Cash Merger Consideration is subject to a symmetrical collar equal to $8,000,000 (the “Collar”) providing for a final Aggregate Cash Merger Consideration range to be paid at closing of $382,407,161 to $398,407,161 and further providing for a range of Common Cash Merger Consideration of $165,951,679 ($14.37 per share of Company common stock) to $172,252,373 ($14.92 per share of Company common stock). We have been advised that the initial Aggregate Cash Merger Consideration is net of an amount payable to Sentio Investments, LLC (the “Advisor”) of $5,090,124 (the “Promote Payment”) pursuant to the Advisory Agreement (as defined below) and the Merger Consideration Allocation Agreement. We were further advised that in connection with the Transaction, two contingency funds were established, an indemnity escrow fund of $8,000,000 related to potential deductible payments under insurance to be obtained by Parent to cover breaches of representations and warranties made by the Company in the Merger Agreement and to cover certain other representations and warranties, and to cover certain litigation matters, and subject to a further $3,726,098 increase if the Company’s interest in the Physician Center property is not sold as of the Calculation Date (as defined in the Merger Agreement), to be subsequently released to the CVR holders if the Physician Center interest is sold within six-months after the Transaction close (the “Indemnity Escrow”), and a $1,000,000 fund to cover both costs associated with the administration of the Indemnity Fund and costs to defend any action for which payment from the Indemnity Fund may be made (the “Representative Fund”). Each share of Company common stock will receive one Contingent Value Right (“CVR”) associated with the Indemnity Escrow and the Representative Fund, and Sentinel and the Advisor will also receive CVRs in such amount as to cause any funds distributed from the Indemnity Escrow and the Representative Fund to be paid to Sentinel, the Advisor and the Common Stockholders in the ratio of 57.78%, 4.22% and 38.00%, respectively. Collectively, the Common Cash Merger Consideration and the number of CVRs to be received by the Common Stockholders is the “Common Merger Consideration”.

B-1

Robert A. Stanger & Co., Inc.

The Independent Directors Committee (the “Independent Directors Committee”) of the Board of Directors of the Company has requested that Stanger provide its opinion as to the fairness, from a financial point of view, of the Common Merger Consideration to be received by the Common Stockholders, excluding Sentinel Investments and the Advisor as holder of any common or preferred securities of either the Company or the Operating Partnership, pursuant to the Merger Agreement.

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes.

In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships and the assets typically owned through such entities including, but not limited to, real properties and property interests.

During the course of our review to render this opinion, we have, among other things:

•	Reviewed a draft copy of the Merger Agreement, the Merger Consideration Allocation Agreement, and the Contingent Value Rights Agreement which the Company has indicated to be in substantially the form intended to be entered into by the Parties;

•	Reviewed the financial statements of the Company for the years ended December 31, 2014, 2015 and 2016, contained in the Form 10-K filed with the Securities and Exchange Commission (“SEC”);

B-2

Robert A. Stanger & Co., Inc.

•	Reviewed published investor surveys of valuation parameters and precedent transaction data for medical office, hospital, senior housing and skilled nursing properties;

•	Reviewed valuation statistics for publicly traded real estate investment trusts that focus on healthcare and senior housing related real estate;

•	Reviewed historical and 2017 budgeted net operating income for each property owned by the Company and included in the Transaction (the “Properties”);

•	Reviewed information concerning the Company’s loan receivable (the “Georgetown Note”);

•	Reviewed projections prepared by Sentio Investments, LLC (the “Advisor”) for each Property, the Georgetown Note and for the Company for the years 2017, 2018 and 2019 (the “Management Projections”);

•	Conducted site visits of each Property and the property collateralizing the Georgetown Note;

•	Discussed with the Advisor the current and prospective performance of the Company. the Properties, and the Georgetown Note;

•	Reviewed the Advisory Agreement and the Transition to Internal Management agreement and associated amendments (the “Advisory Agreement”);

•	Reviewed the Company’s Articles of Incorporation, Articles Supplementary, By-Laws, Operating Agreement, Securities Purchase Agreement and Investor Rights Agreement and related amendments;

•	Reviewed publicly available information on merger termination fee levels; and

•	Conducted such other analyses as we deemed appropriate.

In conducting our review and in rendering this fairness opinion, we have assumed with your consent that the Merger Agreement, the Merger Consideration Allocation Agreement and the Contingent Value Rights Agreement (the “Proposed Agreements”) will not, when executed, differ in any material respect from the drafts thereof which we have reviewed and that the Transaction will be consummated in accordance with the terms of the Proposed Agreements. In rendering this opinion, we have been advised that we may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to us by the Company. We have not performed an independent appraisal of the assets and liabilities of the Company, or engineering, structural or environmental studies of the Properties of the Company, and we have relied upon the representations of the Company and the Advisor (and together with the Company the “Sentio Parties”) and their representatives and advisors regarding the physical condition and capital expenditure requirements of the Properties. We have also relied on the assurance of the Sentio Parties that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Transaction provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of the assets and liabilities of the Company or the information reviewed between the date such information was provided and the date of this letter; and that the Sentio Parties are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

B-3

Robert A. Stanger & Co., Inc.

We have not been engaged to, and therefore did not: (i) appraise the assets or liabilities of the Company; (ii) make any recommendation to the holders of Company Common Stock, the holders of OP Units, or Sentinel with respect to whether or not to adopt the Merger Agreement or the impact, tax or otherwise, of adopting the Merger Agreement; (iii) select the method of determining the type or amount of Aggregate Cash Merger Consideration to be paid in the Transaction; (iv) express any opinion as to (a) the business decision to pursue the Transaction or alternatives to the Transaction; (b) the amount of expenses relating to the Transaction; (c) the amount of the Indemnity Escrow or Representative Fund; (d) the value of any interest in the Indemnity Escrow or Representative Fund held by Sentinel, the Advisor or the Common Stockholders (e) any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals; or (f) except as set forth in our opinion dated as of the date hereof of the fairness, from a financial point of view to the Common Stockholders (excluding Sentinel and the Advisor) of the Sentinel Consideration and the Advisor Consideration (as both terms are defined in such opinion) payable in the Transaction pursuant to the Merger Consideration Allocation Agreement, any other terms of the Transaction other than the fairness, from a financial point of view, to the Company of the Common Merger Consideration to be received by the Common Stockholders pursuant to the Merger Agreement; or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any officers, directors, or employees of any of the Parties, or any class of such persons, relative to the compensation or consideration to the Common Stockholders.

Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of this letter and addresses the Common Merger Consideration to be received by the Company Common Stockholders as of the date hereof. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Common Merger Consideration (at any point in the Collar and even if the CVR were to ultimately have no value) to be received by the Common Stockholders, not including Sentinel Investments and the Advisor, as to which no opinion is expressed, pursuant to the Merger Agreement is fair to such holders, from a financial point of view.

B-4

Robert A. Stanger & Co., Inc.

This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Independent Directors Committee, although it may be relied upon by the entire Board of Directors. This opinion is not intended to be and does not constitute a recommendation to the Independent Directors Committee or the Board of Directors of the Company to enter into the Merger Agreement, the Merger Allocation Agreement or the Contingent Value Rights Agreement.

Stanger has been paid fees in connection with this opinion, none of which are contingent upon the closing of any transaction or our findings with respect to fairness. The Company has also agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. During the past two years, and at the present time, the Company has engaged Stanger to provide financial advisory services. In connection with this Transaction we served as financial advisor to the Independent Directors Committee and were paid fees in connection with this opinion and an opinion relating to the Merger Consideration Allocation Agreement. We will not be paid compensation that is contingent upon completion of the Transaction.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Independent Directors Committee and the Board of Directors of the Company that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey

May 3, 2017

B-5

Annex C

Robert A. Stanger & Co., Inc. Investment Banking	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600 FAX: (732) 389-1751

The Independent Directors Committee of

The Board of Directors

Sentio Healthcare Properties, Inc.

189 South Orange Avenue

Suite 1700

Orlando, Florida 32801

Gentlemen:

Robert A. Stanger & Co., Inc. (“Stanger”) has been advised that Sentio Healthcare Properties, Inc., (“Sentio”), as general partner of Sentio Healthcare Properties OP, L.P. (the “Operating Partnership”, and together with Sentio, the “Company”) is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Sentio and the Operating Partnership, and KAREP Master JV, LLC (the “Parent”), and KAREP Acquisition Vehicle, LLC, a wholly owned subsidiary of Parent (the “Merger Sub”) and both subsidiaries of Kayne Anderson Real Estate Partners. The Company, the Parent, and the Merger Sub are referred to herein as the “Parties”). Pursuant to the Merger Agreement, Sentio will be merged with and into Merger Sub, with Merger Sub being the surviving entity of the merger with Sentio (the “Transaction”).

We have also been advised by the Company, that Sentio Investments, LLC (the “Advisor”), Sentinel RE Investment Holdings LP (“Sentinel”) and the Company contemplate entering into an agreement (the “Merger Consideration Allocation Agreement”) that provides for, in connection with the Transaction, (i) the calculation of the amounts the Advisor will be entitled to receive in connection with the consummation of the Transaction (the “Promote Payment”) , (ii) the calculation of the amounts that Sentinel will receive with regard to Sentinel’s ownership of the OP Series B Preferred Units in the Operating Partnership (the “Aggregate Cash OP Series B Preferred Units Consideration”) and the Series C Preferred Stock in Sentio (the “Preferred Merger Consideration”); (iii) the calculation of the amounts that will be payable (the “Common Cash Merger Consideration”) to the common stockholders of Sentio (the “Common Stockholders”); and (iv) the allocation among Sentinel, the Advisor and the Common Stockholders of CVRs (as hereinafter defined) associated with two contingency funds set up pursuant to the Transaction.

We have been advised that the initial estimated aggregate cash merger consideration (the “Aggregate Cash Merger Consideration”) in the Transaction is $390,407,161 and that the Merger Agreement and the Merger Consideration Allocation Agreement contemplate the payment of this amount as follows: (i) $221,205,135 in cash to Sentinel for the Aggregate Cash OP Series B Preferred Units Consideration, (ii) $100,000 in cash to Sentinel for the Preferred Merger Consideration, and (iii) $169,102,026 ($14.65 per share of Company common stock) to the Common Stockholders for the Common Cash Merger Consideration. We have been advised that the Aggregate Cash Merger Consideration is subject to a symmetrical collar equal to $8,000,000 (the “Collar”) providing for a final Aggregate Cash Merger Consideration range to be paid at closing of $382,407,161 to $398,407,161 and further providing for (i) a range of Aggregate Cash OP Series B Preferred Unit Consideration of $216,355,482 to $226,054,788; (ii) a fixed amount of Preferred Merger Consideration of $100,000 and (iii) a range of Common Cash Merger Consideration of $165,951,679 ($14.37 per share of Company common stock) to $172,252,373 ($14.92 per share of Company common stock).

C-1

Robert A. Stanger & Co., Inc.

We have been advised that the initial estimated Aggregate Cash Merger Consideration includes a deduction for the Promote Payment of $5,090,124 pursuant to the Advisory Agreements (as hereinafter defined) and the Merger Consideration Allocation Agreement, with such Promote Payment also subject to the Collar and therefore ranging from $4,697,186 to $5,483,061.

We were further advised that in connection with the Transaction, two contingency funds were established, an indemnity escrow fund of $8,000,000 related to potential deductible payments under insurance to be obtained by Parent to cover breaches of representations and warranties made by the Company in the Merger Agreement and to cover certain other representations and warranties, and to cover certain litigation matters, and subject to a further $3,726,098 increase if the Company’s interest in the Physician Center property is not sold as of the Calculation Date (as defined in the Merger Agreement), to be subsequently released to the CVR holders if the Physician Center interest is sold within six-months after the Transaction close (the “Indemnity Escrow”), and a $1,000,000 fund to cover both costs associated with the administration of the Indemnity Fund and costs to defend any action for which payment from the Indemnity Fund may be made (the “Representative Fund”). We have been advised that each share of Company common stock will receive one Contingent Value Right (“CVR”) associated with the Indemnity Escrow and the Representative Fund, and Sentinel and the Advisor will also receive CVRs in such amount as to cause any funds distributed from the Indemnity Escrow and the Representative Fund to be paid to Sentinel, the Advisor and the Common Stockholders in the ratio of 57.78%, 4.22% and 38.00%, respectively.

Collectively, (a) the Common Cash Merger Consideration and the number of CVRs to be received by the Common Stockholders is the “Common Merger Consideration”; (b) the Aggregate Cash OP Series B Preferred Units Consideration, the Preferred Merger Consideration and the number of CVRs to be received by Sentinel is the “Sentinel Consideration”; and (c) the Promote Payment and the CVRs to be received by the Advisor is the “Advisor Consideration”.

The Independent Directors Committee (the “Independent Directors Committee”) of the Board of Directors of the Company (the “Board of Directors”) has requested that Stanger provide its opinion as to the fairness, from a financial point of view to the Common Stockholders (excluding Sentinel and the Advisor) of the Sentinel Consideration and the Advisor Consideration payable in the Transaction pursuant to the Merger Consideration Allocation Agreement.

C-2

Robert A. Stanger & Co., Inc.

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies, and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes.

In particular, Stanger’s valuation practice principally involves real estate investment trusts and real estate partnerships and the assets typically owned through such entities including, but not limited to, real properties and property interests.

During the course of our review to render this opinion, we have, among other things:

•	Reviewed a draft copy of the Merger Agreement, the Merger Consideration Allocation agreement and the Contingent Value Rights Agreement, which the Company has indicated to be in substantially the form intended to be entered into by the Parties;

•	Reviewed the financial statements of the Company for the years ended December 31, 2014, 2015 and 2016 contained in the Form 10-K filed with the Securities & Exchange Commission (the “SEC”);

•	Reviewed the Advisory Agreement and the Transition to Internal Management Agreement and associated amendments (the “Advisory Agreements”);

•	Reviewed the Articles of Incorporation, Articles Supplementary, By-Laws, Operating Agreement, Securities Purchase Agreement and Investor Rights Agreement and related amendments;

•	Reviewed a presentation made by the Advisor to the Sentio Board of Directors dated January 2014; and

•	Conducted such other analyses, as we deemed appropriate.

In conducting our review and in rendering this fairness opinion, we have assumed with your consent that the Merger Agreement, the Merger Consideration Allocation Agreement and the Contingent Value Rights Agreement (the “Proposed Agreements”) will not, when executed, differ in any material respect from the drafts thereof which we have reviewed and that they will be consummated in accordance with the terms of the Proposed Agreements. In rendering this opinion, we have been advised that we may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to us by the Company. We have not performed an independent appraisal of the assets and liabilities of the Company, or engineering, structural or environmental studies of the Properties of the Company, and we have relied upon the representations of the Company and the Advisor (together with the Company, the “Sentio Parties”) and their representatives and advisors regarding the physical condition and capital expenditure requirements of the Properties. We have also relied on the assurance of the Sentio Parties that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Transaction provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in value of the assets and liabilities of the Company or the information reviewed between the date such information was provided and the date of this letter; and that the Sentio Parties are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

C-3

Robert A. Stanger & Co., Inc.

We have not been engaged to, and therefore did not: (i) appraise the assets or liabilities of the Company; (ii) make any recommendation to the Independent Directors Committee or the holders of Company Common Stock, the holders of OP Units, or Sentinel with respect to whether or not to adopt the Merger Agreement or the Merger Consideration Allocation Agreement or the impact, tax or otherwise, of adopting the Merger Agreement and the Merger Consideration Allocation agreement; (iii) select the method of determining the type or amount of the Aggregate Cash Merger Consideration to be paid in the Transaction, including in the Merger Consideration Allocation Agreement; (iv) express any opinion as to (a) the business decision to pursue the Transaction or alternatives to the Transaction or to enter into the Merger Agreement and the Merger Consideration Allocation Agreement; (b) the amount of expenses relating to the Transaction; (c) the amount of the Indemnity Escrow or Representative Fund; (d) the value of any interest in the Indemnity Escrow or Representative Fund held by Sentinel, the Advisor or the Common Stockholders; (e) any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals; or (f) except as set forth in our opinion dated as of the date hereof of the fairness, from a financial point of view to the Common Stockholders (excluding Sentinel and the Advisor) of the Common Merger Consideration payable in the Transaction pursuant to the Merger Agreement, any other terms of the Transaction other than the fairness, from a financial point of view, to the Common Stockholders (excluding Sentinel and the Advisor, as to which no opinion is expressed) of the Sentinel Consideration and the Advisor Consideration to be paid in connection with the Transaction; or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any officers, directors, or employees of any of the Parties, or any class of such persons, relative to the compensation or consideration to the Common Stockholders.

Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of this letter and addresses the Sentinel Consideration and the Advisor Consideration, taken as a whole, payable in connection with the Transaction, as of the date hereof. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter, the Sentinel Consideration and the Advisor Consideration payable to Sentinel and the Advisor, respectively, pursuant to the Merger Consideration Allocation Agreement, taken as a whole, is fair to the Common Stockholders of the Company from a financial point of view, except for Sentinel and the Advisor, as to whom no opinion is expressed.

C-4

Robert A. Stanger & Co., Inc.

This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Independent Directors Committee, although it may be relied upon by the entire Board of Directors. This opinion is not intended to be and does not constitute a recommendation to the Independent Directors Committee or the Board of Directors of the Company that the Company enter into the Merger Consideration Allocation Agreement, the Merger Agreement or the Contingent Value Rights Agreement.

Stanger has been paid fees in connection with this opinion, none of which are contingent upon the closing of any transaction or our findings with respect to fairness. The Company has also agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. In connection with providing this opinion, we served as a financial advisor to the Independent Directors Committee and we have been engaged to render, but as of the date of this letter have not rendered, a fairness opinion in connection with the Transaction, for which we expect to be paid usual and customary fees. During the past two years, and at the present time, the Company and its affiliates have engaged Stanger to provide financial advisory services. In connection with the Transaction we served and continue to serve as financial advisor to the Independent Directors Committee and were paid fees in connection with this opinion. We may also receive fees in connection with rendering an opinion relating to entering into the Merger Agreement, if such opinion is requested by the Independent Directors Committee. We will not be paid compensation that is contingent upon completion of the Transaction.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Independent Directors Committee and the Board of Directors that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.

May 3, 2017

C-5

Annex D

May 3, 2017

The Board of Directors

Sentio Healthcare Properties, Inc.
189 S Orange Ave, Suite 1700
Orlando, FL 32801

Dear Members of the Board:

We understand that Sentio Healthcare Properties, Inc., a Maryland corporation (the "Company"), is considering a transaction whereby KAREP Master JV, LLC, a Delaware limited liability company ("Parent"), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, dated as of May 3, 2017 (the "Agreement"), among Parent, the Company, KAREP Acquisitions Vehicle, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the "Company Operating Partnership"), and Sentio Investments, LLC, a Florida limited liability company (the "Company Advisor"), solely in its capacity as the Stockholders’ Representative, the Company will merge with and into Merger Sub, with Merger Sub being the surviving entity (the "Merger"). Pursuant to the terms of the Agreement, each of the issued and outstanding shares of the common stock, par value of $0.01 per share, of the Company ("Company Common Stock"), other than any shares of Company Common Stock owned by Parent, Merger Sub or by any of their respective subsidiaries, will be converted into the right to receive (i) an amount in cash equal to the Common Cash Merger Consideration (as such term is defined in the Agreement), and (ii) one contingent value right (a "Contingent Value Right" and, together with the Common Cash Merger Consideration, the "Common Merger Consideration"). For purposes of this opinion, at your direction, we have assumed that the Common Cash Merger Consideration will be equal to $14.37 per share of Company Common Stock. We understand that the Common Cash Merger Consideration is subject to certain adjustments and collars pursuant to the Agreement, as to which we express no opinion.

The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock, other than Sentinel RE Investment Holdings LP ("Sentinel"), an entity controlled by Kohlberg Kravis Roberts & Co. LP ("KKR"), KKR, the Company Advisor, and their respective affiliates, of the Common Merger Consideration to be received by such holders in the Merger.

D-1

The Board of Directors

Sentio Healthcare Properties, Inc.

May 3, 2017

UBS Securities LLC ("UBS") has acted as financial advisor to the Company in connection with rendering this opinion, and will receive a fee payable upon the delivery of this opinion. At your direction, our financial advisory services to the Company in connection with the Merger were limited solely to rendering this opinion. UBS was also retained to act as financial advisor to the Company in connection with a potential sale of the Company to certain other third parties and, in connection therewith and at your direction, we contacted on a preliminary basis third parties to solicit indications of interest in a possible transaction with the Company and held initial discussions with certain of these parties prior to the date hereof. However, at your direction, such discussions were suspended prior to the date hereof. UBS would be entitled to receive a fee for its services in connection with a potential transaction with certain third parties other than Parent, a significant portion of which would be contingent upon consummation of such transaction. In the past, UBS and its affiliates have provided investment banking services to an affiliate of Parent, unrelated to the proposed Merger, for which UBS and its affiliates received compensation. In addition, in the past, UBS and its affiliates have provided lending, investment banking and underwriting services to KKR and its affiliates, unrelated to the proposed Merger, for which UBS and its affiliates received compensation. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company, Parent, KKR, portfolio companies of KKR, and their respective affiliates, and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

D-2

The Board of Directors

Sentio Healthcare Properties, Inc.

May 3, 2017

Our opinion does not address the relative merits of the Merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Merger or any related transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Common Merger Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Merger or any related transaction (including, without limitation, the Allocation Agreement). Furthermore, at your direction, we have assumed, for purposes of our opinion, that (a) the adjustments set forth in Section 2.1 of the Agreement (the "Adjustments") will result in the Common Cash Merger Consideration being equal to $14.37 per share and the Aggregate Cash Merger Consideration (as such term is defined in the Agreement) being equal to $382,407,161, and our opinion does not express any view as to any such proposed or actual Adjustments (provided that, for the avoidance of doubt, our opinion would not be affected if, as a result of the Adjustments, the Common Cash Merger Consideration were to be greater than $14.37 per share and the Aggregate Cash Merger Consideration were to be greater than $382,407,161), (b) no amounts will be paid with respect to the Contingent Value Rights, and (c) there will be 11,546,503 shares of Company Common Stock outstanding as of immediately prior to the Merger. In addition, we express no opinion as to (i) the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Common Merger Consideration, (ii) the relative allocation (contractual or otherwise) of any consideration among the Company, the holders of Company Common Stock, the holders of preferred stock of the Company, the holders of the Series B Convertible Preferred Units of the Company Operating Partnership, and the Company Advisor, (iii) the fairness of the Common Merger Consideration relative to the consideration to be received by holders of any other securities of the Company or its affiliates in connection with the Merger, and (iv) the entitlement of the Company Advisor to receive a fee, pursuant to the Advisory Agreement (as such term is defined in the Agreement) and the Allocation Agreement, which is an Adjustment that reduces the Common Merger Consideration payable to the holders of Company Common Stock. In rendering this opinion, we have assumed, with your consent, that (x) the parties to the Agreement will comply with all material terms of the Agreement, and (y) the Merger will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company, Parent or the Merger.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed the Agreement, the Contingent Value Rights Agreement (as such term is defined in the Agreement) and the Allocation Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

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The Board of Directors

Sentio Healthcare Properties, Inc.

May 3, 2017

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In addition, we have assumed with your approval that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Merger Consideration to be received by the holders of Company Common Stock, other than Sentinel, KKR, the Company Advisor, and their respective affiliates, in the Merger is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Common Merger Consideration in the Merger.

Very truly yours,

/s/ UBS SECURITIES LLC

UBS SECURITIES LLC

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Annex E

EXECUTION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of May 3, 2017, between KAREP Master JV, LLC, a Delaware limited liability company (“Parent”), and Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Stockholder”).

WHEREAS, Parent, Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), KAREP Acquisitions Vehicle, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Company Operating Partnership”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition, as well as the term “Person”, shall have the respective meanings specified in the Merger Agreement);

WHEREAS, the Stockholder owns Series B Convertible Units (the “Series B Convertible Units”) in the Company Operating Partnership, which units are convertible into Common Units in the Company Operating Partnership (the “Common Units”) and which Common Units in the Partnership are exchangeable into shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), in accordance with the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of August 5, 2013, as amended by the First Amendment dated as of December 22, 2014 and the Second Amendment dated as of September 7, 2016 (the “Partnership Agreement”);

WHEREAS, according to the Company, the number of shares of Common Stock into which the Common Units can be exchanged as of the date hereof is 15,830,938;

WHEREAS, the Stockholder owns 1,000 shares of 3% Senior Cumulative Preferred Stock of the Company, Series C (the “Series C Preferred Stock”) which by the terms of the Articles Supplementary for the Series C Preferred Stock allows any holder of Series C Preferred Stock to vote the Series C Preferred Stock and any other securities convertible or exchangeable into Common Stock on an “as-converted” basis with the holders of the Common Stock;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholder is entering into this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

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ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1.          Voting. From and after the date hereof until the earliest of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (c) April 30, 2018 and (d) the entry into any amendment or modification of the Merger Agreement without the prior written consent of the Stockholder, or any written waiver of the Company’s rights under the Merger Agreement made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration or which is otherwise adverse to the Stockholder in any material respect (such earlier date, the “Expiration Date”), the Stockholder irrevocably and unconditionally hereby agrees, subject to Section 1.5, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, the Stockholder will (i) appear at such meeting or otherwise cause all of its Series B Convertible Units, Series C Preferred Stock (the “Existing Voting Interests”) and other shares of Common Stock over which it has acquired beneficial ownership after the date hereof (including any shares of Common Stock acquired by means of purchase, dividend or distribution, any stock options to acquire Common Stock or warrants or the conversion of any convertible securities or otherwise) (collectively, the “New Shares”, and together with the Existing Voting Interests, the “Shares”), which it owns as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date for lack of quorum or if there are not sufficient votes to approve the Merger, and (C) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement or (2) prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger (clauses (A) through (C), the “Required Votes”); provided that if there is a Change of Recommendation pursuant to Section 5.2(e) of the Merger Agreement then “Shares” of the Stockholder for Section 1.1 and Section 1.2 of this Agreement shall mean a number of Shares equal to 35% of the voting rights of the outstanding shares of Common Stock and Series C Preferred Stock. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Stockholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any matters presented to the Company’s stockholders.

Section 1.2.          Grant of Irrevocable Proxy; Appointment of Proxy.

(a)          From and after the date hereof until the Expiration Date, subject to Section 1.5, the Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof, and each of them individually, as the Stockholder’s true and lawful proxies and attorneys-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Shares owned by the Stockholder as of the applicable record date in accordance with the Required Votes; provided, that the Stockholder’s grant of the proxy contemplated by this Section 1.2 shall be effective if, and only if, the Stockholder has not delivered to the Company prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy card directing that the Shares of the Stockholder be voted in accordance with the Required Votes; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 1.1(ii), and the Stockholder shall retain the authority to vote on all other matters.

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(b)          The Stockholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes all such proxies.

(c)          The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The parties hereby further affirm that the irrevocable proxy, if it becomes effective, is coupled with an interest and is intended to be irrevocable until the Expiration Date, at which time it will terminate automatically. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Stockholder agrees, until the Expiration Date, to vote the Shares in accordance with the Required Votes. The parties agree that the foregoing is a voting agreement.

Section 1.3.          Restrictions on Transfers. Absent the prior written consent of Parent, the Stockholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (a) offer, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, loan, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”), either voluntarily or involuntarily, any Shares, Series C Preferred Stock, Series B Convertible Units or Common Stock, other than any Transfer to an Affiliate of the Stockholder, but only if, in each case, prior to the effectiveness of such Transfer, the transferee executes a joinder to this Agreement pursuant to which such Affiliate agrees in writing to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder and otherwise become a party for all purposes of this Agreement and notice of such Transfer is delivered to Parent pursuant to Section 5.4; provided that no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement, other than with respect to those Shares transferred in accordance with the foregoing provision, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (a) or (b); provided that nothing herein shall prohibit any Transfers otherwise prohibited by this Section 1.3 so long as such Transfers do not occur before the Company stockholder Approval is obtained.

Section 1.4.          Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.

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Section 1.5.          No Obligation to Exercise Rights or Options. Nothing contained in this Article I shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (i) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying New Shares or (ii) vote, or execute any consent with respect to, any New Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

ARTICLE II
CAPACITY

Section 2.1.          Capacity. The Stockholder is executing this Agreement solely in its capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect Billy Butcher or Peter Sundheim (or any future director of the Company who may be affiliated or associated with the Stockholder or any of its Affiliates) from exercising his fiduciary duties as a director or officer of the Company or from otherwise taking any action or inaction in his capacity as a director and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.2 is intended to limit the obligations and agreements of the Company under the Merger Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.          Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows: (a) the Stockholder has full legal capacity and full power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, including the granting of the irrevocable proxy as set forth in Section 1.2 hereof, (b) this Agreement has been duly and validly executed and delivered by the Stockholder and the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and no other company actions or proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Law affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity), (d) the execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to or result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Existing Voting Interests pursuant to any agreement binding upon the Stockholder or the Existing Voting Interests, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except in each case for filings with the Securities and Exchange Commission by the Stockholder or as would not impact the Stockholder’s ability to perform or comply with its obligations under this Agreement in any material respect, (e) as of the date hereof, the Stockholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Voting Interests and (f) as of the date hereof, the Stockholder beneficially owns 1,586,260 Series B Convertible Units and 1,000 shares of Series C Preferred Stock free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, the Partnership Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations) and has sole voting power with respect to the Existing Voting Interests and sole power of disposition with respect to all of the Series B Convertible Units and shares of Series C Preferred Stock, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Existing Voting Interests; provided that the Stockholder may be deemed to share voting power and the power of disposition over its Existing Voting Interests with Billy Butcher.

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Section 3.2.          Representations and Warranties of Parent. Parent represents and warrants to the Stockholder as follows: (a) Parent has full legal capacity and full power and authority to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly and validly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Law affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity) and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to or result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except in each case for filings with the Securities and Exchange Commission by Parent or as would not impact such Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 3.3.          Covenants. The Stockholder hereby:

(a)          irrevocably waives, and agrees not to exercise, any rights of objecting stockholder or other rights of appraisal or rights of dissent from the Merger that the Stockholder may have with respect to the Shares;

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(b)          agrees upon receipt of written inquiry from Parent to promptly notify Parent of the number of any New Shares acquired by the Stockholder after the date hereof and prior to the Expiration Date. Any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by Stockholder on the date hereof;

(c)          permits the Company to publish and disclose, including in filings with the Securities and Exchange Commission and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, in each case, to the extent the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by the Company or the Stockholder); provided that the Company shall give the Stockholder and its legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public;

(d)          shall and does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares); provided that if Parent or its counsel gives such notification, it shall on the earlier of the (x) Expiration Date and (y) the date on which the Company Stockholder Approval is obtained further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date; and

(e)          agrees not to amend the Partnership Agreement in a matter that would adversely affect (i) the conversion of the Series B Convertible Units into Common Units or (z) the exchange of the Common Units for Common Stock.

ARTICLE IV
TERMINATION

This Agreement shall terminate and be of no further force or effect on the Expiration Date, and neither Parent nor the Stockholder shall have any rights or obligations hereunder following such termination. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1.          Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected.

Section 5.2.          No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to the Stockholder’s Shares shall remain vested in and belong to the Stockholder and (b) Parent shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct the Stockholder in the performance of its duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

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Section 5.3.          Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission (providing confirmation of such facsimile transmission):

To Parent:

c/o KAREP Acquisitions, LLC
1 Town Center Road, Suite 300
Boca Raton, FL 33486
Attention: David Selznick and Russell Reiter

Facsimile: (561) 300-6290

with copies to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention: Stuart Barr

Facsimile: (202) 637-5910

To Stockholder:

Sentinel RE Investment Holdings LP
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, NY 10019
Attention: General Counsel

Facsimile: (212) 750-0003

with copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Gary I. Horowitz

Facsimile: (212) 455-2502

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.4.          Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and the Stockholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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Section 5.5.          Assignment. Except as contemplated by Section 1.3, no party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto.

Section 5.6.          No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.7.          Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.8.          No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.9.          Jurisdiction; Specific Enforcement; Waiver of Trial by Jury. The parties’ rights in this Section 5.9 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 5.9. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Business and Technology Case Management Program of the Circuit Court for Baltimore City (the “Baltimore Circuit Court”) and any state appellate court therefrom within the State of Maryland (or, if the Baltimore Circuit Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Maryland) (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). In the event any party seeks any remedy referred to in this Section 5.10, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Baltimore Circuit Court and any state appellate court therefrom within the State of Maryland (or, if the Baltimore Circuit Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Maryland). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.4; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 5.10.        Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

Section 5.11.        Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 5.12.        Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if’. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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Section 5.13.        Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 5.14.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SENTINEL RE INVESTMENT HOLDINGS LP

By:	Sentinel RE Investment Holdings GP LLC, its general partner

By:	KKR REPA AIV-1, L.P., managing member

By:	KKR Associates REPA L.P., its general partner

By:	KKR REPA GP LLC, its general partner

By:	/s/ David Sorkin
	Name:	David Sorkin
	Title:	Secretary

KAREP MASTER JV, LLC

By:	/s/ S. David Selznick
	Name:	S. David Selznick
	Title:	Vice President

[Signature Page to Voting and Support Agreement]

E-11

Annex F

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [ ˜ ] (this “Agreement”), is entered into by and among KAREP MASTER JV, LLC, a Delaware limited liability company (“Parent”), SENTIO INVESTMENTS, LLC, a Florida limited liability company, solely in its capacity as stockholders’ representative (in such capacity, the “Stockholders’ Representative”), Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”) and Phoenix Transfer, Inc., a Nevada corporation, as rights agent (the “Rights Agent”) and as initial Registrar (as defined herein).

RECITALS

WHEREAS, Parent, KAREP Acquisitions Vehicle, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Company Operating Partnership”), and the Stockholders’ Representative have entered into an Agreement and Plan of Merger, dated as of May 3, 2017 (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, the Company will merge with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, each holder of Company Common Stock (as defined herein) shall receive one (1) contingent value right for each share of Company Common Stock held by them and outstanding immediately prior to the effective time of the Merger (the “Effective Time”);

WHEREAS, pursuant to the Merger Agreement, the holder of OP Series B Preferred Units (as defined herein) shall receive [●]1 contingent value rights;

WHEREAS, pursuant to the Merger Agreement, the Stockholders’ Representative (in its capacity as the external advisor of the Company) shall receive [●]2 contingent value rights;

WHEREAS, pursuant to the Escrow Agreement, the Escrow Agent may deliver all or a portion of the Escrow Funds to the Rights Agent for distribution pursuant to this Agreement;

WHEREAS, pursuant to the Merger Agreement, Parent may deliver a Tax Benefit or Third Party Payment to the Rights Agent for distribution pursuant to this Agreement;

WHEREAS, pursuant to the Merger Agreement, the Stockholders’ Representative may deliver all or a portion of the Representative Fund to the Rights Agent for distribution pursuant to this Agreement; and

1 NTD: Number to be inserted equals the number of contingent value rights representing 57.78% of the total number of contingent value rights to be issued at the Effective Time.

2 NTD: Number to be inserted equals the number of contingent value rights representing 4.22% of the total number of contingent value rights to be issued at the Effective Time.

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WHEREAS, the parties hereto acknowledge that the Rights Agent is not party to, is not bound by, and has no duties or obligations under, the Merger Agreement, and that the Rights Agent shall have no implied duties beyond the express duties set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

Article I
DEFINITIONS

Section 1.1         Definitions.

(a)          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)          the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(ii)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iii)        unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa; and

(iv)         all references to “including” shall be deemed to mean including without limitation.

(b)          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them as follows:

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Common Stock” means common stock, $0.01 par value per share, of the Company.

“CVR Payment” means any payment made to the Rights Agent by (a) the Escrow Agent pursuant to the Escrow Agreement, (b) Parent pursuant to the Merger Agreement or (c) the Stockholders’ Representative pursuant to the Merger Agreement.

“CVR Payment Date” means the date the Rights Agent receives a CVR Payment from the Escrow Agent, Parent or the Stockholders’ Representative.

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“CVRs” means the contingent value rights issued by Parent pursuant to the Merger Agreement.

“Effective Time” has the meaning set forth in the Recitals.

“Escrow Agent” First American Title Insurance Company, in its capacity as escrow agent under the Escrow Agreement (or any successor escrow agent thereunder).

“Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, entered into by and among the Escrow Agent, the Stockholders’ Representative and Parent, as the same may be amended, supplemented or modified from time to time.

“Escrow Funds” has the meaning set forth in the Escrow Agreement.

“Holder” means a Person in whose name a CVR is registered in the Register.

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“OP Series B Preferred Units” means the Series B Convertible Preferred Units (as defined in the Second Amended and Restated Limited Partnership Agreement of the Company Operating Partnership).

“Parent” has the meaning set forth in the Preamble.

“Permitted Transfer” means: (a) the transfer of any or all of the CVRs (upon the death of the Holder) by will or intestacy; (b) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) transfers made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (d) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; or (e) a transfer made by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity or any governmental authority.

“Pro Rata Share” means, with respect to any Holder as of a given CVR Payment Date, the quotient of the (x) sum of all of the CVRs held of record by such Holder on such date divided by (y) the total number of CVRs outstanding as of such date.

“Register” has the meaning set forth in Section 2.3(b).

“Registrar” has the meaning set forth in Section 2.3(b).

“Representative Fund” has the meaning set forth in the Merger Agreement.

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“Rights Agent” means the Rights Agent named in the Preamble, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Stockholders’ Representative” has the meaning set forth in the Preamble.

“Social Security Number” means an identifying number issued by the Social Security Administration in the administration of Social Security benefits and for other identification purposes.

“Tax” means any and all taxes payable to any federal, state, local or foreign taxing authority or agency, including (a) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment, utility, severance, excise, stamp, windfall profits, transfer or other tax of any kind whatsoever, (b) interest thereon and (c) penalties and additions to tax imposed with respect thereto.

Article II
CONTINGENT VALUE RIGHTS

Section 2.1         Issuance of CVRs; Appointment of Rights Agent.

(a)          The CVRs shall be issued pursuant to the Merger Agreement at the time and in the manner set forth in the Merger Agreement. The registration and administration of the CVRs shall be governed in the manner set forth in this Agreement.

(b)          Parent hereby appoints Phoenix Transfer, Inc. as the Rights Agent to act as rights agent in accordance with the instructions hereinafter set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.2         Nontransferable. The CVRs or any interest therein shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

Section 2.3         No Certificate; Registration; Registration of Transfer; Change of Address.

(a)          The CVRs shall not be evidenced by a certificate or other instrument.

(b)          The Rights Agent shall keep a register (the “Register”) for the registration of CVRs in a book-entry position for each Holder and transfers of CVRs as herein provided. The Register shall set forth the name and address of each Holder, the number of CVRs held by such Holder and the Tax Identification Number or Social Security Number, as applicable, of each Holder. The Register will be updated as necessary by the Registrar to reflect the addition or removal of Holders upon the written receipt of such information by the Registrar. Each of Parent, the Stockholders’ Representative and the Investor may receive and inspect a copy of the Register, from time to time, upon written request made to the Registrar. Within five (5) Business Days after receipt of such request, the Registrar shall deliver a copy of the Register, as then in effect, to the requesting party in PDF format to the e-mail address set forth in Section 4.3. The Rights Agent is hereby initially appointed “Registrar” for the purpose of registering CVRs and transfers of CVRs as herein provided.

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(c)          Subject to the restriction on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument or instruments of transfer and any other requested documentation in form reasonably satisfactory to Parent and the Registrar, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a recognized signature guarantee medallion program. A request for a transfer of a CVR shall be accompanied by such documentation establishing satisfaction that the transfer is a Permitted Transfer as may be reasonably requested by the Registrar (including opinions of counsel, if requested by the Registrar). Upon receipt of such written notice, the Registrar shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the CVRs in the Register. All duly transferred CVRs registered in the Register shall be valid obligations of the surviving entity in the Merger, evidencing the same rights and entitling the transferee to the same benefits and rights under this Agreement as those held by the transferor. No transfer of a CVR shall be valid until registered in the Register, and any transfer not duly registered in the Register will be void ab initio. Any transfer or assignment of the CVRs shall be without charge (other than the cost of any applicable transfer Taxes which shall be the responsibility of the transferor) to the Holder.

(d)          A Holder may make a written request to the Registrar to change such Holder’s address of record in the Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Registrar shall promptly record the change of address in the Register.

Section 2.4         Payment Procedures.

(a)          Within five (5) Business Days after its receipt of any CVR Payment from the Escrow Agent, Parent or the Stockholders’ Representative, the Rights Agent shall deliver to each Holder its Pro Rata Share of such CVR Payment based on the number of CVRs held by such Holder as reflected on the Register at the close of business on the applicable CVR Payment Date (x) by check mailed to the address of such Holder (or any successor or permitted transferee or assignee thereof) as reflected in the Register as of the close of business on the CVR Payment Date, or, (y) with respect to any Holder that is due payment pursuant to this Agreement in excess of $1,000,000, whose bank information has been provided to the Rights Agent on or prior to the date referred to in clause (x) above, by wire transfer of immediately available funds to such account.

(b)          The Rights Agent shall deduct and withhold, or cause to be deducted and withheld, from each CVR Payment otherwise payable pursuant to this Agreement, the amounts, if any, that are required to be deducted and withheld under the Code with respect to the making of any payment; provided that, in determining the required amount to be withheld, the Rights Agent will give effect to any properly presented form (e.g., appropriate versions of Form W-8 or Form W-9, as applicable) eliminating or reducing the amount required to be withheld. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

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(c)          Any payments to Holders made pursuant to Section 2.4(a) will be reported for Tax purposes to the Internal Revenue Service on an applicable Form 1099 by the Rights Agent.

(d)          During the period the Rights Agent is in possession of the funds delivered to the Rights Agent for payment to Holders, the Rights Agent shall identify, report and deliver all unclaimed portions of such amounts and related unclaimed property to all states and jurisdictions in accordance with applicable abandoned property law. None of Parent, the Stockholders’ Representative or the Rights Agent shall be liable to any other person in respect of any funds delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar law. In consideration of receiving compensation from the agents of the state for processing and support services provided by the Rights Agent relating to initial compliance with applicable abandoned property law, the Rights Agent shall not charge the Stockholders’ Representative or require any additional payments for such services. [In connection with providing such service, the Rights Agent may use the services of a locating service provider selected by the Rights Agent to locate and contact Holders, if any, who have not yet cashed their checks representing payment of the funds deposited with the Rights Agent for payment to the Holders, which provider has agreed to compensate the Rights Agent for processing and other services the rights Agent provides in connection with such locating services. Such provider shall inform any such located Holders that they may choose to either (i) contact the Rights Agent directly to receive a check for payment of such amounts at no charge other than any applicable fees contemplated herein or (ii) to utilize the services of such provider for a fee to be specified in writing to such Holder, which may not exceed the lesser of 15% of the total value of such payment amount or the maximum statutory fee permitted by the applicable state jurisdiction.]

Section 2.5         No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)          The CVRs shall not have any rights (including voting, dividend, distribution or other rights) other than the right to receive a CVR Payment as provided in this Agreement. Interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b)          The CVRs shall not represent any equity or other ownership interest in Parent, Merger Sub, any Company Subsidiary or in any other Person.

Article III
THE RIGHTS AGENT

Section 3.1         Certain Duties and Responsibilities. The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. For purposes of this Section 3.1 and Section 3.2 below, the term “Rights Agent” shall include the Rights Agent’s managers, directors, officers, employees, agents or other representatives in their capacity as such and, for the avoidance of doubt, the Right Agent shall be liable for breaches of this Agreement by the Rights Agent’s managers, directors, officers, employees, agents or other representatives.

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Section 3.2         Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a)          the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of willful misconduct, bad faith or gross negligence on its part, rely upon an Officer’s Certificate;

(c)          the Rights Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be deemed to be acting in accordance with the opinion and instructions of such counsel. The reasonable and documented costs of such counsel’s services shall be paid to the Rights Agent in accordance with Section 3.2(h) below. The Rights Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees;

(d)          if the Rights Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall be entitled to reimbursement for all reasonable and documented costs and expenses related thereto as provided in Section 3.2(h); provided, however, that the Rights Agent shall not be entitled to any such reimbursement to the extent such litigation ultimately determines that the Rights Agent acted with willful misconduct, bad faith or gross negligence. In the event that conflicting demands are made upon the Rights Agent for any situation addressed or not addressed in this Agreement, the Rights Agent may withhold performance of the terms of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise;

(e)          the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(f)           the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

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(g)          Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful misconduct, bad faith or gross negligence, provided, however, that the Rights Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Stockholders’ Representative to the Rights Agent as fees and charges, but not including reimbursable expenses; and

(h)          (i) The fees and reasonable and documented expenses of the Rights Agent in connection with this Agreement, as set forth on Schedule 1 hereto, and (ii) reimbursement to the Rights Agent of the reasonable and necessary documented expenses and other charges incurred by the Rights Agent in the performance of its obligations under this Agreement (other than Taxes measured by the Rights Agent’s net income) shall be paid by the Stockholders’ Representative. The Rights Agent shall provide Stockholders’ Representative with monthly invoices reflecting the payments owing to it under this Agreement.

Section 3.3         Resignation and Removal; Appointment of Successor.

(a)          The Rights Agent may resign at any time by giving written notice thereof to Parent and the Stockholders’ Representative specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified.

(b)          If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent who shall be reasonably acceptable to the Stockholders’ Representative and the Investor. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.3(b), become the successor Rights Agent.

(c)          If (i) a successor Rights Agent has not been appointed and has not accepted such appointment by the end of the 30-calendar day period or (ii) at any time the Rights Agent shall become incapable of acting, the incumbent Rights Agent, the Stockholders’ Representative, the Investor or the Company may apply to a court of competent jurisdiction for the appointment of a successor Rights Agent, and the reasonable and necessary costs, expenses and reasonable attorneys’ fees which are incurred in connection with such a proceeding shall be paid in accordance with Section 3.2(h) hereof. Any such successor to the Rights Agent shall agree to be bound by the terms of this Agreement and shall, upon receipt of the all relevant books and records relating thereto, become the Rights Agent hereunder. Upon delivery of all of the relevant books and records, pursuant to the terms of this Section 3.3(c) to a successor Rights Agent, the Rights Agent shall thereafter be discharged from any further obligations hereunder. The Rights Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

F-8

Section 3.4         List of Holders. The Rights Agent acknowledges and agrees that it has access to the name, address, number of shares of Company Common Stock and OP Series B Preferred Units and Tax Identification Number or Social Security Number, as applicable, of each holder thereof. The Stockholders’ Representative will provide the Rights Agent with all requested information regarding the Stockholders’ Representative as reasonably requested.

Article IV
OTHER PROVISIONS OF GENERAL APPLICATION

Section 4.1         Assignment; Binding Effect; Third Party Beneficiary. None of Parent, the Stockholders’ Representative or the Rights Agent shall, in whole or in part, assign any of its rights or obligations under this Agreement, without the prior written consent of the other parties hereto and any attempted assignment without the required consent shall be void, unless, as to the Rights Agent, such assignment occurs pursuant to Section 3.3(c). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein expressed or implied will give or be construed to give any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder. For the avoidance of doubt, no Holder (other than the Investor) shall have any right to enforce or otherwise assert a claim with respect to this Agreement; all such rights and claims shall only be brought by the Stockholders’ Representative on behalf of such Holder (other than the Investor).

Section 4.2         Amendments. This Agreement may not be amended except by an instrument in writing signed by and with the consent of each of Parent, the Stockholders’ Representative, the Investor and the Rights Agent.

Upon the execution of any amendment permitted under this Section 4.2, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and each Holder, Parent, the Stockholders’ Representative, the Investor and the Rights Agent shall be bound thereby.

Section 4.3         Notices to the Rights Agent and the Stockholders’ Representative. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement shall be sufficient for every purpose hereunder if in writing and sent by facsimile transmission or e-mail, delivered personally, or by certified or registered mail (return receipt requested and first-class postage prepaid) or sent by a nationally recognized overnight courier (with proof of service), addressed as follows, and shall be deemed to have been given upon receipt:

(a)	if to Parent:

c/o KAREP Acquisitions, LLC

1 Town Center Road, Suite 300

Boca Raton, FL 33486

Attention: David Selznick and Russell Reiter

Facsimile: (561) 300-6290

E-mail: dselznick@kaynecapital.com; rreiter@kaynecapital.com

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(b)	if to the Stockholders’ Representative:

Sentio Investments, LLC

189 S Orange Ave, Suite 1700

Orlando, FL 32801

Attention: John Mark Ramsey

Facsimile: (407) 999-5210

E-mail: jmramsey@sentioinvestments.com

with a copy to (which shall not be deemed notice):

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

Attention:  Julian Kleindorfer

   David Wheeler

Facsimile: (213) 891-8763

E-mail: julian.kleindorfer@lw.com; david.wheeler@lw.com

(c)	if to the Rights Agent:

Phoenix Transfer, Inc.

[ ˜ ]

Attention: [ ˜ ]

Facsimile: [ ˜ ]

(d)	if to the Investor:

Sentinel RE Investment Holdings LP

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, NY 10019

Attention: General Counsel

Facsimile: (212) 750-0003

Email: David.sorkin@kkr.com

with a copy to (which shall not be deemed notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gary I. Horowitz

Facsimile: (212) 455-2502

Email: ghorowitz@stblaw.com

F-10

Section 4.4         Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; provided that any notice to the Investor shall be given as set forth in Section 4.3. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 4.5         Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.6         Successors and Assigns. All covenants and agreements in this Agreement of Parent, the Stockholders’ Representative, the Investor or the Rights Agent shall bind its successors and permitted assigns, whether so expressed or not.

Section 4.7         Governing Law. This Agreement, the CVRs and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the CVRs, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Maryland, without reference to its conflicts of law principles.

Section 4.8         Legal Holidays. In the event that a CVR Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date.

Section 4.9         Severability Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 4.10       Counterparts. This Agreement may be executed by the parties hereto, in two or more counterparts (which may be effectively delivered by facsimile, by electronic transmission of portable document format (PDF) files, or by other electronic means)), each of which shall be an original and all of which shall together constitute one and the same agreement.

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Section 4.11       Termination. This Agreement shall terminate and each CVR shall be terminated and of no further force or effect, and the parties hereto shall have no liability hereunder after the Rights Agent has delivered all CVR Payments to the Holders pursuant to Section 2.4(a); provided, however, that no such termination shall relieve any party hereto for its breach of this Agreement prior to such termination.

Section 4.12       Entire Agreement. This Agreement, the Merger Agreement, the Merger Consideration Allocation Agreement and all documents and instruments referenced herein and therein, and all exhibits and schedules attached to the foregoing, represent the entire understanding of Parent, the Stockholders’ Representative and the Investor with reference to the CVRs and supersede any and all other oral or written agreements hereto made with respect to the CVRs. If and to the extent that any provisions of this Agreement is inconsistent or conflicts with the Merger Agreement or the Merger Consideration Allocation Agreement, this Agreement shall govern and be controlling. As between the Rights Agent, on the one hand, and any other person or entity, on the other hand, this Agreement alone constitutes the entire understanding of such parties with respect to the subject matter of this Agreement.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

KAREP MASTER JV, LLC

By:
Name:
Title:

SENTIO INVESTMENTS, LLC

By:
Name:
Title:

SENTINEL RE INVESTMENT HOLDINGS LP

By:
Name:
Title:

[PHOENIX TRANSFER, INC.]

By:
Name:
Title:

Signature Page to Contingent Value Rights Agreement

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Annex G

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of [ ˜ ] (this “Escrow Agreement”), is entered into by and among KAREP MASTER JV, LLC, a Delaware limited liability company (“Parent”), SENTIO INVESTMENTS, LLC, a Florida limited liability company, solely in its capacity as stockholders’ representative (in such capacity, the “Stockholders’ Representative”) (Parent and the Stockholders’ Representative collectively, the “Parties,” and individually, a “Party”), and FIRST AMERICAN TITLE INSURANCE COMPANY, as escrow agent (“Escrow Agent”).

RECITALS

WHEREAS, Parent, KAREP Acquisitions Vehicle, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Company Operating Partnership”), and the Stockholders’ Representative have entered into an Agreement and Plan of Merger, dated as of May [3], 2017 (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, the Company will merge with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, Section 2.1(a)(xv) of the Merger Agreement provides that, at the closing of the Merger, a cash amount equal to $[8,000,000]1 (the “Escrow Amount”) shall be deposited into escrow to be held in accordance with the terms of this Escrow Agreement for the purpose of establishing a source of funds for the indemnification obligations under Annex A to the Merger Agreement;

WHEREAS, Parent, the Stockholders’ Representative, Sentinel RE Investment Holdings LP (the “Investor”), and Phoenix Transfer, Inc., a Nevada corporation (the “Rights Agent”), have entered into a Contingent Value Rights Agreement, dated as of [ ˜ ] (the “Contingent Value Rights Agreement”), pursuant to which the Rights Agent shall disburse amounts paid to it by the Escrow Agent hereunder to the holders of contingent value rights as provided in such Contingent Value Rights Agreement; and

WHEREAS, the Parties hereto acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Escrow Agreement to the Merger Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

[1]	NTD: To be updated in the event Bryan is not sold and additional funds are added to the Escrow Amount pursuant to Section 6.22(b) of the Merger Agreement.

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Article I
ESCROW DEPOSIT

Section 1.1           Receipt of Escrow Property.

(a)          Concurrently with the execution hereof, Parent shall deliver to the Escrow Agent the Escrow Amount (the “Escrow Property”) in immediately available funds, to be held and distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement. The Escrow Agent shall acknowledge receipt of the Escrow Property upon its receipt thereof.

(b)          Pursuant to Section 1.3(d) of Annex A to the Merger Agreement, Parent may deliver to the Escrow Agent additional amounts as provided for therein, which shall become part of the Escrow Property and shall be held and distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement. The Escrow Agent shall acknowledge the receipt of such amounts upon its receipt thereof.

Section 1.2           Investments.

(a)          The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon with Citibank, N.A. or First American Trust Company, or as set forth in any subsequent written instruction signed by Parent and the Stockholders’ Representative that is acceptable to Escrow Agent in its sole discretion. Any interest and other investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.4.

(b)          The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c)          The Parties agree that the Escrow Agent is not required to deliver a statement for the escrow account if no activity occurred in such account during a particular month. Each Party may obtain confirmations of account activity at no additional cost upon its written request to the Escrow Agent.

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Section 1.3           Procedures with Respect to Indemnification Claims.

(a)          Claim. If, at any time and from time to time from the date hereof until [__]2 (the “Claims Period”), Parent desires to make a claim against the Escrow Property pursuant to its rights under Annex A to the Merger Agreement (each, a “Claim”), Parent, on its own behalf or on behalf of another indemnified party under the Merger Agreement (such claiming party, the “Claimant”), shall deliver a written notice of the Claim (a “Claims Notice”) to the Escrow Agent, with a copy to the Stockholders’ Representative, substantially in the form attached hereto as Annex I specifying with reasonable particularity (on the basis of the information available) the factual basis for the Claim and the amount of the Claim, to the extent known or estimable (the “Claimed Amount”) and Claimant payment delivery instructions.

(b)          Response by the Stockholders’ Representative. No later than the end of the twentieth (20th) business day following but not including the date of receipt by the Escrow Agent of any Claims Notice (“Response Period”), the Stockholders’ Representative shall, with respect to such Claims Notice, by notice to the Escrow Agent, with a copy to Parent (a “Response Notice”), substantially in the form attached hereto as Annex II, either (i) concede liability for the Claimed Amount in whole, or (ii) deny liability for the Claimed Amount in whole or in part (it being understood that any portion of the Claimed Amount for which the Stockholders’ Representative has not denied liability shall be deemed to have been conceded). If the Stockholders’ Representative denies liability in whole or in part, the Stockholders’ Representative shall provide to Parent, concurrently with the delivery of the applicable Response Notice, a reasonably detailed description of the basis for such denial. The portion of the Claimed Amount for which the Stockholders’ Representative has conceded liability is referred to herein as the “Conceded Amount.” If the Stockholders’ Representative has conceded liability for any portion of the Claimed Amount, the Escrow Agent shall promptly pay to the applicable Claimant the Conceded Amount set forth in the applicable Response Notice; provided, however, that if the Stockholders’ Representative fails to deliver a Response Notice within the twenty (20) business day period described in this paragraph (b), the Stockholders’ Representative shall be deemed to have conceded the Claimed Amount in full (and the Claimed Amount shall constitute the Conceded Amount) and the Escrow Agent shall promptly pay to the applicable Claimant such Conceded Amount.

(c)          Resolutions of Disputes.

(i)          If the Stockholders’ Representative has denied liability for, or otherwise disputes, the Claimed Amount, in whole or in part, the Stockholders’ Representative and Parent, for itself or on behalf of the applicable Claimant, shall attempt to resolve such dispute as promptly as reasonably practicable. If Parent and the Stockholders’ Representative resolve such dispute, they shall deliver to the Escrow Agent jointly executed instructions to promptly pay to the applicable Claimant the Conceded Amount (such joint notice, to be substantially in the form attached hereto as Annex III, the “Conceded Amount Notice”). Such Conceded Amount Notice shall instruct the Escrow Agent to pay to the applicable Claimant the amount, if any, agreed to by both Parent and the Stockholders’ Representative in settlement of such dispute.

2 Note to Draft: Date to be inserted is 36 months after the Closing Date.

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(ii)         If Parent and the Stockholders’ Representative fail to resolve such dispute within twenty (20) business days following but not including the date of receipt by the Escrow Agent of the Response Notice corresponding to such dispute, the issue of liability for any such dispute with respect to Claims made pursuant to Annex A of the Merger Agreement may be submitted by any party for resolution in accordance with the terms of the Merger Agreement. Any written certification from the presenting Party of a final, non-appealable judicial decision or award, decree, injunction, judgment, order, or any other final, non-appealable decision or award, ruling, or writ arising thereby shall serve as a final, conclusive and binding decision hereunder (the “Final Decision”). Such Final Decision shall contain the amount, if any, of the Party’s liability for the Claimed Amount as finally determined in accordance with the procedures set forth in the Merger Agreement (the “Ordered Amount”).

(d)          Payment of Claims. The Escrow Agent promptly shall pay, no later than the fifth (5th) business day following the determination of a Payment Event (as such term is defined below), to the applicable Party from the Escrow Property: (i) the Conceded Amount following any concession of liability by the Stockholders’ Representative, in whole or in part, pursuant to Section 1.3(b) or resolution of a dispute pursuant to Section 1.3(c); (ii) the Claimed Amount, following expiration of the Response Period applicable to any Claims Notice, if the Escrow Agent did not receive a Response Notice from the Stockholders’ Representative; or (iii) the Ordered Amount, following receipt by the Escrow Agent of any Final Decision (collectively, the events described in the foregoing clauses (i), (ii) and (iii), the “Payment Events”).

Section 1.4           Disbursements.3

(a)          Within three (3) business days after the end of the Claims Period, upon receipt of written instructions, the Escrow Agent shall remit to the Rights Agent (for distribution pursuant to the Contingent Value Rights Agreement) the then remaining amount of the Escrow Property less the aggregate Claimed Amount for all then unresolved Claims asserted within the Claims Period pursuant to Annex A of the Merger Agreement. For purposes hereof, “Outstanding Claims” shall mean any unresolved Claims asserted prior to the end of the Claims Period pursuant to Annex A of the Merger Agreement. The Parties understand that any investment earnings included in such Escrow Property shall have been or shall be reported for U.S. federal income tax and other applicable tax reporting purposes as provided in Section 1.6 below.

(b)          If a portion of the Escrow Property is withheld from distribution for an Outstanding Claim in accordance with Section 1.4(a), upon receipt of a Conceded Amount Notice or Response Notice with respect to the Outstanding Claim, the Escrow Agent shall promptly pay to (i) the applicable Claimant the applicable Conceded Amount and (ii) to the extent that the difference between the Outstanding Claim and the Conceded Amount is not being contested, pay to the Rights Agent (for distribution pursuant to the Contingent Value Rights Agreement), an amount equal to the difference, if any, of the amount of such Outstanding Claim minus such Conceded Amount.

(c)          If a portion of the Escrow Property is withheld from distribution for an Outstanding Claim in accordance with Section 1.4(a), upon receipt of a Final Decision with respect to the Outstanding Claim, the Escrow Agent shall promptly pay to (i) the applicable Claimant the Ordered Amount, if any and (ii) the Rights Agent (for distribution pursuant to the Contingent Value Rights Agreement), an amount equal to the difference, if any, of the amount of such Outstanding Claim minus such Ordered Amount.

[3]	NTD: To the extent that funds are deposited in the Indemnity Escrow Account pursuant to Section 6.22 of the Merger Agreement, distribution provisions will be revised to reflect the release of such funds at the time and in the manner as more fully described in the Merger Agreement.

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(d)          In the event that the Parties jointly instruct the Escrow Agent to disburse the Escrow Property to any party, the Escrow Agent shall comply with such instructions, any provision herein to the contrary notwithstanding.

(e)          The Parties agree that the residual interest, if the final release of the Escrow Property is mid-month, shall be wired to or as directed by the Rights Agent (for distribution pursuant to the Contingent Value Rights Agreement).

Section 1.5           Security Procedure For Funds Transfers. The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 or Exhibit B-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.6           Income Tax Allocation and Reporting.

(a)          The Parties agree that, for U.S. federal income tax and other applicable tax reporting purposes, the Escrow Property shall be treated as owned by Parent, and all interest and other income from investment of the Escrow Property shall be reported as having been earned by Parent, whether or not such income was disbursed during such calendar year, in each case unless otherwise required by applicable law; provided, that the Escrow Agent shall, upon written notice, make distributions to Parent, at the end of each calendar quarter and upon the termination of this Escrow Agreement, of any amount equal to forty (40) percent of the income derived from the investment of the Escrow Property (“Tax Distributions”) less an prior Tax Distributions.

(b)          Reserved.

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(c)          To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from such income derived from the investment of the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the willful misconduct or gross negligence of the Escrow Agent. The indemnification provided by this Section 1.6(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

(d)          The Parties hereto acknowledge that, in order to help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and /or enters into a business relationship. The Parties hereby agree that they shall provide the Escrow Agent with such information as the Escrow Agent may reasonably request including, but not limited to, each Party’s name, physical address, tax identification number and other information that will assist the Escrow Agent in identifying and verifying each Party’s identity such as organizational documents, certificates of good standing, licenses to do business, or other pertinent identifying information.

Section 1.7           Termination. This Escrow Agreement shall terminate upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon in accordance with the terms of this Agreement. Upon termination of this Escrow Agreement, this Escrow Agreement shall be of no further force and effect except that the provisions of Section 1.6(c), Section 3.1, Section 3.2, Section 3.4 and Article IV hereof shall survive termination.

Article II
DUTIES OF THE ESCROW AGENT

Section 2.1           Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. The Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

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Section 2.2           Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in reasonable reliance upon the written advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3           Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the written direction or written consent of the Parties or their respective authorized agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any written notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain authorized signer designations in Part I thereof.

Section 2.4           Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5           No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

Article III
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1           Indemnification. The Parties shall each, jointly and severally, indemnify, defend and hold harmless the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties from and against any and all loss, liability, cost, damage and expense, actions, suits or proceedings at law or in equity, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. Any indemnity hereunder shall be borne (a) 50% by the Stockholders’ Representative and (b) 50% by Parent.

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Section 3.2           Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3           Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and such removal shall be effective upon the date specified in the joint written notice of removal, and in either case the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or the date specified in the joint written notice of removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4           Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Stockholders’ Representative. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders, at the request of the Parties, any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or if the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be reimbursed for all of its reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such litigation, except to the extent such fees and expenses shall have been finally adjudicated to have been directly caused by the willful misconduct, bad faith or gross negligence of the Escrow Agent (which out-of-pocket costs and expenses, shall be paid severally and not jointly or jointly and severally (i) 50% by the Stockholders’ Representative and (ii) 50% by Parent).

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Section 3.5           Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (a) receives a final non-appealable arbitration decision directing delivery of the Escrow Property or a final non-appealable order of a court of competent jurisdiction, (b) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (c) files, upon two (2) business days’ prior notice to the Parties, an interpleader action in any court of competent jurisdiction, and upon the consent of such court, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover its reasonable out of pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action (all of which shall be paid severally and not jointly or jointly and severally (i) 50% by the Stockholders’ Representative and (ii) 50% by Parent). The Escrow Agent shall be entitled to act on any such agreement, arbitration decision, or court order without further question, inquiry, or consent.

Section 3.6           Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the obligations, rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7           Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its reasonable discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised in writing by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8           Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

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Article IV
MISCELLANEOUS

Section 4.1           Binding Agreement, Successors and Assigns. The Parties and Escrow Agent represent and warrant that the execution and delivery of this Escrow Agreement and the performance of such party’s obligations hereunder have been duly authorized and that the Escrow Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement; provided that the Investor shall be an express third party beneficiary of this Escrow Agreement.  For the avoidance of doubt, the Escrow Agent shall receive direction from and be entitled to rely upon direction from Parent and the Stockholders’ Representative without requiring the consent of, or any other input from, the Investor. No assignment of the interest of any of the Parties in this Escrow Agreement or the Escrow Property shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent, and any such assignment shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld, conditioned or delayed), except that Parent may assign, in its sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to the financing sources as collateral security for its obligations under its debt financing of the Merger; provided that any assignment by the Stockholders’ Representative shall also require the consent of the Investor (such consent not to be unreasonably withheld, conditioned or delayed). Parent will notify Escrow Agent in advance of any such assignment and provide additional documentation as necessary for its Know Your Customer purposes.

Section 4.2           Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3           Notices. Any notice, request, instruction, claim, demand or other document to be given hereunder by any party to another party shall be in writing (which shall include electronic mail) and shall be deemed given and received when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission and on the next Business Day when sent by electronic mail (with a confirming copy sent by overnight courier) or overnight by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, as follows:

(a)          if to Parent:

c/o KAREP Acquisitions, LLC

1 Town Center Road, Suite 300

Boca Raton, FL 33486

Attention: David Selznick and Russell Reiter

Facsimile: (561) 300-6290

E-mail: [ ˜ ]

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with a copy to (which shall not be deemed notice):

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Stuart Barr

   Les Reese

Facsimile: (202) 637-5910

E-mail: stuart.barr@hoganlovells.com; leslie.reese@hoganlovells.com

(b)          if to the Stockholders’ Representative:

Sentio Investments, LLC

189 S Orange Ave, Suite 1700

Orlando, FL 32801

Attention: John Mark Ramsey

Facsimile: (407) 999-5210

E-mail: jmramsey@sentioinvestments.com

with a copy to (which shall not be deemed notice):

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

Attention: Julian Kleindorfer

   David Wheeler

Facsimile: (213) 891-8763

E-mail: julian.kleindorfer@lw.com; david.wheeler@lw.com

(c)          if to the Escrow Agent:

First American Title Insurance Company

666 Third Avenue

New York, New York 10017

Attention: Andrew D. Jaeger

Facsimile: (714) 361-3540

Reference Number: 831990

Email: ajaeger@firstam.com

(d)          if to the Investor:

Sentinel RE Investment Holdings LP

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, NY 10019

Attention: General Counsel

Facsimile: (212) 750-0003

Email: David.sorkin@kkr.com

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with a copy to (which shall not be deemed notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gary I. Horowitz

Facsimile: (212) 455-2502

Section 4.4           Governing Law. This Escrow Agreement shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without regard to any conflict of laws principles thereof.

Section 4.5           Submission to Jurisdiction. All legal proceedings and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any legal proceeding arising out of or relating to this Agreement brought by any party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 4.3. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

Section 4.6           WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.

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Section 4.7           Entire Agreement. This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.8           Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled (or any provision hereof waived) only by a written instrument executed by the Parties, the Escrow Agent and the Investor.

Section 4.9           Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.10         Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.11         Counterparts; Electronic Signatures. For the convenience of the parties hereto, this Escrow Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one agreement. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[Remainder of Page Intentionally Left Blank.]

G-13

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

KAREP MASTER JV, LLC

By:
Name:
Title:

SENTIO INVESTMENTS, LLC

By:
Name:
Title:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Signature Page to Escrow Agreement

G-14

EXHIBIT A

Reserved

Exhibit A to Escrow Agreement

G-15

EXHIBIT B-1

Parent certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Parent, and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by Parent for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Parent.

Parent has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-1, Parent acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Parent.

NOTICE: The security procedure selected by Parent will not be used to detect errors in the funds transfer instructions given by Parent. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Parent takes such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Parent

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

G-16

COMPLETE BELOW TO UPDATE EXHIBIT B-1

If Buyer wishes to update this Exhibit B-1, Buyer must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-1 with such changes. Any updated Exhibit B-1 shall be effective once signed by Buyer and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-1 to this Agreement.

[____________________________________]

By:
Name:
Title:
Date:

FIRST AMERICAN TITLE INSURANCE COMPANY (as Escrow Agent)

By:
Name:
Title:
Date:

G-17

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.
☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

Dated this ____ day of ___________, 20__.

KAREP MASTER JV, LLC

By:
Name:
Title:

G-18

EXHIBIT B-2

The Stockholders’ Representative certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Stockholders’ Representative, and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by the Stockholders’ Representative for use in verifying that a funds transfer instruction received by the Escrow Agent is that of the Stockholders’ Representative.

The Stockholders’ Representative has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-2, the Stockholders’ Representative acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by the Stockholders’ Representative.

NOTICE: The security procedure selected by the Stockholders’ Representative will not be used to detect errors in the funds transfer instructions given by the Stockholders’ Representative. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Stockholders’ Representative take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Stockholders’ Representative

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

G-19

COMPLETE BELOW TO UPDATE EXHIBIT B-2

If Stockholder Representative wishes to update this Exhibit B-2, Stockholder Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-2 with such changes. Any updated Exhibit B-2 shall be effective once signed by Stockholder Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-2 to this Agreement.

[____________________________________]

By:
Name:
Title:
Date:

FIRST AMERICAN TITLE INSURANCE COMPANY (as Escrow Agent)

By:
Name:
Title:
Date:

G-20

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.
☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

Dated this ____ day of ___________, 20__.

SENTIO INVESTMENTS, LLC
By:
Name:
Title:

G-21

EXHIBIT C

FEES OF ESCROW AGENT

[See attached.]

G-22

Annex I

CLAIMS NOTICE

[ESCROW AGENT]

Ph #: [__]

Fax #: [__]

E-mail address: [__]

Re:	[escrow account name]

Your escrow account no. ___________

Ladies and Gentlemen:

The undersigned, pursuant to Section 1.3(a) of the Escrow Agreement, dated as of [__] (the “Escrow Agreement”), by and among KAREP Master JV, LLC (“Parent”), [STOCKHOLDERS’ REPRESENTATIVE], solely in its capacity as stockholders’ representative (in such capacity, the “Stockholders’ Representative”), and First American Title Insurance Company, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby certifies that Parent [if applicable, on behalf of ________] is entitled to indemnification pursuant to Section 1.2[__]4of Annex A of the Merger Agreement in an amount equal to $_______ (the “Claimed Amount”). The factual basis for the claim (on the basis of the information available) is as follows: [__________].

If you do not receive a timely Response Notice from the Stockholders’ Representative in accordance with the Escrow Agreement, you are hereby instructed to release and pay, in accordance with the Escrow Agreement, the Claimed Amount from the Escrow Account to [__________] (for payment by such parties to _______) by method of [include wire instructions / check]. If you do receive a timely Response Notice (or a Conceded Amount Notice) in accordance with the Escrow Agreement, you are hereby instructed to release and pay, in accordance with the Escrow Agreement, the Conceded Amount from the Escrow Account to [__________] (for payment by such parties to _______) by method of [include wire instructions / check].

Dated:  _______, 20__.

KAREP MASTER JV, LLC

By:
Name:
Title:

cc:	Stockholders’ Representative

4 Include subsection ((a) through (f)). If different amounts are due under different subsections, specify how much of the Claimed Amount is payable pursuant to each subsection.

G-23

Annex II

RESPONSE NOTICE

[ESCROW AGENT]

Ph #: [__]

Fax #: [__]

E-mail address: [__]

Re:	[escrow account name]

Your escrow account no. ___________

Ladies and Gentlemen:

The undersigned (the “Stockholders’ Representative”), pursuant to Section 1.3(b) of the Escrow Agreement, dated as of [__] (the “Escrow Agreement”), by and among the Stockholders’ Representative, KAREP Master JV, LLC (“Parent”), and First American Title Insurance Company, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

(a)          concedes liability [in whole for] [in part in respect of $____ of] the Claimed Amount (the “Conceded Amount”), referred to in the Claims Notice dated ________, 20__ pursuant to Section 1.2[__]5of Annex A to the Merger Agreement; [and] [or]

(b)          denies liability [in whole for] [in part in respect of $____ of] the Claimed Amount referred to in the Claims Notice dated _________, 20__ pursuant to Section 1.2[__]6of Annex A the Merger Agreement (the “Disputed Amount”). Stockholders’ Representative believes such Disputed Amount should be $ ______ pursuant to Section 1.2[__]7of Annex A the Merger Agreement.

Dated:  _______, 20__.

SENTIO INVESTMENTS, LLC

By:
Name:
Title:

cc:	Parent

5 Include subsection ((a) through (f)). If different amounts are due under different subsections, specify how much of the Claimed Amount is payable pursuant to each subsection.

6 Include subsection ((a) through (f)). If different amounts are due under different subsections, specify how much of the Claimed Amount is payable pursuant to each subsection.

7 Include subsection ((a) through (f)). If different amounts are due under different subsections, specify how much of the Claimed Amount is payable pursuant to each subsection.

G-24

Annex III

CONCEDED AMOUNT NOTICE

[ESCROW AGENT]

Ph #: [__]

Fax #: [__]

E-mail address: [__]

Re:	[escrow account name]

Your escrow account no. ___________

Ladies and Gentlemen:

The undersigned, pursuant to Section 1.3(c) of the Escrow Agreement, dated as of [__] (the “Escrow Agreement”), by and among the Stockholders’ Representative, KAREP Master JV, LLC (“Parent”), and First American Title Insurance Company, as escrow agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby jointly:

(a)          certify that [a portion of] the Claimed Amount with respect to the matter described in the attached in the amount of $[________] (the “Conceded Amount”), is owed to [________] pursuant to Section 1.2[__]8 of the Merger Agreement; and

(b)          instruct you to promptly pay to [________] from the Escrow Property $_______ [insert amount pursuant to paragraph (a)] as soon as practicable following your receipt of this notice and, in any event, no later than five (5) business days following the date hereof (except to the extent that payment thereof would cause all payments made pursuant to Section 1.2(a) to exceed the R&W Indemnification Cap, in which case such excess amount shall not be paid).

Dated:  _______, 20__.

KAREP MASTER JV, LLC

By:
Name:
Title:

SENTIO INVESTMENTS, LLC

By:
Name:
Title:

8 Include subsection ((a) through (e)). If different amounts are due under different subsections, specify how much of the Claimed Amount is payable pursuant to each subsection.

G-25

Annex H

MERGER CONSIDERATION ALLOCATION AGREEMENT

This Merger Consideration Allocation Agreement (this “Agreement”) is made and entered into as of May 3, 2017 by and among Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), Sentio Investments, LLC, a Florida limited liability company (the “Advisor”), and, solely with respect to Section 3, Section 5, Section 6, Section 7, and Section 10, KAREP Master JV LLC, a Delaware limited liability company (“Parent”).

RECITALS

WHEREAS, the Company, the Operating Partnership, Parent, KAREP Acquisitions Vehicle, LLC and Advisor, solely in its capacity as stockholders’ representative, intend to enter into that certain Agreement and Plan of Merger to be dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub (as defined in the Merger Agreement), with Merger Sub being the surviving entity and each share of Company Common Stock (as defined in the Merger Agreement) and Company Preferred Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive the applicable Merger Consideration (as defined in the Merger Agreement) upon the terms and conditions set forth in the Merger Agreement. Any capitalized term not otherwise defined herein shall have the meaning given such term in the Merger Agreement.

WHEREAS, the Company and the Advisor are party to that certain Advisory Agreement dated as of January 1, 2013 (as amended by that certain Transition to Internal Management Agreement (as amended by those certain Amendments No. 1, No. 2, No. 3 and No. 4 to Transition to Internal Management Agreement), collectively the “Advisory Agreement”), pursuant to which the Advisor would be entitled to certain payments as a result of the transactions contemplated by the Merger Agreement and the termination of the Advisory Agreement.

WHEREAS, the Investor and the Company are parties to that certain Second Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of August 5, 2013 (as amended on December 22, 2014 and August 31, 2016, the “Partnership Agreement”). Pursuant to the Merger Agreement it is contemplated that the OP Series B Preferred Units will be treated as provided herein, notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party.

WHEREAS, in connection with the determination of the Aggregate Merger Consideration and ultimately, the Common Merger Consideration, the parties hereto desire to (a) confirm the amounts that the Investor will receive as consideration for all of its outstanding OP Series B Preferred Units and agree upon how such units will be redeemed, (b) confirm the amounts that the Investor will receive as consideration for all of its outstanding Company Preferred Stock, (c) confirm the amounts the Advisor will be entitled to receive in connection with the consummation of the Merger (the “Promote Payment”) and the amount as a result of the termination of the Advisory Agreement (the “Advisor Termination Payment” and together with the Promote Payment the “Advisory Agreement Payment Amount”) and (d) confirm the allocation of the contingent value rights (each a “CVR” and collectively, the “CVRs”) among the holders of Company Common Stock, Investor and the Advisor.

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, on or prior to the Calculation Date, the Company and Parent will agree upon the Aggregate Cash Merger Consideration, which amount will be between $382,407,161 and $398,407,161 (the “Cash Consideration Range”) per the terms of Section 2.1 of the Merger Agreement (subject to possible increases to the range per the terms of the last proviso of Section 2.1(a) of the Merger Agreement).

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the ultimate aggregate value of the CVRs will be between $0 and $8,760,000 (the “CVR Consideration”) per the terms of the Merger Agreement, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement (subject to possible increases to the range per the terms of Section 2.1(a) of the Merger Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.          Allocation of the Aggregate Cash Merger Consideration. Attached hereto as Exhibit A is a sample calculation of the Aggregate Cash OP Series B Preferred Units Consideration, the aggregate Common Cash Merger Consideration payable with respect to all shares of Company Common Stock entitled thereto, the Aggregate Preferred Merger Consideration payable with respect to all shares of Company Preferred Stock entitled thereto, and the Promote Payment, each based on the Initial Estimated Closing Date for the calculation of the Aggregate Cash Merger Consideration and the high and low end of the Cash Consideration Range. In addition, Exhibit A sets forth the amount by which each of the foregoing changes on a monthly basis for later Estimated Closing Dates.

2.          Allocation of the CVR Consideration. Attached hereto as Exhibit B is the calculation setting forth the percentage allocation among the OP Series B Preferred Units, the Company Common Stock and the Advisor of the CVR Consideration. Holders of Company Common Stock shall receive one CVR for each share of Company Common Stock, and the Investor and the Advisor shall receive the corresponding numbers of CVRs that will give effect to the percentage allocation of CVRs among the OP Series B Preferred Units, the Company Common Stock and the Advisor.

3.          Treatment of OP Series B Preferred Units and Company Preferred Stock.

(a)          Redemption. Notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party, conditioned upon the occurrence of the Merger, the parties agree that the Operating Partnership shall, and Parent and Merger Sub shall cause the Operating Partnership to, redeem all of the issued and outstanding OP Series B Preferred Units effective as of immediately following the Effective Time for the Aggregate OP Series B Preferred Units Consideration as defined below in subsection (b). No further notice of the redemption shall be required to be delivered by the Operating Partnership and the Investor waives any notice requirements for a redemption of the OP Series B Preferred Units to which the Investor may otherwise be entitled. Furthermore, the Investor agrees that notwithstanding any right the Investor may have in the Partnership Agreement or otherwise to convert the OP Series B Preferred Units to Company Common Stock, the Investor agrees that it will not exercise such right for so long as this Agreement remains in effect.

(b)          Aggregate OP Series B Preferred Units Consideration. Notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party, Parent, the Company, the Operating Partnership, the Advisor and the Investor hereby agree that the “Aggregate Cash OP Series B Preferred Units Consideration” payable upon the redemption of the OP Series B Preferred Units, subject to the final determination of the Aggregate Cash Merger Consideration pursuant to Section 2.1 of the Merger Agreement (based on the Cash Consideration Range) is between $216,355,482 and $226,054,788 based on the Initial Estimated Closing Date (subject to possible increases to the range per the terms of the last proviso of Section 2.1(a) of the Merger Agreement). Notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party, Parent, the Company, the Operating Partnership, the Advisor and the Investor hereby agree that upon determination of the Aggregate Cash Merger Consideration pursuant to Section 2.1 of the Merger Agreement, the Aggregate Cash OP Series B Preferred Units Consideration shall be determined based on the sample calculation set forth on Exhibit A using the final Estimated Closing Date as determined pursuant to the Merger Agreement. In addition, upon the Effective Time, Parent, the Company, the Operating Partnership, the Advisor and the Investor agree that the Investor shall be entitled to 57.78% of the aggregate number of CVRs to be issued. The aggregate number of CVRs issued to the Investor in respect of the OP Series B Preferred Units together with the Aggregate Cash OP Series B Unit Consideration is the “Aggregate OP Series B Unit Consideration.” Notwithstanding anything in the foregoing to the contrary, distributions on the OP Series B Preferred Units shall continue to be made until the Closing Date, including payment thereof on a daily basis for the period between the date of the last regularly paid quarterly distribution and the Closing Date, in accordance with the Partnership Agreement and in accordance with Section 5.1(c) and the last paragraph of Section 5.1 of the Merger Agreement.

(c)          Company Preferred Stock. The Investor is the only holder of Company Preferred Stock. Parent, the Company, the Operating Partnership, the Advisor and the Investor hereby agree to the treatment of all of the issued and outstanding Company Preferred Stock in accordance with Section 2.2(b) of the Merger Agreement. The Company shall continue to declare and pay dividends on the Company Preferred Stock in accordance with the terms thereof, and the Company shall declare and pay immediately prior to the Effective Time a dividend for the period from the most recent dividend payment date for the Company Preferred Stock to the date of the Closing Date in accordance with Section 5.1(c) and the last paragraph of Section 5.1 of the Merger Agreement.

4.          Payments to the Advisor. Notwithstanding anything contained in the Advisory Agreement, or any other agreement pursuant to which the Company, the Operating Partnership, the Advisor and the Investor are parties, the Company, the Operating Partnership, the Advisor and the Investor agree that the Promote Payment, subject to the final determination of the Aggregate Cash Merger Consideration pursuant to Section 2.1 of the Merger Agreement (based on the Cash Consideration Range) is between $4,697,186 and $5,483,061 based on the Initial Estimated Closing Date (subject to possible increases to the range per the terms of the last proviso of Section 2.1(a) of the Merger Agreement). The Company, the Operating Partnership, the Advisor and the Investor agree that upon final determination of the Aggregate Cash Merger Consideration in accordance with Section 2.1 of the Merger Agreement, the amount of the Promote Payment shall be determined based on the sample calculation on Exhibit A using the final Estimated Closing Date as determined pursuant to the Merger Agreement. Furthermore, the Company, the Operating Partnership, the Advisor and the Investor agree that the Advisor is entitled to 4.22% of the aggregate number of CVRs to be issued. In addition, the Company, the Operating Partnership, the Advisor and the Investor agree that upon the Effective Time and as a result of the termination of the Advisory Agreement, the Advisor Termination Payment shall be fixed based on the Estimated Closing Date agreed to by the parties pursuant to Section 2.1 of the Merger Agreement, which amount shall be determined in accordance with the sample calculation set forth on Exhibit C. Notwithstanding the foregoing, prior to the termination of the Advisory Agreement, the Advisor shall continue to be entitled to receive all amounts payable under the Advisory Agreement through the Effective Time.

5.          Funding of the Aggregate OP Series B Preferred Units Consideration. Prior to the Effective Time, Parent shall deposit with the Paying Agent cash in immediately available funds in an amount equal to the Aggregate Cash OP Series B Preferred Units Consideration in accordance with Section 2.4 of the Merger Agreement. Such amount will be deemed to have been contributed by the Company to the Operating Partnership, and used by the Operating Partnership to redeem the OP Series B Preferred Units in accordance with Section 3(a). Immediately after the Effective Time, Parent and Merger Sub shall cause (i) the Paying Agent to pay the Investor the Aggregate Cash OP Series B Preferred Units Consideration to the account designated by the Investor and (ii) the Rights Agent to deliver to the Investor the aggregate number of CVRs as set forth in Section 3(b).

6.          Termination of Certain Related Party Agreements. The Company, the Operating Partnership and the Investor hereby agree that effective as of the Effective Time each of the Securities Purchase Agreement, dated as of February 10, 2013, among the Company, the Operating Partnership and the Investor, as amended and the Investor Rights Agreement, dated as of February 10, 2013, among the Investor, the Company and the Operating Partnership, as amended (the “IRA”), shall each be terminated and shall have no further force or effect, and no party thereto shall have any liability or obligation thereunder as of the Effective Time. The Company and the Advisor hereby agree that effective as of the Effective Time the Advisory Agreement shall be terminated and shall have no further force or effect, and no party thereto shall have any liability or obligation thereunder as of the Effective Time.

7.	Representations and Warranties.

(a)	The Company. The Company hereby represents and warrants that:

(i)	The Company is a corporation duly organized, validly existing and in good standing under the Laws of Maryland and has the requisite corporate power and authority to conduct its business as now being conducted.

(ii)	The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (collectively, the “Enforceability Exceptions”).

(b)	The Operating Partnership. The Operating Partnership hereby represents and warrants that:

(i)	The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(ii)	The Operating Partnership has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Operating Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and no other action on the part of the Operating Partnership is necessary to authorize the execution and delivery by the Operating Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by the Operating Partnership and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

(v)	The Operating Partnership is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to the redemption of the OP Series B Preferred Units and the other transactions contemplated hereby and payment of all related fees and expenses, the Operating Partnership will be Solvent. For purposes of this clause (v), the term “Solvent” with respect to the Operating Partnership means that, as of any date of determination, (x) the amount of the fair saleable value of the assets of the Operating Partnership and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Operating Partnership and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Operating Partnership and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (y) the Operating Partnership will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (z) the Operating Partnership will be able to pay its liabilities, including contingent and other liabilities, as they mature.

(c)	The Investor. The Investor hereby represents and warrants that:

(i)	The Investor is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(ii)	The Investor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Investor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and no other action on the part of the Investor is necessary to authorize the execution and delivery by the Investor of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by the Investor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

(d)	The Advisor. The Advisor hereby represents and warrants that:

(i)	The Advisor is a limited liability company duly organized, validly existing and in good standing under the Laws of Florida and has the requisite power and authority to conduct its business as now being conducted.

(ii)	The Advisor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Advisor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and no other action on the part of the Advisor is necessary to authorize the execution and delivery by the Advisor of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by the Advisor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Advisor enforceable against the Advisor in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

(e)	Parent. Parent hereby represents and warrants that:

(i)	Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(ii)	Parent has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by Parent of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the governing body of Parent and no other action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

8.          Covenants.

(a)          Transfer of OP Series B Preferred Units. Absent the prior written consent of the other parties hereto, the Investor hereby agrees that, from the date hereof until the termination of this Agreement, it shall not offer, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, loan, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”) or convert any OP Series B Preferred Units, unless prior to the effectiveness of any such Transfer, the transferee executes a joinder to this Agreement pursuant to which such transferee agrees in writing to become a party to this Agreement and be subject to the terms hereof and otherwise become a party for all purposes of this Agreement and notice of such Transfer is delivered to the other parties pursuant to Section 10(d).

(b)          Consent to Merger Agreement. Pursuant to the Partnership Agreement and IRA, the Investor hereby consents to the transactions contemplated by the Merger Agreement for all purposes thereunder and agrees to the treatment of the OP Series B Preferred Units as contemplated herein and therein.

(c)          Further Assurances. The parties agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, any additional documents, instruments and assurances and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Agreement, including entering into any amendments to the Partnership Agreement or the Advisory Agreement.

9.          Termination. This Agreement shall terminate automatically without any further action of the parties upon the termination of the Merger Agreement.

10.         Miscellaneous Provisions.

(a)          Amendment. This Agreement may be amended, modified and supplemented by written agreement of all the parties hereto; provided, that Parent’s consent shall only be required to the extent that the amendment relates to Section 3, Section 5, Section 6, Section 7, or Section 10.

(b)          Counterparts. This Agreement may be executed manually or by facsimile by the parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties hereto.

(c)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger and the transactions contemplated hereby are not affected in any manner adverse to the applicable party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger and the transactions contemplated hereby are fulfilled to the extent possible.

(d)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

c/o KAREP Acquisitions, LLC
1 Town Center Road, Suite 300
Boca Raton, FL 33486
Attention: David Selznick and Russell Reiter
Facsimile: (561) 300-6290

with a copy to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004

Attention: Stuart Barr
Facsimile: (202) 637-5910

if to the Company or the Operating Partnership, to:

Sentio Healthcare Properties, Inc.

c/o Sentio Investments, LLC

189 S Orange Ave, Suite 1700

Orlando, FL. 32801
Attention: John Mark Ramsey
Facsimile: (407) 999-5210

with copies to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

Attention: Julian Kleindorfer

David Wheeler

Facsimile: (213) 891-8763

if to the Investor:

Sentinel RE Investment Holdings, L.P.

 c/o Kohlberg Kravis Roberts & Co. L.P.

 9 West 57th Street, Suite 4200

 New York, NY 10019

 Attention: Billy Butcher and General Counsel

 Facsimile: (212) 750-0003

With copies to:

Simpson Thacher & Bartlett LLP

 425 Lexington Avenue

 New York, New York 10017

 Attention: Gary I. Horowitz

 Facsimile: (212) 455-2502

if to the Advisor:

Sentio Investments, LLC

189 S Orange Ave, Suite 1700

Orlando, FL. 32801
Attention: John Mark Ramsey
Facsimile: (407) 999-5210

with copies to:

Foley & Lardner LLP

111 North Orange Avenue, Suite 1800

Orlando, FL 32801-2386
Attention: Matthew E. Jassak
Facsimile: mjassak@foley.com

(e)	Governing Law; Jurisdiction

.

(i)	This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(ii)	All Legal Proceedings and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Legal Proceeding arising out of or relating to this Agreement or any ancillary agreement related hereto brought by any party, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to service of process in the manner provided for notices in Section 10(d). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

(f)          Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(f).

(g)          Assignment. This Agreement shall not be assigned or delegated by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except this Agreement shall be assignable without any consent to a permitted transferee under Section 8(a). Any assignment in violation of this Section 10(g) shall be null and void. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(h)          Specific Performance. Parent agrees that, in the event that Parent does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions, irreparable damage would occur, for which monetary damages, even if available, may not be an adequate remedy. Parent agrees that if the Closing occurs, the Investor shall be entitled to an injunction, specific performance or other equitable relief to cause the redemption of the OP Series B Preferred Units in accordance with Section 3. Such remedy shall not be deemed to be the exclusive remedy for breach of Agreement but shall be in addition to all other remedies available at law or equity to the Investor. Parent agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) the Investor has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The Investor, in seeking specific performance, shall not be required to provide any bond or other security in connection with any such order or injunction

(i)          Entire Agreement. This Agreement, together with the Merger Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Advisor, the Company, the Operating Partnership, the Investor, and Parent have caused this Agreement to be signed by their duly authorized representatives as of the date first written above.

SENTIO INVESTMENTS, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Manager

SENTIO HEALTHCARE PROPERTIES, INC.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer and President

SENTIO HEALTHCARE PROPERTIES OP, L.P.

By:	Sentio Healthcare Properties, Inc.,
its general partner

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer and President

[Signature Page to Merger Consideration Allocation Agreement]

SENTINEL RE INVESTMENT HOLDINGS LP

By:	Sentinel RE Investment Holdings GP LLC,
its general partner

By:	KKR REPA AIV-1 LP., managing member

By:	KKR Associates REPA L.P., its general
partner

By:	KKR REPA GP LLC, its general partner

By:	/s/ David Sorkin
Name: David Sorkin
Title: Secretary

[Signature Page to Merger Consideration Allocation Agreement]

KAREP MASTER JV, LLC

By:	/s/ S. David Selznick
Name: S. David Selznick
Title: Vice President

[Signature Page to Merger Consideration Allocation Agreement]

EXHIBIT A

Aggregate Cash Merger Consideration Allocation ("ACMC")	Exhibit A

			ACMC Range
		Initial ACMC	Low	High
Aggregate Cash Merger Consideration	(A)+(B)+(C)	$390,407,161	$382,407,161	$398,407,161
Add back: Promote Payment		$5,090,124	4,697,186	5,483,061
Aggregate Consideration		$395,497,285	$387,104,347	$403,890,222
Distribution Catch Up to OP Common Units (a)		($12,573,815)	(12,573,815)	(12,573,815)
OP Series A Capital		($100,000)	(100,000)	(100,000)
Series A Accrued Distributions		$0	—	—
Proceeds Available for Distribution Pro Rata		$382,823,470	$374,430,532	$391,216,407

Pro Rata Distributions: OP Common Units and OP Series B Preferred Units

	Capital	Contribution			Relative Unit
	Contribution	per Unit	# Units		Percentages
OP Common Units	$115,665,030	$10.00	11,566,503	*	42.22%	$161,618,335	$158,075,050	$165,161,619
OP Series B Preferred Units	158,626,000	$10.02	15,830,938		57.78%	$221,205,135	216,355,482	226,054,788
	$274,291,030		27,397,441		100.00%	$382,823,470	$374,430,532	$391,216,407
	* includes 20,000 LP common units held by REIT

Common Cash Merger Consideration

Proceeds Allocated Based on Pro Rata Units			$161,618,335	$158,075,050	$165,161,619
Distribution Catch Up to OP Common Units			$12,573,815	12,573,815	12,573,815
Less: Promote Payment			($5,090,124)	(4,697,186)	(5,483,061)
Common Cash Merger Consideration	Shares O/S	(A)	$169,102,026	$165,951,679	$172,252,373
Common Cash Merger Consideration per Share	11,546,503
			$14.65	$14.37	$14.92
	Collar Per Share Impact			($0.27)	$0.27
Aggregate Cash OP Series B Preferred Unit Consideration (KKR)
Proceeds Allocated Based on Pro Rata Units			$221,205,135	$216,355,482	$226,054,788
Aggregate Cash OP Series B Preferred Unit Consideration		(B)	$221,205,135	$216,355,482	$226,054,788
Preferred Merger Consideration (KKR)
OP Series A Capital			$100,000	100,000	100,000
Preferred Merger Consideration		(C)	$100,000	100,000	100,000

(a) Through Initial Estimated Closing Date (July 31, 2017). To be updated through revised Estimated Closing Date.

Promote Payment	Exhibit A (Continued)

I	Consideration to Legacy Common Shares		ACMC	Collar-Low	Collar-High
	Proceeds Allocated Based on Pro Rata Units		$161,618,335	$158,075,050	$165,161,619
	Distribution Catch Up to OP Common Units		12,573,815	12,573,815	12,573,815
	Sub-Total: Equity Value Available to Common Stock		$174,192,150	$170,648,865	$177,735,434
	Company Common Stock Shares Outstanding		11,546,503	11,546,503	11,546,503
	Equity Value Per Share Available to Company Common Stock		$15.0861	$14.78	$15.39

	Legacy Common Shares		12,804,644	12,804,644	12,804,644
	X Equity Value Per Share Available to Company Common Stock		X $15.09	X $14.78	X $15.39
		A	$193,172,640	$189,243,268	$197,102,011
	Aggregate Distributions Paid to Company Common Stock (a)	B	45,643,359	45,643,359	45,643,359
	Total	A+B	$238,815,999	$234,886,627	$242,745,370

II	Threshold
	Company Common Stock Shares Outstanding		11,546,503	11,546,503	11,546,503
	X Invested Capital per Common Share		X $10.00	X $10.00	X $10.00
		C	$115,465,030	$115,465,030	$115,465,030
	Plus: KKR Capital Used in Redemption	D	8,726,000	8,726,000	8,726,000
	7% Stockholder Return (a)		63,723,734	63,723,734	63,723,734
	Total Threshold	C+D+E	$187,914,764	$187,914,764	$187,914,764

III	Promote Payment
	Difference Between I and II		$50,901,235	$46,971,863	$54,830,606
	Promote Payment %		X 10.0%	X 10.0%	X 10.0%
	Promote Payment		$5,090,124	$4,697,186	$5,483,061

(a) Through July 31, 2017.

Aggregate Cash Merger Consideration Allocation ("ACMC"): Estimated Monthly Impact Post 7/31/17 (a)	Exhibit A (Cont)

		Pro Forma	Pro Forma	Change
		7/31/17 ACMC	8/31/17 ACMC	8/31 vs 7/31
Aggregate Cash Merger Consideration	(A)+(B)	$390,407,161	$390,805,947	$398,786
Add back: Promote Payment		5,090,124	5,104,397	14,273
Aggregate Consideration		$395,497,285	$395,910,344	$413,059
Distribution Catch Up to OP Common Units (b)		(12,573,815)	(12,795,093)	(221,278)
OP Series A Capital		(100,000)	(100,000)	—
Series A Accrued Distributions		—	—	—
Proceeds Available for Distribution Pro Rata		$382,823,470	$383,015,251	$191,781

Pro Rata Distributions: OP Common Units and OP Series B Preferred Units

	Capital Contribution	Contribution per Unit	# Units		Relative Unit Percentages
OP Common Units	$115,665,030	$10.00	11,566,503	*	42.22%	$161,618,335	$161,699,300	$80,965
OP Series B Preferred Units	158,626,000	$10.02	15,830,938		57.78%	221,205,135	221,315,951	110,816
	$274,291,030		27,397,441		100.00%	$382,823,470	$383,015,251	$191,781
	* includes 20,000 LP common units held by REIT

Common Cash Merger Consideration
Proceeds Allocated Based on Pro Rata Units			$161,618,335	$161,699,300	$80,965
Distribution Catch Up to OP Common Units			12,573,815	12,795,093	221,278
Less: Promote Payment			(5,090,124)	(5,104,397)	(14,273)
Common Cash Merger Consideration	Shares O/S	(A)	$169,102,026	$169,389,996	$287,970
Common Cash Merger Consideration per Share	11,546,503
			$14.65	$14.67	$0.02
Aggregate Cash OP Series B Preferred Unit Consideration (KKR)
Proceeds Allocated Based on Pro Rata Units			$221,205,135	$221,315,951	$110,816
Aggregate Cash OP Series B Preferred Unit Consideration		(B)	$221,205,135	$221,315,951	$110,816
Preferred Merger Consideration (KKR)
OP Series A Capital			100,000	100,000	—
Preferred Merger Consideration		(C)	100,000	100,000	—

(a)  Based on net cash flow projection from Advisor (estimated at $92K per month) and average debt amortization for period Aug-Dec (actual monthly amortization per month does not vary materially)

(b)  Through pro forma closing date of Aug 31, 2017. Actual amount dependent on agreed to revised Estimated Closing Date.

Aggregate Cash Merger Allocation as of 7/31/17 at Million Dollar Increments with Collar	Exhibit A (Continued)

	Collar Low								ACMC								Collar High
Aggregate Consideration	$387,104,347	$388,153,465	$389,202,582	$390,251,699	$391,300,816	$392,349,933	$393,399,050	$394,448,167	$395,497,285	$396,546,402	$397,595,519	$398,644,636	$399,693,753	$400,742,870	$401,791,987	$402,841,105	$403,890,222

Promote Payment	(4,697,186)	($4,746,304)	($4,795,421)	($4,844,538)	($4,893,655)	($4,942,772)	($4,991,889)	($5,041,006)	($5,090,124)	($5,139,241)	($5,188,358)	($5,237,475)	($5,286,592)	($5,335,709)	($5,384,826)	($5,433,944)	($5,483,061)
Aggregate Cash Merger Consideration	$382,407,161	$383,407,161	$384,407,161	$385,407,161	$386,407,161	$387,407,161	$388,407,161	$389,407,161	$390,407,161	$391,407,161	$392,407,161	$393,407,161	$394,407,161	$395,407,161	$396,407,161	$397,407,161	$398,407,161
Aggregate Cash OP Series B Preferred Unit Consideration	$216,355,482	$216,961,689	$217,567,896	$218,174,102	$218,780,309	$219,386,515	$219,992,722	$220,598,928	$221,205,135	$221,811,342	$222,417,548	$223,023,755	$223,629,961	$224,236,168	$224,842,374	$225,448,581	$226,054,788
Preferred Merger Consideration	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Common Cash Merger Consideration	165,951,679	166,345,472	166,739,265	167,133,059	167,526,852	167,920,646	168,314,439	168,708,233	169,102,026	169,495,819	169,889,613	170,283,406	170,677,200	171,070,993	171,464,787	171,858,580	172,252,373
	$382,407,161	$383,407,161	$384,407,161	$385,407,161	$386,407,161	$387,407,161	$388,407,161	$389,407,161	$390,407,161	$391,407,161	$392,407,161	$393,407,161	$394,407,161	$395,407,161	$396,407,161	$397,407,161	$398,407,161
Promote Payment	$4,697,186	$4,746,304	$4,795,421	$4,844,538	$4,893,655	$4,942,772	$4,991,889	$5,041,006	$5,090,124	$5,139,241	$5,188,358	$5,237,475	$5,286,592	$5,335,709	$5,384,826	$5,433,944	$5,483,061

Contingent Value Right ("CVR") Allocation (i.e. Indemnity Escrow and Representative Fund)	Exhibit B

	At	At Cash Consideration Range
	Initial ACMC	Low	High
Assumed Maximum Indemnity Escrow / Representative Fund Amount (a)	$8,760,000	$8,760,000	$8,760,000

Company Common Stock Incremental Share of CVR
Pro Rata Unit Allocation Applicable to OP Common Units	42.22%	42.22%	42.22%
Adjustment for Advisor Promote Payment (1-10% Advisor Promote)	x 90.00%	x 90.00%	x 90.00%
Incremental Company Common Stock CVR Allocation Percentage	38.00%	38.00%	38.00%
Estimated Maximum CVR Dollars Allocable to Company Common Stock	$3,328,424	$3,328,424	$3,328,424
Common Cash Merger Consideration	169,102,026	165,951,679	172,252,373
Estimated Potential Total Proceeds to Common Shareholders	$172,430,450	$169,280,103	$175,580,797
Potential Total Per Shr	$14.93	$14.66	$15.21
OP Series B Preferred Units Incremental Share of CVR
Incremental OP Series B Preferred Units CVR Allocation Percentage	57.78%	57.78%	57.78%
Estimated Maximum CVR Dollars Allocable to OP Series B Preferred Units	$5,061,751	$5,061,751	$5,061,751
Advisor Incremental Share of CVR / Representative Fund
Incremental Company Common Stock CVR Allocation Percentage	42.22%	42.22%	42.22%
x Advisor Promote (10%)	x 10.00%	x 10.00%	x 10.00%
Incremental Advisor Share CVR Allocation	4.22%	4.22%	4.22%
Estimated Maximum CVR Dollars Allocable to Advisor	$369,825	$369,825	$369,825

(a) Amounts remaining in Representative Fund and Indemnity Escrow will be distributed via CVR. Illustrative example above assumes full Indemnity Fund return (before any possible adjustment for the Company's Bryan interest) and use of Representative Fund limited to the $240,000 administrative fee.

CVR Issuance

	Common Shares	CVRs	Pro Rata	CVR per Share
Company Common Stock	11,546,503	11,546,503	38.00%	1.000
OP Series B Preferred Units	15,830,938	17,559,516	57.78%	1.109
Advisor	N/A	1,282,945	4.22%
		30,388,964

Advisory Agreement Payment	Exhibit C

	ACMC	Collar-Low	Collar-High
Promote Payment	$5,090,124	$4,697,186	$5,483,061
Strategic Alternative Fee	3,000,000	3,000,000	3,000,000
Total: Advisory Agreement Payment	$8,090,124	$7,697,186	$8,483,061